As filed with the Securities and Exchange Commission on ____, 2002
                                                          Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    Form S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             ASA International Ltd.
             (Exact name of registrant as specified in its charter)

            Delaware                        7373                   02-0398205
(State or Other Jurisdiction of       (Primary Standard         (I.R.S. Employer
 Incorporation or Organization)    Industrial Classification     Identification
                                         Code Number)                Number)

                         -----------------------------

                               Alfred C. Angelone
                             Chief Executive Officer
                             ASA International Ltd.
                                 10 Speen Street
                         Framingham, Massachusetts 01701
                                 (508) 626-2727
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          ----------------------------

                                   Copies to:

         Paul D. Broude, Esq.                         Dawn M. Douthit, Esq.
        Edouard C. LeFevre, Esq.                 Winstead Sechrest & Minick P.C.
     Epstein Becker & Green, P.C.                        1201 Elm Street
       111 Huntington Avenue                          5400 Renaissance Tower
           Boston, MA 02199                              Dallas, TX 75270
            (617) 342-4000                                (214) 745-5150

                           ---------------------------

     Approximate date of commencement of proposed sale to the public: Upon consummation of the merger referred to herein.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                -----------------

                         CALCULATION OF REGISTRATION FEE

                         -------------------------------

                                                       Proposed Maximum         Proposed Maximum
   Title of Each Class of         Amount to be          Offering Price         Aggregate Offering            Amount of
 Securities to be Registered     Registered (1)           Per Share                 Price (2)            Registration Fee
 ---------------------------     --------------        ----------------        ------------------        ----------------
Common Stock $0.01 par value      1,370,679 shares          $1.40                  $1,918,951                  $177

(1) Based upon the maximum number of shares of common stock, par value $0.01 per share, of ASA International Ltd. that may be issued pursuant to the merger.

(2) Estimated solely for purposes of calculating the registration fee required by the Securities Act of 1933, as amended, and computed pursuant to Rules 457(c) and (f) under the Securities Act based on $1.40, the average of the high and low per share prices of common stock, par value $0.01 per share, of ASA International Ltd. on the Nasdaq SmallCap Market on April 26, 2002.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ASA LOGO                                                         COMPUTRAC LOGO

To the stockholders of ASA International Ltd.
and the shareholders of CompuTrac, Inc.

        After careful consideration, the boards of directors of ASA and CompuTrac have approved a merger between ASA and CompuTrac.

        In the merger, each share of CompuTrac common stock will be exchanged for approximately .21 shares of ASA common stock and approximately $.20 in cash, subject to certain adjustments. ASA common stock is traded on the Nasdaq SmallCap Market under the trading symbol "ASAA". On ____, 2002, the closing price of ASA common stock was $___ per share.

        Following the merger, ASA's current directors and officers will continue to serve as the directors and officers of ASA. Harry W. Margolis, current Chairman and Chief Executive Officer of CompuTrac, will be employed by Rainmaker Software, Inc., ASA's wholly-owned subsidiary.

        The merger cannot be completed unless a quorum of the outstanding shares are represented in person or by proxy at each of the special meetings described below, and a majority of the ASA shares present and entitled to vote, and two-thirds of the CompuTrac shares outstanding and entitled to vote, are voted in favor of the proposals related to the merger. The attached joint proxy statement/prospectus provides detailed information concerning ASA, CompuTrac, the merger and the proposals related to the merger. Please give all of the information contained in the joint proxy statement/prospectus your careful attention. In particular, you should carefully consider the discussion in the section entitled "Risk Factors" beginning on page ___ of this joint proxy statement/prospectus.

        After careful consideration, the boards of directors of both ASA and CompuTrac have determined the merger to be in your best interests. The boards of directors of ASA and CompuTrac have adopted the merger agreement and approved the merger, and recommended adoption of these proposals and your voting in favor of the proposals presented in the attached joint proxy statement/prospectus.

     Stockholders of ASA and ComptuTrac are cordially invited to attend the special meeting of their company to vote on the merger:

        The special meeting of ASA stockholders will be held on _____, 2002 at 10:00 a.m. local time at the offices of ASA, 10 Speen Street, Framingham, Massachusetts. Only stockholders who hold shares of ASA at the close of business on _____, 2002 will be entitled to vote at this special meeting.

        The special meeting of CompuTrac shareholders will be held on _____, 2002 at 9:00 a.m. local time at the offices of CompuTrac, 222 Municipal Drive, Richardson, Texas. Only shareholders who hold shares of CompuTrac at the close of business on ___, 2002 will be entitled to vote at this special meeting.

        Please use this opportunity to take part in the affairs of ASA and CompuTrac by voting on the merger. Whether or not you plan to attend the ASA or CompuTrac special meeting, please complete, sign, date and return the accompanying proxy card in the enclosed self-addressed envelope. Returning the proxy card does NOT deprive you of your right to attend the meeting and to vote your shares in person. YOUR VOTE IS VERY IMPORTANT.

We appreciate your consideration of this matter.

Alfred C. Angelone                          Harry W. Margolis
Chairman and Chief Executive Officer        Chairman and Chief Executive Officer
ASA International Ltd.                      CompuTrac, Inc.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

        This joint proxy statement/prospectus is dated _____, 2002 and was first mailed to holders of ASA common stock and CompuTrac common stock on or about _____, 2002.


                     WHERE TO OBTAIN ADDITIONAL INFORMATION

        The enclosed joint proxy statement/prospectus incorporates important business and financial information about ASA from documents filed with the Securities and Exchange Commission that are not included in or delivered with the enclosed joint proxy statement/prospectus. A list of documents from which ASA has incorporated information by reference along with other related information may be found under the caption "Where You Can Find More Information" in this joint proxy statement/prospectus on page ____. This information is available without charge upon your written or oral request. You can obtain the information incorporated by reference in the joint proxy statement/prospectus at the Internet website that the Securities and Exchange Commission maintains at http://www.sec.gov, as well as from ASA International Ltd. and CompuTrac, Inc.

ASA International Ltd.                           CompuTrac, Inc.
615 Amherst Street                               222 Municipal Drive
Nashua, New Hampshire 03063                      Richardson, Texas 75080
Attention: MaryAnn Bishop                        Attention: David Goleman
By email: mbishop@asaint.com                     By email: daveg@computrac.com
By telephone: (603) 889-8700                     By telephone: (972) 234-4241

        If you would like to request any information, please do so by ______, 2002, in order to receive it before the special meetings.

                             ASA INTERNATIONAL LTD.
                                 10 Speen Street
                         Framingham, Massachusetts 01701


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                  _______, 2002
                                at the offices of
                             ASA International Ltd.
                                 10 Speen Street
                         Framingham, Massachusetts 01701

To Our Stockholders:

        A special meeting in lieu of annual meeting of stockholders of ASA International Ltd. will be held at ASA's offices located at 10 Speen Street, Framingham, Massachusetts on _______, 2002 at 10:00 a.m., local time, for the following purposes:

     1. To approve the issuance of shares of ASA common stock in the merger of CompuTrac, Inc. with and into Rainmaker Software, Inc., a wholly-owned subsidiary of ASA, as contemplated by the Agreement and Plan of Merger dated as of January 3, 2002 by and among ASA, Rainmaker and CompuTrac. ASA will issue approximately .21 shares of its common stock and pay approximately $.20 in cash, subject to certain adjustments, in exchange for each share of outstanding CompuTrac common stock.

     2. To approve an amendment to ASA's Certificate of Incorporation to increase ASA's authorized shares of common stock to 8,000,000 shares.

     3.   To elect five members of ASA's board of directors.

     4. To ratify the selection of Sansiveri, Kimball & McNamee, L.L.P. as ASA's independent auditors for the fiscal year ending December 31, 2002.

     5. To transact any other business that properly comes before the special meeting or any adjournment or postponement thereof.

        The accompanying joint proxy statement/prospectus describes the proposed merger and other proposals in more detail. We encourage you to read the entire document carefully. In particular, you should carefully consider the discussion entitled "Risk Factors."

        Stockholders of record at the close of business on ____, 2002 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Holders of shares of ASA common stock on the record date will be entitled to one vote for each share of ASA common stock held on each matter submitted to a vote at the special meeting. The affirmative vote of at least a majority of the shares of ASA common stock present or represented by proxy at the special meeting is required to approve the issuance of common stock to the CompuTrac shareholders in connection with the merger, and the ratification of the auditors. The affirmative vote of at least a majority of the shares of ASA's common stock outstanding and entitled to vote on the record date is required to approve the increase in ASA's authorized shares of common stock. The election of directors will be determined by a plurality of the votes cast at the meeting.

        Directors and certain executive officers of ASA who, as of ____, 2002, had voting control over 685,363 shares of ASA common stock, representing approximately 23% of the outstanding common stock have agreed to vote FOR approval of the share issuance, the increase in authorized shares of common stock, the election of directors and the approval of the auditors. These shares are exclusive of the 665,597 shares of common stock owned by Tradepoint Systems LLC, representing approximately 22.3% of the outstanding common stock, for which ASA has an irrevocable proxy.

        The ASA board of directors carefully considered the terms of the proposed merger, determined that the merger agreement and the merger are in the best interests of ASA and its stockholders, and unanimously recommends that you vote FOR the issuance of ASA common stock, the increase in authorized shares of Common Stock, the election of directors and the approval of the auditors.

                                    By Order of the Board of Directors of
                                    ASA International Ltd.

                                    Terrence C. McCarthy
                                    Secretary

Framingham, Massachusetts
_________, 2002


        To assure that your shares are represented at the meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the meeting. You can revoke your proxy at any time before it is voted at the meeting.

                                 COMPUTRAC, INC.
                               222 Municipal Drive
                             Richardson, Texas 75080

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                  ______, 2002
                                  at 9:00 a.m.
                                at the offices of
                                 CompuTrac, Inc.
                               222 Municipal Drive
                             Richardson, Texas 75080

To Our Shareholders:

        We invite you to attend a special meeting of shareholders of CompuTrac, Inc. to be held at 9:00 a.m., on ______, 2002 at CompuTrac's offices located at 222 Municipal Drive, Richardson, Texas, for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of January 3, 2002 by and among ASA International Ltd., a Delaware corporation, Rainmaker Software, Inc., a Delaware corporation and a wholly-owned subsidiary of ASA, and CompuTrac, Inc., a Texas corporation, and to approve the merger provided for therein, as described in more detail in the joint proxy statement/prospectus that accompanies this notice.

     2. To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

        The accompanying joint proxy statement/prospectus describes the proposed merger in more detail. We encourage you to read the entire document carefully. In particular, you should carefully consider the discussion in the section entitled "Risk Factors."

        Stockholders of record at the close of business on ____, 2002 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Holders of shares of CompuTrac common stock on the record date will be entitled to one vote for each share of CompuTrac common stock held on each matter submitted to a vote at the special meeting. The affirmative vote of at least two-thirds of the votes entitled to be cast by holders of shares of CompuTrac common stock outstanding and entitled to vote is required to approve and adopt the merger agreement and approve the merger.

        Certain directors and executive officers of CompuTrac who, as of ____, 2002 had voting control over 2,114,966 shares of CompuTrac common stock, or approximately 32.4% of the outstanding common stock, have entered into an agreement granting to ASA irrevocable proxies to vote their shares FOR the approval and adoption of the merger agreement and the approval of the merger. In addition, other directors and executive officers of CompuTrac who, as of ____, 2002 had voting control over 128,120 shares of CompuTrac common stock, or approximately 2% of the outstanding shares of common stock, have agreed to vote FOR the approval and adoption of the merger agreement and the approval of the merger.

        The board of directors of CompuTrac has approved and adopted the merger agreement and has determined that the merger, upon the terms and conditions contained in the merger agreement, is in the best interests of, and is on terms that are fair to, CompuTrac shareholders. The board of directors unanimously recommends that you vote for the proposal to approve and adopt the merger agreement and approve the merger.

                                           By Order of the Board of Directors of
Richardson, Texas                          CompuTrac, Inc.
_________, 2002
                                           ---------------------------
                                           Dana E. Margolis, Secretary



        To assure that your shares are represented at the meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the meeting. You can revoke your proxy at any time before it is voted at the meeting.

                                TABLE OF CONTENTS


Summary of the Joint Proxy Statement/Prospectus
Summary Selected Financial Data
Summary Unaudited Pro Forma Combined Condensed Financial Data
Comparative Per Share Market Price Data
Dividend Policy
Risk Factors
Forward Looking Statements
The Special Meeting of ASA Stockholders
The Special Meeting of CompuTrac Shareholders
The Merger
The Merger Agreement
Agreements Related to the Merger
Information about ASA
Information about CompuTrac
Recent Accounting Pronouncements
Unaudited Pro Forma Combined Condensed Financial Statements Statements Description of ASA Capital Stock
Comparison of Rights of Holders of ASA Common Stock and CompuTrac
     Common Stock
Other Proposals to be Considered at the ASA Special Meeting
Legal Matters
Experts
Where You Can Find More Information
CompuTrac Financial Statements
Appendices:
Agreement and Plan of Merger, dated as of January 3, 2002                Annex A
Opinion of Capital West Securities, Inc.                                 Annex B
Texas Business Corporation Act-Dissenters Rights                         Annex C
Management Agreement                                                     Annex D

                 SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS

        This joint proxy statement/prospectus pertains to the merger of CompuTrac with and into a wholly-owned subsidiary of ASA, and it is being sent to the holders of ASA common stock and holders of CompuTrac common stock. This summary may not contain all of the information that is important to you. You should read carefully this entire document, including the merger agreement and its exhibits and other documents attached to this joint proxy statement/prospectus and the other documents referenced in it, for a more complete understanding of the merger. In particular, you should read the merger agreement (and the exhibits thereto), which is attached as Annex A, and the opinion of Capital West Securities, Inc., which is attached as Annex B.

                                  The Companies

ASA International Ltd.                     CompuTrac, Inc.
10 Speen Street                            222 Municipal Drive
Framingham, Massachusetts 01701            Richardson, Texas 75080
(508) 626-2727                             (972) 234-4241
www.asaint.com                             www.computrac.com

ASA provides networked automation          CompuTrac develops, markets, services
systems and ongoing monthly support        and supports integrated computer
to approximately 700 businesses in         systems and software applications
North and South America.  ASA designs      designed for law  firms.  CompuTrac's
and develops proprietary enterprise        products assist its customers in such
software for the following markets:        applications as timekeeping, tracking
tire dealers and retreaders, law           disbursements, billing, accounting,
firms, system integrators and              management and financial reporting,
e-focused companies. ASA installs          conflict of interest  and  other law
its software on a variety of computers     firm  management applications.
and networks, and various Unix/Open        CompuTrac markets its systems
Systems hardware platforms, and            throughout the United States and
provides implementation, education,        Canada. Most of CompuTrac's clients
custom development, and long-term          are law firms with more than 50
software support to its customers.         timekeepers.

                 We are Proposing a Merger of ASA and CompuTrac

Q:   What is the proposed merger? (see page ____)

A. In the proposed merger, CompuTrac will merge with and into Rainmaker Software, Inc., a wholly-owned subsidiary of ASA. Rainmaker will survive the merger as a wholly-owned subsidiary of ASA and will continue to operate its existing business together with CompuTrac's existing business. The merger agreement is attached to this joint proxy statement/prospectus as Annex A. You are encouraged to read it carefully.

Q:   What will I receive in the merger?  (see page _____)

A.   Following the merger:

     o CompuTrac shareholders will receive, in exchange for each of their shares of CompuTrac common stock, approximately .21 shares of ASA common stock and approximately $.20 in cash, subject to certain adjustments.

     o Each outstanding option to purchase CompuTrac common stock which is not exercised prior to the completion of the merger will be cancelled.

     o Instead of fractional shares in the merger, CompuTrac shareholders will receive cash in an amount equal to the fraction multiplied by the average closing prices reported on the Nasdaq SmallCap Market for ASA common stock for the ten trading days ending two days before the effective date of the merger.

Q: What percentage of ASA will former CompuTrac shareholders own following the merger?

A. Following the merger, former shareholders of CompuTrac will own approximately 30% of ASA.

Q:   When do you expect the merger to be completed?

A. ASA and CompuTrac are working toward completing the merger as quickly as possible. We hope to complete the merger by the end of the second calendar quarter of 2002.

Q:   Are there risks involved in undertaking the merger?  (see page ___)

A. Yes. In evaluating the merger, you should carefully consider the factors discussed in the section of the joint proxy statement/prospectus entitled "Risk Factors" beginning on page ____.

Q: What are the expected United States federal income tax consequences of the merger? (see page ___)

A. ASA and CompuTrac each expect the merger to qualify as a reorganization for U.S. federal income tax purposes. Generally, CompuTrac shareholders will not recognize gain or loss for U.S. federal income tax purposes to the extent they receive shares of ASA common stock in exchange for their CompuTrac shares. However, CompuTrac shareholders will recognize gain with respect to the cash received in exchange for their CompuTrac shares.
     A description of the material United States federal tax consequences of the merger is set forth in "THE MERGER - Material United States Federal Income Tax Consequences of the Merger." The tax consequences to each CompuTrac shareholder will depend on the facts of that shareholder's own situation. Therefore, CompuTrac shareholders are urged to consult their own tax advisors to determine their particular tax consequences.

Q: Am I entitled to dissenters' or appraisal right in connection with the merger? (see page ___)

A. Under Delaware law, stockholders of ASA are not entitled to dissenters' or appraisal rights in connection with the merger.

        CompuTrac shareholders who dissent from the merger are entitled to dissenter's rights, requiring ASA, as the surviving corporation, to purchase the dissenting shares at fair value.

Q:   Are there conditions to completion of the merger? (see page ____)

A. Yes. ASA and CompuTrac's respective obligations to complete the merger are subject to the satisfaction or waiver of certain specified closing conditions. If either ASA or CompuTrac waives any conditions, each company will consider the facts and circumstances at that time and make a determination whether a resolicitation of proxies from its respective stockholders is appropriate.

Q:   Is the merger subject to governmental approvals? (see page ____)

A.   No.

Q:   What stockholder approvals are required for the merger? (see page ___)

A. The affirmative vote of the holders of at least a majority of the shares of ASA common stock present or represented by proxy at the ASA special meeting must approve the issuance of ASA common stock to CompuTrac shareholders in the merger.

     The affirmative vote of the holders of at least two-thirds of the shares of CompuTrac common stock outstanding and entitled to vote on the record date must approve and adopt the merger agreement and approve the merger.

Q: Are there any stockholders already committed to voting in favor of the merger and share issuance? (see page ___)

A.   Yes.

     o The directors and certain executive officers of ASA having voting control over approximately 23% of the outstanding ASA common stock as of ____, 2002 have agreed to vote their shares in favor of approving the share issuance.

     o In addition, ASA holds an irrevocable proxy to vote approximately 22.3% of the outstanding shares of ASA common stock owned by Tradepoint Systems LLC.

     o Certain directors and executive officers of CompuTrac who, as of ____, 2002 had voting control over approximately 32.4% of the outstanding common stock, have entered into an agreement, granting to ASA irrevocable proxies to vote their shares FOR the approval and adoption of the merger agreement and the approval of the merger.

     o In addition, other directors and executive officers of CompuTrac having voting control over approximately 2% of the CompuTrac common stock outstanding as of _____, 2002 have agreed to vote their shares for approval and adoption of the merger agreement and approval of the merger.

Q:   Who will be the directors of ASA following the merger? (see page __)

A. Following the merger, the current members of the board of directors of ASA will continue to serve as the directors of ASA.

Q: Who will be the principal executive officers of ASA following the merger? (see pages ___)

A. Following the merger, the current principal executive officers of ASA will continue to serve as the principal executive officers of ASA. Harry W. Margolis, the current Chairman and Chief Executive Officer of CompuTrac, will be employed by Rainmaker.


            Our Reasons for Proposing the Merger of ASA and CompuTrac

Q:   Why are ASA and CompuTrac proposing the merger? (see page ___)

A. The boards of directors of ASA and CompuTrac believe that a combined company would be better positioned to compete in the legal financial management software market and will create the opportunity for ASA and CompuTrac to:

     o build a market-leading company that is able to provide customers with a full range of products and services;

     o enhance their ability to serve their existing customer base through increased scale;

     o    compete more effectively for other acquisition transactions;

     o integrate ASA's front office software applications with CompuTrac's back office financial applications; and

     o leverage ASA's sales and marketing capabilities with CompuTrac's software products.

Q: Does the board of directors of ASA recommend voting in favor of approving the share issuance and the increase in authorized shares of ASA common stock? (see page ___)

A. Yes. After careful consideration, the members of ASA's board of directors unanimously recommend that ASA stockholders vote in favor of approving the issuance of ASA common stock in the merger and the increase in authorized shares of ASA common stock.

Q: Does the board of directors of CompuTrac recommend voting in favor of the merger agreement and the merger? (see pages ____)

A. Yes. After careful consideration, the members of CompuTrac's board of directors unanimously recommend that its shareholders vote in favor of approval and adoption of the merger agreement and the approval of the merger.

Q: Do persons involved in the merger have interests which may conflict with mine? (see page ___)

A. Yes. When considering the recommendations of ASA's and CompuTrac's respective board of directors, you should be aware that certain CompuTrac directors and officers have interests in the merger that are different from, or are in addition to, yours. These interests include:

     o the employment of the CompuTrac executive officers by ASA or Rainmaker after the merger;

     o the agreement of ASA, subject to certain conditions, to guarantee the price to be received by Harry W. Margolis and certain of his family members upon the sale of the shares of ASA common stock they will receive in the merger;

     o the payment by ASA to Harry W. Margolis in exchange for Mr. Margolis' agreement not to compete with ASA and Rainmaker following the merger;

     o the indemnification of directors and officers of CompuTrac, as provided in the merger agreement, against certain liabilities both before and after the merger; and

     o the payment by CompuTrac to Mr. Margolis prior to the closing of the merger of an outstanding promissory note from CompuTrac in the principal amount of $817,659 (principal payments of $200,000 were made December 2001) plus accrued interest.

Q: Did CompuTrac's financial advisor render an opinion concerning the fairness of the consideration to be received by the CompuTrac shareholders from a financial point of view? (see page ___)

A.   Yes.

     In connection with the merger CompuTrac's board of directors considered the opinion it received from Capital West Securities, Inc. that, as of the date of such opinion, the consideration to be received by the CompuTrac shareholders pursuant to the merger agreement was fair from a financial point of view to the holders of CompuTrac common stock.

     The full text of the written opinion of Capital West dated January 3, 2002 which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion is contained in Annex
     B. Capital West provided its opinion for the information and assistance of the board of directors of CompuTrac in connection with it consideration of the merger. The Capital West opinion is not a recommendation as to how any CompuTrac shareholder should vote with respect to the transaction. We urge you to read the opinion in its entirety.

Q:   What happens if a CompuTrac shareholder does not vote?  (see page ___)

A. If a CompuTrac shareholder fails to grant a proxy or vote at the special meeting, it will have the same effect as a vote against approval and adoption of the merger agreement and approval of the merger. If you return your proxy and do not indicate how you want to vote, your proxy will be counted as a vote to approve and adopt the merger agreement and approve the merger.

     If you submit a proxy and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will not be voted at the special meeting. Consequently, your abstention will have the same effect as a vote against approval and adoption of the merger agreement and approval of the merger.

Q:   What happens if an ASA stockholder does not vote? (see page ___)

A. If an ASA stockholder does not grant a proxy or vote at the special meeting on the issuance of ASA common stock to CompuTrac shareholders in connection with the merger, the shares will not be counted as present for purposes of determining the presence or absence of a quorum and will have no effect on the outcome of the proposal.

     If an ASA stockholder does not grant a proxy or vote at the special meeting on the increase in the authorized shares of ASA common stock, it will have the same effect as a vote against the proposal to increase the authorized shares of ASA common stock.

     If you submit a proxy card and do not indicate how you want to vote, your proxy will be counted as a vote to approve the proposals to approve the share issuance and increase the authorized shares of ASA common stock.

     If you grant a proxy and affirmatively elect to abstain from voting, your shares will be counted as present for the purpose of determining the presence of a quorum but will not be voted at the special meeting. Consequently, your abstention will have the same effect as a vote against the issuance of ASA common stock and the increase in the authorized shares of ASA common stock.


                            Other Matters to Consider

Q: How do the market prices of ASA and CompuTrac common stock compare? (see pages __)

A. Shares of ASA common stock are listed on the Nasdaq SmallCap Market and shares of CompuTrac common stock are listed on the American Stock Exchange. ASA's trading symbol is "ASAA" and CompuTrac's trading symbol is "LLB." On January 4, 2002, the last full trading day prior to the public announcement of the proposed merger, the last reported sale prices were:

     o    $1.26 per share of ASA common stock, and

     o    $ .41 per share of CompuTrac common stock.

     On _____, 2002 the last reported sale prices were:

     o    _____ per share of ASA common stock, and

     o    _____ per share of CompuTrac common stock.

     ASA and CompuTrac urge you to obtain current market quotations.

Q:   How will the merger be accounted for? (see page __)

A. The merger will be accounted for as a purchase business combination in accordance with accounting principles generally accepted in the United States. Accordingly, the cost to acquire CompuTrac will be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their fair values, with any excess being treated as goodwill. Goodwill under the recently issued Statements of Financial Accounting Standards Nos. 141 and 142 "Business Combinations" and "Goodwill and Other Intangibles" will no longer be subject to periodic amortization, but rather goodwill is subject to at least an annual assessment for impairment applying a fair-value based test. Identified intangible assets with finite lives will be amortized over those lives. The sum of any excess of the amounts assigned to the assets acquired and the liabilities assumed will be allocated as a pro rata reduction of the amounts that otherwise would be assigned to all of the acquired assets except (a) financial assets other than investments accounted for by the equity method, (b) assets to be disposed of by sale, (c) deferred tax assets, (d) prepaid assets relating to pension or other postretirement benefit plans, and (e) any other current assets.

Q: What are the conditions that must be satisfied for the merger to occur? (see pages ___)

A. Completion of the merger is subject to the satisfaction or waiver of a number of conditions, including (but not limited to) the following:

     o holders of two-thirds of the outstanding shares of CompuTrac common stock must vote in favor of approval and adoption of the merger agreement and approval of the merger;

     o holders of a majority of the shares of ASA common stock present or represented by proxy at the ASA special meeting must approve the share issuance;

     o the registration statement, of which this joint proxy statement/prospectus is a part, must be declared effective by the Securities and Exchange Commission and remain effective;

     o no law, regulation or order preventing the completion of the merger shall be in effect;

     o the shares of ASA common stock to be issued in the merger must be approved for listing on the Nasdaq SmallCap Market;

     o each company must not have breached any covenant, representation or warranty in the merger agreement in a material manner;

     o CompuTrac must have obtained all consents, waivers and approvals required under the merger agreement;

     o no greater than three percent (3%) of the shares of CompuTrac common stock outstanding and entitled to vote on the merger shall be Dissenters' Shares (as defined on page ___ of this joint proxy statement/prospectus); and

     o neither ASA nor CompuTrac shall have had a Material Adverse Effect (as defined on page ___ of this joint proxy statement/prospectus) since January 3, 2002.

Q:   Does the merger agreement permit termination of the merger? (see pages ___)

A. Yes. ASA and CompuTrac may mutually agree to terminate the merger agreement without completing the merger. Additionally, either ASA or CompuTrac may terminate the merger agreement under any of the following circumstances:

     o if the registration statement, of which this joint proxy statement/prospectus is a part, is not declared effective by the Securities and Exchange Commission by July 31, 2002;

     o if a final court order prohibiting the merger is issued and is not appealable;

     o    if the ASA stockholders do not approve the share issuance;

     o if the CompuTrac shareholders do not approve and adopt the merger agreement and approve the merger; or

     o if the conditions to completion of the merger would not be satisfied because of a breach of a representation, warranty, covenant or agreement in the merger agreement.

        ASA may terminate the merger agreement if CompuTrac's board of directors withdraws or modifies in a manner materially adverse to ASA, its recommendation in favor of the merger.

        CompuTrac may terminate the merger agreement if it executes a definitive agreement with a third party relating to a Superior Proposal (as defined on page ___ of this joint proxy statement/prospectus).

Q: Could payment of a termination fee be required in connection with the merger? (see pages ___)

A. Yes. If the merger agreement is terminated upon some specified occurrences, CompuTrac may be required to pay to ASA a termination fee of $500,000 and to reimburse ASA $150,000 for its costs and expenses.

Q:   May CompuTrac negotiate with other parties? (see page ___)

A. No. CompuTrac agreed, subject to limited exceptions for responses to unsolicited bona fide offers, not to initiate or engage in discussions with another party concerning a business combination with a party other than ASA while the merger is pending.

     Nothing in the merger agreement prevents the CompuTrac board of directors from withdrawing or changing its recommendation in favor of the merger if, as a result of a Superior Proposal (as defined on page ___ of this joint proxy statement/prospectus) from a third party, the board reasonably concludes in good faith, taking into consideration the written advice of its outside counsel, that it is required to so withdraw or change its recommendation to comply with its fiduciary duties to CompuTrac shareholders under Texas law.

Q: Are there restrictions on the ability to sell ASA stock received as a result of the merger? (see page __)

A. All ASA common stock received by CompuTrac shareholders in connection with the merger will be freely transferable unless the holder is considered an affiliate of either ASA or CompuTrac under the Securities Act of 1933, as amended. Shares of ASA received by affiliates of CompuTrac in the merger may only be resold in compliance with Rule 145 under the Securities Act.

     Generally, an affiliate is considered to be someone who is an executive officer or director of a company or someone who owns more than 10% of the outstanding stock of the company.

                         SUMMARY SELECTED FINANCIAL DATA

                       Selected Historical Financial Data

        We are providing the following financial information to aid you in your analysis of the financial aspects of the merger. We derived this information from the audited consolidated financial statements of ASA and CompuTrac for the fiscal years ended December 31, 1997, 1998, 1999, 2000, and 2001 with respect to ASA, and the fiscal years ended January 31, 1998, 1999, 2000, 2001, and 2002 with respect to CompuTrac. The information is only a summary and you should read it in conjunction with ASA's historical financial statements and related notes incorporated by reference in this document, and CompuTrac's historical financial statements and related notes included elsewhere in this document. Historical results are not necessarily indicative of future results. All share and per share amounts have been adjusted for all stock splits completed prior to the date of this joint proxy statement/prospectus.


ASA's Financial Data

        The selected historical financial data of ASA as of December 31, 2000 and 2001 and for each of the years in the three-year period ended December 31, 2001 have been derived from ASA's audited financial statements incorporated by reference in this joint proxy statement/prospectus. The selected historical financial data of ASA as of December 31, 1997, 1998, and 1999 and for the years ended December 31, 1997 and 1998, are derived from ASA's audited financial statements not included in this joint proxy statement/prospectus. The information below is only a summary and you should read it in conjunction with ASA's historical financial statements and related notes incorporated by reference in this document.

                                       ASA

                      Selected Consolidated Financial Data
                      (in thousands, except per share data)

                                                         Fiscal Year Ended
                                                            December 31,
                                       -------------------------------------------------------
                                         1997        1998       1999        2000        2001
                                         ----        ----       ----        ----        ----

Historical Consolidated
Statements of Operations Data:                         (a)      (a)(b)      (c)(d)
Revenues                               $ 25,507    $ 35,468   $ 25,623    $ 19,633    $ 14,745
Earnings (loss) from operations           1,485       1,532        491      (5,242)       (931)
Net earnings (loss)                         388         417      2,167          29        (309)
Earnings (loss) per share:
  Basic                                $   0.12        0.12   $   0.67    $   0.01    $ (0.10)
  Diluted                              $   0.11        0.11   $   0.63    $   0.01    $ (0.10)
Weighted average shares outstanding:
  Basic                                   3,279       3,456      3,218       3,112       2,982
  Diluted                                 3,495       3,635      3,430       3,294       2,982

                                                               As of
                                                             December 31,
                                       ------------------------------------------------------
                                          1997         1998      1999        2000        2001
                                          ----         ----      ----        ----        ----
Historical Consolidated
Balance Sheet Data:
Cash and cash equivalents              $  1,283    $  4,262   $  2,297    $  1,178    $  4,024
Net working capital                       1,983       5,348        744       3,859       3,424
Total assets                             17,826      19,732     27,870      18,601      16,748
Long-term debt                            2,696       4,068      3,915       3,744       3,661
Long-term liabilities - other              --           305        272        --          --
Stockholders' equity                      8,398       8,809     10,240       9,716       9,405

Factors That Effect the Comparability of the Financial Information

     (a) Includes the continuing operations of the following companies acquired by ASA from their respective dates of acquisition: Cedes S.r.l. and SIPI-U S.r.l., (together, "Cedes") (January 13, 1998), and Design Data Systems Corporation (November 4, 1999).

     (b) Includes the pretax gain on the sale in March 1999 of CommercialWare of $3,824,000. CommercialWare's revenues were $7,603,000 and $10,776,000 for the years ended December 31, 1997 and 1998, respectively.

     (c) Includes the pretax gain on the sale in August 2000 of SmartTime Software of $6,716,000. SmartTime's revenues were $6,412,000, $5,890,000 and $2,915,000 for the years ended December 31, 1997, 1998 and 1999, respectively.

     (d) Includes the pretax gain on the sale in September 2000 of ASA Italy (formerly Cedes) of $14,000. ASA Italy's revenues were $3,513,000, $2,898,000 and $1,326,000 for the years ended December 31, 1998, 1999 and 2000, respectively.

CompuTrac's Financial Data

         The selected historical financial data of CompuTrac as of January 31, 2001 and 2002, and for each of the years in the three-year period ended January 31, 2002, are derived from CompuTrac's audited financial statements set forth elsewhere in this joint proxy statement/prospectus. The selected historical financial data of CompuTrac as of January 31, 1998, 1999, and 2000, and for the years ended January 31, 1998 and 1999, are derived from CompuTrac's audited financial statements not included in this joint proxy statement prospectus.


                                    COMPUTRAC

                      Selected Consolidated Financial Data
                      (in thousands, except per share data)

                                                      Fiscal Year Ended
                                                         January 31,
                                   -----------------------------------------------------
                                      1998       1999       2000         2001       2002
                                      ----        ----      ----         ----       ----

Historical Consolidated
Statements of Operations Data:
Revenues                           $  4,816    $ 4,912    $ 5,227    $   3,271    $ 3,697
Earnings (loss) from operations      (1,270)      (780)      (298)      (3,647)        88
Net earnings (loss)                  (1,042)      (629)      (164)      (2,285)       154
Earnings (loss) per share:
  Basic                            $  (0.17)   $ (0.10)   $ (0.03)   $   (0.36)   $  0.02
  Diluted                          $  (0.17)   $ (0.10)   $ (0.03)   $   (0.36)   $  0.02
Weighted average shares
outstanding:
  Basic                               6,303      6,320      6,391        6,284      6,454
  Diluted                             6,303      6,320      6,391        6,284      6,474

                                                           As of
                                                         January 31,
                                   ------------------------------------------------------
                                      1998       1999       2000        2001        2002
                                      ----       ----       ----        ----        ----

Historical Consolidated
Balance Sheet Data:
Cash and cash equivalents          $    559    $ 1,001    $   353    $   2,183    $ 1,878
Net working capital                   4,039      3,392      2,605        1,567      2,026
Total assets                          8,670      8,109      7,668        5,799      5,638
Long-term debt                          116         23       --           --         --
Stockholders' equity                  7,960      7,368      6,732        4,541      4,758

          Summary Unaudited Pro Forma Combined Condensed Financial Data

         We are providing the following summary unaudited pro forma combined condensed financial data to give you a picture of what the results of operations and financial position of the combined business of ASA and CompuTrac might have looked like had the merger occurred at an earlier date. These statements give effect to the merger accounted for as a purchase business combination. The unaudited pro forma combined condensed balance sheet as of December 31, 2001 assumes the merger took place on December 31, 2001. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2001 assumes the merger took place on January 1, 2001. This information is provided for illustrative purposes only and does not show what the results of operations or financial position of ASA would have been if the merger actually occurred on the dates assumed. In addition, this information is not an indicator of what ASA's future consolidated operating results or consolidated financial position will be.

         The unaudited pro forma combined condensed financial data are derived from the unaudited pro forma combined condensed financial statements included elsewhere in this joint proxy statement/prospectus and should be read in conjunction with those statements and related notes. See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS."

These pro forma financial statements have been based on assumptions

         We prepared these pro forma financial statements on the basis of assumptions described in the notes to them. The pro forma adjustments made in connection with the development of the pro forma information are preliminary and have been made solely for purposes of developing such pro forma information for illustrative purposes necessary to comply with the disclosure requirements of the Securities and Exchange Commission. The unaudited pro forma combined condensed financial statements do not purport to be indicative of the results of operations for future periods or the combined financial position or the results that actually would have been realized had the entities been a single entity during these periods.

Costs resulting from the acquisition

         ASA and CompuTrac estimate that they will incur direct transaction costs of approximately $200,000 and $155,000, respectively, associated with the merger. The unaudited pro forma combined condensed balance sheet as of December 31, 2001 gives effect to such costs of ASA which will be included as part of the purchase cost, as if they had been incurred as of December 31, 2001. Such charges of CompuTrac, which will be expensed, will be reflected in CompuTrac's consolidated financial statements in the period in which the merger is consummated and are excluded from the pro forma financial statements.

You should read these summary pro forma financial statements with the historical financial statements.

        The ASA summary unaudited pro forma combined financial data should be read in conjunction with the ASA unaudited pro forma combined condensed financial statements and the related notes, which begin on page ___. They should also be read in conjunction with the historical audited and unaudited financial statements of ASA for the year ended December 31, 2001, which are incorporated by reference in this joint proxy statement/ prospectus, and the historical audited financial statements of CompuTrac for the year ended January 31, 2002, which are included elsewhere in this joint proxy statement/prospectus. The ASA summary unaudited pro forma combined financial data are not necessarily indicative of what the actual results of operations and financial position would have been had the merger taken place on the dates indicated, and do not indicate future results of operations or financial position.

                                ASA and COMPUTRAC

              Selected Unaudited Pro Forma Combined Financial Data
                      (in thousands, except per share data)

                                                               Fiscal Year Ended
                                                                  December 31,
                                                                    2001
                                                               -----------------
Pro forma combined statements of operations data:
Revenues                                                           $ 18,442
Loss from operations                                                   (501)
Net loss                                                                (11)
Basic net loss per share (1)                                          (.003)
Diluted net loss per share (1)                                        (.003)
Shares used in computing basic per share amount                       4,353
Shares used in computing diluted per share amount                     4,353

                                                  As of
                                            December 31, 2001
                                            -----------------
Pro forma combined balance sheet data:
Cash and cash equivalents                       $ 4,041
Net working capital                               3,474
Total assets                                     18,922
Long-term debt                                    3,661
Common Stock subject to repurchase                  599
Stockholders' equity                             10,586


(1) The pro forma combined basic net loss per share was calculated by dividing the pro forma combined net loss amount by the combined weighted-average number of common shares outstanding of ASA and CompuTrac which was calculated by adding the 1,370,679 shares to be issued to CompuTrac shareholders to the number of ASA's basic average shares outstanding.

        The following table summarizes per share information for ASA and CompuTrac on a historical, pro forma combined and equivalent pro forma combined basis. The following information should be read in conjunction with the audited consolidated financial statements of ASA incorporated by reference in this joint proxy statement/prospectus, and the audited consolidated financial statements of CompuTrac, and the unaudited pro forma combined condensed financial statements each included elsewhere in this joint proxy statement/prospectus. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated on the dates indicated, nor is it necessarily indicative of the future operating results or financial position of the combined companies. All per share data presented has been restated to retroactively reflect all previous stock splits.

                                                         ASA

                                                   Fiscal Years Ended
                                                       December 31,
                                                 ---------------------
                                                 1999    2000     2001
                                                 ----    ----     ----

Historical Per Common Share Data:
Basic net earnings (loss) per share (1)          $.67    $.01    $(.10)
Diluted net earnings (loss) per share (1)         .63     .01     (.10)
Book value per common share (2)                  3.32    3.26     3.15
(unaudited)

(1) The historical basic net earnings (loss) per share is computed by dividing net earnings (loss) for each respective period by the number of weighted average common shares outstanding during the respective time period. The historical diluted net earnings (loss) per share is computed by dividing net earnings (loss) for each respective period by the number of diluted weighted average common shares outstanding during the respective time period.

(2) The historical book value per share is computed by dividing total stockholders' equity at the end of each respective period by the number of common shares outstanding at the end of each respective period.

                                    COMPUTRAC

                                                      Fiscal Years Ended
                                                         January 31,
                                              ---------------------------------
                                               2000          2001         2002
                                               ----          ----         ----

Historical Per Common Share Data:
Basic net earnings (loss) per share (1)       $(.03)        $(.36)       $ .02
Diluted net earnings (loss) per share (1)      (.03)         (.36)         .02
Book value per common share (2)                1.05           .72          .73

(1) The historical basic net earnings (loss) per share is computed by dividing net earnings (loss) for each respective period by the number of weighted average common shares outstanding during the respective time period. The historical diluted net earnings (loss) per share is computed by dividing net earnings (loss) for each respective period by the number of diluted weighted average common shares outstanding during the respective time period.

(2) The historical book value per share is computed by dividing total stockholders' equity at the end of each respective period by the number of common shares outstanding at the end of each respective period.

        Unaudited Pro Forma Combined and Equivalent Pro Forma Combined

                                                               Fiscal Year Ended
                                                               December 31, 2001
                                                               -----------------
Pro Forma Combined per ASA Common Share Data:
Basic net loss per share (1)                                       $ (.003)
Diluted net loss per share (1)                                     $ (.003)
Book value per common share (2)                                    $ 2.43
Equivalent Pro Forma Combined per CompuTrac Common Share Data
Basic net loss per share (3)                                       $ (.0006)
Diluted net loss per share (3)                                     $ (.0006)
Book value per common share (3)                                    $  .51

(1) The unaudited pro forma combined basic and diluted net loss per ASA common share data are based upon the unaudited pro forma combined net loss divided by the unaudited pro forma combined, weighted average number of common and common equivalent shares outstanding of ASA and CompuTrac at an assumed exchange ratio of approximately .21 shares of ASA common stock. The unaudited pro forma combined net loss for the year ended December 31, 2001 combines ASA's fiscal year ended Decmeber 31, 2001 with CompuTrac's fiscal year ended January 31, 2002. The unaudited pro forma combined and equivalent pro forma combined data do not present like reporting periods. The use of different reporting period dates is necessary as each entity has different fiscal year ends. The pro forma reporting with respect to combining ASA and CompuTrac's annual period results with different fiscal year ends that are within 93 days is in accordance with Securities and Exchange Commission guidance. Subsequent to the close of the merger, the combined company will adopt ASA's current fiscal year end which is December 31.

(2) The unaudited pro forma combined book value per ASA share is computed by dividing the unaudited pro forma combined stockholders' equity by the number of pro forma combined common shares outstanding at the end of the period which totaled 4,353,076 shares and which represents the 2,982,397 shares of ASA common stock outstanding at December 31, 2001 plus the 1,370,679 shares to be issued to CompuTrac shareholders upon the merger.

(3) The unaudited equivalent pro forma combined basic and diluted net loss per CompuTrac share amounts and unaudited equivalent pro forma book value per CompuTrac share amount are calculated by multiplying the respective unaudited pro forma combined ASA share amounts by an assumed exchange ratio of approximately .21 shares of ASA common stock.


                     COMPARATIVE PER SHARE MARKET PRICE DATA

         ASA common stock is traded on the Nasdaq SmallCap Market under the symbol "ASAA." CompuTrac common stock is traded on the American Stock Exchange under the symbol "LLB." Because the market price of ASA common stock that you will receive in the merger may increase or decrease before the merger, you are urged to obtain current market quotations.

         The following table sets forth, for the quarters indicated, the intraday high and low prices per share of ASA common stock as reported on the Nasdaq SmallCap Market and CompuTrac common stock as reported on the American Stock Exchange. These quotations represent prices between dealers and do not include retail markups, markdowns or commissions, and may not represent actual transactions. ASA common stock began trading on the Nasdaq SmallCap Market on June 25, 1986 and CompuTrac common stock began trading on the American Stock Exchange on April 19, 1986.

                                                           High           Low
                                                           -----         -----
ASA Common Stock
Fiscal 2002                                                  $             $
Quarter Ending June 30, 2002 (through _______, 2002)         -             -
Quarter Ended March 31, 2002                               1.62          1.23
Fiscal 2001
Quarter Ended December 31, 2001                            1.450         1.100
Quarter Ended September 30, 2001                           1.560         1.000
Quarter Ended June 30, 2001                                1.750         1.250
Quarter Ended March 31, 2001                               2.625         1.375
Fiscal 2000
Quarter Ended December 31, 2000                            3.156         1.500
Quarter Ended September 30, 2000                           3.313         3.125
Quarter Ended June 30, 2000                                4.125         2.875
Quarter Ended March 31, 2000                               7.000         2.750


                                                           High           Low
                                                           ----          -----
CompuTrac Common Stock
Fiscal 2003                                                  $             $
Quarter Ending July 31, 2002 (through ______, 2002)          -             -
Quarter Ended April 30, 2002                                .420         .310
Fiscal 2002
Quarter Ended January 31, 2002                              .470         .260
Quarter Ended October 31, 2001                              .550         .300
Quarter Ended July 31, 2001                                 .720         .270
Quarter Ended April 30, 2001                                .600         .250
Fiscal 2001
Quarter Ended January 31, 2001                              .625         .125
Quarter Ended October 31, 2000                              .688         .313
Quarter Ended July 31, 2000                                1.688         .500
Quarter Ended April 30, 2000                               4.000         .750


         The following table sets forth the closing prices per share of ASA common stock as reported on the Nasdaq SmallCap Market and the closing prices per share of CompuTrac common stock as reported on the American Stock Exchange on (a) January 4, 2002, the last full trading day preceding public announcement that ASA and CompuTrac had entered into the merger agreement, and (b) _____, 2002, the last full trading day for which it was practicable to obtain closing prices at the time of the printing of this joint proxy statement/prospectus. As or April 26,2002, there were 1,140 holders of ASA stock and at March 31, 2002, there were 265 holders of CompuTrac stock.


                     ASA                CompuTrac          CompuTrac Equivalent
                     Common Stock       Common Stock       Common Stock
January 4, 2002      $1.26              $.41               $ .26
_______, 2002        $                  $                  $

                                 DIVIDEND POLICY

         Neither ASA nor CompuTrac has paid cash dividends on their common stock. ASA's bank agreements restrict its ability to pay dividends. After the merger is completed, ASA does not anticipate paying any cash dividends.

                                  RISK FACTORS

         In evaluating the merger, you should carefully consider the discussion of risks and uncertainties below and you should refer to the matters discussed under the caption "Forward Looking Statements" in this joint proxy statement/prospectus on page ___.

         By voting in favor of the merger, CompuTrac shareholders will be choosing to invest in ASA common stock. An investment in ASA common stock involves a high degree of risk. In addition to the other information contained in this joint proxy statement/prospectus, you should carefully consider all of the following risk factors relating to the proposed merger, ASA and CompuTrac in deciding whether to vote for the merger.

                           Risks Related to the Merger

ASA faces uncertainties relating to the integration of ASA's and CompuTrac's operations, systems and personnel.

         Integrating the operations, systems and personnel of CompuTrac into Rainmaker will be a complex process, and ASA and CompuTrac are uncertain that the integration will be completed in a timely manner or will achieve the anticipated benefits of the merger. The challenges involved in this integration include:

     o retaining existing customers, suppliers and other business partners of each company;

     o retaining and integrating management and other key employees of ASA and CompuTrac;

     o combining product and service offerings effectively, quickly and without disruption to ASA's or CompuTrac's ongoing business;

     o    transitioning all systems to a common information technology system;

     o persuading employees that the business cultures of ASA and CompuTrac are compatible; and

     o developing, maintaining and combining uniform standards, controls, procedures and policies.

         The combined company may not succeed in addressing these risks or any other problems encountered in connection with the merger. The diversion of the attention of ASA's and CompuTrac's management and any difficulties encountered in the process of combining the companies could cause the disruption of, or a loss of momentum in, the activities of ASA's and CompuTrac's businesses.

Current ASA stockholders will face substantial dilution of their ownership interests following the merger.

         In connection with the merger, ASA intends to issue 1,370,679 shares of its common stock to CompuTrac shareholders. Following the merger, ASA stockholders will own approximately 70% of ASA. Therefore, by voting in favor of the issuance of shares pursuant to the merger, ASA stockholders are voting for a transaction that will result in substantial dilution of their ownership interest in ASA.

The value of the ASA common stock to be received by CompuTrac shareholders will fluctuate with ASA's share price, and no adjustment to the exchange ratio will be made as a result of changes in the market price of ASA or CompuTrac common stock.

         At the closing of the merger, each share of CompuTrac common stock will be exchanged for approximately .21 shares of ASA common stock and approximately $.20 in cash, subject to certain adjustments. This exchange ratio will not be adjusted for changes in the market price of ASA common stock or CompuTrac common stock. CompuTrac shareholders will not know the exact market value of ASA's common stock which will be issued to them in the merger at the time of the special meeting of CompuTrac shareholders. Neither ASA nor CompuTrac may terminate or renegotiate the merger agreement, and CompuTrac may not resolicit the vote of its stockholders, solely because of changes in the market price of ASA common stock or CompuTrac common stock. If the price of ASA's common stock declines prior to or on the closing of the merger, the ASA common stock received by CompuTrac shareholders at the closing will have a market value less than the current market value of ASA common stock.

         The market price of ASA's common stock, like that of the shares of many other technology companies, has been and is expected to continue to be volatile. For example, during the twelve months ended on _____ 2002, ASA common stock traded as high as _____ per share and as low as _____ per share. The market price of ASA common stock is expected to continue to fluctuate significantly.

Customer and employee uncertainty about the merger could harm ASA or CompuTrac.

         ASA's and CompuTrac's customers may, in response to the announcement or consummation of the merger, seek alternative sources of product supply or service, or change orders due to uncertainty over the integration of the two companies or the strategic position of the combined company. As a result, ASA or CompuTrac may experience some customer attrition prior to or following the merger which could harm their respective results of operations. In addition, employees of both companies may experience uncertainty about their future roles with ASA. This may adversely affect ASA's ability to attract and retain key management, marketing and technical personnel.

If ASA does not successfully integrate CompuTrac or the merger's benefits do not meet the expectations of investors or financial or industry analysts, the market price of ASA common stock may decline after the merger.

  The market price of ASA common stock may decline as a result of the merger if:

     o the integration of ASA and CompuTrac is not completed in a timely and efficient manner;

     o the perceived benefits of the merger are not achieved as rapidly or to the extent anticipated by financial or industry analysts;

     o the effect of the merger on ASA's financial results is not consistent with the expectations of financial or industry analysts; or

     o significant stockholders of ASA decide to dispose of their shares after the merger because the results of the merger are not consistent with their expectations.

Failure to complete the merger could negatively impact the market price of ASA common stock and CompuTrac common stock.

         If the merger is not completed for any reason, ASA and CompuTrac will be subject to a number of material risks, including:

     o the provision in the merger agreement which provides that CompuTrac could be required to reimburse ASA $150,000 for its expenses and pay ASA $500,000 for terminating the merger agreement, or entering into an acquisition agreement with another company within one year after termination of the merger agreement;

     o the market prices of ASA common stock and CompuTrac common stock may decline to the extent that the current market price of those shares reflect a market assumption that the merger will be completed;

     o significant costs related to the merger, such as filing fees, printing costs, legal and accounting fees, and investment banking fees, must be paid even if the merger is not completed; and

     o benefits that ASA and CompuTrac expect to realize from the merger, such as the potentially enhanced competitive position of the combined company, may not be realized.

         If the merger agreement is terminated and the CompuTrac board of directors seeks another merger or business combination, CompuTrac shareholders cannot be certain that CompuTrac will be able to find another party willing to pay an equivalent or more attractive price than the price to be paid by ASA in the merger.

The merger will result in significant costs to ASA and CompuTrac.

         Costs associated with combining the operations of the two companies are difficult to estimate. Direct transaction costs to ASA, which will be included as part of the total purchase price for accounting purposes, are estimated at approximately $200,000. Direct transaction costs of CompuTrac, which will be expensed in the quarter that the merger closes, are estimated at approximately $155,000. These costs are expected to consist primarily of fees for investment bankers, attorneys, accountants, filing fees and financial printing. The aggregate amount of these costs may be greater than currently anticipated. A substantial amount of these costs will be incurred whether or not the merger is completed. ASA believes the combined company may incur charges to operations, which are not currently reasonably estimable, in the quarter in which the merger is completed or the following quarters, to reflect costs associated with integrating the businesses and operations of ASA and CompuTrac. There can be no assurance that ASA will not incur additional material charges in subsequent quarters to reflect additional costs associated with the merger.

Purchase business combination accounting treatment and the impact of amortization of identifiable intangibles could adversely affect ASA's operating results.

         Under United States generally accepted accounting principles that apply to ASA, ASA will account for the merger as a purchase business combination. ASA will record the following as the cost of acquiring CompuTrac:

     o the market value of ASA common stock issued in connection with the merger;

     o the cash to be paid to CompuTrac shareholders in connection with the merger; and

     o    the amount of direct transaction costs incurred by ASA.

         ASA will allocate the cost of the items described above to the individual assets acquired and liabilities assumed, including deferred compensation and identifiable intangible assets such as technology-based intangible assets, based on their respective fair values. Since the sum of the amounts assigned to the assets acquired and the liabilities assumed is estimated by ASA to exceed the cost of CompuTrac, the excess over cost will be allocated as a pro rata reduction of the amounts that otherwise would be assigned to all of the acquired assets except (a) financial assets other than investments accounted for by the equity method, (b) assets to be disposed of by sale, (c) deferred tax assets,
(d) prepaid assets relating to pension or other postretirement benefit plans, and (e) any other current assets. The excess over cost was estimated to be approximately $1,322,000, computed using the estimated purchase price of $3,300,000. The estimated purchase price is based on a value of $1.35 per share for the approximately 443,440 shares covered under the Stock Repurchase Agreement and a value of $1.27 for the 927,239 remaining shares issued. The $1.27 value for these shares is based on the average market price of ASA's stock for the three days before and after the merger was announced on January 7, 2002. Identified intangible assets, consisting principally of software, which totaled approximately $847,000 after the pro rata reduction of the amounts that otherwise would be assigned, will be amortized over an estimated life of five years. As a result, business combination accounting treatment of the merger will decrease the net income of ASA in the foreseeable future, which could have a material adverse effect on the market value of ASA common stock following the completion of the merger. These amounts are only estimates, however, and actual amounts may differ from these estimates.

During the pendency of the merger, CompuTrac may not be able to enter into a merger or business combination with another party at a favorable price because of restrictions in the merger agreement.

         Until the merger is completed or the merger agreement is terminated, subject to specified exceptions, CompuTrac is prohibited from entering into or soliciting, initiating or encouraging any inquiries or proposals that may lead to a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, tender offer, sale of shares of capital stock or other similar transaction regarding CompuTrac as a whole with any person or entity other than ASA. In addition, CompuTrac agreed to reimburse ASA $150,000 for its expenses and pay ASA a termination fee of $500,000 in specified circumstances. These provisions could discourage other companies from seeking to acquire CompuTrac even though those other companies might be willing to offer greater value to CompuTrac shareholders than ASA has offered in the merger. The payment of the termination fee could also have a material adverse effect on CompuTrac's financial condition.

CompuTrac executive officers and directors have interests that may influence them to support and approve the merger.

         The directors and executive officers of CompuTrac will receive continuing insurance coverage and indemnification against certain liabilities. In addition, some of the directors and officers have employment or other offers that provide them with interests in the merger that are different from, or are in addition to, your interests in the merger.

         Rainmaker will enter into an employment agreement and a non-competition agreement with Harry W. Margolis which will become effective upon completion of the merger. ASA will enter into a stock repurchase agreement with Harry W. Margolis and certain members of his family which will become effective upon completion of the merger. In addition, prior to the closing of the merger, CompuTrac will repay to Mr. Margolis $817,659 (principal payments of $200,000 were made December 2001) plus accrued interest due from CompuTrac to Mr. Margolis pursuant to an outstanding promissory note.

         As a result of these agreements and arrangements, these directors and officers may be more likely to vote to adopt and approve the merger agreement and approve the merger than if they did not have these interests. See the section entitled "THE MERGER - Interests of CompuTrac Directors and Officers in the Merger" beginning on page ____ of this document.


                Risks Associated with Combined Company Operations

ASA and CompuTrac are heavily dependent on the software industry in general and the legal financial management software market in particular, and changes in the industry could harm the combined company's business and operating results.

         ASA's and CompuTrac's businesses are heavily dependent on the health of the legal financial management software market. ASA's customers are primarily law firms with between 20 and 200 lawyers. CompuTrac's customers are primarily law firms with between 20 and 300 lawyers. This market, and the software industry as a whole, are subject to rapid technological change and product obsolescence.

         The software industry is also subject to economic cycles and has in the past experienced, and is likely in the future to experience, recessionary periods. In particular, many sectors of the software industry are currently experiencing the effects of a downturn in economic conditions. This downturn is leading to reduced demand for the services provided by software companies like ASA and CompuTrac. These changes in demand and in economic conditions have resulted and may continue to result in customer cancellation or rescheduling of orders, which could affect ASA's results of operations following the merger. In addition, a protracted general recession in the software industry could have a material adverse effect on ASA's business, financial condition and results of operations following the merger.

ASA's operating results may fluctuate substantially, which may cause its stock price to fall.

         ASA's and CompuTrac's quarterly and annual results of operations have varied significantly in the past, and ASA anticipates that its operating results following the merger will vary significantly in the future due to a number of factors including, but not limited to, the following:

     o    volume and timing of orders from major customers;

     o a lengthy sales cycle for large orders while the customer evalutes and receives approval for the purchase of products or services;

     o    mix of products and services;

     o    pricing and other competitive pressures;

     o delays in new product development, which could cause ASA to be unable to meet customer delivery schedules;

     o    economic conditions in the software industry;

     o    ASA's ability to time expenditures in anticipation of future revenues;
          and

     o orders are shipped as received and, as a result, ASA often has little or no backlog except for support and service revenue. Such fluctuations and general economic uncertainty could have a material adverse impact on ASA's ability to maintain liquidity and raise additional capital.

ASA is subject to risks associated with acquisitions, and these risks could harm ASA's operating results and cause its stock price to decline.

         ASA has historically pursued a strategy of growth through acquisitions. These acquisitions have primarily involved acquisitions of entire companies. Acquisitions of companies and businesses and expansion of operations involve certain risks, including the following:

     o the potential inability to successfully integrate acquired operations, product lines, technologies, personnel and businesses or to realize anticipated synergies, economies of scale or other value;

     o    diversion of management's attention;

     o    difficulties in coordinating management of operations at new sites;

     o difficulties associated with managing and integrating operations in distant geographic locations;

     o the possible need to restructure, modify or terminate customer relationships of the acquired company; and

     o    loss of key employees of acquired operations.

         ASA may experience problems in integrating operations previously acquired by ASA or operations associated with any future acquisition. ASA and CompuTrac cannot assure you that any recent or future acquisition will result in a positive contribution to ASA's results of operations. Furthermore, ASA and CompuTrac cannot assure you that the combined company will realize value from any acquisition which equals or exceeds the consideration paid. In particular, the successful combination of ASA with any business ASA acquires in the future will require substantial effort for each company, including the integration and coordination of sales and marketing efforts. The diversion of the attention of management and any difficulties encountered in the transition process, including the interruption of, or a loss of momentum in, the activities of any future acquisition, problems associated with integration of management information and reporting systems, and delays in implementation of consolidation plans, could harm ASA's ability to realize the anticipated benefits of any future acquisition. Any failure by ASA to realize the anticipated benefits of its acquisitions could harm its business, financial condition and operating results, and could cause the price of ASA's common stock to decline. In addition, future acquisitions may result in significantly dilutive issuances of equity securities, the incurrence of additional debt, large one-time write-offs and the creation of goodwill or other intangible assets that could result in amortization expense or impairment charges. These factors could harm ASA's business, financial condition and operating results and cause the price of ASA's common stock to decline.

Some executives officers and key personnel are critical to ASA's business and these officers and key personnel may not remain with ASA in the future.

         ASA's success depends upon the continued service of some executive officers and other key personnel. Generally, neither ASA's nor CompuTrac's employees are bound by employment or noncompetition agreements, and there can be no assurance that ASA will retain its officers and key employees. If ASA loses the services of Alfred C. Angelone, chairman and chief executive officer of ASA, or one or more of its other executive officers or key employees, or if one or more of these individuals decides to join a competitor or otherwise compete with ASA, ASA's business, operating results and financial condition could be seriously harmed.

ASA may need additional capital in the future, which may not be available.

         ASA has entered into a revolving demand loan agreement with a bank for up to $1,500,000 (which cannot exceed 80% of qualified accounts receivables), bearing interest at a rate approximating prime minus .5%, which extends through June 30, 2002. The revolving demand loan is subject to certain terms and conditions, including maintenance of a stated tangible net worth, stated debt service coverage and debt to tangible net worth ratios. Payment of dividends is prohibited under the terms of the agreement. Borrowings are secured by the personal property of ASA. Although ASA has no indebtedness under the revolving demand loan agreement, ASA may need to borrow money in the future. If ASA is unable to borrow under the agreement, ASA may be unable to raise sufficient additional capital when needed, on favorable terms, or at all. If ASA's borrowings under the agreement are insufficient, the agreement includes provisions and covenants that would restrict ASA's ability to incur further indebtedness. If ASA's capital resources are insufficient to meet future capital requirements, ASA will have to raise additional funds. The sale of equity or convertible debt securities in the future may be dilutive to ASA's stockholders. If ASA is unable to obtain adequate funds on reasonable terms, ASA may be required to curtail operations significantly or to obtain funds by entering into financing agreements on unattractive terms.

ASA may need to refinance its headquarters in the future, which may not be possible.

        ASA has a mortgage related to its corporate headquarters in Framingham, Massachusetts. The mortgage note, in the original amount of $3,000,000 with interest at 7.24% for 10 years, provides for monthly principal and interest payments of $20,445 through October 2008 with a final payment of approximately $2,638,000 plus interest. If ASA's capital resources are insufficient to meet the monthly or final payment obligations, ASA will have to raise additional funds or relocate its headquarters, which may not be possible on attractive or reasonable terms.

Failure to manage ASA's growth may seriously harm its business.

         ASA and CompuTrac's businesses have grown in recent years through both internal expansion and acquisitions, and continued growth may cause a significant strain on ASA's infrastructure and internal systems. To manage ASA's growth effectively, ASA must continue to improve and expand its management information systems. Future acquisitions could place additional strains on ASA's management infrastructure. If ASA is unable to manage growth effectively, its results of operations could be harmed.

The trading price of ASA's common stock may be volatile, and the value of your investment could decline.

         The trading prices of ASA's common stock and CompuTrac's common stock have been and could in the future be subject to significant fluctuations in response to variations in quarterly operating results, developments in the software industry, changes in general economic conditions and economic conditions in the software industry and the legal financial management software market in particular, changes in securities analysts' recommendations regarding ASA's and CompuTrac's securities, and other factors. In addition, the stock market in recent years has experienced significant price and volume fluctuations which have affected the market prices of technology companies and which have been unrelated to or disproportionately impacted by the operating performance of those companies. For example, ASA's common stock price has fluctuated from a high of approximately $___ to a low of approximately $____ during the 52 weeks ended ____, 2002 and CompuTrac's common stock price has fluctuated from a high of approximately $___ to a low of approximately $_____ during the 52 weeks ended ____, 2002. These broad market fluctuations may cause the market price of ASA's common stock to decline, which could diminish the value of your investment.


                           FORWARD LOOKING STATEMENTS

     You should not rely on forward looking statements in this joint proxy statement/prospectus. This joint proxy statement/prospectus and documents incorporated by reference into this joint proxy statement/prospectus contain forward looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to ASA's and CompuTrac's financial conditions, operating results and businesses and on the expected impact of the merger on ASA's financial performance. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends," "may," "will," "should," "estimates," "predicts," "potential," "continue" and similar expressions to identify such forward looking statements. These forward looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward looking statements.

         Some of the factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, but are not limited to, the following possibilities:

     o successfully integrating ASA's and CompuTrac's operations, systems and personnel may be more difficult than we expect;

     o ASA may not be able to retain and hire key executives, technical personnel and other employees;

     o the transaction may not close due to the failure to obtain required stockholder approvals;

     o    ASA may not effectively manage its growth;

     o relationships with customers, suppliers, and strategic partners may change to ASA's disadvantage;

     o    ASA's operating costs may be higher than anticipated;

     o general economic conditions or conditions in securities markets may be less favorable than we currently anticipate; and

     o    costs related to the merger may be more than we currently anticipate.

         Some of these factors and additional risks and uncertainties are further discussed under the other factors identified in the "Risk Factors" section beginning on page ___. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. ASA and CompuTrac shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this joint proxy statement/prospectus or the date of any document incorporated by reference.

                     THE SPECIAL MEETING OF ASA STOCKHOLDERS

Joint Proxy Statement/Prospectus

         This joint proxy statement/prospectus is being furnished to you in connection with the solicitation of proxies by ASA's board of directors in connection with the proposed merger, the proposed increase in the authorized shares of ASA common stock, the election of directors of ASA, and the ratification of ASA's auditors. This joint proxy statement/prospectus is first being furnished to stockholders of ASA on or about ____, 2002.

Date, Time and Place of the Special Meeting

         The special meeting of stockholders of ASA is scheduled to be held as follows:

         ________, 2002
         10:00 a.m., local time
         ASA International Ltd.
         10 Speen Street
         Framingham, Massachusetts

Purposes of the Special Meeting

         The special meeting is being held to approve the issuance of shares of ASA common stock to CompuTrac shareholders in connection with the merger; to increase the authorized shares of ASA common stock to 8,000,000 shares; to elect five members of ASA's Board of Directors; to ratify the selection of Sansiveri, Kimball & McNamee, L.L.P. as ASA's independent auditors for the fiscal year ending December 31, 2002; and to transact any other business that properly comes before the special meeting or any adjournment thereof.

         If the stockholders of ASA approve the issuance of shares of ASA common stock and the other conditions to the completion of the merger are satisfied or waived, CompuTrac will merge with and into Rainmaker, which will survive the merger as a wholly-owned subsidiary of ASA. You will not receive any additional shares of ASA common stock or be required to exchange your ASA stock certificates in connection with the merger.

Recommendation of the ASA Board of Directors

         The members of the board of directors of ASA unanimously concluded that the merger agreement and the merger are in the best interests of ASA stockholders, and the board unanimously recommends that the stockholders vote FOR the proposal to approve the issuance of ASA common stock to CompuTrac shareholders in connection with the merger. The board also unanimously recommends that the stockholders vote FOR the increase in authorized shares of ASA common stock; the election of five members of the Board of Directors; and the ratification of the selection of Sansiveri, Kimball & McNamee, L.L.P. as ASA's independent auditors for the fiscal year ending December 31, 2002.

Stockholder Record Date for the Special Meeting

         ASA's board of directors has fixed the close of business on ____, 2002 as the record date for determination of ASA stockholders entitled to notice of, and to vote at, the special meeting. On the record date, there were 2,982,397 shares of ASA common stock outstanding, held by approximately ____ holders of record.

Vote of ASA Stockholders Required to Approve the Proposals

         A majority of the outstanding shares of ASA common stock entitled to vote at the special meeting must be represented, either in person or by proxy, to constitute a quorum at the special meeting. The affirmative vote of the holders of at least a majority of the shares of ASA common stock represented at the special meeting is required to approve the issuance of ASA common stock in connection with the merger, and to ratify the selection of Sansiveri, Kimball & McNamee, L.L.P. as ASA's independent auditors for the fiscal year ending December 31, 2002. The election of directors will be determined by a plurality of the votes cast at the meeting. The affirmative vote of the holders of at least a majority of the shares of ASA common stock outstanding and entitled to vote at the special meeting is required to approve the increase in the authorized shares of ASA common stock. You are entitled to one vote for each share of ASA common stock held by you on the record date on each proposal to be presented to stockholders at the special meeting.

         ASA's directors and certain ASA executive officers, in their capacity as stockholders, have agreed to vote their shares of ASA common stock in favor of each proposal. As of the record date these stockholders held 685,363 shares of ASA common stock representing approximately 23% of the outstanding shares of ASA common stock as of the record date, exclusive of the 665,597 shares owned by Trade Point Systems LLC, representing approximately 22.3% of the outstanding shares of ASA common stock as of the record date, for which ASA has an irrevocable proxy (see "OTHER PROPOSALS TO BE CONSIDERED AT THE ASA SPECIAL MEETING - Proposal No. 3 Election Of Directors - Certain Transactions").

Proxies

         All shares of ASA common stock represented by properly executed proxy cards received before or at the special meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on the proxy cards. If no instructions are indicated on a properly executed proxy card, the shares will be voted FOR approval of the share issuance, the increase in authorized shares of common stock, the election of directors of the individuals named in this prospectus/joint proxy statement, and the ratification of Sansiveri, Kimball & McNamee, L.L.P. as ASA's independent auditors. You are urged to mark a box on the proxy card to indicate how to vote your shares.

         If a properly executed proxy card is returned and the stockholder has instructed the proxies to abstain from voting on the share issuance in connection with the merger or the authorized increase of shares of common stock, the ASA common stock represented by the proxy will be considered present at the special meeting for purposes of determining a quorum, but will not be voted for or against such proposals, thereby having the effect of being a vote against such proposal. If your shares are held in an account at a brokerage firm or bank, you must instruct such institution how to vote your shares. If an executed proxy card is returned by a broker holding shares in the name of a brokerage firm or bank, which indicates that the broker or bank does not have instructions or discretionary authority to vote on approval of the proposals, the shares will be considered present at the meeting for the purpose of determining a quorum, but will not be considered to have been voted in favor of approval of the share issuance and the increase in authorized shares of ASA common stock. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker or bank.

         Because the increase in the authorized shares of ASA common stock requires the affirmative vote of a majority of the shares of ASA common stock outstanding on the record date, abstentions, failures to vote and broker non-votes will have the same effect as a vote against this proposal.

         ASA does not expect that any matters other than those set forth above will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld in the proxy.

Revocation of Proxies

         You may revoke your proxy at any time before it is voted by:

     o notifying in writing the secretary of ASA at 10 Speen Street, Framingham, Massachusetts 01701;

     o    properly submitting a subsequent proxy card; or

     o    appearing in person and voting at the special meeting.

         Attendance at the special meeting will not in and of itself constitute the revocation of a proxy.

Solicitation of Proxies

         ASA and CompuTrac will share equally the expenses incurred in connection with the printing of this joint proxy statement/prospectus. Each of ASA and CompuTrac will pay the costs of mailing this joint proxy statement/prospectus to its respective stockholders. ASA will also request banks, brokers and other intermediaries holding shares of ASA common stock beneficially owned by others to send this joint proxy statement/prospectus to, and obtain proxies from, the beneficial owners and may reimburse the holders for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, telegram and other electronic means, advertisements and personal solicitation by the directors, officers or employees of ASA. No additional compensation will be paid to directors, officers or employees for such solicitation.

                  THE SPECIAL MEETING OF COMPUTRAC SHAREHOLDERS


Joint Proxy Statement/Prospectus

         This joint statement/prospectus is being furnished to you in connection with the solicitation of proxies by CompuTrac's board of directors in connection with the proposed merger. This joint proxy statement/prospectus is first being furnished to shareholders of CompuTrac on or about ______, 2002.

Date, Time and Place of the Special Meeting

         The special meeting of shareholders of CompuTrac is scheduled to be held as follows:

         __________, 2002
         9:00 a.m. local time
         CompuTrac, Inc.
         222 Municipal Drive
         Richardson, Texas

Purpose of the Special Meeting

         At the special meeting CompuTrac will ask you to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 3, 2002, by and among ASA International Ltd., a Delaware corporation, Rainmaker Software, Inc., a Delaware corporation and wholly-owned subsidiary of ASA, and CompuTrac, Inc., a Texas corporation, and the merger provided for therein; and to transact any other business that properly comes before the special meeting or any adjournment thereof.

         If the shareholders of CompuTrac approve and adopt the merger agreement and approve the merger and the other conditions to completion of the merger are satisfied or waived, CompuTrac will merge with and into Rainmaker, which will survive the merger as a wholly-owned subsidiary of ASA. You will be entitled to receive approximately .21 shares of ASA common stock and approximately $.20 in cash, subject to certain adjustments, for each share of CompuTrac common stock you hold at the effective time of the merger.

Recommendation of CompuTrac Board of Directors

         The board of directors of CompuTrac has approved and adopted the merger agreement and has determined that the merger, upon the terms and conditions contained in the merger agreement, is in the best interests of, and is on terms that are fair to, CompuTrac's shareholders. The board of directors unanimously recommends that the shareholders vote FOR the proposal to approve and adopt the merger agreement and approve the merger.

Record Date for the Special Meeting

         CompuTrac's board of directors has fixed the close of business on ____, 2002 as the record date for determination of CompuTrac shareholders entitled to notice of, and to vote at, the special meeting. On the record date, there were 6,537,389 shares of CompuTrac common stock outstanding, held by approximately ____ holders of record.

Vote of CompuTrac Shareholders Required for Adoption and Approval of the Merger Agreement

         You are entitled to one vote for each share of CompuTrac common stock held by you on the record date on each proposal to be presented to shareholders at the special meeting. A majority of the outstanding shares of CompuTrac common stock entitled to vote at the special meeting must be represented, either in person or by proxy, to constitute a quorum at the special meeting. CompuTrac will count shares of its common stock represented in person or by proxy for the purpose of determining whether a quorum is present at the special meeting. CompuTrac will also treat shares that abstain from voting as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists.

         The affirmative vote of the holders of at least two-thirds of the shares of CompuTrac common stock outstanding on the record date and entitled to vote at the special meeting is required to approve the merger.

         Harry W. Margolis, the chairman and Chief Executive Officer of CompuTrac, and certain members of his family, have entered into an agreement with ASA which, among other things, gives ASA the right to vote such shares in favor of the merger. As of the record date these shareholders held 2,114,966 shares of CompuTrac common stock representing approximately 32.4% of the outstanding shares of CompuTrac common stock as of the record date. In addition, other CompuTrac directors and executive officers, in their capacity as shareholders, have agreed to vote their shares of CompuTrac common stock in favor of the approval and adoption of the merger agreement and approval of the merger. As of the record date, these shareholders held approximately 128,120 shares of CompuTrac common stock, representing approximately 2% of the outstanding CompuTrac common stock as of the record date.

Proxies

         All shares of CompuTrac common stock represented by properly executed proxy cards received before or at the special meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on the proxy cards. If no instructions are indicated on a properly executed proxy card, the shares will be voted FOR approval and adoption of the merger agreement and the merger. You are urged to mark a box on the proxy card to indicate how to vote your shares.

         If a properly executed proxy card is returned and the shareholder has instructed the proxies to abstain from voting on approval and adoption of the merger agreement and approval of the merger, the CompuTrac common stock represented by the proxy will be considered present at the special meeting for purposes of determining a quorum, but will not be voted for or against approval of the merger, thereby having the effect of being a vote against approval of the merger. If your shares are held in an account at a brokerage firm or bank, you must instruct such institution how to vote your shares. If an executed proxy card is returned by a broker holding shares in the name of a brokerage firm or bank, which indicates that the broker or bank does not have instructions or discretionary authority to vote on adoption of the merger agreement, the shares will be considered present at the meeting for the purpose of determining a quorum, but will not be considered to have been voted in favor of approval and adoption of the merger agreement and the approval of merger. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker or bank.

         Because approval and adoption of the merger agreement and approval of the merger require the affirmative vote of two-thirds of the shares of CompuTrac common stock outstanding on the record date, abstentions, failures to vote and broker non-votes will have the same effect as a vote against the merger.

         CompuTrac does not expect that any matters other than the approval and adoption of the merger agreement and approval of the merger will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld in the proxy.

Revocation of Proxies

         Any proxy you give may be revoked at any time before it is voted at the special meeting. You may revoke a proxy by doing any of the following:

     o notifying in writing the secretary of CompuTrac at 222 Municipal Drive, Richardson, Texas 75080;

     o    properly submitting a subsequent proxy card; or

     o    appearing in person and voting at the special meeting.

         Attendance at the special meeting will not in and of itself constitute the revocation of a proxy.

Solicitation of Proxies

         ASA and CompuTrac will share equally the expenses incurred in connection with the printing of this joint proxy statement/prospectus. Each of ASA and CompuTrac will pay the costs of mailing this joint proxy statement/prospectus to its respective stockholders. CompuTrac will also request banks, brokers and other intermediaries holding shares of CompuTrac common stock beneficially owned by others to send this joint proxy statement/prospectus to, and obtain proxies from, the beneficial owners and may reimburse the holders for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, telegram and other electronic means, advertisements and personal solicitation by the directors, officers or employees of CompuTrac. No additional compensation will be paid to directors, officers or employees for such solicitation.

         You should not send in any CompuTrac stock certificates with your proxy card. A transmittal letter with instructions for the surrender of stock certificates will be mailed to you as soon as possible after completion of the merger.

                                 THE MERGER


         This section of the joint proxy statement/prospectus describes material aspects of the proposed merger, including the merger agreement. While we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should read this entire joint proxy statement/prospectus and the other documents to which we refer carefully for a more complete understanding of the merger. In addition, we incorporate important business and financial information about ASA into this joint proxy statement/prospectus by reference. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled "WHERE YOU CAN FIND MORE INFORMATION" on page ____ of this joint proxy statement/prospectus.

Effect of the Merger and Conversion of CompuTrac Common Stock

         Upon the closing of the merger, CompuTrac will merge with and into Rainmaker Software, Inc., a wholly-owned subsidiary of ASA, which will survive the merger as a wholly-owned subsidiary of ASA. Following the merger, CompuTrac's operations will be conducted by Rainmaker as a wholly-owned subsidiary of ASA. CompuTrac shareholders will become ASA stockholders, and their rights as stockholders will be governed by ASA's certificate of incorporation, as amended, ASA's bylaws and laws of the State of Delaware. See "COMPARISON OF RIGHTS OF HOLDERS OF ASA COMMON STOCK AND COMPUTRAC COMMON STOCK" beginning on page ___ of this joint proxy statement/prospectus.

         At the closing of the merger, by virtue of the merger and without any action on the part of ASA, Rainmaker, CompuTrac or any of their stockholders, each share of CompuTrac common stock issued and outstanding immediately prior to the effective time will be cancelled, extinguished and automatically converted into the right to receive approximately .21 shares of ASA common stock and approximately $.20 in cash, subject to certain adjustments, upon surrender of the certificate representing such share of CompuTrac common stock in the manner provided for in the merger agreement, or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and bond, if required. The exchange ratio in the merger will be appropriately adjusted in the event of any stock split, stock dividend, reorganization, recapitalization, reclassification or similar change with respect to ASA common stock or CompuTrac common stock occurring prior to the closing of the merger, and for the exercise of any outstanding options to purchase shares of CompuTrac common stock. However, no adjustment in the exchange ratio will be made for changes in the relative market prices of ASA and CompuTrac shares. No fractional shares of ASA common stock will be issued in connection with the merger. CompuTrac shareholders will receive cash, without interest, in lieu of the issuance of any fractional shares of ASA common stock which would have been otherwise issuable to CompuTrac shareholders as a result of the merger. Each share of CompuTrac common stock held by CompuTrac or any direct or indirect wholly-owned subsidiary of CompuTrac immediately prior to the closing of the merger will be cancelled and extinguished.

Background of the Merger

        In May 2001 James Hammond, the President of Rainmaker Software, contacted Harry W. Margolis, the Chief Executive Officer of CompuTrac, to initiate a discussion regarding the possible consolidation of vendors in the legal financial management software market. On May 23, 2001, Mr. Hammond met in Baltimore, Maryland with Jay Stromberg, CompuTrac's Vice President - Sales, and David Golemon, CompuTrac's General Manager, to begin discussions regarding such a consolidation.

        On June 3, 2001, Mr. Hammond sent to Mr. Margolis a report prepared by ASA regarding consolidation opportunities in the legal financial management software market.

        On June 7, 2001, ASA and CompuTrac entered into a confidentiality and standstill agreement, pursuant to which the parties agreed to keep confidential any non-public information disclosed to each other. CompuTrac also agreed that for a period of 13 months after the date of the confidentiality agreement, CompuTrac would not, without the invitation of ASA's board of directors, acquire or offer, propose or solicit the acquisition of any securities, business or assets of ASA, solicit proxies from stockholders of ASA or otherwise seek to control or influence ASA. CompuTrac also agreed not to solicit any officers or employees of ASA with whom CompuTrac had contact to leave ASA's employment or accept employment by CompuTrac.

        On June 27, 2001, Alfred C. Angelone, the Chief Executive Officer of ASA, and Mr. Hammond met with Mr. Margolis at CompuTrac's offices in Richardson, Texas to continue discussions regarding consolidation opportunities in the legal financial management software market.

        On June 29, 2001, Mr. Hammond spoke by telephone with Greg Jones, Senior Vice President of Capital West Securities, Inc., CompuTrac's financial advisor, regarding CompuTrac.

        On July 12, 2001, Mr. Hammond met with Mr. Margolis, Mr. Stromberg, Mr. Golemon and Sandy Pardue, CompuTrac's Chief Financial Officer, to review CompuTrac's financial results, products and clients.

        On July 23 and 24, 2001, Mr. Hammond met with Mr. Stromberg and Mr. Golemon at ASA's offices in Blue Bell, Pennsylvania, to review Rainmaker's products and clients.

        During August and September 2001, Mr. Hammond and Mr. Margolis had individual meetings and various telephone conversations regarding the possible combination of Rainmaker and CompuTrac with a third vendor in the legal financial management software market. In late September 2001, ASA and CompuTrac decided to pursue a transaction between ASA and CompuTrac, which would not include any other vendors in the legal financial management software market.

        Also during August and September 2001, Mr. Angelone, Mr. Hammond and Mr. Margolis, in telephone conversations and exchanges of e-mails, discussed various possible structures for a transaction between ASA and CompuTrac and possible valuations of CompuTrac's and Rainmaker Software's respective businesses.

        On October 9, 2001, Mr. Margolis delivered to Mr. Angelone and Mr. Hammond a proposed term sheet for a transaction between ASA and CompuTrac. During October 2001, in telephone conversations and exchanges of e-mails, ASA and CompuTrac continued to discuss and negotiate the terms of a possible transaction between ASA and CompuTrac.

        On October 15 and 16, 2001, Mr. Hammond met at CompuTrac's offices with Mr. Margolis, Lynda Thomas, CompuTrac's Vice President - Administration, Mr. Pardue, and David Hester, CompuTrac's

Vice President - CT Labs, to discuss business plans for CompuTrac, Rainmaker and a possible combined company.

        On October 23, 2001, the ASA board of directors met at ASA's offices and discussed a possible transaction with CompuTrac. Following this meeting, ASA and CompuTrac continued to discuss and negotiate the terms of a possible transaction.

        Between June 7, 2001 and October 31, 2001, Mr. Margolis consulted with members of CompuTrac's board of directors on an individual basis regarding the proposed transaction.

        On November 2, 2001, ASA and CompuTrac executed a non-binding memorandum of understanding pursuant to which ASA would, in exchange for shares of ASA common stock which would represent 30% of ASA's outstanding shares of common stock following the acquisition, either (a) acquire all of the outstanding common stock of CompuTrac or (b) acquire all of CompuTrac's assets. In either event, the CompuTrac shareholders would retain CompuTrac's cash remaining after repayment of a promissory note due to Mr. Margolis and certain other adjustments. The non-binding memorandum of understanding was subject to the negotiation of a definitive acquisition agreement, due diligence investigation of each party's business by the other party, and the approval of ASA's and CompuTrac's boards of directors.

        Between November 2, 2001 and January 4, 2001, ASA, CompuTrac, Epstein, Becker & Green, P.C., ASA's legal counsel, and Winstead Sechrest & Minick P.C., CompuTrac's counsel, drafted and negotiated the merger agreement, the Management Agreement, the Stockholders Agreement, the forms of Mr. Margolis' employment and non-competition agreements, and the form of the Stock Repurchase Agreement. These negotiations took place in a number of telephone conversations and e-mail exchanges.

        On November 15 and 16, 2001, Mr. Hammond met at CompuTrac's offices with Mr. Margolis and other employees of CompuTrac to review CompuTrac's business plans and plans to combine CompuTrac's and Rainmaker's businesses. On December 16, 17 and 18, 2001, Mr. Hammond met with various CompuTrac employees at CompuTrac's offices to continue the business planning process.

        Between October 23, 2001 and December 2001, Mr. Angelone consulted with members of ASA's board of directors on an individual basis regarding the proposed transaction. During December 2001, ASA's board of directors reviewed the proposed transaction with CompuTrac with ASA's management and outside advisors. On December 26, 2001, by unanimous written consent, ASA's board of directors authorized ASA to enter into the merger agreement and related agreements.

        On December 27, 2001, a telephonic meeting of the CompuTrac board of directors was held. At the meeting, a representative of Capital West presented a summary of Capital West's fairness opinion, including a description of the analyses conducted by Capital West in preparing its opinion. The members of the CompuTrac board then discussed the proposed transaction in detail and authorized CompuTrac to enter into the merger agreement and related agreements and to seek stockholder approval of the merger.

         On Friday, January 4, 2002, ASA and CompuTrac entered into the merger agreement. On Monday, January 7, 2002, ASA and CompuTrac issued a joint press release announcing the merger.

Joint Reasons for the Merger

         The boards of directors of ASA and CompuTrac have determined that a combined company would be positioned to compete more effectively in the legal financial management software market, thereby increasing the potential for improved long-term operating and financial results. In particular, the boards believe that the merger will create the opportunity for ASA and CompuTrac to:

     o build an industry-leading legal financial management software company offering customers technology leadership and a wide range of software solutions;

     o enhance their ability to serve their existing customer bases through increased scale;

     o combine, and thereby broaden and diversify, their customer bases and revenue streams; and

     o use their combined financial strength to better position the combined company to compete more effectively for other acquisition opportunities.

Recommendation of ASA's Board of Directors and ASA's Reasons for the Merger

         In reaching its decision to adopt the merger agreement and approve the merger and the share issuance, the ASA board of directors consulted with ASA's management, its legal counsel and tax advisors. The ASA board of directors believed that the combined experience of its members and ASA management enabled the ASA board of directors to make an informed decision regarding the merger agreement, the merger and the share issuance.

         The board of directors of ASA unanimously concluded that the merger is consistent with and in furtherance of the long-term business strategy of ASA and is in the best interests of ASA and the ASA stockholders. Accordingly, the board of directors, by unanimous written consent dated December 26, 2001, determined to recommend that the ASA stockholders approve the issuance of the shares of ASA common stock to CompuTrac shareholders in connection with the merger. The summary set forth below briefly describes certain of the reasons, factors and information taken into account by the ASA board in reaching its conclusion. The ASA board did not assign any relative or specific weights to the factors considered in reaching such determination, and individual directors may have given differing weights to different factors.

         In reaching its determination, the ASA board consulted with ASA's management, legal counsel and tax advisors, and carefully considered a number of factors, including:

     o the potential strategic benefits of the merger, including without limitation, the expanded market presence of the combined company and the ability of the combined company to provide a full range of legal financial management software;

     o historical information concerning ASA's and CompuTrac's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position, including public reports concerning results of operations for each company filed with the Securities and Exchange Commission;

     o ASA management's view of the financial condition, results of operations and businesses of ASA and CompuTrac before and after giving effect to the merger;

     o Current financial market conditions and historical market prices, volatility and trading information with respect to ASA common stock and CompuTrac common stock;

     o the consideration to be received by CompuTrac shareholders in the merger and the relationship between the current and historical market values of ASA common stock and CompuTrac common stock and a comparison of comparable acquisition transactions;

     o the belief that the terms of the merger agreement, including the parties' respective representations, warranties and covenants, and the conditions to their respective obligations, are reasonable;

     o    the prospects of ASA independent of CompuTrac;

     o the potential for other parties to enter into strategic relationships with or to acquire ASA or CompuTrac, and the available acquisition candidates for ASA to pursue in furtherance of its growth strategy;

     o    the impact of the merger on ASA's customers and employees; and

     o reports from management and consultation with ASA's legal and tax advisors as to the results of the due diligence investigation of CompuTrac.

         In its deliberations, the ASA board of directors identified several potential negative factors, including the following:

     o the risk that the potential benefits of the merger may not be realized;

     o the challenges of integrating the management teams, strategies, cultures and organizations of the two companies, particularly given the geographic separation of their facilities;

     o the risk that CompuTrac's financial results will not meet expectations;

     o the risk of disruption of sales momentum as a result of uncertainties created by the announcement of the merger or customers' concerns regarding integration of the combined company's operations and the ability of ASA to provide a high level of service;

     o the risk that the merger might not occur despite the parties' efforts, even if approved by the holders of each company's common stock;

     o the substantial costs and financial statement charges to be incurred in connection with the merger, including costs of integrating the business and transaction expenses arising from the merger;

     o the effect of the public announcement of the merger and the possibility that the merger might not be consummated on ASA's sales and operating results and ASA's ability to attract and retain key management, marketing and technical personnel; and

     o other applicable risks described in the section of this joint proxy statement/prospectus entitled "Risk Factors" beginning on page ____.

         The foregoing discussion of the information and factors considered by the ASA board of directors is not intended to be exhaustive but includes the material factors considered by the ASA board of directors. In view of the complexity and wide variety of information and factors, both positive and negative, considered by the ASA board of directors, it did not find it practical to quantify, rank or otherwise assign relative or specific weights to the factors considered. In addition, the ASA board did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor. Instead, the ASA board of directors conducted an overall analysis of the factors describe above, including discussions with ASA's management and ASA's legal and tax advisors. In considering the factors described above, individual members of the ASA board of directors may have given different weights to different factors.

         The ASA board considered all these factors as a whole and believed the factors supported its determination to approve the merger.

         After taking into consideration all of the factors set forth above, the members of ASA's board of directors unanimously concluded that the merger is consistent with and in furtherance of the long-term business strategy of ASA and is in the best interests of ASA and the ASA stockholders and that ASA should proceed with the merger.

Recommendation of CompuTrac's Board of Directors and CompuTrac's Reasons for the Merger

         In reaching its decision to approve and adopt the merger agreement and the merger, the CompuTrac board of directors consulted with CompuTrac's management and its legal counsel, accountants, tax advisors and financial advisor. CompuTrac did not seek out alternative acquirors or merger partners. The CompuTrac board determined that ASA offered the greatest potential for long-term value to CompuTrac shareholders. The CompuTrac board of directors believed that the combined experience of the members of the board of directors and the executive officers of CompuTrac enabled the CompuTrac board of directors to make an informed decision with respect to the terms of the proposed merger and a decision not to seek alternative acquirors or merger partners. Among the factors considered by the CompuTrac board of directors in its deliberations were the following:

         Terms of the Transaction. In reaching its decision, the CompuTrac board of directors reviewed CompuTrac's business, results of operations, and near-and long-term prospects as an independent entity, its business model, and the financial aspects and timing of the merger as compared to continuing as an independent company. CompuTrac's board of directors also considered CompuTrac's strategic position in its industry, its management succession planning, its near-and long-term prospects and anticipated value of the combined company resulting from the merger. The CompuTrac board of directors viewed ASA as having a track record that demonstrates the ability to compete effectively in the legal financial management software market. In analyzing the terms of the proposed transaction with ASA, the CompuTrac board of directors took into account:

     o    The current and historical market prices of ASA common stock;

     o The risks and possible rewards associated with the ownership of ASA common stock;

     o The substantial number of shares of ASA common stock and the amount of cash to be delivered to CompuTrac shareholders in the merger, which reflected, in the view of the CompuTrac board of directors, a fair valuation of CompuTrac;

     o The terms of the merger agreement, including representations and warranties, conditions to closing and rights of termination;

     o The anticipated favorable impact of the merger on customers, suppliers and employees of CompuTrac and ASA;

     o The expected qualification of the merger as a tax-free reorganization under Section 368 of the Internal Revenue Code with respect to the shares of ASA common stock to be received by the CompuTrac shareholders;

     o    The likelihood that the merger would be completed; and

     o The opinion of Capital West Securities, Inc. to the effect that, as of the date of its opinion, the consideration to be received by CompuTrac's shareholders pursuant to the merger agreement was fair, from a financial point of view, to CompuTrac's shareholders (the full text of such opinion, which sets forth assumptions made, matters considered and limitation on the review undertaken in connection with the opinion, is attached to this joint proxy statement/prospectus as Annex B.)

         Industry Trends. The CompuTrac board of directors was aware of continuing industry trends toward consolidation which it believed would result in a smaller number of industry participants able to offer a more diverse range of software products and services and thus compete more effectively in the marketplace. To avail itself of new growth opportunities, both in terms of acquiring new customers as well as participating in acquisitions, and thus not lose market share to its competitors, CompuTrac would require increasing amounts of capital.

          Strategic Alternatives and Factors Relating to ASA. The CompuTrac board of directors' deliberations included consideration of the likelihood of effecting alternative transactions and the alternative of continuing as an independent company. The CompuTrac board of directors also considered the financial terms of the transaction in view of certain industry valuation metrics (including revenue, gross margins, net after tax profits and historical growth rates) and comparable transactions. The CompuTrac board of directors took into account the view expressed by CompuTrac management that ASA occupies a prominent position in the software industry generally, and in the legal financial management software market specifically, and that ASA appears to be a good strategic fit for CompuTrac. The CompuTrac board of directors believes that ASA would be a good strategic fit based on:

     o the larger scale of the combined company bringing greater credibility to customers for new business and to other companies with respect to potential acquisitions;

     o the opportunity to expand relationships with common customers and the opportunity for each company to establish relationships with customers of the other company;

     o    the economies of scale and control;

     o the perception of a compatible product mix, cultural fit and customer base between the two companies;

     o the balance sheet of the combined company providing financial capital and flexibility; and

     o other synergies expected to be realized from the presence of the combined company.

         The CompuTrac board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the merger, including:

     o the risk that its operations might not be successfully integrated with the operations of ASA;

     o the risk that, despite efforts after the merger to retain them, key personnel might leave the combined company;

     o the difficulty of managing operations in the different geographic locations in which CompuTrac and ASA operate and will continue to operate;

     o the risk that the potential synergistic benefits of the merger might not be fully realized;

     o the risk that the merger might not occur despite the parties' efforts, even if approved by the holders of each company's common stock;

     o the substantial costs and financial statement charges to be incurred in connection with the merger, including costs of integrating the business and transaction expenses arising from the merger;

     o the effect of the public announcement of the merger and the possibility that the merger might not be consummated on CompuTrac's sales and operating results and CompuTrac's ability to attract and retain key management, marketing and technical personnel; and

     o other applicable risks described in the section of this joint proxy statement/prospectus entitled "Risk Factors" beginning on page _____.

         The CompuTrac board of directors believes that, overall, these negative factors are outweighed by the potential benefits of the merger.

         Tax Treatment of the Transaction. The CompuTrac board of directors noted that the merger is expected to be generally tax-free for federal income tax purposes to CompuTrac shareholders to the extent that they receive ASA common stock in exchange for their shares of CompuTrac common stock.

         The foregoing discussion of the information and factors considered by CompuTrac's board of directors is not intended to be exhaustive, but includes the material factors considered by the CompuTrac board of directors. In view of the complexity and wide variety of information and factors, both positive and negative, considered by the CompuTrac board of directors, it did not find it practicable to quantify, rank or otherwise assign relative or specific weights to the factors considered. In addition, the CompuTrac board of directors did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor. Instead, the CompuTrac board of directors conducted an overall analysis of the factors described above, including discussions with CompuTrac's management and its legal, tax, accounting and financial advisors. In considering the factors described above, individual members of the CompuTrac board of directors may have given different weights to different factors. The CompuTrac board of directors, after consideration of all of these factors as a whole, believes the factors support its determination to approve the proposed merger.

         After considering the recommendation of the board of directors with respect to the merger agreement, you should be aware that some directors and officers of CompuTrac have interests in the merger that are different from, or are in addition to, the interests of CompuTrac shareholders generally. Please see the section entitled " - Interests of CompuTrac Directors and Officers in the Merger" beginning on page ___ of this joint proxy statement/prospectus.

Opinion of Capital West Securities, Inc.

         On December 27, 2001, Capital West Securities, Inc. delivered its oral opinion to the board of directors of CompuTrac that as of the date of that opinion, and based on the assumptions made, matters considered and limitations described with respect to its opinion, the consideration to be received by the CompuTrac shareholders pursuant to the merger agreement was fair from a financial point of view to the holders of CompuTrac common stock. Capital West subsequently confirmed its oral opinion by delivery of its written opinion dated January 3, 2002, subject to the assumptions, scope and other limitations described in the written opinion.

         The full text of the written opinion of Capital West dated January 3, 2002, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B and is incorporated herein by reference. Capital West provided its opinion for the information and assistance of CompuTrac's board of directors in connection with its consideration of the merger. The Capital West opinion is not a recommendation as to how any holder of CompuTrac common stock should vote with respect to the transaction. We urge you to read the opinion in its entirety.

         In connection with its opinion, Capital West reviewed, among other things:

     o    an initial draft of the merger agreement;

     o Annual Reports to Stockholders and Annual Reports on Form 10-KSB of CompuTrac and on Form 10-K of ASA for the fiscal years ended January 31, 2001 and December 31, 2000, respectively;

     o certain interim reports to stockholders and Quarterly Reports on Form 10-QSB of CompuTrac and on Form 10-Q of ASA;

     o certain other communications from CompuTrac and ASA to their respective stockholders;

     o certain financial analyses and forecasts for ASA prepared by the management of CompuTrac;

     o certain internal financial analyses and forecasts for CompuTrac prepared by the management of CompuTrac; and

     o certain cost savings and operating synergies projected by the management of CompuTrac to result from the transaction contemplated by the merger agreement.

         Capital West also held discussions with members of the senior management of CompuTrac regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the merger agreement, including their respective views of the importance of scale in the legal financial management software market, and the past and current business operations, financial condition and future prospects of CompuTrac and ASA. In addition, Capital West:

     o reviewed the reported price and trading activity for CompuTrac common stock and ASA common stock; and

     o performed such other studies and analyses as Capital West considered appropriate.

         Capital West relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Capital West assumed, with the consent of CompuTrac's board of directors, that the internal financial analyses and forecasts for CompuTrac prepared by the management of CompuTrac, the financial analyses and forecasts for ASA prepared by the management of CompuTrac, and the cost savings and operating synergies projected by the management of CompuTrac to result from the proposed merger, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of CompuTrac and that such cost savings and operating synergies will be realized in the amounts and time periods contemplated. In addition, Capital West did not make an independent evaluation or appraisal of the assets and liabilities of CompuTrac or ASA or any of their respective subsidiaries and was not furnished with any such evaluation or appraisal.

         The following is a summary of the material financial analyses used by Capital West in connection with providing its opinion to CompuTrac's board of directors on January 3, 2002. Some of the summaries of the financial analyses include information presented in tabular format. In order to more fully understand the financial analyses used by Capital West, the tables must be read together with the full text of each summary. The tables alone are not a complete description of Capital West's financial analyses.

         Each of the analyses conducted by Capital West was carried out to provide a particular perspective on the offer, and to enhance the total mix of information. Capital West did not form a conclusion as to whether any individual analysis, when considered in isolation, supported or failed to support an opinion as to the fairness, from a financial point of view, of the merger to CompuTrac shareholders. Capital West did not place any specific reliance or weight on any individual analysis, but instead concluded that its analyses taken as a whole supported its determination. Accordingly, Capital West believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete view of the process underlying the analyses performed by Capital West in connection with the preparation of its opinion.

         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Capital West's opinion. In arriving at its fairness determination, Capital West considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to CompuTrac or ASA or the contemplated transaction.

         The analyses were prepared solely for purposes of Capital West providing its opinion to CompuTrac's board of directors as to the fairness from a financial point of view of the consideration to be received by the CompuTrac shareholders pursuant to the merger agreement. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of CompuTrac, ASA, Capital West or any other person assumes responsibility if future results are materially different from those forecast.

         The Capital West opinion is for the information of the Board of Directors of the Company in connection with its evaluation of the offer, and it does not constitute a recommendation to the Board of Directors to proceed with the offer or the merger. Additionally, the Capital West opinion does not constitute a recommendation to any holder of CompuTrac common stock as to how that holder should vote with respect to the merger should they have the opportunity to do so. The Capital West opinion relates solely to the question of fairness to CompuTrac shareholders, from a financial point of view, of the merger. Further, Capital West expresses no opinion as to the structure, terms or effect of any other aspect of the merger. Capital West also expresses no opinion as to the tax consequences of the offer or merger.

         As described above, Capital West's opinion to the board of directors of CompuTrac was one of many factors taken into consideration by the CompuTrac board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Capital West.

         Capital West, as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

         CompuTrac selected Capital West as its financial advisor because it is a regionally recognized investment banking firm that has experience in transactions similar to the merger.

         Capital West provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of CompuTrac or ASA for its own account and for the accounts of customers.

         Pursuant to a letter agreement dated December 18, 2001, CompuTrac engaged Capital West to act as its financial advisor in connection with the merger. Pursuant to the terms of this engagement letter, Capital West is entitled to a fee of $25,000, which has already been paid by CompuTrac.

         CompuTrac has agreed to reimburse Capital West for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Capital West against certain liabilities, including certain liabilities under federal securities laws.

Interests of CompuTrac Directors and Officers in the Merger

         When considering the recommendation of CompuTrac's board of directors, you should be aware that the CompuTrac directors and executive officers identified below have interests in the merger that are different from, or are in addition to, yours. The CompuTrac board of directors was aware of these potential conflicts and considered them in making its recommendation.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth, as of January 31, 2002, information with respect to the beneficial ownership of the Common Stock of the Company by
(a) the Company's Chief Executive Officer and each of the other "Named Executive Officers" (as defined below in "Executive Compensation - Summary Compensation Table"), (b) each person known by the Company to own beneficially 5% or more of such outstanding Common Stock, (c) each director or nominee who owns any shares, and (d) all current executive officers and directors of the Company as a group.

                                                          Amount and Nature of
Name and Address of Beneficial Owner (1)             Beneficial Ownership of Class (2)           Percent
----------------------------------------             ---------------------------------           --------

Harry W. Margolis                                              2,212,877    (3)                    33.8

Dana E. Margolis                                                  21,778    (4)                     (5)

Jay Stromberg                                                    116,794    (6)                     1.7

D. Bruce Walter                                                  130,120    (7)                     1.9

Gerald D. Harris                                                  15,000    (8)                     (5)

Kenneth R. Nicholas                                               48,000    (9)                     (5)

All current directors and executive                            2,725,303   (10)                    41.6
    officers (11 persons) as a group

____________________________

   (1) Unless otherwise indicated, each person's address is 222 Municipal Drive, Richardson, Texas 75080.
   (2) Unless otherwise indicated, each person has sole voting and investment power with respect to such shares.
   (3) Includes 250,000 shares Mr. Margolis has the right to acquire through the exercise of options. Mr. Margolis may be deemed to be the beneficial owner of the shares owned by his wife, Dana E. Margolis.
   (4) Dana E. Margolis may be deemed to be the beneficial owner of the shares owned by her husband, Harry W. Margolis.
   (5) Beneficial ownership is less than one percent (1%) of the Company's outstanding shares.
   (6) Jay S. Stromberg may be deemed to be the beneficial owner of the 82,422 shares owned by his wife, Tammy Margolis-Stromberg.
   (7) Includes 12,000 shares Mr. Walter has the right to acquire through the exercise of options.
   (8) Includes 15,000 shares Mr. Harris has the right to acquire through the exercise of options.
   (9) Includes 38,000 shares Mr. Nicholas has the right to acquire through the exercise of options.
  (10) Includes 427,155 shares the current directors and executive officers have the right to acquire through the exercise of options.

         Employment and Non-Competition Agreements

         Rainmaker will enter into an employment agreement and a non-competition agreement with Harry W. Margolis which will become effective upon consummation of the merger. See "AGREEMENTS RELATED TO THE MERGER - Employment Agreement" and "Non-Competition Agreement" for a description of the material terms of these agreements.

         Stock Repurchase Agreement

         ASA will enter into a stock repurchase agreement with Harry W. Margolis and certain members of his family which will become effective upon completion of the merger. Pursuant to the Stock Repurchase Agreement, ASA has agreed, under certain conditions, to guarantee that Mr. Margolis and his family will receive gross proceeds of at least $1.35 per share of ASA common stock received by them in the merger, if those individuals sell those shares of ASA common stock in accordance with the terms of the Stock Repurchase Agreement during the four years following the merger. See "AGREEMENTS RELATED TO THE MERGER - Stock Repurchase Agreement" for a description of the material terms of the Stock Repurchase Agreement.

         Repayment of Note

         Prior to the closing of the merger, CompuTrac will repay $817,659 (principal payments of $200,000 were made December 2001) plus accrued interest due to Mr. Margolis pursuant to a promissory note dated January 31, 2001.

         Director and Officer Insurance and Indemnification

         CompuTrac's directors and officers will receive, for a period of one year after the completion of the merger, directors and officers insurance coverage with terms substantially the same as CompuTrac's existing directors and officers insurance policy for events occurring on or prior to the completion of the merger through CompuTrac's purchase of a one-year "tail" coverage under CompuTrac's existing directors and officers insurance policy. In addition, the merger agreement provides that following the merger, Rainmaker shall continue CompuTrac's obligations to indemnify the directors and officers of CompuTrac to the extent previously provided by CompuTrac with respect to the approval and adoption of the merger agreement and the merger.

Exchange of CompuTrac Stock Certificates for ASA Stock Certificates and Cash

         Following the completion of the merger, ASA's exchange agent will mail to CompuTrac shareholders a letter of transmittal and instructions for surrendering CompuTrac stock certificates in exchange for ASA stock certificates and cash. When CompuTrac shareholders deliver their CompuTrac stock certificates to the exchange agent along with an executed letter of transmittal and any other required documents, their CompuTrac stock certificates will be canceled and they will receive ASA stock certificates representing the number of full shares of ASA common stock to which they are entitled under the merger agreement and a check representing the cash to which they are entitled under the merger agreement, including payment for any fractional shares of ASA common stock to which they would otherwise be entitled. In this case, the market value of the fractional shares will be based on the average closing price of ASA common stock for the ten trading days ending two days before the effectiveness of the merger.

CompuTrac shareholders should not submit their CompuTrac stock certificates for exchange until they receive instructions and a form of letter of transmittal from the exchange agent.

         CompuTrac shareholders are not entitled to receive any dividends or other distributions on ASA common stock until the merger is completed and they have surrendered their CompuTrac stock certificates in exchange for ASA stock certificates and cash. Subject to the effect of applicable laws, CompuTrac shareholders will receive payment for any dividend or other distribution on ASA common stock with a record date after the merger and a payment date prior to the date CompuTrac shareholders surrender their stock certificates after ASA stock certificates are issued. CompuTrac shareholders will receive payment for any dividend or other distribution on ASA common stock with a record date after the merger and a payment date after the date CompuTrac shareholders surrender their stock certificates.

         ASA will only issue ASA stock certificates and checks in a name other than the name in which a surrendered CompuTrac stock certificate is registered if the CompuTrac shareholder presents the exchange agent all documents required to show and effect the unrecorded transfer of ownership and show payment of any applicable stock transfer taxes. Any CompuTrac shareholder that has a stock certificate that has been lost, stolen or destroyed, may be required to deliver an affidavit and bond prior to receiving an ASA stock certificate and cash.

Material United States Federal Income Tax Consequences of the Merger

         CompuTrac and ASA believe that the following are the material U.S. federal income tax consequences of the merger, assuming that the merger is effected as described in the merger agreement and this joint proxy statement/prospectus. These beliefs and the following discussion are based on currently existing provisions of the Internal Revenue Code of 1986, as amended, existing Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to ASA, CompuTrac or CompuTrac shareholders as described herein. The Internal Revenue Code of 1986, as amended, is referred to as the "Code."

         The discussion does not address all U.S. federal income tax considerations that may be relevant to particular CompuTrac shareholders in light of their particular circumstances. The discussion assumes that the CompuTrac shareholders hold their shares of CompuTrac common stock as capital assets (generally for investment). In addition, the following discussion does not address the tax consequences of the merger under foreign, state or local tax laws or the tax consequences of transactions effectuated prior or subsequent to or concurrently with the merger (whether or not such transactions are in connection with the merger), including, without limitation, transactions in which CompuTrac common stock is acquired or ASA common stock is disposed of.

         COMPUTRAC SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

         Provided that the merger qualifies as a reorganization under the code, subject to the assumptions, limitations and qualifications referred to herein:

     o Holders of CompuTrac common stock will recognize no gain or loss upon the receipt of ASA common stock in partial exchange for their CompuTrac common stock in the merger.

     o Holders of CompuTrac common stock will recognize gain, if any, upon the receipt of cash in partial exchange for their CompuTrac common stock. Any gain recognized upon the receipt of cash in partial exchange for the CompuTrac common stock will not exceed the amount of cash received in the exchange. No losses will be recognized.

     o The tax basis of the ASA common stock received by a CompuTrac shareholder in the merger will be equal to the shareholder's tax basis in the CompuTrac common stock surrendered in the merger, less the amount of cash received by the shareholder in the merger, plus any gain recognized by the shareholder in the merger.

     o The holding period of the ASA common stock received by each CompuTrac shareholder in the merger will include the holding period of the CompuTrac common stock surrendered in exchange therefor.

     o None of ASA, Rainmaker or CompuTrac will recognize gain or loss solely as a result of the merger.

         No ruling has been or will be obtained from the Internal Revenue Service in connection with the merger. CompuTrac shareholders should be aware that the Internal Revenue Service is not precluded from asserting a contrary opinion. The beliefs of CompuTrac and ASA are subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations made by ASA, Rainmaker and CompuTrac.

         A successful Internal Revenue Service challenge to the reorganization status of the merger would result in CompuTrac shareholders recognizing taxable capital gain or loss with respect to each share of CompuTrac common stock surrendered equal to the difference between the CompuTrac shareholder's tax basis in such share and the fair market value, as of the closing of the merger, of the ASA common stock, the cash and any other consideration received in exchange therefor. In such event, the CompuTrac shareholder's aggregate basis in the ASA common stock so received would equal its fair market value as of the closing of the merger and the holding period for such stock would begin the day after the closing of the merger. The merger would also be treated as a taxable transaction with respect to ASA, Rainmaker and CompuTrac. As a result, ASA, Rainmaker and/or CompuTrac might recognize taxable gain or loss upon the merger.


         THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. COMPUTRAC SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF NON-U.S., FEDERAL, STATE, LOCAL, AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

Accounting Treatment of the Merger

         The merger will be accounted for as a purchase business combination for financial accounting purposes in accordance with accounting principles generally accepted in the United States. For purposes of preparing ASA's consolidated financial statements, ASA will establish a new accounting basis for CompuTrac's assets and liabilities based upon their fair values, the merger consideration and the costs of the merger. Pursuant to Statements of Financial Accounting Standards No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets," the cost to acquire CompuTrac will be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their fair values. The sum of any excess of the amounts assigned to the assets acquired and the liabilities assumed (excess over cost) will be allocated as a pro rata reduction of the amounts that otherwise would be assigned to all of the acquired assets except (a) financial assets other than investments accounted for by the equity method, (b) assets to be disposed of by sale, (c) deferred tax assets, (d) prepaid assets relating to pension or other postretirement benefit plans, and (e) any other current assets. A final determination of the intangible asset values and required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. ASA will determine the fair value of CompuTrac's assets and liabilities and will make appropriate business combination accounting adjustments. However, for purposes of disclosing pro forma information in this joint proxy statement/prospectus, ASA has made a preliminary determination of the purchase price allocation, based upon current estimates and assumptions, which is subject to revision upon consummation of the merger. In the pro forma information in this joint proxy statement/prospectus, ASA has estimated that the amounts assigned to the assets acquired and the liabilities assumed will exceed the costs to acquire CompuTrac and has allocated the excess over cost as a pro rata reduction of the amounts that otherwise would be assigned to all of the acquired assets.

Regulatory Filings and Approvals Required to Complete the Merger

         Stock Exchanges. The completion of this merger is subject to compliance with the rules of the Nasdaq SmallCap Market and the American Stock Exchange.

         Third-party Approvals. CompuTrac is a party to a number of lease agreements and other agreements. Pursuant to the merger agreement, CompuTrac has agreed to use all reasonable efforts to obtain all necessary consents, approvals and waivers from third parties.

Certain Securities Laws Considerations

         The shares of ASA common stock to be issued in the merger will be registered under the Securities Act of 1933, as amended. These shares will be freely transferable under the Securities Act, except for ASA common stock issued to any person who is deemed to be an affiliate of CompuTrac. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with CompuTrac and may include CompuTrac officers and directors, as well as its principal stockholders. CompuTrac affiliates may not sell their ASA common stock acquired in the merger except pursuant to:

     o an effective registration statement under the Securities Act covering the resale of those shares;

     o an exemption under paragraph (d) of Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act; or

     o    any other applicable exemption under the Securities Act.

Dissenters' Rights

         Any of CompuTrac's shareholders of record may exercise dissenters' rights in connection with the merger by properly complying with the requirements of Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act or the TBCA. The required procedure set forth in Articles 5.11, 5.12 and 5.13 of the TBCA must be followed exactly or you may lose your right to dissent from the merger. The information that follows is a general summary of dissenters' rights and, as a summary, is qualified by and not a substitute for the provisions of Articles 5.11, 5.12 and 5.13 of the TBCA. A copy of Articles 5.11, 5.12 and 5.13 of the TBCA are attached as Annex C to this joint proxy statement/prospectus. You are encouraged to read these provisions carefully.

         Each holder of shares of CompuTrac's common stock that were outstanding as of the record date who follows the procedures set forth in Articles 5.11,
5.12 and 5.13 of the TBCA will be entitled to demand the purchase of such holder's shares at a purchase price equal to the fair value of such holder's shares. Under Texas law, fair value of shares for purposes of the exercise of dissenters' rights is defined as the value of the shares as of the day immediately preceding the day the vote is taken authorizing the merger, excluding any increase or decrease in value of the shares in anticipation of the proposed merger. Such fair value is determined by appraisers appointed by the court, who are directed to make such determination "upon such investigation as to them may seem proper."

         In order to be entitled to exercise your dissenters' rights, you must file a written objection to the merger with CompuTrac prior to the special meeting. The written objection must state:

     o that you will exercise your right to dissent if the merger becomes effective; and

     o your address where notice of the effectiveness of the merger should be delivered or mailed.

         You should send this written objection to CompuTrac at 222 Municipal Drive, Richardson, Texas 75080, Attention: Dana E. Margolis, Corporate Secretary. Neither a proxy nor a vote against the merger are sufficient to constitute a written objection as required under the TBCA. Failure to vote against the merger will not affect your appraisal rights, but you may not vote in favor of the merger and later seek dissenters rights. Any shares as to which such written objections are received by CompuTrac prior to the special meeting of CompuTrac shareholders are sometimes referred to in this joint proxy statement/prospectus as "Dissenters Shares."

         If the merger is approved by ASA's and CompuTrac's shareholders and subsequently becomes effective, within 10 days of the effectiveness of the merger, the combined company must deliver or mail notice of the effectiveness of the merger to each dissenting CompuTrac shareholder that did not vote in favor of the merger. Any dissenting CompuTrac shareholder that did not vote in favor of the merger may then make a written demand on the combined company for the payment of the fair value of the shareholder's shares within 10 days of the delivery or mailing of the notice by the combined company. Such demand must state the number of shares of common stock owned by the dissenting shareholder and the dissenting shareholder's estimate of the fair value of his or her common stock as of the day immediately prior to the meeting date, excluding any increase or decrease in value of the shares in anticipation of the proposed merger. Any CompuTrac shareholder that fails to make such a demand within the 10-day period will lose the right to dissent and will be bound by the terms of the merger. In order to preserve dissenters' rights, within 20 days of making a demand for payment, a dissenting CompuTrac shareholder must also submit such shareholder's share certificates to the combined company for the appropriate notation of the demand. At the combined company's option, the combined company may terminate the dissenting shareholder's rights under Article 5.12 of the TBCA for failure to submit the share certificates within the 20 day period unless a court of competent jurisdiction directs otherwise, upon a showing to the court by the shareholder that there is good and sufficient cause.

         Within 20 days of receipt of a proper demand for payment by a dissenting CompuTrac shareholder, the combined company must deliver or mail to the dissenting shareholder written notice that either:

     o accepts the amount the dissenting shareholder claimed and agrees to pay the amount of the shareholder's demand within 90 days after the effectiveness of the merger upon receipt of the dissenting shareholder's duly endorsed share certificates; or

     o contains the combined company's estimate of the fair value of the dissenting shareholders' shares and offers to pay the amount of the combined company's estimate within 90 days after the effectiveness of the merger so long as the dissenting shareholder both gives the combined company notice within 60 days after the date of the combined company's notice that he or she agrees to accept the combined company's estimate and surrenders to the combined company duly endorsed stock certificates.

         If the combined company and the dissenting shareholder agree upon the value of the dissenting shareholder's shares within 60 days after the effectiveness of the merger, the combined company will pay the amount of the agreed value to the dissenting shareholder upon receipt of the dissenting shareholder's duly endorsed share certificates within 90 days of the effectiveness of the merger. Upon payment of the agreed value, the dissenting shareholder will no longer have any interest in those shares.

         If the combined company and the dissenting shareholder do not agree upon the value of the dissenting shareholder's shares within 60 days after the effectiveness of the merger, then either the dissenting shareholder or the combined company may, within 60 days after the expiration of such 60-day period, file a petition in a court of competent jurisdiction in Dallas County, Texas, seeking a determination of the fair value of the dissenting shareholder's shares. The combined company will file with the court a list of all shareholders who have demanded payment for their shares with whom an agreement as to value has not been reached within 10 days following receipt of such a petition filed by a dissenting shareholder or upon the filing of such a claim by the combined company. The clerk of the court will give notice of the hearing of any such claim to the combined company and to all of the dissenting shareholders on the list provided by the combined company. The combined company and all dissenting shareholders notified in this manner will be bound by the final judgment of the court as to the value of the shares.

         In considering such a petition, the court will determine which of the dissenting shareholders have complied with the provisions of the TBCA and are entitled to the payment of the fair value of their shares and will appoint one or more qualified appraisers to determine the fair value of the shares. The appraisers will also allow the combined company and the dissenting shareholders to submit to them evidence as to the fair value of the shares.

         Upon receipt of the appraisers' report, the court will determine the fair value of the shares of the dissenting shareholders and will direct payment by the combined company to the dissenting shareholders of the amount of the fair value of their respective shares, with interest from the date 91 days after the effectiveness of the merger to the date of the judgment, upon receipt of the dissenting shareholder's share certificates. Upon payment of the judgment, the dissenting shareholders will no longer have any interest in the shares.

         Any dissenting shareholder may withdraw his or her demand at any time before receiving payment for the shares or before a petition has been filed seeking determination of the fair value of the shares. No dissenting shareholder may withdraw his or her demand after payment has been made or, unless the combined company consents to the withdrawal, where a petition has been filed.

         Any dissenting shareholder that has properly demanded payment for his or her shares will not have any rights as a shareholder, except the right to receive payment for the shares and the right to claim that the transactions contemplated by the merger agreement, including the merger, were fraudulent.

         If you are considering dissenting from the merger, you are urged to consult your own legal counsel.

Listing on the Nasdaq SmallCap Market of ASA Common Stock to be Issued in the Merger

         ASA has agreed to cause the shares of ASA common stock to be issued in connection with the merger to be approved for listing on the Nasdaq SmallCap Market, subject to official notice of issuance.

Delisting and Deregistration of CompuTrac Common Stock After the Merger

         If the merger is completed, CompuTrac common stock will be delisted from the American Stock Exchange and will be deregistered under the Securities Exchange Act of 1934, as amended.

                              THE MERGER AGREEMENT


         This section of the joint proxy statement/prospectus describes the merger agreement. While ASA and CompuTrac believe that the description covers the material terms of the merger agreement, this summary may not contain all of the information that is important to you. The merger agreement is attached to this joint proxy statement/prospectus as Annex A, and ASA and CompuTrac urge you to read it carefully.

General

         Following the adoption of the merger agreement, the approval of the merger, the issuance of shares of ASA common stock to CompuTrac shareholders in connection with the merger and the satisfaction or waiver of the other conditions to the merger, CompuTrac will merge with and into Rainmaker Software, Inc., a wholly-owned subsidiary of ASA, which will survive the merger as a wholly-owned subsidiary of ASA. If all conditions to the merger are satisfied or waived, the merger will become effective at the time of the filing of a certificate of merger with the Secretary of State of Delaware and articles of merger with the Secretary of State of Texas.

The Merger Consideration and Treatment of CompuTrac Common Stock

         At the effective time of the merger, each issued and outstanding share of CompuTrac common stock will be converted into the right to receive approximately .21 shares of ASA common stock and approximately $.20 in cash, subject to certain adjustments. However, any shares owned by CompuTrac, ASA or any of their direct or indirect wholly-owned subsidiaries will be cancelled without conversion. ASA will adjust the number of shares of ASA common stock to be issued to reflect any stock split, stock dividend, reorganization, recapitalization, reclassification or other similar change with respect to ASA common stock or CompuTrac common stock occurring before the effective time of the merger.

         The aggregate merger consideration to be received by the CompuTrac shareholders will consist of:

     o    a total of 1,370,679 shares of ASA common stock; and

     o cash determined by a formula set forth in the merger agreement, currently estimated by ASA and CompuTrac to be approximately $1,300,000, or approximately $.20 per share.

     The cash portion of the merger consideration will be equal to:

     o the amount of cash and marketable securities of CompuTrac as of December 31, 2001, plus an amount equal to the aggregate exercise price for all outstanding options to purchase CompuTrac common stock which are exercised after December 31, 2001; less

     o the sum of the following items which are to be paid by CompuTrac pursuant to the merger agreement:

          o    Severance pay of $33,605 to an employee;

          o $16,500 for prepaid annual maintenance obligations due to CompuTrac's customers;

          o an amount equal to all unpaid legal, accounting, financial advisory, printing, mailing and other expenses incurred by CompuTrac in connection with the merger;

          o the premium for the directors and officers insurance tail policy to be purchased by CompuTrac; and

          o any other amounts required to be paid by CompuTrac pursuant to the merger agreement or the Management Agreement described in the section entitled "--Conduct of Business Before Completion of the Merger--Management Agreement" in this joint proxy statement/prospectus.

         Each share of CompuTrac common stock issued and outstanding at the time of the merger will be entitled to receive a pro rata share of the shares of ASA common stock and the cash portion of the merger consideration.

Treatment of CompuTrac Stock Options

         As of the date of this joint proxy statement/prospectus, there were options to purchase 730,145 shares of CompuTrac common stock outstanding. The CompuTrac board of directors has authorized the accelerated vesting of all outstanding options to purchase shares of CompuTrac common stock. As a result, the holders of all such options may exercise them prior to the closing of the merger. Any shares issued upon the exercise of such options will result in:

     o An increase in the number of shares of CompuTrac common stock entitled to receive a pro rata portion of the aggregate merger consideration to be received by the CompuTrac shareholders; and

     o An increase in the aggregate cash portion of the merger consideration equal to the total proceeds from the exercise of such options.

         As a result, the number of shares of ASA common stock and amount of cash to be received by the CompuTrac shareholders with respect to each share of CompuTrac stock will be affected by the number of options exercised prior to the merger. Any options which are not exercised prior to the merger will be cancelled.

Exchange of Certificates

         Exchange Agent; Exchange Procedures; No Further Ownership Rights. After the effective time of the merger, ASA's exchange agent will mail a letter of transmittal and instructions for surrendering CompuTrac certificates to each record holder of CompuTrac common stock. Only those holders who properly surrender their certificates in accordance with the instructions will receive certificates representing ASA common stock, a check for the cash portion of the merger consideration, and any dividends or distributions to which they are entitled. The surrendered certificates representing shares of CompuTrac common stock that have not been surrendered will only represent:

     o the number of whole shares of common stock of ASA to which the holder of such shares is entitled;

     o the right to receive the cash portion of the merger consideration and cash in lieu of any fractional share of ASA common stock; and

     o the right to receive any dividends or distributions that may be applicable.

Following the closing of the merger, CompuTrac will not register any transfers of CompuTrac common stock on its stock transfer books.

         No Fractional Shares. ASA will not issue any fractional shares of common stock in the merger. Instead, each holder of shares of CompuTrac common stock exchanged in the merger who would otherwise be entitled to receive a fraction of a share of common stock of ASA will receive cash, without interest, equal to such fraction multiplied by the average closing price per share of ASA common stock on the Nasdaq SmallCap Market for the ten trading days ending two days before the effective time of the merger.

         Distributions With Respect to Unexchanged Shares. After the effective date of the merger, no dividends or other distributions declared or made after the closing of the merger with respect to ASA common stock will be paid to the holder of any unsurrendered CompuTrac certificate until the holder surrenders his or her CompuTrac certificate in accordance with the letter of transmittal.

         Lost Certificates. If any CompuTrac common stock certificate is lost, stolen or destroyed, a CompuTrac shareholder must provide an appropriate affidavit certifying that fact to ASA's exchange agent. ASA or its exchange agent may require a CompuTrac shareholder to deliver a bond as indemnity against any claim that may be made against ASA or its exchange agent with respect to any lost, stolen or destroyed certificate.

         Holders of CompuTrac common stock should not send in their certificates until they receive a letter of transmittal from ASA's exchange agent.

Representations and Warranties

         ASA and CompuTrac each made a number of representations and warranties in the merger agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the merger. Each of the companies made representations and warranties as to:

     o    corporate organization and qualification to do business;

     o    certificate of incorporation and bylaws;

     o    capitalization;

     o    authorization of the merger agreement by the respective companies;

     o the effect of the merger on obligations of the respective companies under applicable laws;

     o    regulatory approvals required to complete the merger;

     o    compliance with applicable laws;

     o    filings and reports with the Securities and Exchange Commission;

     o changes in the respective companies' business since January 31, 2001 with respect to CompuTrac, and December 31, 2000 with respect to ASA;

     o    litigation;

     o    liabilities;

     o payments, if any, required to be made to brokers and agents on account of the merger;

     o    payments to foreign officials and political contributions;

     o    business permits; and

     o    the completeness of the respective parties' representations.

     In addition, CompuTrac made representations and warranties as to:

     o    employment matters and benefit plans;

     o    the inapplicability of state takeover statutes to the merger;

     o    environmental matters;

     o    intellectual property;

     o    taxes;

     o    labor matters;

     o    insurance;

     o    customers;

     o    products;

     o    cash availability;

     o    restrictions on business activities;

     o    title to properties and condition of assets;

     o    transactions with officers, directors or other interested parties;

     o    material contracts;

     o    the absence of change of control payments;

     o    customer obligations; and

     o    affiliates.

     In addition, ASA and Rainmaker made representations and warranties as to:

     o    the operations of Rainmaker; and

     o    the absence of proposals to acquire ASA.

     All representations and warranties of ASA and CompuTrac expire at the closing of the merger.

         The representations and warranties contained in the merger agreement are complicated and not easily summarized. You are urged to carefully read
Article V of the merger agreement entitled "Representations and Warranties."

Conduct of Business Before Completion of the Merger

Management Agreement

        Pursuant to a management agreement dated January 3, 2002 among ASA, Rainmaker and CompuTrac, Rainmaker will manage CompuTrac's business during the period from January 1, 2002 through the closing of the merger. During this period Rainmaker will have operating control of and authority to manage CompuTrac's business, and may integrate CompuTrac's business with Rainmaker's business.

     During the term of the Management Agreement:

     o    Rainmaker will not pay CompuTrac for the use of CompuTrac's assets;

     o Rainmaker will be responsible for all operating costs of Rainmaker's business due to third parties; and

     o RainMaker will receive fee based upon the operating results of CompuTrac's business.

        During the term of the Management Agreement, CompuTrac will remain responsible for the following costs and expenses pursuant to the merger agreement and the Management Agreement:

     o payments due to Harry W. Margolis pursuant to the promissory note from CompuTrac to Mr. Margolis dated January 31, 2001;

     o CompuTrac's costs and expenses related to the merger and the transactions contemplated by the merger agreement; and

     o    certain severance obligations to CompuTrac employees.

        The Management Agreement will terminate on the earlier of the effective time of the merger or the termination of the Merger Agreement. If the Merger Agreement is terminated, Rainmaker will return control of CompuTrac's business to CompuTrac. If the Merger Agreement is terminated, Rainmaker will prepare an income statement for CompuTrac's business for the term of the Management Agreement in accordance with generally accepted accounting principles and the provisions of the Management Agreement. Rainmaker will be entitled to retain the operating income of CompuTrac's business for the term of the Management Agreement, if any, or shall pay to CompuTrac the amount of any operating loss (excluding extraordinary items, as agreed to in writing by ASA and CompuTrac), if any, incurred during the term of the Management Agreement.

Merger Agreement Provisions

         ASA and CompuTrac agreed that, until the earlier of the completion of the merger or termination of the merger agreement or unless ASA consents in writing, CompuTrac will conduct its business in all material respects in the ordinary course, consistent with past practice, pay its debts and taxes when due and pay or perform material obligations and use it commercially reasonable efforts consistent with past practices and policies to:

     o    preserve intact its present business organization;

     o    keep available the services of its present officers and employees; and

     o preserve its relationships with customers, suppliers, distributors, creditors, lessors and others with which it has business dealings.

         CompuTrac also agreed that until the earlier of the completion of the merger or termination of the merger agreement or unless ASA consents in writing, CompuTrac will conduct its business in compliance with certain specific restrictions relating to the following:

     o    the amendment of its articles of incorporation and bylaws;

     o the declaration of any stock split or reclassification of its capital stock;

     o    the declaration or issuance of dividends or other distributions;

     o    the purchase, encumbrance and redemption of securities;

     o the adoption of any plan to liquidate, merge or consolidate with another company;

     o the issuance of any capital stock other than pursuant to outstanding stock options;

     o    the incurrence of indebtedness;

     o    the sale, lease, license and disposition of assets;

     o    the guarantee of the debt of any person;

     o    the acquisition of assets or other entities;

     o    the making or committing to make capital expenditures;

     o the adoption, amendment or increase of employee benefit plans, policies or arrangements;

     o    material changes of accounting methods, principles or practices;

     o    the revaluation of its assets;

     o    the settlement of claims;

     o    the modification, amendment or termination of material contracts;

     o    the making of any tax election or termination of any insurance policy;

     o actions which could be expected to impact treatment of the merger as a "reorganization" under the Internal Revenue Code; or

     o actions which would cause CompuTrac's representation and warranties to become untrue.

         The agreements related to the conduct of CompuTrac's business in the merger agreement and the Management Agreement are complicated and not easily summarized. You are urged to carefully read Section 6.1 of the merger agreement entitled "Interim Operations" and the Management Agreement which is attached as Annex D.

No Solicitation by CompuTrac

         CompuTrac further agreed to cease, as of the date of the merger agreement, any and all existing activities, discussions or negotiations with any parties conducted prior to that date with respect to any Acquisition Proposal (as defined below) and request that all confidential information provided to any such party be returned.

         An "Acquisition Proposal" is any inquiry, offer or proposal relating to any Third Party Acquisition.

         A "Third Party Acquisition" is any transaction or series of transactions other than one involving ASA involving any of the following:

     o    any acquisition of CompuTrac by merger or otherwise;

     o any sale, lease outside the ordinary course of business, exchange, transfer, license outside the ordinary course of business, acquisition or disposition of 20% or more of the assets of CompuTrac;

     o the acquisition or purchase of 20% or more of the total outstanding shares of CompuTrac's common stock;

     o the adoption by CompuTrac of any plan of liquidation or the declaration or payment of an extraordinary dividend;

     o the repurchase by CompuTrac of 20% or more of the outstanding shares of CompuTrac common stock; or

     o the acquisition by CompuTrac of any ownership interest in any business whose annual revenues, net income or assets is equal to 20% or more of CompuTrac's revenues, net income or assets.

         Until the merger is completed or the merger agreement is terminated, CompuTrac has agreed not to directly or indirectly take any of the following actions:

     o solicit, initiate, or otherwise facilitate the making, submission or announcement of any proposal for a Third Party Acquisition;

     o participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to any proposal for a Third Party Acquisition;

     o approve, endorse or recommend any proposal for a Third Party Acquisition; or

     o enter into any letter of intent or similar agreement or any contract, agreement or commitment contemplating or relating to any Third Party Acquisition.

         CompuTrac's board of directors may, without breaching the merger agreement, respond to an unsolicited inquiry, proposal or offer for a Third Party Acquisition if CompuTrac's board of directors determines in good faith, after taking into account the written advice of its outside legal counsel, that it is required to do so in order for its members to comply with their fiduciary duties under Texas law. In such an event the CompuTrac board of directors may discuss the proposal with, and furnish information to, the party making the proposal. The CompuTrac board of directors may withdraw its recommendation of the merger, or approve or recommend or cause CompuTrac to enter into an agreement with respect to a Superior Proposal (as defined below), if all of the following conditions are met:

     o    CompuTrac has not violated the restrictions set forth above;

     o CompuTrac's board determines in good faith, after taking into consideration the written advice of its outside legal counsel, that it is required in order for its members to fulfill their fiduciary duties under Texas law;

     o CompuTrac gives prompt written notice to ASA of the identify of the party making the proposal and of any discussions or negotiations with, or the furnishing of information to, the party making the proposal; and

     o CompuTrac may not enter into any agreement with respect to a Superior Proposal unless CompuTrac simultaneously terminates the merger agreement and pays to ASA $150,000 to reimburse ASA for its expenses and $500,000 as a termination fee.

         For purposes of the foregoing, any action by any officer, director or affiliate of CompuTrac or any of its subsidiaries or any investment banker, attorney or auditor of CompuTrac or any of its subsidiaries is deemed to be an action by CompuTrac.

         A "Superior Proposal" is an unsolicited, bona fide proposal made by a third party to acquire directly or indirectly for consideration consisting of cash and/or securities more than 50% of the outstanding shares of CompuTrac common stock or all or substantially all of CompuTrac's assets, and otherwise on terms which CompuTrac's board of directors, by a majority vote, determines in its good faith judgment (after consultation with Capital West or another financial advisor of regionally recognized reputation) to be reasonably capable of being completed (taking into account all material legal, financial, regulatory and other aspects of the proposal and the party making the proposal, including the availability of financing therefor) and more favorable to CompuTrac's shareholders from a financial point of view than the merger.

         CompuTrac agreed to notify ASA promptly in writing if (i) any inquiries relating to or proposals for a Third Party Acquisition are received by CompuTrac, (ii) any confidential or other non-public information about CompuTrac is requested from CompuTrac, (iii) any negotiations or discussions in connection with a possible Third Party Acquisition are sought to be initiated or continued with CompuTrac, indicating the principal terms and conditions of any proposals or offers. CompuTrac also agreed to keep ASA informed in writing, on a reasonably current basis, of the status and terms of any such proposals or offers and the status of any such negotiations or discussions.

CompuTrac Shareholders' Meeting

         CompuTrac is obligated under the merger agreement to hold and convene the CompuTrac special meeting of shareholders for purposes of voting for approval and adoption of the merger agreement and approval of the merger. Unless CompuTrac's board of directors withdraws its recommendations and recommends a Superior Proposal, CompuTrac's board of directors will continue to recommend that CompuTrac's shareholders vote in favor of approval and adoption of the merger agreement and approval of the merger.

ASA Stockholders' Meeting

         ASA is obligated under the merger agreement to hold and convene the ASA special meeting of stockholders for purposes of voting for the approval of the issuance of shares of ASA common stock in the merger. ASA's board of directors will recommend that ASA's stockholders vote in favor of the issuance of shares of ASA common stock in connection with the merger.

Conditions to Completion of the Merger

         The obligations of ASA and CompuTrac to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver, to the extent legally permissible, of each of the following conditions before the completion of the merger:

     o the merger agreement must be adopted and the merger must be approved by two-thirds of the outstanding shares of CompuTrac common stock;

     o the issuance of ASA common stock to CompuTrac shareholders must be approved by a majority of the outstanding shares of ASA common stock present and entitled to vote at the meeting of ASA stockholders;

     o    all required governmental consents shall have been obtained;

     o no law, regulation or order shall have been enacted or issued which has the effect of making the merger illegal or otherwise prohibiting completion of the merger;

     o ASA's registration statement on Form S-4 must be effective, no stop order suspending its effectiveness can be in effect and no proceedings for suspension of its effectiveness can have been initiated or threatened in writing by the Securities and Exchange Commission;

     o the shares of ASA's common stock to be issued in the merger must have been authorized for listing on the Nasdaq SmallCap Market;

     o Rainmaker and Harry W. Margolis shall have executed and delivered the employment and non-competition agreements between Rainmaker and Mr. Margolis;

     o ASA, Mr. Margolis and certain of his family members shall have executed and delivered the stock repurchase agreement among them;

     o CompuTrac shall have purchased and paid for the "Tail Policy" for its directors and officers insurance policy; and

     o CompuTrac shall have repaid all outstanding principal and interest due to Harry W. Margolis under the promissory note dated January 31, 2001.

         CompuTrac's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

     o ASA's representations and warranties must be true and correct as of January 3, 2002, and at and as of the date the merger is to be completed as if made at and as of that time except:

          o to the extent ASA's representations and warranties address matters only as of a particular date, they must be true and correct as of that date; and

          o if any of ASA's representations and warranties are not true and correct but the effect, in the aggregate, of the inaccuracies of these representations and breaches of these warranties does not have a Material Adverse Effect (as defined below) on ASA then this condition will be deemed satisfied;

     o ASA must perform or comply in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by ASA at or before completion of the merger; and

     o CompuTrac shall have received the legal opinion of Epstein Becker & Green, P.C., counsel to ASA, in form and substance reasonably satisfactory to CompuTrac and its counsel.

         ASA's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

     o CompuTrac's representations and warranties must be true and correct as of January 3, 2002, and at and as of the date the merger is to be completed as if made at and as of that time except:

          o to the extent CompuTrac's representations and warranties address matters only as of a particular date, they must be true and correct as of that date;

          o to the extent that CompuTrac's representations and warranties are no longer correct because of actions taken or failure to act by Rainmaker in its management of CompuTrac's business pursuant to the Management Agreement prior to the date the merger is to be completed; and

          o if any of CompuTrac's representations and warranties are not true and correct but the effect, in the aggregate, of the inaccuracies of these representations and breaches of these warranties does not have a Material Adverse Effect on CompuTrac, then this condition will be deemed satisfied;

     o CompuTrac must perform or comply in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by CompuTrac at or before completion of the merger;

     o ASA shall have received the legal opinion of Winstead Sechrest & Minick P.C., counsel to CompuTrac, in form and substance reasonably satisfactory to ASA and its counsel;

     o no more than three percent of the shares of CompuTrac common stock outstanding and entitled to vote on the merger shall be Dissenters Shares; and

     o there shall not have been any law, regulation or order that in ASA's reasonable judgment would be expected to impose any material limitation on ASA's ownership or operation of all or a material portion of CompuTrac's business or assets after the completion of the merger, or which would impose any material limitation on ASA's ability to exercise full rights of ownership of the shares of CompuTrac common stock following the completion of the merger.

Definition of Material Adverse Effect

         Under the terms of the merger agreement, a material adverse effect on either ASA or CompuTrac is defined to mean as follows:

     o a Material Adverse Effect with respect to CompuTrac means a material adverse effect on the financial condition, properties, business or results of operations of CompuTrac and its subsidiaries, taken as a whole.

     o a Material Adverse Effect with respect to ASA means a material adverse effect on:

          o ASA's or Rainmaker's ability to consummate the merger or other transactions contemplated by the merger agreement; or

          o the financial condition, properties, business or results of operations of ASA and its subsidiaries, taken as a whole.

Termination of the Merger Agreement

         The merger agreement may be terminated at any time prior to completion of the merger, whether before or after adoption of the merger agreement and approval of the merger by CompuTrac shareholders and the approval of the share issuance by ASA stockholders:

     o by mutual written consent of the boards of directors of ASA and CompuTrac;

     o by ASA or CompuTrac, if there is any order, decree or ruling of a court or governmental authority that has become non-appealable, permanently restraining, enjoining or otherwise prohibiting the completion of the merger, provided that the party seeking to terminate the merger agreement has used its reasonable efforts to remove such order;

     o by ASA or CompuTrac, if the registration statement of which this joint proxy statement/prospectus is a part is not declared effective by the Securities and Exchange Commission on or before July 31, 2002, provided that the party seeking to terminate the merger agreement has used its reasonable efforts to cause the registration statement to be declared effective;

     o by CompuTrac concurrently with the execution by CompuTrac of a binding written agreement relating to a Superior Proposal, provided that such termination occurs prior to the CompuTrac shareholder meeting and CompuTrac concurrently pays to ASA $150,000 to reimburse ASA for its expenses and $500,000 as a termination fee;

     o by CompuTrac, upon ASA's breach of any representation, warranty, covenant or agreement in the merger agreement. However, if the breach or inaccuracy is curable by ASA, CompuTrac may not terminate the merger agreement until 20 business days after delivery of written notice of such breach to ASA;

     o by ASA, upon CompuTrac's breach of any representation, warranty, covenant or agreement in the merger agreement not caused by Rainmaker's action or failure to act pursuant to the Management Agreement. However, if the breach or inaccuracy is curable by CompuTrac, ASA may not terminate the merger agreement until 20 business days after delivery of written notice of such breach to CompuTrac; or

     o by ASA if CompuTrac's board of directors withdraws or modifies its recommendation of the merger agreement in a manner materially adverse to ASA.

Payment of Termination Fee by CompuTrac

     o CompuTrac will pay ASA a termination fee of $500,000 if CompuTrac terminates the merger agreement and enters into a binding written agreement relating to a Superior Proposal, and there has not been a material breach of the merger agreement by ASA.

     o CompuTrac will pay ASA a termination fee of $500,000 if ASA terminates the merger agreement and CompuTrac consummates a Third Party Transaction pursuant to a proposal existing at the time of termination or an agreement entered into by CompuTrac within one (1) year of termination, if the merger agreement is terminated because:

          o CompuTrac's board of directors withdraws or modifies its approval or recommendation of the merger agreement in a manner materially adverse to ASA; or

          o CompuTrac has breached any representation, warranty, covenant or agreement in the merger agreement not caused by Rainmaker's action or failure to act pursuant to the Management Agreement.

         CompuTrac will also pay ASA $150,000 to reimburse ASA for its expenses, as long as ASA has not breached the merger agreement in any material respect that proximately contributed to the failure to complete the merger, if the merger agreement is terminated because:

     o CompuTrac executes a binding written agreement relating to a Superior Proposal;

     o CompuTrac's board of directors withdraws or modifies its approval or recommendation of the merger agreement in a manner materially adverse to ASA; or

     o CompuTrac has breached any representation, warranty, covenant or agreement in the merger agreement not caused by Rainmaker's action or failure to act pursuant to the Management Agreement.

After the Merger

         Following the merger, CompuTrac's business will be conducted by Rainmaker, a wholly-owned subsidiary of ASA. The shareholders of CompuTrac will become stockholders of ASA, and their rights as stockholders will be governed by the ASA Certificate of Incorporation and bylaws, as currently in effect, and the laws of Delaware. See "COMPARISON OF RIGHTS OF HOLDERS OF ASA COMMON STOCK AND COMPUTRAC COMMON STOCK" beginning on page __of this joint proxy statement/prospectus.

Extension, Waiver and Amendment of the Merger Agreement

         Subject to applicable law and the requirements of the American Stock Exchange and the Nasdaq SmallCap Market, ASA and CompuTrac may amend the merger agreement before completion of the merger by mutual written consent. In addition, either ASA or CompuTrac may extend the other's time for the performance of any of the obligations of other acts under the merger agreement, waive any inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions contained in the merger agreement.



                        AGREEMENTS RELATED TO THE MERGER

         This section of the joint proxy statement/prospectus describes agreements related to the merger agreement including the stockholder agreement among ASA, Harry W. Margolis, and certain members of his family; the employment and non-competition agreements between Rainmaker and Mr. Margolis; and the stock repurchase agreement among ASA, Mr. Margolis and certain members of his family. While ASA and CompuTrac believe that these descriptions cover the material terms of these agreements, these summaries may not contain all of the information that is important to you. For information regarding Rainmaker's management of CompuTrac's business during the period from January 1, 2002 through the closing of the merger or the termination of the merger agreement, see "THE MERGER AGREEMENT - Conduct of Business Before Completion of the Merger Agreement-Management Agreement."

Stockholder Agreement

         By entering into the stockholder agreement, each of Harry W. Margolis, Dana Margolis, Jay Stromberg and Tammy Margolis-Stromberg have irrevocably appointed ASA as their lawful attorney and proxy. These proxies give ASA the limited right to vote the shares of CompuTrac common stock beneficially owned by these CompuTrac shareholders in favor of approval and adoption of the merger agreement and approval of the merger. These CompuTrac shareholders may vote their shares of CompuTrac common stock on all other matters.

         These shareholders have voting control over 2,114,966 shares of CompuTrac stock, as of ______, 2002, representing approximately 32.4% of CompuTrac's common stock outstanding. None of the

CompuTrac shareholders who are parties to the stockholder agreement were paid additional consideration in connection with it.

         Each CompuTrac shareholder who is a party to the stockholder agreement has also granted to ASA an option to purchase the shares of CompuTrac common stock owned by such shareholder by:

     o    paying to such shareholder $ .26 per share in cash; or

     o by issuing to such shareholder the number of shares of ASA common stock and paying to such stockholder the amount of cash the shareholder would have received in the merger.

This option is only exercisable by ASA upon the occurrence of:

     o any event or circumstance which would entitle ASA to terminate the merger agreement (regardless of whether the merger agreement has actually been terminated) because either:

          o an offer, including an exchange offer, for at least 20% of the outstanding shares of CompuTrac capital stock other than by ASA has been accepted by the holders of at least 20% of the outstanding shares of CompuTrac capital stock;

          o there has been an acquisition of beneficial ownership by any person, other than ASA, of at least 20% of the outstanding shares of CompuTrac capital stock;

          o there is an agreement by CompuTrac with any person, other than ASA, to acquire CompuTrac or a controlling interest in CompuTrac by merger, consolidation, purchase of substantially all of CompuTrac's assets, purchase of stock or other business combination;

          o CompuTrac's board has withdrawn or modified its approval or recommendation of the merger agreement in a manner materially adverse to ASA; or

          o there has been a material breach by CompuTrac of any representation, warranty, covenant or agreement (not caused by Rainmaker's action or failure to act pursuant to the Management Agreement) contained in the merger agreement that is not curable or, if curable, is not cured prior to twenty (20) business days after written notice of such breach is given by ASA to CompuTrac.


         The stockholder agreement will terminate upon the earlier to occur of the termination of the merger agreement or the completion of the merger. Each CompuTrac shareholder who is a party to a stockholder agreement agreed, prior to such termination, not to sell or otherwise transfer CompuTrac stock and options owned, controlled or acquired, either directly or indirectly, by that person, and to waive any dissenters' rights with respect to the merger.

         The stockholder agreement is attached as Exhibit A to the merger agreement attached hereto as Annex A, and you are urged to read it in its entirety.

Employment Agreement

         Rainmaker will enter into an employment agreement with Harry W. Margolis. The term of the employment agreement will commence upon completion of the merger and will continue until December 31, 2002.

     During the term of his agreement, Mr. Margolis will:

     o    be paid a salary of $10,000 per month;

     o    serve in the capacity and have the duties determined by ASA;

     o be entitled to be reimbursed for lease charges, gasoline and insurance costs for a leased automobile;

     o be entitled to payment of all health insurance premiums for himself and his spouse under ASA's group health insurance policy, and reimbursement by ASA of all medical expenses not covered by such policy;

     o be entitled to be reimbursed for telephone, internet access and similar expenses reasonably necessary to permit him to work from his home; and

     o be eligible to participate in all other benefit programs that are offered to ASA employees generally.

          If his services are terminated by ASA during the term of the Employment Agreement other than for cause, Mr. Margolis will be entitled to continue to receive his salary and the benefits described above during the remainder of the term of the agreement.

        Upon the execution of the employment agreement, ASA will deposit $74,000 into a separate interest-bearing bank account (the "Insurance Fund"). Beginning on January 1, 2003, ASA shall, at the election of Mr. Margolis, either (a) reimburse Mr. Margolis or (b) pay to health insurance companies or medical providers as directed by Mr. Margolis, solely from the Insurance Fund, any amounts due on behalf of Mr. Margolis for health insurance and/or medical costs that are not covered by health insurance. Mr. Margolis may at any time notify ASA to deliver to Mr. Margolis all funds then remaining in the Insurance Fund, and upon such delivery ASA will have no further obligations to Mr. Margolis with respect to the Insurance Fund.

         CompuTrac and Mr. Margolis have entered into a "split dollar" agreement with respect to the maintenance of life insurance policies for the benefit of Mr. Margolis. This agreement obligates CompuTrac to contribute certain amounts annually during the term of Mr. Margolis' employment to maintain the effectiveness of the life insurance policies, and grants to CompuTrac a collateral interest in the proceeds of the policies, to the extent of the contributions made. Following the termination of Mr. Margolis' employment, CompuTrac may choose to maintain its collateral interest in the policies by continuing to make annual payments toward the life insurance policies, but is not obligated to do so. At such time as CompuTrac discontinues making payments toward the life insurance policies, whether during the term of Mr. Margolis' employment or after, all interest of CompuTrac in the proceeds of the policies will terminate. During 2001, CompuTrac defaulted on certain of the payments required pursuant to the split dollar agreement and Mr. Margolis and CompuTrac entered into a cure agreement as of December 31, 2001, which allows CompuTrac to cure its default under the split dollar agreement and maintain its collateral interest in the policies. ASA will succeed to CompuTrac's interest in the split dollar agreement and the cure agreement and become bound by the terms of these agreements at the effective time of the merger.

Non-Competition Agreement

         Rainmaker will enter into a non-competition agreement with Mr. Margolis, pursuant to which he will agree that for three years following merger, he will not directly or indirectly:

     o call upon, divert, influence or solicit any employee or customer of Rainmaker;

     o divulge any information concerning any employee or customer of Rainmaker except as personal references;

     o disclose any information or knowledge relating to Rainmaker's business that is not in the public domain;

     o    participate in any business which directly competes with Rainmaker; or

     o hire, solicit for employment, or engage as a consultant any individual who is, or has been within the preceding twelve months, an employee of or consultant to either ASA or CompuTrac.

         In exchange for his obligations under the non-competition agreement, ASA will pay Mr. Margolis $275,000 upon execution of the agreement.

Stock Repurchase Agreement

         ASA will enter into a stock repurchase agreement with Harry W. Margolis and certain members of his family, which will become effective upon completion of the merger. Pursuant to the Stock Repurchase Agreement, ASA will agree, under certain conditions, to guarantee that Mr. Margolis and his family will receive gross proceeds of at least $1.35 per share of ASA common stock received by them in the merger, if those individuals sell those shares of ASA common stock in accordance with the terms of the Stock Repurchase Agreement during the four years following the merger. The primary provisions of the Stock Repurchase Agreement are as follows:

     o During each of the 48 calendar months after the merger, Mr. Margolis may give written notice to ASA that he proposes to sell some or all of a monthly allotment of shares equal to 1/48th of the shares of ASA common stock received by Mr. Margolis and his family in the merger. ASA can either (a) purchase some or all of the shares or (b) first require Mr. Margolis to offer to sell some or all of the shares in a normal brokerage transaction at or above a limit price to be specified by ASA. Any shares which remain unsold after five days must be purchased by ASA. The purchase price for such shares shall be the lesser of (a) ($1.35) x (the number of shares to be purchased) or (b) the Formula Price (as defined below), but in no event less than zero.

     o During each of the 48 calendar months after the merger, ASA may give written notice to Mr. Margolis that ASA proposes to purchase some or all of the monthly allotment of shares. Mr. Margolis can either (a) sell all or part of the shares to ASA or (b) decline ASA's offer to purchase some or all of the shares. The purchase price for such shares shall be the greater of (a) ($1.35) x (the number of shares to be purchased) or (b) the Formula Price.

     o The Formula Price for any transaction equals (a) the number of shares previously sold by Mr. Margolis to ASA and through normal brokerage transactions plus (b) the number of shares to be purchased by ASA, less (c) the aggregate proceeds previously received by Mr. Margolis from such prior sales.

     o Any shares in a monthly allotment which are not sold or offered to be sold or purchased by Mr. Margolis or ASA may be added to future monthly allotments.

     o Mr. Margolis may sell or gift shares in excess of the monthly allotment, as long as he provides ASA with notice of such proposed sale or gift, and the lowest price of the proposed transaction, and ASA will have the right to purchase such shares from Mr. Margolis at such price.

         This is a summary only of the primary provisions of the Stock Repurchase Agreement, and you should read the entire agreement which is attached as Exhibit C to the Merger Agreement which is annexed hereto as Annex A.

                              INFORMATION ABOUT ASA

        ASA provides networked automation systems and ongoing monthly support to approximately 700 businesses in North and South America. ASA designs and develops proprietary enterprise software for the following markets: tire dealers and retreaders, law firms, system integrators and e-focused companies. ASA installs its software on a variety of computers and networks, and various Unix/Open Systems hardware platforms, and provides implementation, education, custom development, and long-term software support to its customers.

        ASA targets its products and services to distinct identifiable markets. ASA considers its operation to be a single reporting segment due to the comparable economic characteristics of its products and services as well as similarities in the nature of the products and services offered, the processes to develop and upgrade its products and services, and the methods to market and distribute its products and services to customers. ASA's current operations are comprised of three product lines and a corporate services group which supports all three product lines. The three current product lines are:

     o Legal Systems. Rainmaker Software, Inc. provides integrated accounting and practice management software solutions for law firms in the United States.

     o Tire Systems. ASA Tire Systems, Inc. provides integrated systems and services designed specifically for the multi-user environments of tire and automotive after-market businesses. ASA Tire Systems offers e-commerce and business-to-business services through eTirePlace.com as well as application service provider (ASP) services.

     o e-Business Management Application Software Systems. Khameleon Software Inc. provides e-Business management applications for software, service, system integration and e-focused companies.

        ASA, founded in 1969, was organized as a Massachusetts corporation on December 15, 1982 and was reincorporated as a Delaware corporation on May 5, 1986. On a consolidated basis, ASA includes ASA International Ltd. and its wholly owned subsidiaries, ASA Properties, Inc., ASA International Ventures, Inc., ASA Tire Systems Inc., RainMaker Software, Inc. and Khameleon Software Inc. ASA Properties Inc. is the sole and managing member of 10 Speen Street LLC, which is the owner of ASA's corporate headquarters.

        ASA's consulting and general business systems operations began in 1969 under the direction of the ASA's founder and Chief Executive Officer, Alfred C. Angelone.

        This prospectus is accompanied by a copy of the annual report of ASA for the fiscal year ended December 31, 2001.

        Additional documents filed by ASA with the Securities and Exchange Commission are incorporated by reference into this joint proxy statement/prospectus. See "WHERE YOU CAN FIND MORE INFORMATION."

                           INFORMATION ABOUT COMPUTRAC

         CompuTrac was organized under the laws of the State of Texas in January, 1977. CompuTrac develops, markets, services and supports integrated computer systems and software applications designed for law firms. CompuTrac's products assist its customers in such applications as timekeeping, tracking disbursements, billing, accounting, management and financial reporting, conflict of interest and other law firm management applications. CompuTrac markets its systems throughout the United States and Canada.

         CompuTrac believes that, historically, it has been one of the major suppliers of computer systems and services for law firms over 50 timekeepers. Substantially all of the systems marketed by CompuTrac are sold in conjunction with services including a separately priced maintenance agreement, customized conversion services, customer training, customer support, product enhancements and software maintenance services. Ongoing maintenance revenue and support services have provided CompuTrac with a continuing source of revenue. During the two fiscal years ended January 31, 2002, CompuTrac has derived most of its revenue from these sources.

         Software which enables law firms to more efficiently perform and evaluate administrative and business functions constitutes CompuTrac's principal products. These products are called the law firm management system ("LFMS"). CompuTrac's current software applications run in the Microsoft Windows 2000 operating environment and are based on Microsoft SQL server. CompuTrac's earlier generation products, designed for medium to large law firms, run on Hewlett Packard mini-computers, while some peripheral products run on IBM-compatible personal computers.

         The core of CompuTrac's software includes the ability to capture time and disbursements incurred on behalf of clients, billing, trust accounting, accounts payable, accounts receivable, general ledger, profitability analysis, and management and financial reporting. Practice management software included within the law firm management system software system consists of modules such as conflict of interest software developed by CompuTrac.

         CompuTrac does not sell or transfer title to its software. CompuTrac's products are generally licensed to end-users on a "right to use" basis pursuant to a perpetual non-transferable license that restricts the use of the software to the customer's operation at one or more designated computer sites. CompuTrac relies on a combination of copyright, trademark, and trade secret laws, as well as non-disclosure agreements, to establish and maintain its proprietary rights. There can be no assurance that CompuTrac's competitors will not independently develop software that is equivalent to CompuTrac's. Further, no assurance can be given that CompuTrac will have the financial resources to engage in litigation against parties who may infringe its intellectual property rights. While CompuTrac realizes that its competitive position may be affected by its ability to legally protect its software, CompuTrac believes the impact of this protection is less significant to CompuTrac's commercial success than factors such as the level of experience of CompuTrac's personnel, name recognition, and the development and marketing of new products.

         CompuTrac provides software maintenance for a fixed monthly fee which covers enhancements, modifications and improvements to the licensed software. Such services do not generally require customer site visits by CompuTrac personnel.

         CompuTrac software products are installed by CompuTrac representatives on personal computers located at the law firm client site. Customer training on the products is conducted either on-site at the law firm office or at CompuTrac's training center located at CompuTrac's corporate offices in Richardson, Texas. All training is conducted by CompuTrac personnel.

         The computer software systems industry is highly competitive. Software designed to accomplish substantially the same purposes as the products of CompuTrac is readily available from several competitors. CompuTrac competes on the basis of the quality of its products and services, its insights into the needs of law firms and its reputation. CompuTrac believes that its pricing policies are competitive with those of its competitors.

         As of March 31, 2002, CompuTrac employed 29 full-time employees. No employees are represented by a union or covered by a collective bargaining agreement. CompuTrac believes that its relationship with its employees is good.

         CompuTrac owns its company headquarters and operating facilities located in Richardson (Dallas County), Texas. The building contains approximately 20,000 square feet and has a parking area of approximately 50,000 square feet. CompuTrac believes its current facility is of adequate size for the conduct of its business.

         In connection with its systems development and servicing programs, CompuTrac owns various computer systems, local area networks, personal computers and other peripheral equipment including printers, scanners and other equipment.

         CompuTrac is not a party to any significant legal proceedings. CompuTrac is not aware of any pending or contemplated proceeding against it by governmental authorities concerning environmental matters. CompuTrac knows of no legal proceedings, pending or threatened, or judgments entered against any director or officer of CompuTrac in his or her capacity as such.

         The principal executive offices of CompuTrac are located at 222 Municipal Drive, Richardson, Texas 75080. The telephone number for CompuTrac is
(972) 234-4241.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Fiscal Year Reports

         The following table sets forth, for the fiscal years indicated, items in CompuTrac's Consolidated Statements of Operations expressed as a percentage of operating revenues:

                                                             Year Ended January 31,
                                                             ---------------------

                                                              2002              2001
                                                              ----              ----
Revenues:
       Systems sales                                           9%                9%
       Services and support                                   91%               91%
                                                              ---               ---
                                                              100%              100%

Costs and expenses:
       Cost of system sales                                    3%                4%
       Cost of services and support                            5%                7%
       Amortization of capitalized software                    8%               13%
       Write-down of capitalized software                       -               16%
       Operating expenses                                     33%               37%
       Selling, general and administrative expenses           45%               118%
       Software research and development costs                 4%               16%
                                                               --               ---
                                                              98%               211%


       Income (loss)from operations                            2%              (111%)
       Gain on sale of land                                     -                38%
       Interest income, net                                    3%                 3%
       Interest expense                                       (1%)                 -
                                                              ----               ---

       Net income (loss)                                       4%               (70%)
                                                               ==               =====

Critical Accounting Policies and Estimates

         The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statement and the reported amount of revenues and expenses during the reporting period. In applying our accounting principles, we must often make individual estimates and assumptions regarding expected outcomes or uncertainties. As you might expect, the actual results or outcomes are generally different than the estimated or assumed amounts. These differences are usually minor and are included in our consolidated financial statements as soon as they are known. Our estimates, judgments and assumptions are continually evaluated based on available information and experience. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

         We periodically review the carrying value of our capitalized software when events and circumstances warrant such a review. One of the methods used for this review is performed using estimates of future cash flows. If the carrying value of our capitalized software is considered impaired, an impairment charge is recorded for the amount by which the carrying value of the capitalized software exceeds its fair value. We believe that the estimates of future cash flows and fair value are reasonable. Changes in estimates of such cash flows and fair value, however, could affect the calculation. It is at least reasonably possible that the estimates we use to evaluate the realizability of capitalized software will be materially different from actual amounts or results.

         Based on an assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, we believe that our consolidated financial statements provide a meaningful and fair perspective of our company. We do not suggest that other general risk factors, such as those discussed elsewhere in this report, could not adversely impact our consolidated financial position, results of operations or cash flow.

Year Ended January 31, 2002 compared to Year Ended January 31, 2001

         Total revenues increased from $3.3 million in fiscal 2001 to $3.7 million in fiscal 2002, an increase of $426,000, or 13%. System sales revenues increased $35,000, or 12% from $306,000 in fiscal 2001 to $341,000 in fiscal 2002. The increase was due to two sales of CompuTrac LFMS SQL version, and sales of hardware upgrades to our Legacy system customers.

         Service and support revenue increased $390,000, or 13%, from $2.97 million in fiscal 2001 to $3.4 million in fiscal 2002. Services and support revenues are comprised of software and hardware maintenance fees, programming support charges and various other service revenue fees such as training, installation and conversion revenues. This increase is due to an increase in maintenance and support rates implemented in February, 2001, as well as increased installation, conversion, and training revenue related to the new system sales.

         Cost of system sales as a percentage of system sales revenues decreased from 40% in fiscal 2001 to 35% in fiscal 2002. Cost of services and support as a percentage of services and support revenue decreased, from 8% in fiscal 2001 to 5% in fiscal 2002. Cost of services and support is primarily comprised of programming and support staff costs directly associated with the performance of the requested service and certain third party costs associated with maintenance fees included in services and support revenues. The fixed nature of the third party costs resulted in the decrease as a percentage of services and support revenue.

         Amortization of capitalized software decreased from $435,532 in fiscal 2001 to $300,000 fiscal 2002. The decrease is attributable to the end of amortization of the development costs for the older Access-based system, which were fully amortized in the third quarter of fiscal 2001.

         Operating expenses remained essentially the same at $1.2 million in fiscal 2001 and fiscal 2002.

         Selling, general and administrative expenses decreased $2.2 million or 57%, from $3.9 million in fiscal 2001 to $1.7 million in fiscal 2002. This decrease was primarily attributable to reductions in headcount, as well as the renegotiation of the CEO's employment contract. In December, 2000 and January, 2001 CompuTrac reduced its workforce to bring development expenses into line with current sales and cash-flow projections. In conjunction with this reorganization, CompuTrac renegotiated the Chief Executive Officer's compensation plan, terminating the old plan and entering into a new month-to-month agreement. As consideration for the restructuring of the agreement, CompuTrac issued a demand note to the CEO for $817,659 and recorded a charge for that amount. This note amount represented a 15% ($144,000) discount to CompuTrac. The benefit to CompuTrac was a $176,000 reduction in total payments to be made over the life of the original agreement.

         Software research and development expenses decreased $373,000, or 72% from $520,000 in fiscal 2001 to $147,000 in fiscal 2002. CompuTrac will continue to capitalize those costs associated with continued enhancements and improvements to the CompuTrac LFMS for Windows and LFMS 2000 software product lines.

         The gain on sale of land held for resale in fiscal 2001 was the result of the sales of the Frisco, Texas land that CompuTrac had owned since 1989.

         Interest income decreased 15%, from $119,000 in fiscal 2001 to $103,000 due to lower interest rates available between periods. Interest expense increased from $1,000 in fiscal 2001 to $37,000 in fiscal 2002, due to interest paid on the demand note payable to the CEO.

Year Ended January 31, 2001 Compared to Year Ended January 31, 2000

         Total revenues decreased to approximately $3.3 million in fiscal 2001 from approximately $5.2 million in fiscal 2000, a decrease of approximately $1.9 million, or 37%. System sales revenues decreased to approximately $306,000 in fiscal 2001 from approximately $1.1 million in fiscal 2000, a decrease of approximately $773,000, or 72%. The decrease was primarily due to CompuTrac's changeover to the SQL-based version of LFMS in mid-fiscal 2001. The last Access-based system was sold in the first quarter of fiscal 2001, and the first sales of SQL-based systems were in the fourth quarter of fiscal 2001.

         Services and support revenues decreased to approximately $2.9 million in fiscal 2001 from approximately $4.1 million in fiscal 2000, a decrease of approximately $1.2 million, or 29%. Services and support revenues are comprised of software and hardware maintenance fees, programming support charges and various other service revenue fees such as training, installation and conversion revenues. The decrease in services and support revenues in fiscal 2001 is attributable to decreased services associated with fewer new systems sales during the period, as well as decreased support for Year 2000 programming in fiscal 2001.

         Cost of system sales as a percentage of system sales revenues was unchanged between periods at 40%. Cost of services and support as a percentage of services and support revenue increased slightly to 8% in fiscal 2001 from 5% in fiscal 2000. Cost of services and support is comprised of programming and support staff costs directly associated with the performance of the requested service and certain third party costs associated with maintenance fees included in services and support revenues. The fixed nature of the third party costs resulted in the increase as a percentage of services and support revenue.

         Amortization of capitalized software increased to approximately $435,000 in fiscal 2001 from approximately $371,000 in fiscal 2000, as software development costs capitalized for the new SQL-based system became subject to amortization in the fourth quarter of fiscal 2001. At year-end, management reviewed the net realizable value of the capitalized software and determined that an adjustment for impairment was needed, based on management's projection of the net present value of sales revenue attributable to the software.

         Operating expenses increased to approximately $1.74 million in fiscal 2001 from approximately $1.2 million in fiscal 2000, an increase of approximately $525,000, or 43%. This increase is mainly attributable to an increase in personnel costs associated with CompuTrac's computer support and training services, as well as a smaller percentage of development costs being capitalized during the year.

         Selling, general and administrative expenses increased to approximately $3.8 million in fiscal 2001 from approximately $2.7 million in fiscal 2000, an increase of approximately $1.1 million or 40%. This increase was primarily attributable to the renegotiation of the CEO's employment contract and accruals for severance costs. In December 2000 and January 2001, CompuTrac reduced its workforce to bring development expenses into line with current sales and cash-flow projections. In conjunction with this reorganization, CompuTrac renegotiated the CEO's compensation plan, terminating the old plan and entering into a new month-to-month agreement. As consideration for the restructuring of the agreement, CompuTrac issued a demand note to the CEO for $817,659 and recorded a charge for that amount. This note amount represents a 15% ($144,000) discount to CompuTrac from the payments that would have otherwise been due to the CEO upon the expiration of his employment agreement. The benefits to CompuTrac are a $176,000 reduction in total payments to be made over the life of the original agreement, as well as a significant potential deferral of cash flow expense during fiscal 2002 and 2003 while CompuTrac works to establish the new SQL-based version of LFMS in the marketplace.

         Software research and development expenses increased to approximately $520,000 in fiscal 2001 from approximately $505,000 in fiscal 2000, an increase of approximately $15,000, or 3%. CompuTrac plans to capitalize costs associated with continued enhancements and improvements to its software product lines.

         The gain on sale of land held for resale was the result of the sale of the Frisco, Texas land that CompuTrac had owned since 1989.

         Net interest income decreased to approximately $118,000 in fiscal 2001 from approximately $134,000 in fiscal 2000, a decrease of approximately $16,000 or 12%, due to lower interest rates and fewer funds available for investment purposes. In fiscal 2001, net interest income was comprised of approximately $119,000 of interest income, relating primarily to investment interest income, offset by approximately $1,000 of non-operating expense, all of which was mortgage interest expense. In fiscal 2000, net interest income was comprised of approximately $143,000 of interest income, relating primarily to investment interest income, offset by approximately $9,000 of non-operating expense, of which approximately $7,000 was mortgage interest expense.

Fluctuations in Operating Results

        Management believes that, historically, interim results and period-to-period comparisons have been neither predictable nor an accurate measure of the annual performance of CompuTrac. CompuTrac has experienced and expects to continue to experience period-to-period fluctuations in the number of systems sold, revenues and net income. Fluctuations in system sales revenues have historically resulted from the revenues of CompuTrac being generated principally by the sale of a small number of relatively expensive systems, as well as the policy of CompuTrac of recognizing revenue upon delivery of the hardware, the delivery and acceptance of the software, the equipment availability of hardware from CompuTrac's hardware supplier, and the desire of the customer to accelerate or delay the date of delivery. These factors tend to distort the operating results of an interim period. Additionally, sales have not occurred or been recognized evenly throughout the fiscal year or any interim period, thus making meaningful interim period comparisons difficult. These fluctuations may also have a significant impact on profitability in any interim period as a result of the relatively fixed nature of operating costs and selling, general and administrative expenses.

Liquidity and Capital Resources

         Cash provided by operating activities were $606,000 in fiscal 2002 compared with $883,000 used in operations during fiscal 2001. This is due primarily to profitable operations in fiscal 2002 versus a net loss in fiscal 2001.

         Cash used in investing activities during fiscal 2002 was $751,000 compared to $3.1 million provided by investing activities during fiscal 2001. This is attributable primarily to the sale of the Frisco, Texas land in the fourth quarter of fiscal 2001, and maturities of Certificates of Deposit. Cash used in financing activities during fiscal 2002 was $160,000 compared with $417,000 used during fiscal 2001. This difference is primarily due to larger note payments to the CEO for a different note during fiscal 2001.

         CompuTrac has not made any material commitments for capital expenditures; however, CompuTrac anticipates continued expenditures will be made during fiscal 2003 in the areas of development, sales, marketing and support of its CompuTrac LFMS for Windows software products. Until the Company is able to generate consistent positive cash flow from operations, these expenditures will be funded in part by cash flow from investment activities of CompuTrac.

Revenue Recognition and CompuTrac Operations

         CompuTrac is a software development company that develops, markets, services and supports computer systems for the legal profession. System sales, service and support revenues are generally realized pursuant to a contract with the customer.

         CompuTrac enters into software license agreements whereby CompuTrac licenses software to a customer, providing that customer with the right to use the software. In accordance with the provisions of the American Institute of Certified Public Accountants Statement of Position No. 97-2 "Software Revenue Recognition" (SOP 97-2), each element of CompuTrac's software license contracts is separately identified and accounted for based on the relative fair values of that element. Accordingly, CompuTrac recognizes software license revenue upon delivery and installation of the software and confirmation of customer acceptance per the terms of the contract. Other contractual services may include data conversion and training conducted by CompuTrac personnel following installation of the major components of software. Revenues related to these services are recognized at the time the services are rendered. In addition, the contract may provide for add-on software applications which are still under development and which complement the core system, but are not integral to the basic functionality of the core system. Uncompleted add-on software application revenue is recognized upon the completion and installation until delivery occurs and evidence of customer acceptance has been obtained. Maintenance contracts related to system sales are deferred when applicable and recognized as revenue over the life of the contract.

         At January 31, 2002 and 2001, CompuTrac has established a 100% valuation allowance to fully offset the net deferred tax asset balances of $2,196,000 and $2,252,000, respectively. Factors considered in management's assessment that significant uncertainties exist regarding the realization of these assets include (1) uncertainty regarding the future success and timing of sales of CompuTrac's new Windows-based products, (2) financial and economic pressures in CompuTrac's primary customer market (i.e. legal industry) and (3) historical operating losses over the last several years.

         CompuTrac has not reported any disagreements with or change of its independent accountants during the twenty-four months prior to January 31, 2002.

                        RECENT ACCOUNTING PRONOUNCEMENTS

        In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142").

        SFAS 141 requires all business combinations to be accounted for using the purchase method of accounting and that certain intangible assets acquired in a business combination shall be recognized as assets apart from goodwill. SFAS 141 is effective for all business combinations initiated after June 30, 2001.

        SFAS 142 requires goodwill to be tested for impairment under certain circumstances, and written down when impaired, rather than being amortized as previous standards required. Furthermore, SFAS 142 requires purchased intangible assets other than goodwill to be amortized over their useful lives unless these lives are determined to be indefinite. Purchased intangible assets are carried at cost less accumulated amortization. Amortization is computed over the useful lives of the respective assets, generally two to five years. SFAS 142 is effective for fiscal years beginning after December 15, 2001.

        In August 2001, SFAS 144 was issued regarding the "Accounting for the Impairment or Disposal of Long-Lived Assets". Statement 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001.

        At December 31, 2001, ASA had no recorded goodwill on its balance sheet. The unaudited pro forma combined condensed financial statements which follow were prepared using the purchase method of accounting as required by SFAS
141. Currently, ASA is assessing but has not yet determined how the adoption of SFAS 142 and SFAS 144 will impact its financial position and results of operations.



           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

        The following unaudited pro forma combined condensed financial statements give effect to the proposed merger of ASA and CompuTrac using the purchase method of accounting, as required by Statement of Financial Accounting Standard No. 141, "Business Combinations." Under this method of accounting, ASA will allocate the purchase price to the fair value of assets acquired, including identified intangible assets and goodwill. The purchase price allocation is subject to revision when ASA obtains additional information regarding asset valuation. The unaudited pro forma combined condensed financial statements are based on the historical consolidated financial statements and the accompanying notes of ASA which are incorporated by reference in this joint proxy statement/prospectus, and the historical consolidated financial statements and the accompanying notes of CompuTrac which are included elsewhere in this joint proxy statement/prospectus. The unaudited pro forma combined condensed balance sheet assumes the merger took place on December 31, 2001 and combines ASA's December 31, 2001 consolidated balance sheet with CompuTrac's January 31, 2002 consolidated balance sheet. The unaudited pro forma combined statement of operations assume that the merger took place as of the beginning of the periods presented. ASA's audited statement of operations for the year ended December 31, 2001 has been combined with CompuTrac's audited statement of operations for the fiscal year ended January 31, 2002. The unaudited pro forma combined condensed statement of operations does not present the combination of like reporting periods. The use of different reporting period dates is necessary as each entity has different fiscal year ends. The pro forma reporting with respect to combining ASA's and CompuTrac's results with different fiscal year ends that are within 93 days is in accordance with Securities and Exchange Commission guidance. The periods combined for purposes of presenting the unaudited pro forma combined condensed statement of operations is not necessarily indicative of the periods expected to be combined after the date of the closing of the merger. Subsequent to the closing of the merger, the combined company will adopt ASA's current fiscal year end of December 31, and CompuTrac's results of operations will be included in ASA's statements of operations from the merger date forward. The unaudited pro forma combined condensed financial statements are based on the estimates and assumptions set forth in the notes to these statements. The pro forma adjustments made in connection with the development of the pro forma information are preliminary and have been made solely for purposes of developing such pro forma information for illustrative purposes necessary to comply with the disclosure requirements of the Securities and Exchange Commission. The unaudited pro forma combined condensed financial statements do not purport to be indicative of the results of operations for future periods or the combined financial position or the results that actually would have been realized had the entities been a single entity during these periods. ASA and CompuTrac estimate that they will incur direct transaction costs of approximately $200,000 and $155,000, respectively, associated with the merger. Such costs of ASA will be included in the total purchase cost for accounting purposes and are considered in the pro forma adjustments. Such costs of CompuTrac will be charged to operations by CompuTrac in the fiscal quarter in which the merger is consummated. There can be no assurance that the combined company will not incur additional charges in subsequent quarters reflecting costs associated with the merger.

         These unaudited pro forma combined condensed financial statements should be read in conjunction with historical consolidated financial statements and the related notes thereto of ASA which are incorporated by reference in this joint proxy statement/prospectus, and the historical consolidated financial statements and the related notes thereto of CompuTrac which are included elsewhere in this joint proxy statement/prospectus.

                                ASA AND COMPUTRAC

               UNAUDITED PROFORMA COMBINED CONDENSED BALANCE SHEET


                                                  ASA                     CT                   Pro forma            Pro forma
                                              Dec 31, 2001           Jan 31, 2002

                           ASSETS            (As reported)          (As reported)             Adjustments           Combined
                                      ----------------------------------------------------------------------------------------

CURRENT ASSETS:

  Cash and cash equivalents                   $ 4,024,254          $ 1,877,678   (a)        $ (1,861,178)         $ 4,040,754

  Marketable securities                            24,072              600,000   (a)            (600,000)              24,072
  Receivables-net                               1,782,294              365,154                                      2,147,448
  Other current assets                            566,122               63,262                         -              629,384

                                      ----------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                            6,396,742            2,906,094                (2,461,178)           6,841,658

PROPERTY AND EQUIPMENT-NET                      4,489,296              883,656   (d)             396,955            5,215,123
                                                                                 (k)            (554,784)

SOFTWARE -NET                                   1,907,457            1,494,923   (k)            (647,626)           2,754,754

COST EXCEEDING NET ASSETS
  ACQUIRED-NET                                          -                    -                         -                    -


NOTES RECEIVABLE                                1,700,000                    -                         -            1,700,000

OTHER ASSETS                                    2,254,752              353,479   (f)             275,000            2,410,617
                                                                                 (k)            (119,135)
                                                                                 (e)            (353,479)
                                      ----------------------------------------------------------------------------------------
   TOTAL                                     $ 16,748,247          $ 5,638,152              $ (3,464,247)        $ 18,922,152
                                      ========================================================================================

                                                          ASA                    CT
                                                      Dec 31, 2001         Jan 31, 2002           Pro forma           Pro forma

                   LIABILITIES                       (As reported)        (As reported)          Adjustments           Combined
                                                 --------------------------------------------------------------------------------

CURRENT LIABILITIES:

  Notes payable-related party                       $          -        $   620,747   (b)       $   (620,747)       $          -
  Accrued expenses                                     1,955,948            154,797   (j)            200,000           2,246,594
                                                                                      (c)            (64,151)
  Taxes-payable and deferred                                   -                  -                        -                   -
  Deferred revenue & customer deposits                   647,420             51,780                        -             699,200
  Accounts payable                                       288,727             52,592                        -             341,319
  Other current liabilities                               80,357                  -                        -              80,357
                                                 --------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                              2,972,452            879,916                 (484,898)          3,367,470

DEFERRED TAXES                                           709,000                  -                        -             709,000

LONG-TERM DEBT                                         3,661,475                  -                        -           3,661,475

COMMON STOCK SUBJECT TO REPURCHASE                             -                  -   (h)            598,644             598,644

COMMITMENTS AND CONTINGENCY

SHAREHOLDERS' EQUITY
Preferred stock
Common stock                                              45,109             71,369   (g)            (71,369)             58,816
                                                                                      (i)             13,707
Additional paid-in capital                             7,931,501          8,401,086   (g)         (8,401,086)          9,098,037
                                                                                      (i)          1,166,536
Retained earnings (deficit)                            4,851,994         (2,463,297)  (g)          2,463,297           4,851,994
Unrealized gain/(loss) on marketable securities           (4,828)                 -                        -              (4,828)
                                                 --------------------------------------------------------------------------------
                                                      12,823,776          6,009,158               (4,828,915)         14,004,019
Less: Treasury stock                                   3,418,456          1,250,922   (g)         (1,250,922)          3,418,456
                                                 --------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                             9,405,320          4,758,236               (3,577,993)         10,585,563

                                                 --------------------------------------------------------------------------------
   TOTAL                                            $ 16,748,247        $ 5,638,152             $ (3,464,247)       $ 18,922,152
                                                 ================================================================================

                                ASA AND COMPUTRAC

         Unaudited Pro Forma Combined Condensed Statements of Operations
                      For the year ended December 31, 2001

                                                            ASA                CT
                                                        Year ended         Year ended               Pro forma        Pro forma
                                                        Dec 30, 2001      Jan 31, 2002
REVENUES:                                              (As reported)      (As reported)            Adjustments        Combined
                                                      --------------------------------------------------------------------------

SERVICES                                               $ 10,139,008       $ 3,399,506                               $ 13,538,514
PRODUCT LICENSES                                          3,395,016           125,087                                  3,520,103
COMPUTER & ADD-ON HARDWARE                                1,210,946           172,809                                  1,383,755
                                                      ---------------------------------------------------------------------------

NET REVENUE                                              14,744,970         3,697,402                                 18,442,372
                                                      ---------------------------------------------------------------------------

COST OF REVENUE:

SERVICES                                                  5,332,616         1,220,614     (l)          6,528           6,559,757
PRODUCT LICENSES                                          3,045,072           802,010     (l)          4,352           3,636,164
                                                                                          (m)       (215,271)
COMPUTER & ADD-ON HARDWARE                                  944,250            75,826                                  1,020,076
                                                      ---------------------------------------------------------------------------

TOTAL COST OF REVENUE                                     9,321,938         2,098,450               (204,391)         11,215,997
                                                      ---------------------------------------------------------------------------

EXPENSES:

MARKETING & SALES                                         3,071,138           204,375     (l)          1,088           3,276,602
GENERAL & ADMINISTRATIVE                                  3,282,407         1,307,051     (l)       (190,390)          4,451,023
                                                                                          (n)         51,955
                                                      ---------------------------------------------------------------------------

TOTAL EXPENSES:                                           6,353,545         1,511,426               (137,347)          7,727,624
                                                      ---------------------------------------------------------------------------

EARNINGS (LOSS) FROM OPERATIONS                            (930,513)           87,526                341,738            (501,249)
                                                      ---------------------------------------------------------------------------

Interest Expense                                           (337,361)          (36,813)    (o)         36,813            (337,361)

Interest Income                                             605,910           103,159     (o)       (103,159)            605,910

Other Income/(Expense)                                      213,250                                                      213,250

                                                      ---------------------------------------------------------------------------

Earnings(Loss) Before Taxes on Income                      (448,714)          153,872                275,392             (19,450)
                                                      ---------------------------------------------------------------------------

Income Taxes                                               (140,000)                      (p)        132,000              (8,000)
                                                      ---------------------------------------------------------------------------
NET EARNINGS(LOSS)                                     $   (308,714)      $   153,872              $ 143,392        $    (11,450)
                                                      ===========================================================================

NET INCOME (LOSS) PER SHARE                  Basic     $      (0.10)                                                $    (0.0026)
                                           -----------==========================================================================
NET INCOME (LOSS) PER SHARE                 Diluted    $      (0.10)                                                $    (0.0026)
                                           -----------===========================================================================
Basic Weighted Ave Shares                    Basic        2,982,397                       (q)      1,370,679           4,353,076
                                           -----------===========================================================================
Dilutive Weighted Ave Shares                Diluted       2,982,397                       (q)      1,370,679           4,353,076
                                           -----------===========================================================================

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.   Basis of Pro Forma Presentation

     The unaudited pro forma combined condensed financial statements of ASA have been prepared on the basis of assumptions relating to the allocation of consideration paid to the acquired assets and liabilities of CompuTrac based on management's best preliminary estimates. The actual allocation of the amount of the consideration may differ from that reflected in these unaudited pro forma combined condensed financial statements. Below are tables of the estimated acquisition costs and the estimated purchase price allocation for CompuTrac:


     Cash                                                                               $1,304,338

     Fair value of ASA common stock issued                                               1,778,887

     Direct acquisition costs                                                              200,000
                                                                                        ----------

           Total purchase price                                                         $3,283,225
                                                                                        ==========

     Estimated fair value of net tangible assets:

      Cash                                                                  $1,320,838
      Receivables-net                                                          365,154
      Other current assets                                                      63,262
      Noncompete Agreement                                        275,000
        less: effect of pro forma allocation of excess at fair
        value of net assets acquired over the purchase price     (119,135)
                                                                ----------------------
                                                                               155,865


      Property and Equipment                                    1,280,611
        less: effect of pro rata allocations of excess of fair
        value of net assets acquired over the purchase price     (554,784)
                                                                ----------------------
                                                                               725,827

      Accrued expenses                                                         (90,646)
      Deferred revenue and customer deposits                                   (51,780)
      Accounts payable                                                         (52,592)
                                                                              --------------------

           Value of net tangible assets                                                  2,435,928

     Estimated fair value of identifiable intangible assets                  1,494,924
      less: effect of pro rata allocations of excess of fair
      value of net assets acquired over the purchase price                    (647,628)
                                                                             ---------------------

           Value of net identifiable intangible assets                                     847,296

                                                                                        $3,283,225
                                                                                        ==========

2.   Reclassifications

     CompuTrac amounts were reclassified from those originally reported by CompuTrac to conform to a reporting presentation similar to ASA.

3.   Pro Forma Adjustments

     (a) to reflect the terms of the merger agreement which call for $16,500 in cash related to prepaid annual maintenance obligations to be retained by ASA. Under the terms of the agreement cash amounts in excess of $16,500 are to be paid out as follows:

         -Estimated principal and interest on Note Payable-Related party                 $   636,000

         -Estimated premium for directors and officers tail policy                            26,750
         -Estimated severance                                                                 33,605

         -Estimated unpaid closing costs for CompuTrac                                       131,500

         -Payments to Harry W. Margolis ($275,000 for Non-compete Agreement and
            $74,000 for other expenses)                                                      349,000

         -Estimated other-net of interest income and cash from stock options exercised       (19,693)

         -Estimate of cash to be distributed to CompuTrac shareholders                     1,304,338
                                                                                         -----------

                  Total cash to be paid out                                              $ 2,461,500
                                                                                         ===========
         CompuTrac cash and marketable securities on hand:
           Cash and cash equivalents                                                     $ 1,878,000
           Marketable securities                                                             600,000
           Less: Cash retained by ASA for prepaid annual maintenance obligations             (16,500)
                                                                                         -----------
                  Total                                                                  $ 2,461,500
                                                                                         ===========

     (b) to reflect the payoff of the balance of a Note ($620,727) and accrued interest to Harry W. Margolis

     (c) to eliminate the closing cost accrued at year end which will be paid from CompuTrac's cash

     (d)  to record CompuTrac property and equipment at fair value

     (e)  to write-off CompuTrac Split Dollar Life insurance policy

     (f)  to record non-competition agreement

     (g)  to eliminate the equity of CompuTrac

     (h) to reflect the 443,440 shares of ASA Common stock subject to repurchase valued at the $1.35 guaranteed price

     (i) to reflect the 927,239 shares of ASA stock to be issued and not subject to repurchase, valued at the average market price of ASA's stock for three days before and after the merger was announced on January 7, 2002

     (j) to record estimated professional fees to attorneys, accountants and advisors

     (k) to allocate the excess of fair value of net assets acquired over cost on a pro rata basis in accordance with SFAS 141 as a reduction of certain assets

     (l) to eliminate CompuTrac's depreciation expense for the period and record depreciation expense based on a preliminary purchase price allocation

     (m) to eliminate CompuTrac's net software amortization expense for the period and record software amortization based on a preliminary purchase price allocation

     (n)  to record amortization of non-competition agreement

     (o) to eliminate CompuTrac's interest income/expense for interest bearing assets and liabilities which are not being transferred to ASA under the terms of the merger agreement

     (p)  to record related income tax provision at a 40% rate

     (q) Basic weighted average shares were calculated by adding the 1,370,679 shares issued to CompuTrac shareholders to the number of ASA's basic average shares outstanding

                        DESCRIPTION OF ASA CAPITAL STOCK

Authorized Capital Stock

        The following summary of certain provisions of ASA's common stock and preferred stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of ASA's Certificate of Incorporation and by the provisions of applicable law. All material elements of ASA's Certificate of Incorporation are described in this joint proxy statement/prospectus.

        Common Stock. ASA's Certificate of Incorporation authorizes ASA to issue up to 6,000,000 shares of common stock, $0.01 par value. As of __________, 2002, there were 2,982,397 shares of common stock issued and outstanding, held by _____ stockholders of record.

        The holders of ASA common stock are entitled to one vote per share on all matters to be voted on by stockholders. Holders of common stock are entitled to receive dividends declared by the board of directors, out of funds legally available for the payment of dividends, subject to the rights of holders of preferred stock. Currently, ASA is not paying a dividend. Upon any liquidation, dissolution or winding up of our business, the holders of common stock are entitled to share equally in all assets available for distribution after payment of all liabilities and provision for liquidation preference of shares of preferred stock then outstanding. The holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to ASA common stock. All outstanding shares are fully paid and non-assessable.

        ASA common stock does not have cumulative voting rights. As a result, the holders of more than 50% of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so, and, in such event, the holders of the remaining shares of common stock will not be able to elect any person or persons to the board of directors. Under Delaware law, unless otherwise provided in the certificate of incorporation, any action which may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action to be taken are signed by the holders of common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. These provisions could in certain circumstances have the effect of delaying, deferring, or preventing extraordinary corporate transactions such as a merger, reorganization, sale of substantially all of ASA's assets, or liquidation.

        Preferred Stock. ASA's Certificate of Incorporation authorizes ASA to issue up to 1,000,000 shares of preferred stock, $0.01 par value. As of _________, 2002, there were no shares of preferred stock issued and outstanding. At present, ASA has no plans to issue any shares of preferred stock.

        The board of directors has the authority, without further action by the stockholders, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the rights, qualifications, preferences, privileges, limitations and restrictions of each such series, including the dividend rights, dividend rate or rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or the designations of such series, without any further vote or action by the stockholders. Thus, any series may, if so determined by ASA's board of directors, have disproportionately high voting rights or class voting rights, be convertible into or exchangeable for ASA common stock or another security of ASA, be redeemable, carry the rights to specified participating dividends (which may bez fixed or adjustable and which may be cumulative) and have such other relative rights, preferences and limitations as the board of directors shall determine. Issuance of authorized but unissued shares of ASA common stock or preferred stock (including issuance upon conversion of any convertible preferred stock) could cause a dilution of the book value of ASA common stock and (in the case of ASA common stock and preferred stock with voting rights) would dilute the voting power of the then current stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of ASA without further action by the stockholders, may discourage bids for ASA common stock at a premium over the market price of ASA common stock, and may adversely affect the market price of ASA common stock.

        In connection with ASA's preferred stock rights plan, 60,000 shares of preferred stock have been designated series A junior participating preferred stock. No shares of the series A junior participating preferred stock have been issued or are issuable until the occurrence of certain triggering events. See

Preferred Stock Purchase Rights

        In October 1998, ASA's board of directors adopted a preferred stock rights plan. Pursuant to the rights plan, ASA declared a dividend of one right for each outstanding share of ASA common stock and each share of common stock issued thereafter. Initially, each right entitles the holder thereof to purchase from ASA one one-hundredth share of ASA series A junior participating preferred stock at an exercise price of $10.00, subject to adjustment for stock splits, stock dividends and similar events. The rights are not exercisable until the occurrence of certain triggering events.

        In the event that a person acquires, obtains the rights to acquire, or commences a tender offer to acquire 20% or more of ASA's common stock, each right becomes exercisable for shares of ASA common stock (or, in certain circumstances as determined by the ASA board of directors, a combination of cash, property, common stock or other securities) having a value of twice the right's purchase price. The rights would also become exercisable on the same terms if ASA's board of directors determines that a person has become the owner of more than 10% of ASA's outstanding common stock and that (a) such ownership is intended to cause ASA to repurchase the common stock owned by such person or to cause pressure on ASA to take action or enter into transactions intended to provide such person with short-term financial gain under the circumstances where the ASA board of directors determines that ASA's best long-term interests would not be served by taking such action, or (b) such ownership is causing or reasonably likely to cause a material adverse impact on ASA's business or prospects. In the event that, after an acquiring person obtains 20% or more of ASA's common stock, ASA is involved in a merger or other business combination transaction or a sale of 50% or more of ASA's assets or earning power, each right becomes exercisable for shares of common stock of such acquiring company having a value of twice the right's purchase price. The rights are redeemable up to ten days following such acquisition, subject to extension by ASA's board of directors, at a price of $0.01 per right. The rights plan expires in October 2008 unless ASA redeems the rights earlier.

        Pursuant to the rights plan, ASA's board of directors designated 60,000 shares of series A junior participating preferred stock, and reserved those shares for issuance under the rights plan. Each one one-hundredth of a share of series A junior participating preferred stock purchasable upon exercise of the rights has rights and preferences substantially equivalent to those of one share of common stock.

        The rights are designed to protect ASA stockholders in the event of an unsolicited attempt by an acquiror to take over ASA in a manner or on terms not approved by the board of directors. Subject to the restrictions described above, the rights may be redeemed by ASA. Accordingly, the rights should not interfere with any merger or business combination approved by ASA's board of directors.

Change of Control Provisions

        Certain provisions of ASA's Certificate of Incorporation and bylaws may have the effect of preventing, discouraging or delaying any change of control of ASA. The authorization of undesignated preferred stock makes it possible for the ASA board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of ASA. If the proposed increase in the number of shares of authorized common stock from 6,000,000 to 8,000,000 is approved at the ASA stockholder meeting, there will also be a substantial number of authorized but unissued shares of ASA common stock that could also be issued for such purpose. See "COMPARISON OF RIGHTS OF HOLDERS OF ASA COMMON STOCK AND COMPUTRAC COMMON STOCK - Anti-Takeover Provisions; Restrictions on Certain Business Combinations."

Transfer Agent And Registrar

         The transfer agent and registrar for ASA's common stock is Computer Share Investor Services. Its address is 12039 West Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228, and its telephone number is (303) 986-5400.

                             COMPARISON OF RIGHTS OF
             HOLDERS OF ASA COMMON STOCK AND COMPUTRAC COMMON STOCK

General

         CompuTrac shareholders will automatically become ASA stockholders at the effective time. As stockholders of ASA, their rights will be determined by ASA's Certificate of Incorporation, ASA's bylaws and Delaware law. The following is a summary of the material differences in the rights of holders of ASA common stock and CompuTrac common stock. This summary is necessarily general and is not a complete discussion of, and is qualified by, the more detailed provisions of Delaware law, Texas law, CompuTrac's Articles of Incorporation and bylaws, and ASA's Certificate of Incorporation and bylaws.

Authorized Capital

         ASA. ASA is authorized to issue 6,000,000 shares of common stock, par value of $0.01 per share, and 1,000,000 shares of preferred stock, par value of $0.01 per share. As of the ASA record date, ___, 2002, 2,982,379 shares of ASA common stock were issued and outstanding.

         CompuTrac. CompuTrac is authorized to issue 13,000,000 shares of common stock, par value of $0.01 per share, and 2,000,000 shares of preferred stock, par value of $1.00 per share. As of the CompuTrac record date, ___, 2002, 6,537,389 shares of CompuTrac common stock were issued and outstanding.

Amendment of Certificate of Incorporation and Bylaws

         ASA. Delaware law generally requires that an amendment to a Delaware corporation's certificate of incorporation requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon. Furthermore, under Delaware law, the holders of the outstanding shares of a class are entitled to vote as a class upon any proposed amendment to the certificate of incorporation, whether or not entitled to vote thereon by the provisions of the corporation's certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or specific rights of the shares of such class so as to adversely affect them. ASA's Certificate of Incorporation does not alter these voting requirements of Delaware law.

         Delaware law permits a corporation's board of directors to amend its bylaws without further approval by the stockholders if so provided in the company's certificate of incorporation. ASA's Certificate of Incorporation provides that the board of directors may amend the bylaws without stockholder consent. ASA's bylaws provide that the vote of a majority of the outstanding shares of common stock of ASA entitled to vote at an election of directors may also amend the bylaws.

               CompuTrac. Texas law generally requires that an amendment to a Texas corporation's articles of incorporation requires the affirmative vote of the holders of at least two-thirds of the outstanding stock entitled to vote thereon. Furthermore, under Texas law, the holders of the outstanding shares of a class are entitled to vote as a class upon any proposed amendment to the articles of incorporation, whether or not entitled to vote thereon by the provisions of the corporation's articles of incorporation, if the amendment would:

     o increase or decrease the aggregate number of authorized shares of such class or series;

     o increase or decrease the par value of the shares of such class, including changing shares having a par value into shares without par value, or shares without par value into shares with par value;

     o effect an exchange, reclassification, or cancellation of all or part of the shares of such class or series;

     o effect an exchange, or create a right of exchange, of all or any part of the shares of another class into the shares of such class or series;

     o change the designations, preferences, limitations, or relative rights of the shares of such class or series;

     o change the shares of such class or series, whether with or without par value, into the same or a different number of shares, either with or without par value, of the same class or series or another class or series;

     o create a new class or series of shares having rights and preferences equal, prior, or superior to the shares of such class or series, or increase the rights and preferences of any class or series having rights and preferences equal, prior, or superior to the shares of such class or series, or increase the rights and preferences of any class or series having rights and preferences equal, prior, or superior to the shares of such class or series, or increase the rights and preferences of any class or series having rights or preferences later or inferior to the shares of such class or series in such a manner as to become equal, prior, or superior to the shares of such class or series;

     o divide the shares of such class into series and fix and determine the designation of such series and the variations in the relative rights and preferences between the shares of such series;

     o limit or deny the existing preemptive rights of the shares of such class or series;

     o cancel or otherwise affect dividends on the shares of such class or series which had accrued but had not been declared; or

     o include in or delete from the articles of incorporation any provisions required or permitted to be included in the articles of incorporation of a Texas close corporation.

         CompuTrac's Articles of Incorporation do not alter these voting requirements of Texas law.

Texas law permits a corporation's board of directors to amend its bylaws without further approval by the shareholders unless the corporation's articles of incorporation or the Texas Business Corporation Act reserve that power exclusively to the shareholders in whole or in part or the corporation's shareholders in amending, repealing or adopting a particular bylaw expressly provide that the board of directors may not amend or repeal that bylaw. Neither CompuTrac's Articles of Incorporation nor its bylaws contain any provision restricting the board of directors from amending the bylaws without shareholder consent. Texas law also permits a corporation's shareholders to amend its bylaws unless the corporation's articles of incorporation or a bylaw adopted by the corporation's shareholders provides otherwise as to all or some portion of a corporation's bylaws. Neither CompuTrac's articles of incorporation nor its bylaws contain any provision restricting the shareholders from amending the bylaws.


Notice of Meetings of Stockholders

         ASA. The bylaws of ASA provide that ASA must notify its stockholders between 10 and 60 days before any annual or special meeting of the date, time and place of the meeting. In addition, Delaware law requires the notice to include the method of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting. No business may be conducted at the meeting unless the matter was specified in the written notice of the meeting; was brought before the meeting at the direction of ASA's chairman of the board of directors, president, or ASA's board; or was specified in ASA's Stockholder Notice (as defined in "- Stockholder Proposals; Advance Notice of Director Nominations.")

         CompuTrac. CompuTrac's bylaws provide that CompuTrac must notify its shareholders between 10 and 50 days before any annual or special meeting of the place, day and hour of the meeting. In addition, Texas law provides that notice of a special meeting must contain the purpose or purposes of such meeting.

Special Meetings of Stockholders

         ASA. ASA's chairman of the board of directors may call a special meeting of stockholders at any time. In addition, ASA's chairman or president must call a special meeting of ASA stockholders upon the written request of a majority of the total number of directors which ASA would have if there were no vacancies. No business may be conducted at the meeting unless the matter was specified in the written notice of the meeting; was brought before the meeting at the direction of ASA's Chairman of the board of directors, president, or ASA's board; or was specified in an ASA Stockholder Notice.

         CompuTrac. Special meetings of the shareholders may be called at any time by the chief executive officer or the board of directors, and must be called by the chief executive officer or the secretary at the request in writing of the holders of not less than ten percent (10%) of the voting power of the issued and outstanding shares entitled to vote at the meeting. No business may be conducted at the special meeting other than as specified in such notice.

Stockholder Proposals; Advance Notice of Director Nominations

     ASA. ASA's bylaws provide as follows:

     o an ASA stockholder who wishes to raise an issue at any annual or special meeting of ASA stockholders must personally deliver, or send and have received by ASA, a written notice to the Secretary of ASA at ASA's principal executive office (an "ASA Stockholder Notice");

     o any Stockholder Notice must be received by ASA not less than 45 days nor more than 60 days prior to the meeting; however, if fewer than 55 days' notice or prior public disclosure of the date of the meeting was given to stockholders, notice by the stockholder must be received by ASA no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made, whichever first occurred;

     o    any ASA Stockholder Notice must set forth:

          o a full description or each item of business proposed to be brought before the meeting and the reasons for conducting such business;

          o the name and address of the person proposing to bring such business before the meeting;

          o the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice;

          o if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Securities Exchange Act of 1934, and the written consent of each such nominee to serve if elected;

          o any material interest of the stockholder in such item of business; and

          o all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934;

     o ASA's board of directors may require a proposed nominee for director to furnish other information which pertains to the nominee or which may be reasonably required to determine the eligibility of the proposed nominee to serve as a director of ASA; and

     o The Chairman of the meeting may, if the facts warrant, determine that a nomination or stockholder proposal was not made in accordance with the procedure set forth in ASA's bylaws, in which event the defective nomination or proposal shall be disregarded.

         CompuTrac. CompuTrac's bylaws do not provide for specific shareholder notice provisions to nominate candidates for election to CompuTrac's board of directors or to propose business to be brought before an annual or special shareholder meeting.

Election of Directors

         ASA. ASA's Certificate of Incorporation does not provide for cumulative voting of directors. Each ASA stockholder is entitled to one vote for each share of ASA stock he or she holds in the election of directors.

         CompuTrac. CompuTrac's Articles of Incorporation expressly prohibit its shareholders from cumulating their votes in any election for directors. Each CompuTrac shareholder is entitled to one vote for each share of CompuTrac stock he or she holds in the election of directors.

Number of Directors

         ASA. The number of directors is determined from time-to-time by the board of directors under ASA's bylaws. Directors are elected at each annual meeting of stockholders and serve until successors are elected at the next annual meeting.

         CompuTrac. Under CompuTrac's bylaws, the number of directors is determined from time to time by the board of directors, but in no case shall the number of directors be less than two or more than ten. Directors are elected at each annual meeting of shareholders and serve until a successor is elected at the next annual meeting.

Removal of Directors

         ASA. ASA's bylaws provide that any director may be removed, with cause, at any time by vote of the holders of a majority of the outstanding shares of common stock entitled to vote at an election of directors, or by written consent of the stockholders as provided in ASA's bylaws. "Cause" is defined in ASA's bylaws as the conviction of, or entry of a pleading of guilty or no contest to, a felony.

         CompuTrac. CompuTrac's bylaws provide that any director may be removed, with or without cause, at any time by vote of the holders of a majority of the outstanding shares of common stock entitled to vote at an election of directors at an annual or special meeting called for that purpose. Vacancies created by such action may only be filled by the shareholders.

Board of Director Vacancies

         ASA. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors in office, even though less than a quorum, unless otherwise provided in the certificate of incorporation or bylaws. The ASA Certificate of Incorporations and bylaws do not alter this provision. The ASA bylaws also provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors that are in office, although less than a quorum, or by a sole remaining director.

         CompuTrac. CompuTrac's bylaws provide that, except for vacancies created due to the removal of directors by the shareholders, any vacancy occurring in the board of directors, other than newly created directorships, may be filled by the affirmative vote of a majority of the remaining directors, though the remaining directors may constitute less than a quorum of the board of directors as fixed by the bylaws. Newly created directorships are to be filled by election of the shareholders at an annual meeting or a special meeting called for that purpose.

Blank Check Preferred Stock

         ASA. ASA's Certificate of Incorporation authorize its board of directors to issue shares of preferred stock in one or more series and to fix the designations, preferences, powers and rights of the shares to be included in each series. ASA's Certificate of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock, of which 60,000 shares have been designated series A junior participating preferred stock in connection with ASA's preferred stock rights plan.

         CompuTrac. CompuTrac's Articles of Incorporation authorize its board of directors to issue shares of preferred stock in one or more series and to fix the designations, relative rights, preferences and limitations of the shares to be included in each series. CompuTrac's Articles of Incorporation authorize the issuance of 2,000,000 shares of preferred stock, none of which have been designated.

Anti-Takeover Provisions; Restrictions on Certain Business Combinations

         ASA. According to Delaware law, a company will be subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law, unless it elects to opt out by including an express provision to that effect in its bylaws. ASA has not elected to opt-out of Section 203 and as a result, is subject to its protection. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless:

     o prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

     o the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding
          (a) shares owned by persons who are directors and also officers, and
          (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     o on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

         Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting securities.

         CompuTrac. Under Texas law, a corporation is prohibited from engaging in a business combination with an affiliated shareholder, or any affiliate or associate of an affiliated shareholder, during the three-year period immediately following the affiliated shareholder's share acquisition date, unless:

     o the business combination or the purchase or acquisition of shares made by the affiliated shareholder on the affiliated shareholder's share acquisition date is approved by the board of directors of the issuing public corporation before the affiliated shareholder's share acquisition date; or

     o the business combination is approved, by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the issuing public corporation not beneficially owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder, at a meeting of shareholders and not by written consent, duly called for that purpose not less than six months after the affiliated shareholder's share acquisition date.

Stockholders Rights Plans

         ASA. On October 21, 1998, the ASA board adopted a preferred stock rights plan, under which rights to purchase one one-hundredth shares of series A junior participating stock at an exercise price of $10.00 were distributed to holders of common stock at the rate of one right for each share of common stock held as of the close of business on November 4, 1998. The ASA rights plan is designed to protect ASA stockholders in the event of an unsolicited attempt by an acquiror to obtain control over ASA without offering a fair price to all of ASA's stockholders. The ASA rights plan was not adopted in response to any specific takeover attempt and will not prevent a takeover of ASA that is approved by the board of directors.

         CompuTrac.  CompuTrac does not maintain any shareholder rights plans.

Limitation on Director Liability

         ASA. ASA's Certificate of Incorporation provides that no director shall be personally liable to ASA or its stockholders for monetary damages for breach of fiduciary duty as a director, except for:

     o any breach of the director's duty of loyalty to ASA or its stockholders;

     o acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law;

     o    authorizing the payment of a dividend or repurchase of stock; or

     o any transaction from which the director derived an improper personal benefit.

         This limitation of liability shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director's term or terms of office.

          CompuTrac. CompuTrac's Articles of Incorporation provide that CompuTrac shall indemnify its directors to the fullest extent permitted by Texas law. Under Texas law, CompuTrac may indemnify a director if such director:

     o    conducted himself in good faith;

     o    reasonably believed,

          o in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests;

          o in all other cases, that his conduct was at least not opposed to the corporation's best interests; and

     o in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

This limitation of liability shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director's term or terms of office.

Actions by Written Consent of Stockholders

         ASA. Pursuant to ASA's bylaws, stockholders may execute an action, without prior notice and without a vote, by written consent in lieu of a meeting of the stockholders. Such written consent will be effective if signed by stockholders representing the number of voting shares outstanding as would have been required to approve such action at an actual meeting of the stockholders. If, however, the written consent is not unanimous, prompt notice of the action must be provided to non-consenting stockholders.

         CompuTrac. Pursuant to CompuTrac's bylaws, shareholders may execute any action required to be taken at a meeting of the shareholders without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Stockholder Inspection Rights; Stockholder Lists

         ASA. Delaware law requires a corporation to prepare at least 10 days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Delaware law requires such list to be open to the examination of any stockholder, for any purpose germane to the meeting for a period of time at least 10 days prior to the meeting.

         Neither the bylaws nor the Certificate of Incorporation of ASA limits or expands upon these rights.

         CompuTrac. Texas law requires a corporation to prepare at least ten
(10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the corporation and shall be subject to inspection by any shareholder at any time during regular business hours. Such list shall also be produced and kept open for shareholder inspection at the shareholder meeting.

         Neither the bylaws nor the Articles of Incorporation of CompuTrac limits or expands upon these rights.

Dissenters' Appraisal Rights

         ASA. Generally, stockholders of a Delaware corporation who dissent from a merger or consolidation of the corporation for which a stockholders' vote is required are entitled to appraisal rights, requiring the surviving corporation to purchase the dissenting shares at fair value. There are, however, generally no statutory rights of appraisal with respect to stockholders of a Delaware corporation whose shares of stock are either: (a) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or (b) held of record by more than 2,000 stockholders where such stockholders receive only shares of stock of the corporation surviving or resulting from the merger or consolidation (or cash in lieu of fractional interests therein).

         CompuTrac. Shareholders of a Texas corporation who dissent from a merger of the corporation for which a shareholders' vote is required are entitled to dissenter's rights, requiring the surviving corporation to purchase the dissenting shares at fair value. There are, however, generally no statutory rights of appraisal with respect to shareholders of a Texas corporation whose shares of stock are either (a) listed on a national securities exchange; (b) listed on the Nasdaq Stock Market or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (c) held of record by not less than 2,000 holders where such shareholders (y) are not required by the terms of the merger or exchange to accept for the shareholder's shares any consideration that is different than the consideration to be provided to any other holder of shares of the same class or series as the shares of the shareholder; and (z) are to receive only (i) shares of stock of the corporation surviving or resulting from the merger or consolidation and such shares are listed or authorized for listing on a national exchange, approved for quotation on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not less than 2,000 holders; (ii) cash in lieu of fractional shares otherwise entitled to be received; or (iii) a combination thereof.


           OTHER PROPOSALS TO BE CONSIDERED AT THE ASA SPECIAL MEETING

                                 PROPOSAL NO. 2

   Amendment of ASA'S Certificate of Incorporation to Increase the Authorized
                           Shares of ASA Common Stock

         ASA's board of directors has approved an amendment to Article 4 of ASA's Certificate of Incorporation to increase the number of shares of ASA common stock from 6,000,000 to 8,000,000.

        ASA currently has authorized 6,000,000 shares of common stock and 1,000,000 shares of preferred stock. ASA's board of directors has approved, and recommends to ASA's stockholders the following amendment to ASA's Certificate of Incorporation, that would amend the first paragraph of Article Fourth to read as follows:

         "The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 9,000,000 shares, $.01 par value, which shall consist of 8,000,000 shares of Common Stock, $.01 par value per share ("common stock"), and 1,000,000 shares of preferred stock, $.01 par value per share ("preferred stock")."

        The primary reason for amending the Certificate of Incorporation to increase the number of authorized shares of common stock is that following the completion of the merger, ASA will have only 1,011,801 shares of common stock authorized which are not issued and outstanding or reserved for issuance under ASA's existing stock option plans. ASA's board of directors believes that ASA may require additional shares of common stock for future acquisitions, option grants or other corporate purposes. The board of directors believes that the complexity of customary financing as well as employment and acquisition transactions require that the directors be able to respond promptly and effectively to opportunities that involve the issuance of shares of common stock.

        There can be no assurance that the number of shares of common stock to be authorized pursuant to the above amendment will be sufficient to cover the issuance of shares in connection with any acquisitions or the issuance of shares to employees and consultants pursuant to the exercise of stock options which may, in the reasonable discretion of the board of directors, need to be granted in the future. To the extent that the number of shares authorized are insufficient to meet these needs, ASA may request an additional amendment to its Certificate of Incorporation to authorize additional shares of common stock. While ASA regularly evaluates and discusses potential acquisitions, ASA currently has no understandings, agreements or commitments with respect to any acquisitions other than the merger.

        If the proposed amendment is approved, all or any part of the authorized but unissued shares of common stock or preferred stock may thereafter be issued without further approval from the stockholders, except as may be required by law, the Certificate of Incorporation or by-laws of ASA, or the policies of any stock exchange or stock market on which the shares of stock of ASA may be listed or quoted, for such purposes and on such terms as the board of directors may determine. Holders of the capital stock of ASA do not have any preemptive rights to subscribe for the purchase of any shares of common stock or preferred stock, which means that current stockholders do not have a prior right to purchase any new issue of common stock or preferred stock in order to maintain their proportionate ownership.

        The proposed amendment will not affect the rights of existing holders of common stock, except to the extent that further issuances of common stock will reduce each existing stockholder's proportionate ownership of ASA.

        The flexibility of the board of directors to issue additional shares of common stock could enhance the board of directors' ability to negotiate on behalf of stockholders should a proposed takeover arise. Although it is not the purpose of the proposed amendment and the board of directors is not aware of any pending or proposed effort to acquire control of ASA, the authorized but unissued shares of common stock also could be used by the board of directors to discourage, delay or make more difficult a change in control of ASA. For example, such shares could be privately placed with purchasers who might align themselves with the board of directors in opposing a hostile takeover bid. The issuance of additional shares of common stock might serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding shares.

        If this proposal is adopted by ASA's stockholders, it will become effective on the date a certificate of amendment is filed to amend ASA's Certificate of Incorporation, which ASA will endeavor to do as soon as practicable after the special meeting.


               Vote Required and Board of Director' Recommendation

         The affirmative vote of the holders of a majority of ASA's outstanding shares of common stock entitled to vote will be required to approve this proposal.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THIS PROPOSAL AND RECOMMMENDS THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO INCREASE THE AUTHORIZED SHARES OF ASA COMMON STOCK FROM 6,000,000 TO 8,000,000.

                                 PROPOSAL NO. 3

                              Election of Directors

        The directors of ASA are elected annually and hold office until the next annual meeting of stockholders and until their successors shall have been elected and qualified. Shares represented by all proxies received by the board of directors and not so marked as to withhold authority to vote for an individual director, or for all directors, will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The board of directors knows of no reason why any such nominee should be unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number.

        The following table sets forth the age of each nominee, the year each nominee was elected a director and the positions presently held by each nominee with ASA. For information about ownership of ASA's common stock by each nominee, see " - Security Ownership of Certain Beneficial Owners and Management."

                                 Year Nominee
                                 First Became       Positions and Offices
 Name                    Age       director               with ASA
 ----                    ---     -----------              --------

 Alfred C. Angelone....   63         1982        Chairman of the Board, Chief
                                                 Executive Officer and President
 Alan J. Klitzner .....   60         1998        Director
 William A. Kulok......   61         1993        Director
 James P. O'Halloran...   69         1991        Director
 Robert L. Voelk.......   46         1997        Director

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers, directors and persons who beneficially own more than ten percent (10%) of ASA's stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 with the Securities and Exchange Commission and any national securities exchange on which ASA's securities are registered. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by the Securities and Exchange Commission's regulations to furnish ASA with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such forms furnished to ASA and written representations from the executive officers and directors of ASA, ASA believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent (10%) beneficial owners were complied with during Fiscal 2001.

Board and Committee Meetings

        The board of directors met four (4) times during Fiscal 2001. All of the current directors of ASA attended at least 75% of meetings of the board of directors and the committees on which they served during Fiscal 2001. No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer.

        ASA has established an Executive Management Committee, which serves as an advisory board to the board of directors. Mr. Angelone serves as a member of the Executive Management Committee. Each of Messrs. Wayne Croswell, Terrence McCarthy, Douglas Angelone and James Hammond, President of ASA Tire Systems, Inc., Vice President, Secretary and Treasurer of ASA, President of Khameleon Software, Inc., and President of Rainmaker Software, Inc., respectively, serves as an ex-officio member of the Executive Management Committee. The Executive Management Committee met eleven (11) times during Fiscal 2001.

        The board of directors disbanded the Compensation Committee during Fiscal 1996, and its functions are performed by the full board of directors.

        The board of directors has established an Audit Committee. Messrs. Kulok, O'Halloran and Voelk serve as members of the Audit Committee. The Audit Committee was established for purposes of reviewing ASA's financial results and recommending the selection of ASA's independent auditors. ASA's board of directors adopted a written charter for the Audit Committee on April 25, 2000. The board of directors has determined that the members of the Audit Committee are independent as defined in the National Association of Securities Dealers' listing standards. The Audit Committee met four (4) times during Fiscal 2001.

        For the year ended December 31, 2001, ASA incurred professional fees and out-of-pocket expenses to its auditors in the amount of $93,428, all of which related to auditing services. ASA's Audit Committee has considered whether the non-audit services provided by ASA's auditors in connection with the year ended December 31, 2001 were compatible with the auditors' independence.

        ASA has no other committees.

Audit Committee Report

        The Audit Committee has (i) reviewed and discussed with management ASA's audited financial statements as of and for the year ended December 31, 2001;
(ii) discussed with Sansiveri, Kimball & McNamee, L.L.P., ASA's independent auditor, the matters required to be discussed by Statement on Accounting Standards 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants; (iii) received and reviewed the written disclosures and the letter from the independent auditor required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and discussed with the auditor's independence; and (iv) based on the review and discussions referred to above, recommended to the board of directors that the financial statements referred to above included in ASA's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

By the Audit Committee of the board of directors:
William A. Kulok
James P. O'Halloran
Robert L. Voelk

         The forgoing Audit Committee Report shall not be deemed to be incorporated by reference into any of ASA's previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by ASA in any such filing.

Occupations of Directors and Executive Officers

        The following table sets forth the principal occupation of each of the directors and executive officers during the past five years:

                                         Principal Occupation During
    Name                                       Past Five Years

Alfred C. Angelone..........Chairman, Chief Executive Officer and President of
                            ASA.

James P. O'Halloran.........Retired, former Senior Vice President, Treasurer and
                            Chief Financial Officer, Pegasystems Inc., a publicly held software company; formerly President of G & J Associates, Ltd., formerly The Janus Group, Ltd., a privately held consulting firm; formerly Vice President, Private Equity Managers, a privately held venture capital firm; and formerly Partner, Arthur Andersen & Co.

William A. Kulok............Managing director, World Trade Center Palm Beach, an organization that produces trade shows and events; formerly President, North American Corporate Games, an organization that produces multi-sport festivals for executives; formerly Chairman of Community Productions, Inc., a privately held producer of expositions and educational programs; and formerly President of Kulok Capital, Inc., a privately held venture capital firm.

Robert L. Voelk.............Chairman and Chief Executive Officer of eSped.com, a
                            privately held software company; Chairman of Omtool, Ltd., a publicly held communications software company; and formerly Executive Vice President and director of ASA.

Alan J. Klitzner . .........Chairman of Klitzner Industries, Inc., a privately held manufacturer of emblematic jewelry.

Terrence C. McCarthy........Vice President, Secretary and Treasurer of ASA.


Executive Officers

.........The executive officers of ASA, their ages and positions held with ASA are as follows:

                                         Year
                                        First         Positions and
                                        Became           Offices
         Name                 Age      Officer          with ASA
         ----                 ---      -------          --------

 Alfred C. Angelone...........63         1982        Chief
                                                     Executive
                                                     Officer and
                                                     President

 Terrence C. McCarthy.........51         1989        Vice President,
                                                     Secretary and
                                                     Treasurer

Certain Transactions

        During Fiscal 2001, ASA advanced an aggregate of approximately $211,000 to Mr. Angelone, ASA's Chairman, Chief Executive Officer and President. Mr. Angelone repaid approximately $72,159 of outstanding advances during Fiscal 2001. As of October 31, 2001, the outstanding balance of short-term advances owed by Mr. Angelone to ASA totaled approximately $285,000. As of December 31, 2001, and March 31, 2002, the outstanding balance of short-term advances owed by Mr. Angelone to ASA totaled approximately $274,000 and $266,000, respectively. Short-term advances made to Mr. Angelone by ASA do not bear interest. On January 5, 2000, ASA loaned $175,000 to Mr. Angelone pursuant to a promissory note that accrues interest at 6.4% per annum.

        In December 1996, ASA disposed of substantially all of the assets and liabilities of ASA's International Trade and Transportation Systems Division (the "International Division"). In exchange for the assets of the International Division and the assumption of the International Division's liabilities, ASA received a 16% membership interest in TradePoint Systems LLC ("TradePoint"), a New Hampshire limited liability company, and a subordinated promissory note in the principle amount of $600,000 from TradePoint (the "Note"). The remaining 84% interest in TradePoint is owned by Christopher
J. Crane, formerly the President and a director of ASA. Simultaneously with the completion of this transaction, Mr. Crane resigned from all of his positions with ASA. In exchange for his interest in TradePoint, Mr. Crane (i) contributed all of the common stock owned by him, totaling 665,597 shares; (ii) assigned to ASA a 16% partnership interest in the ASA Investment Partnership, a partnership among Mr. Crane, ASA, and Mr. Angelone; and (iii) canceled all of his options to purchase 245,000 shares of ASA common stock. The consideration to be paid was determined by negotiations between the parties and was independently evaluated on behalf of ASA by Shields & Company, Inc.

        In connection with the transaction, TradePoint granted to ASA an irrevocable proxy covering the common stock owned by TradePoint. ASA has the right to cause TradePoint to redeem the 16% membership interest in TradePoint held by ASA by notice given on or after March 1, 2002, in exchange for the common stock held by TradePoint and the fair market value of the 16% membership interest in TradePoint. TradePoint has the right to redeem ASA's membership interest by notice given on or after December 31, 2001 in exchange for the common stock held by it and the greater of $400,000 or the fair market value of the 16% membership interest in TradePoint.

         Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth, as of ________, 2002, certain information concerning stock ownership of ASA by (i) each person known by ASA to own of record or be the beneficial owner of more than 5% of the outstanding common stock, (ii) each of ASA's directors and nominees to become directors,
(iii) each executive officer of ASA; and (iv) all directors and nominees and executive officers as a group. Except as otherwise indicated, the stockholders listed on the table have sole voting and investment power with respect to the shares indicated. As of ________, 2002, ASA had _____ holders of record.

                                                                 Percentage of
          Name and Address                 Number of Shares       Outstanding
          of Beneficial Owner (1)          Beneficially Owned   common stock (2)
          -----------------------          ------------------   ----------------

Alfred C. Angelone(3)(4)..................        863,476            27.0%
James P. O'Halloran.......................          2,000            *
William A. Kulok(5).......................         32,800            1.1%
Robert L. Voelk(6)........................         11,000            *
Alan J. Klitzner (7) .....................         18,000            *
Terrence C. McCarthy(8)...................         13,687            *
TradePoint Systems LLC(9).................
44 Franklin Street
Nashua, NH 03064                                  665,597            22.3%
All directors and officers as a group (6 persons) 950,063            29.3%
  (1)(2)(3)(4)(5)(6)(7)(8).................

----------
* Less than 1%.

(1) The address for Messrs. Angelone, O'Halloran, Kulok, Voelk, Klitzner and McCarthy is c/o ASA International Ltd., 10 Speen Street, Framingham, Massachusetts 01701.

(2) Except as otherwise indicated, ASA believes that each person named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by him. Pursuant to the rules of the Securities and Exchange Commission, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of presently exercisable or outstanding options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Information with respect to beneficial ownership is based upon information furnished by such stockholder.

(3) Includes 24,535 shares of common stock owned by ASA Investment Partnership, of which Mr. Angelone and ASA are general partners.

(4) Includes 165,000 shares of common stock underlying non-qualified stock options that are exercisable and 50,000 shares of common stock underlying incentive options that are exercisable.

(5) Includes 20,000 shares of common stock underlying non-qualified stock options that are exercisable.

(6) Includes 6,000 shares of common stock underlying non-qualified stock options that are exercisable, but excludes an additional 4,000 shares of common stock underlying non-qualified options that are not exercisable.

(7) Includes 8,000 shares of common stock underlying non-qualified stock options that are exercisable, but excludes an additional 2,000 shares of common stock underlying non-qualified options that are not exercisable.

(8) Includes 6,600 shares of common stock underlying incentive options that are exercisable, but excludes an additional 13,400 shares of common stock underlying incentive options that are not exercisable.

(9) All stock owned by TradePoint Systems LLC has been pledged to ASA to secure a note to ASA. ASA holds voting power with respect to these shares. See "Certain Transactions".

                     Compensation of Officers and Directors


Executive Officers Compensation

        The following tables set forth the annual and long-term compensation for services rendered to ASA during Fiscal 2001 and the fiscal years ended December 31, 2000 and 1999 ("Fiscal 2000" and "Fiscal

1999", respectively) paid to those persons who were at December 31, 2001 (i) the chief executive officer and (ii) each other executive officer of ASA whose annual compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                    Long-Term
                                                                                  Compensation
                                                                                  ------------
                                             Annual Compensation                      Awards
                               ------------------------------------------------   -------------
             (a)               (b)          (c)         (d)             (e)             (f)
                                                                   Other Annual     Securities
                                          Salary       Bonus       Compensation     Underlying
 Name and Principal Position   Year        $(1)          $             $(2)         Options (#)
 ---------------------------   -----      ------       -----       ------------   -------------
Alfred C. Angelone.........    2001       375,000      10,000        69,534              --
  Chief Executive              2000       375,000      10,000        93,843              --
  Officer and President        1999       377,337      10,000        52,808          50,000

Terrence C. McCarthy.......    2001       120,000       5,000         6,805          20,000
  Vice President               2000       115,000       5,000         6,605          10,000
                               1999       105,763      10,000         6,000           5,000

(1) Amounts shown indicate base salary received by executive officers, value related to personal use of leased automobiles, and the imputed value of group term life insurance ("GTL Value") provided to each employee and recorded as compensation for tax purposes. All officers' salaries are subject to periodic review by the board of directors.

(2) Includes automobile expenses, premium payments on insurance policies and club dues. Each officer is also entitled to a car allowance, reimbursement of business-related expenses, life insurance coverage and certain severance benefits in the event of termination of employment. ASA does not have a pension plan. In Fiscal 2001, 2000 and 1999, ASA made no awards of Restricted Stock and did not have a Long-Term Incentive Plan. On September 8, 1999, ASA granted to Mr. Angelone incentive stock options to purchase 50,000 shares of common stock that are exercisable through September 7, 2004 at an exercise price of $2.54 per share. On October 1, 2001, ASA granted to Mr. McCarthy incentive stock options to purchase 20,000 shares of common stock that are exercisable through September 30, 2011 at an exercise price of $1.10 per share.

        The following table sets forth additional information concerning unexercised stock options to purchase ASA's common stock held by Messrs. Angelone and McCarthy as of December 31, 2001.

                 AGGREGATED OPTION EXERCISES IN FISCAL 2001 AND
                          FISCAL YEAR-END OPTION VALUES

        (a)                      (b)            (c)                (d)                         (e)
                                                                Number of                    Value of
                                                                Securities                 Unexercised
                                Shares                          Underlying                 In-the-Money
                               Acquired                         Options at                  Options at
                                  on           Value         Fiscal Year-End             Fiscal Year-End
                               Exercise      Realized          Exercisable/                Exercisable/
        Name                     (#)            ($)          Unexercisable(#)         Unexercisable($)(1)(2)
        ----                     ---            ---          ----------------         ----------------------
Alfred C. Angelone.........       --            --            215,000/0                    $ 23,100/ --
Terrence C. McCarthy.......       --            --            6,600/13,400                 $ 660/1,340

(1) "In-the-Money" options are those options for which the fair market value of the common stock underlying the options is greater than the per share exercise price of the option. Mr. Angelone currently has options to purchase (i) 165,000 shares of common stock, at a per share exercise price of $1.06 (see footnote 3 below for a discussion of the repricing of these options), of which 165,000 were exercisable as of December 31, 2001, and
     (ii) 50,000 shares of common stock, at a per share exercise price of $2.54, of which 50,000 were exercisable as of December 31, 2001. Mr. McCarthy currently has options to purchase 20,000 shares of common stock, at a per share exercise price of $1.10 per share, 6,600 of which were exercisable as of December 31, 2001.

(2) The value of Unexercised In-the-Money options is determined by multiplying the number of options held by the difference in the fair market value of the common stock underlying the options on December 31, 2001 ($1.20 per share) and the applicable exercise price of the options granted.

(3) On March 4, 1996, ASA granted to Mr. Angelone non-qualified stock options to purchase 50,000 shares of common stock that are exercisable through March 3, 2006 at an exercise price of $1.47 per share (the "1996 Grant"). On February 8, 1993, ASA granted Mr. Angelone non-qualified stock options to purchase 115,000 shares of common stock that are exercisable through February 7, 2003 at an exercise price of $1.44 per share (the "1993 Grant"). The options held by Mr. Angelone pursuant to the 1996 Grant and the 1993 Grant were repriced on January 2, 1997, to an exercise price of $1.06 per share.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         Grant Date
                                       Individual Grants                                  Value(1)
                          -----------------------------------------                       --------
         (a)                  (b)             (c)              (d)             (e)               (h)
                           Number of       % of Total
                          Securities        Options
                          Underlying       Granted to      Exercise or
                            Options       Employees in      Base Price     Expiration        Grant Date
Name                        Granted       Fiscal Year         ($/Sh)          Date          Present Value
----                        -------       -----------         ------          ----          -------------
Terrence C. McCarthy        20,000            85%             $1.10          9/30/11           $15,138

(1) The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 2001: dividend yield of 0% and expected volatility of 65%, risk-free rate of 4.33% and expected lives ranging from 12 to 48 months.

Compensation of Executive Officers

       In Fiscal 2001, Mr. Angelone received a base salary of $375,000, and Mr. McCarthy received a base salary of $120,000. All officers' salaries are subject to periodic review by the board of directors.

Compensation of directors

        During Fiscal 2001, Messrs. O'Halloran, Kulok, Klitzner and Voelk each received cash compensation of $1,000, plus travel expenses, per meeting attended, for their services as directors. No other directors received any cash compensation for their services as directors.

Compensation Committee Interlocks and Insider Participation

        Mr. Angelone serves as a director of Klitzner Industries, Inc. No other executive officers of ASA have served on the board of directors of any other entity that has had any of such entity's officers serve on ASA's board of directors. The Compensation Committee was disbanded by the board of directors in Fiscal 1996. During Fiscal 2000, the entire board of directors participated in deliberations concerning executive officer compensation.

Report on Executive Compensation

        The board of directors is responsible for setting and administering the policies that govern annual compensation as well as short-term and long-term incentives for ASA's executive officers. All issues pertaining to executive compensation are submitted to the board of directors for approval.

        The board of directors believes that the primary objectives of ASA's compensation policies are to attract and retain a management team that can effectively implement and execute ASA's strategic business plan. These compensation policies include (a) an overall management compensation program that is competitive with management compensation programs at companies of similar size; and (b) long-term incentive compensation in the form of stock options and other long-term equity compensation that will encourage management to continue to focus on stockholder return.

        The goal of the board of directors is to use compensation policies to closely align the interests of ASA with the interests of stockholders in that ASA's management has incentives to achieve short-term performance goals while building long-term value for ASA's stockholders. The board of directors will review its compensation policies from time to time in order to determine the reasonableness of ASA's compensation programs and to take into account factors which are unique to ASA.

        In the past, the board of directors has reviewed compensation studies prepared by national accounting firms as well as reported compensation packages for officers of companies in the New England area. The board of directors did not compare compensation paid to executive officers in ASA's industry group as many of these businesses are much larger than ASA. Based upon these studies, the board of directors believes that the compensation package proposed for ASA's senior management is at mid-level for officers of similar-sized companies.

Compensation for Chief Executive Officer

        The compensation for Mr. Angelone, as described above, is based upon careful analysis of the compensation of chief executive officers of other comparable public companies and Mr. Angelone's efforts on behalf of ASA. In addition to directing the affairs of ASA, Mr. Angelone was instrumental in the following areas: identifying strategic acquisitions, disposition of product lines, and establishing critical strategic partnerships with vendors and distribution channels. These changes were also designed to reward Mr. Angelone for future economic performance based upon improvements in profitability and increased values in ASA's common stock.

                               Board of Directors

                               Alfred C. Angelone
                               Alan J. Klitzner
                               William A. Kulok
                               James P. O'Halloran
                               Robert L. Voelk

Performance Graph

        The following graph compares the cumulative total stockholder return (assuming reinvestment of dividends) from investing $100 on January 2, 1997, and plotted at the end of each of Fiscal 2001, 2000, 1999, 1998 and 1997, in each of
(i) ASA's common stock; (ii) the NASDAQ Market Index of Companies (the "NASDAQ Market Index"); and (iii) a Peer Group Index (the "Peer Group Index"), which consists of Delphi Information Systems Inc., a company in the information systems market.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG
ASA INTERNATIONAL LTD., NASDAQ MARKET INDEX AND PEER GROUP INDEX.

                           [PERFORMANCE GRAPH OMITTED]


Measurement Period       ASA International                         NASDAQ Market
(Fiscal Year Covered)           Ltd.          Peer Group Index         Index

  1/2/97                     100.00               100.00             100.00
12/31/97                     245.14                75.74             122.32
12/31/98                     251.60               114.69             172.52
12/31/99                     309.66               148.26             304.29
12/31/00                     154.83                12.39             191.25
12/31/01                     123.86                19.45             152.46


                                 PROPOSAL NO. 4

                 Accounting Matters and Ratification of Auditors

         The persons named in the enclosed Proxy will vote to ratify the selection of Sansiveri, Kimball & McNamee, L.L.P. as ASA's independent auditors for the fiscal year ending December 31, 2002 unless otherwise directed by the stockholders. A representative of Sansiveri, Kimball & McNamee, L.L.P. is expected to be present at the special meeting, and will have the opportunity to make a statement and answer questions from stockholders, if he so desires.

        On November 30, 2001, ASA dismissed BDO Seidman, LLP as ASA's independent accountants and retained Sansiveri, Kimball & McNamee, L.L.P. as its new independent accountants to audit ASA's financial statements. ASA had not consulted Sansiveri, Kimball & McNamee, L.L.P. on the matters set forth in Item 304(a)(2) of Regulation S-K under the Securities Act of 1933 prior to that date.

        BDO Seidman's reports on ASA's financial statements for ASA's two most recent fiscal years contained no adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        The decision to change accountants was recommended by the Audit Committee of ASA's board of directors and approved by ASA's board of directors.

        During ASA's two most recent fiscal years and the subsequent interim period preceding such replacement, there were no disagreements between ASA and BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of BDO Seidman, would have caused them to make a reference to the subject matter of the disagreements in connection with their reports on the financial statements for such years.

        None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to ASA within ASA's two most recent fiscal years and the subsequent interim period to the date hereof.

         ASA provided BDO Seidman with a copy of the disclosures ASA made in response to Item 304(a) of Regulation S-K and requested that BDO Seidman review the disclosures and furnish ASA with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by ASA in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which they do not agree. The letter of BDO Seidman stated that BDO Seidman agreed with the statements made in response to Item 4 of the Form 8-K filed on November 30, 2001 for the event that occurred on November 29, 2001 insofar as they relate to the firm of BDO Seidman, LLP.

                              Stockholder Proposals

         Pursuant to Rule 14a-8 under the Exchange Act, as amended, stockholders may present proper proposals for inclusion in ASA's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to ASA in a timely manner.

         ASA. In order to be included in the proxy statement for the 2003 annual meeting of ASA stockholders, stockholder proposals must be received by ASA no later than February 10, 2003 and must otherwise comply with the requirements of Rule 14a-8.

                                  LEGAL MATTERS

         The validity of the shares of ASA common stock offered by this joint proxy statement/prospectus will be passed upon for ASA by Epstein Becker and Green, P.C, Boston, Massachusetts.

         Winstead Sechrest & Minick P.C., Dallas, Texas, will pass upon certain legal matters for CompuTrac.
                                     EXPERTS

         The audited consolidated financial statements of ASA International Ltd. as of December 31, 2001 incorporated by reference in this joint proxy statement/prospectus have been audited by Sansiveri, Kimball & McNamee, L.L.P., independent certified public accountants to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of Sansiveri, Kimball & McNamee, L.L.P. as experts in auditing and accounting.

         The audited consolidated financial statements of ASA International Ltd. as of December 31, 2000 and for the years ended December 31, 2000 and 1999 incorporated by reference in this joint proxy statement/prospectus have been audited by BDO Seidman, LLP, independent certified public accountants to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of BDO Seidman, LLP as experts in auditing and accounting.

        The consolidated financial statements of CompuTrac as of January 31, 2000 and 2001 for each of the three years in the period ended January 31, 2001 which are included in this joint proxy statement/prospectus and the registration statement of which it forms a part have been audited by Grant Thornton LLP, independent public accountants, as set forth in their report with respect thereto which is included herein. The financial statements audited by Grant Thornton LLP have been included herein in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         This joint proxy statement/prospectus incorporates documents by reference which are not presented in or delivered with this joint proxy statement/prospectus.

         All documents filed by ASA pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this joint proxy statement/prospectus and before the date of the special meeting are incorporated by reference into this joint proxy statement/prospectus from the date of filing of those documents.

         You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different.

         The following documents, which were filed by ASA with the Securities and Exchange Commission, are incorporated by reference into this joint proxy statement/prospectus:

     o ASA's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the SEC on March 28, 2002, as amended on April 30, 2002.

     o    ASA's Current Report on Form 8-K filed with the SEC on January 15,
          2002.

     o ASA's Soliciting Material Pursuant to Rule 14a-12 on Schedule 14A filed with the SEC on January 14, 2002.

     o    ASA's Current Report on Form 8-K filed with the SEC on November 30,
          2001.

     o ASA's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001 filed with the SEC on November 14, 2001.

     o ASA's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001 filed with the SEC on August 14, 2001.

     o ASA's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 filed with the SEC on May 14, 2001.

     o ASA's Definitive Proxy Statement on Schedule 14A filed with the SEC on April 6, 2001.

         Copies of ASA's latest Annual Report to security holders are being delivered with this joint proxy statement/prospectus.

         Any statement contained in a document incorporated or deemed to be incorporated by reference into this joint proxy statement/prospectus will be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus to the extent that a statement contained in this joint proxy statement/prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this joint proxy statement/prospectus modifies or supersedes the prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus.

         The documents incorporated by reference into this joint proxy statement/prospectus are available from us upon request. We will provide a copy of any and all of the documents that are incorporated by reference in this joint proxy statement/prospectus (not including exhibits to the documents unless those exhibits are specifically incorporated by reference into this joint proxy statement/prospectus) to any person, without charge, upon written or oral request. Any request for documents should be made by _____, 2002 to ensure timely delivery of the documents.

Requests for documents or information      Requests for documents or information
regarding the merger relating to           regarding the merger relating to
ASA should be directed to:                 CompuTrac should be directed to

ASA International Ltd.                     CompuTrac, Inc.
615 Amherst Street                         222 Municipal Drive
Nashua, NH 03063                           Richardson, Texas 75080
Attention: MaryAnn Bishop                  Attention: David Goleman

By email: mbishop@asaint.com               By email: daveg@computrac.com
By telephone: (603) 889-8700               By telephone: (972) 234-4241

         We file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at:

Judiciary Plaza                            Citicorp Center
Room 1024                                  500 West Madison Street
450 Fifth Street, N.W.                     Suite 1400
Washington, D.C. 20549                     Chicago, Illinois 60661

         Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy statement and other information regarding each of us. The address of the Securities and Exchange Commission website is http://www.sec.gov.

         ASA has filed a registration statement of Form S-4 under the Securities Act with the Securities and Exchange Commission with respect to the ASA common stock to be issued to CompuTrac shareholders in the merger. This joint proxy statement/prospectus constitutes the prospectus of ASA filed as part of the registration statement. This joint proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The registration statement and its exhibits are available for inspection and copying as set forth above.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities pursuant to this joint proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this joint proxy statement/prospectus by reference or in our affairs since the date of this joint proxy statement/prospectus. The information contained in this joint proxy statement/prospectus with respect to CompuTrac and its subsidiaries was provided by CompuTrac and the information contained in this joint proxy statement/prospectus with respect to ASA and its subsidiaries was provided by ASA.

                         COMPUTRAC FINANCIAL STATEMENTS

 BALANCE SHEETS                                                                              January 31,    January 31,
                                                                                               2002           2001
                                                                                                ----           ----
ASSETS

Current assets:
 Cash and cash equivalents                                                                $  1,877,678    $  2,182,649
 Short-term investments                                                                        600,000         200,000
 Accounts receivable, net of allowance for doubtful accounts
 of $20,000 in 2002 and 2001                                                                   365,154         312,355
 Other current assets                                                                           63,262         129,935
                                                                                          ------------    ------------
   Total current assets                                                                      2,906,094       2,824,939
Property, furniture and equipment, net of accumulated
  depreciation of $8,794,771 and $8,600,624, respectively                                      883,656       1,021,894
Capitalized software, net of accumulated
  amortization of $4,479,383 and $3,959,743, respectively                                    1,494,923       1,499,998
Other assets                                                                                   353,479         452,234
                                                                                          -------------   ------------
   Total assets                                                                           $  5,638,152    $  5,799,065
                                                                                          ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                                                         $     52,592    $    104,047
 Accrued expenses                                                                              154,797         243,855
 Note Payable - related party                                                                  620,747         817,659
 Deferred systems revenues                                                                      51,780          92,193

                                                                                          ------------    ------------
   Total liabilities                                                                           879,916       1,257,754
                                                                                          ------------    ------------

Shareholders' equity:
 Preferred stock, $1.00 par value, 2,000,000 shares
  authorized, no shares issued and outstanding                                                   -               -
 Common stock, $.01 par value, 13,000,000 shares
  authorized, 7,136,884 and 7,077,384 issued                                                    71,369          70,774
 Additional paid-in capital                                                                  8,401,086       8,538,802
 Accumulated deficit                                                                        (2,463,297)     (2,617,169)
                                                                                          ------------    ------------
                                                                                             6,009,158       5,992,407

 Less:  treasury shares at cost, 592,495 and 687,364 shares, respectively                   (1,250,922)     (1,451,096)
                                                                                          ------------    ------------
   Total shareholders' equity                                                                4,758,236       4,541,311
                                                                                          ------------    ------------
 Total liabilities and shareholders' equity                                               $  5,638,152    $  5,799,065
                                                                                          ============    ============

 See accompanying notes to financial statements

STATEMENTS OF OPERATIONS

                                                   Year Ended January 31,
                                                --------------------------
                                                    2002           2001
                                                    ----           ----
Revenues:
 Systems sales                                  $   341,185    $   305,987
 Services and support                             3,356,217      2,965,283
                                                -----------    -----------
                                                  3,697,402      3,271,270
Costs and expenses:
 Cost of system sales                               118,427        122,875
 Cost of services and support                       170,185        230,750
 Amortization of capitalized software               300,000        435,532
 Write-down of capitalized software                   --           519,640
 Operating expenses                               1,218,771      1,220,294
 Selling, general and administrative expenses     1,654,904      3,869,038
 Software research and development costs            147,256        520,129
                                                -----------    -----------
                                                  3,609,543      6,918,258

 Income (loss) from operations                       87,859     (3,646,988)
 Gain on sale of land                                 --         1,243,967
 Interest income                                    102,826        119,080
 Interest expense                                   (36,813)          (986)
                                                -----------    -----------
 Net income (loss)                              $   153,872    $(2,284,927)
                                                ===========    ===========

 Income (loss) per share - basic                $       .02    ($     0.36)
                                                ===========    ===========

 Income (loss) per share - diluted              $       .02    ($     0.36)
                                                ===========    ===========

 Weighted average number of common shares -
  basic                                           6,454,034      6,283,766
                                                ===========    ===========

  diluted                                         6,474,114      6,283,766
                                                ===========    ===========

 See accompanying notes to financial statements

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                                        Additional
                                    Common Stock          Paid In    Accumulated        Treasury Stock
                                Shares       Amount      Capital       Deficit       Shares        Amount        Total
                                ------       ------      -------       -------       ------        -------       -----

Balance at February 1, 2000    6,988,706   $ 69,887   $ 8,478,866   $  (332,242)     720,391   $(1,484,444)   $6,732,070

Sale of treasury stock              --         --         (77,242)         --        (53,963)      111,164        33,922

Stock issued pursuant to
   employee stock option plan
                                  88,678        887        83,736          --         20,936       (77,819)        6,804

Compensation expense related
   to employee stock options
                                    --         --          53,442          --           --            --          53,442

Net loss                            --         --            --      (2,284,927)        --            --      (2,284,927)
                               -----------------------------------------------------------------------------------------

Balance at January 31, 2001    7,077,384   $ 70,774   $ 8,538,802   $(2,617,169)     687,364   $(1,451,096)   $4,541,311

Stock issued pursuant to            --         --        (165,401)         --        (94,869)      200,174        34,773
employee stock option plan

Stock issued to employees         52,500        525        25,725          --           --            --          26,250
pursuant to severance
agreements

Stock issued pursuant to           7,000         70         1,960          --           --            --           2,030
employee exercise of stock
options

Net income                          --           --            --       153,872         --            --         153,872
                               -----------------------------------------------------------------------------------------

Balance at January 31, 2002    7,136,884   $ 71,369   $ 8,401,086   $(2,463,297)     592,495   $(1,250,922)   $4,758,236
                               =========================================================================================

See accompanying notes to financial statements.

STATEMENTS OF CASH FLOWS

                                                             Year Ended January 31,
                                                          ---------------------------
                                                              2002           2001
                                                              ----           ----

Cash flows from operating activities:
 Net income (loss)                                        $   153,872    $(2,284,927)
 Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
      Non-cash compensation expense                             --           871,101
      Depreciation of property, furniture and equipment       194,147        213,161
      Amortization of capitalized software costs              300,000        435,532
      Write-down of capitalized software                        --           519,640
      Gain on sale of land                                      --        (1,243,967)
 Changes in operating assets and liabilities:
      Accounts receivable                                     (52,799)       298,155
      Other current assets                                     66,673        247,018
      Other assets                                             98,755         99,040
      Accounts payable and accrued expenses                  (114,263)        60,613
      Deferred systems revenues                               (40,413)       (98,557)

                                                          -----------    -----------
 Net cash used in operating activities                        605,972       (883,191)
                                                          -----------    -----------

Cash flows from investing activities:
 Additions to property, furniture and equipment               (55,909)       (53,209)
 Additions to capitalized software                           (294,924)      (314,918)
 (Purchases) maturities of certificates of deposit, net      (400,000)     2,000,000
 Proceeds from sale of land                                     --         1,498,089
                                                          -----------    -----------
 Net cash used in operating activities                       (750,833)     3,129,962
                                                          -----------    -----------

Cash flows from financing activities:
 Payments on note payable - related party                    (196,912)      (434,625)
 Issuance of treasury shares                                   34,772         33,922
 Proceeds from stock issuance                                   2,030          6,804
 Principal payments of mortgage note payable                    --           (23,193)

                                                          -----------    -----------
 Net cash used in operating activities                       (160,110)      (417,092)
                                                          -----------    -----------

 Net (decrease) increase in cash and cash equivalents        (304,971)     1,829,679

 Cash and cash equivalents at beginning of year             2,182,649        352,970

                                                          -----------    -----------
 Cash and cash equivalents at end of year                 $ 1,877,678    $ 2,182,649
                                                          ===========    ===========

 Supplemental disclosures of cash flow information:
      Interest paid                                       $    36,813    $       986
                                                          ===========    ===========

 See accompanying notes to financial statements

NOTES TO FINANCIAL STATEMENTS

Note 1 - Organization and Summary of Significant Accounting Policies

         CompuTrac, Inc. (the "Company") was formed in 1977 to develop, market, service and support integrated turnkey computer systems for law firms. The Company's significant accounting policies are as follows:

      Use of Estimates in the Preparation of Financial Statements

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         We periodically review the carrying value of our capitalized software when events and circumstances warrant such a review. One of the methods used for this review is performed using estimates of future cash flows. If the carrying value of our capitalized software is considered impaired, an impairment charge is recorded for the amount by which the carrying value of the capitalized software exceeds its fair value. We believe that the estimates of future cash flows and fair value are reasonable. Changes in estimates of such cash flows and fair value, however, could affect the calculation. It is at least reasonably possible that the estimates we use to evaluate the realizability of capitalized software will be materially different from actual amounts or results.

      Revenue Recognition and Company Operations

         The Company is a software development company that develops, markets, services and supports computer systems for the legal profession. System sales, service and support revenues are generally realized pursuant to a contract with the customer.

         The Company enters into software license agreements whereby the Company licenses software to a customer, providing that customer with the right to use the software. In accordance with the provisions of the American Institute of Certified Public Accountants Statement of Position No. 97-2 "Software Revenue Recognition" (SOP 97-2), each element of the Company's software license contracts is separately identified and accounted for based on the relative fair values of that element. Accordingly, the Company recognizes software license revenue upon delivery and installation of the software and confirmation of customer acceptance per the terms of the contract. Other contractual services may include data conversion and training conducted by Company personnel following installation of the major components of software. Revenues related to these services are recognized at the time the services are rendered. In addition, the contract may provide for add-on software applications which are still under development and which complement the core system, but are not integral to the basic functionality of the core system. Uncompleted add-on software application revenue is recognized upon the completion and installation until delivery occurs and evidence of customer acceptance has been obtained. Maintenance contracts related to system sales are deferred when applicable and recognized as revenue over the life of the contract.

      Cash Equivalents

         The Company considers investments with original maturity dates of 90 days or less to be cash equivalents.

      Short-Term Investments

         The Company considers investments with original maturity dates that are greater than 90 days, but less than one year, to be short-term investments. The carrying values of these investments are approximately equal to their fair market values at the end of each fiscal year.

      Capitalized Software

         The Company capitalizes the costs of developing and testing new or significantly enhanced software products in accordance with the provisions of Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" (SFAS 86). Under SFAS 86, the costs incurred to establish the technological feasibility of a computer software product are charged to expense as incurred. After technological feasibility is established, costs of producing the computer software product are capitalized until the product is available for general release to customers. Capitalized software development costs are amortized on a product-by-product basis using the greater of the amount computed by the ratio of current year net revenue to estimated future net revenue, or the amount computed by the straight-line method over a period which approximates the estimated economic life of the products, which historically has been four years. The amount by which unamortized software costs exceed the net realizable value, if any, is recognized in the period the excess is determined.

      Property, Furniture, Equipment and Depreciation

         Property, furniture and equipment are recorded at cost. The cost of such assets, other than land, is depreciated on a straight-line basis over the estimated useful life of the asset (generally three to seven years). The Company's corporate facility is being depreciated using the straight-line method over an estimated useful life of 30 years. Maintenance and repair expenditures are charged to operations; renewals and betterments are capitalized.

      Advertising Expense

         The cost of advertising is expensed as incurred. The Company incurred approximately $43,000 and $204,000 in advertising costs in fiscal 2002 and 2001, respectively.

      Accounting for Stock-Based Compensation

         The Company has elected to account for stock-based compensation to employees using the intrinsic value method. Accordingly, compensation cost for employee stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the amount the employee must pay to acquire the stock.

      Earnings and loss Per Share

         Basic loss per common share is based on the weighted-average number of common shares outstanding. Diluted loss per share is computed based on the weighted-average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued.

      Financial Instruments

         The fair value of the Company's financial instruments, consisting of cash and cash equivalents, short-term investments, accounts receivable, accounts payable and debt, approximate their carrying values.

      Accounting Pronouncements Not Yet Adopted

         In 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141 (SFAS 141), Business Combinations. This standard eliminates the pooling method of accounting for business combinations initiated after June 30, 2001. In addition, SFAS 141 addresses the accounting for intangible assets and goodwill acquired in a business combination. This portion of SFAS 141 is effective for business combinations completed after June 30, 2001. The Company does not expect SFAS 141 to have a material effect on the Company's financial position or results of operations.

         In 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142 (SFAS 142). In 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141 (SFAS 141), Goodwill and Intangible Assets, which clarifies the accounting for impairments to purchase goodwill and intangible assets. Under SFAS 142, goodwill and intangible assets with indefinite lives will no longer be amortized, but will be tested for impairment annually and also in the event of an impairment indicator. SFAS 142 is effective for fiscal years beginning after December 15, 2001. The Company does not expect SFAS 142 to have a material effect on the Company's financial position or results of operations. The adoption of SFAS 142, which occurred on February 1, 2002, did not have a material effect on the Company's financial position or results of operations.

         In 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144 (SFAS 144), Accounting for the Impairment or Disposal of Long-Lived Assets. This standard addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 is effective for fiscal years beginning after December 15, 2001. The Company does not expect SFAS 144 to have a material effect on the Company's financial position or result of operations.

Note 2 - Property, Furniture and Equipment

          Property, furniture and equipment costs are summarized as follows:

                                                                       January 31,
                                                              --------------------------
                                                                  2002          2001
                                                              -----------    -----------

Equipment                                                     $ 7,120,577    $ 7,074,937

Building                                                        1,426,935      1,426,935

Furniture, fixtures and leasehold improvements                    830,915        820,646
                                                              -----------    -----------

                                                                9,378,427      9,322,518

Less accumulated depreciation                                  (8,794,771)    (8,600,624)
                                                              -----------    -----------

                                                                  583,656        721,894

Land                                                              300,000        300,000
                                                              -----------    -----------


                                                              $   883,656    $ 1,021,894
                                                              ===========    ===========

Note 3 - Capitalized Software

           Capitalized software costs are summarized as follows:


                                                             January 31,
                                                 -----------------------------
                                                     2002              2001
                                                 -----------       -----------

           Capitalized software costs            $ 6,274,306       $ 5,459,741

           Less accumulated amortization          (4,779,383)       (3,959,743)
                                                 -----------       -----------
                                                 $ 1,494,923       $ 1,499,998
                                                 ===========       ===========

Note 4 - Income Taxes

            The effective income tax rates differed from the statutory federal income tax rates for the following reasons:


                                                           January 31,
                                                      ---------------------
                                                        2002          2001
                                                      -------       -------

Federal income tax benefit at statutory rate           (34)%          (34)%

     Change in valuation allowance                      37             34

     Other                                              (3)             -
                                                      -------        -------

                                                         0%             0%
                                                      =======        =======

The components of the deferred tax accounts consist of the following:

                                                            January 31,
                                                    --------------------------
                                                        2002           2001
                                                    -----------    -----------

Deferred tax assets:
Net operating loss carryforward                     $ 2,240,000    $ 2,185,000
Accounts receivable                                       7,000          7,000
Deferred revenue                                           --           12,000
Fixed assets                                            299,000        310,000
Accrued compensation                                    210,000        278,000
Other                                                     2,000         54,000
                                                    -----------    -----------
      Total deferred tax assets                       2,758,000      2,846,000
Deferred tax liabilities:
Capitalized software costs                             (562,000)      (565,000)
Other                                                      --          (29,000)
                                                    -----------    -----------

      Total deferred tax liabilities                   (562,000)      (594,000)
                                                    -----------    -----------

Net deferred tax asset before valuation allowance     2,196,000      2,252,000

Less valuation allowance                              2,196,000      2,252,000
                                                    -----------    -----------
                                                    $        -    $         -
                                                    ===========    ===========

         At January 31, 2002 and 2001, the Company had net operating loss carryforwards of approximately $6,590,000 and $5,883,000, respectively, which begin to expire in 2010.

         At January 31, 2002 and 2001, the Company has established a 100% valuation allowance to fully offset the net deferred tax asset balances of $2,196,000 and $2,252,000, respectively. Factors considered in management's assessment that significant uncertainties exist regarding the realization of these assets include (1) uncertainty regarding the future success and timing of sales of the Company's new Windows-based products, (2) financial and economic pressures in the Company's primary customer market (i.e. legal industry) and (3) historical operating losses over the last several years.

Note 5 - Shareholders' Equity

      Stock Purchase Plans

         In December 1985, the Company's Board of Directors adopted the CompuTrac, Inc. Employee Stock Purchase Plan and in May 1991, adopted the CompuTrac, Inc. 1991 Employee Stock Purchase Plan. The Company reserved 300,000 and 500,000 shares, respectively, of its Common Stock for purchase by its employees pursuant to the terms of these plans. Under both plans, eligible participating employees of the Company may elect to have an amount up to, but not in excess of, 10% of their regular salary or wages withheld for the purpose of purchasing the Company's Common Stock. The Company contributes to the participant's account an amount of money equal to 33 1/3% of the aggregate contribution made by each participant since the immediately preceding stock purchase date. All Common Stock of the Company purchased by the participating employees pursuant to the plans may be voted by the employee; any shares not so directed to vote are not voted. During fiscal 1996, the Company amended the 1991 Employee Stock Purchase Plan to increase by 500,000 the number of shares reserved for future employee stock purchase activities. At January 31, 2002, 1,237,621 shares of the Company's Common Stock had been sold pursuant to these plans. The plans were terminated effective December 31, 2001.

      Stock Option Plans

         In May, 1991, the Board of Directors adopted and the shareholders approved the 1990 Stock Option Plan. Under the terms of the plan, the Company's Board of Directors was authorized to grant options to purchase up to 500,000 shares of Common Stock to key employees of the Company, including officers and directors. During fiscal 1998, the Board of Directors adopted and the shareholders approved an amendment to the plan to increase by 300,000 the number of shares reserved for future stock option grants. In June, 1999, with 39,603 shares remaining available for grant, the plan was terminated in connection with the adoption and approval of the Company's 1999 Stock Option Plan. No further options may be granted under the plan. However, the 1990 Stock Purchase Plan remains in effect to the extent that its provisions govern outstanding options previously granted under the plan.

         In June, 1999, the Board of Directors adopted and the shareholders approved the 1999 Stock Option Plan. Under the terms of the plan, the Company's Board of Directors is authorized to grant options to purchase up to 500,000 shares of Common Stock to key employees of the Company, including officers and directors. At January 31, 2000, there were 360,000 shares available for future grant under the plan.

         Under both plans, option grants may be in the form of either Incentive Stock Options or Non-Statutory Stock Options. Each option granted under the Option Plan must be exercised, if at all, during a period established in the grant by the Board of Directors, but not exceeding 10 years from the date of grant. Options must be exercised by an optionee within three to twelve months after termination of employment.

         In 2001, certain employees exercised options to purchase 88,678 shares of the Company's common stock using a cashless exercise. Consideration for the exercise was 20,936 shares of the Company's common stock. As a result of the cashless exercise, the Company recorded compensation expense of $53,442.

      Stock Repurchase Program

         In December 1997, the Board of Directors authorized a stock repurchase program whereby the Company may purchase, from time-to-time, up to 600,000 shares of its outstanding Common Stock in the open marketplace over a ten year period. As of January 31, 2001, the Company had purchased 350,764 shares of its outstanding Common Stock pursuant to the terms of the program. No repurchase transactions took place in fiscal 2002.

      Executive Stock Purchase

         On January 6, 2000, the Company repurchased 238,000 shares of its common stock from its Chief Executive Officer at a purchase price of $1.9375, the closing market price of the common stock on the date of purchase. The purchase price was paid in installments during fiscal 2001. These balances were paid during fiscal 2001.

      Stock-Based Compensation

         The Company measures stock-based compensation cost using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's capital stock at the grant date over the amount the employee must pay for the stock.

         Statement of Financial Accounting Standards No. 123 (FAS 123), "Accounting for Stock-Based Compensation," requires disclosure of pro forma net loss and pro forma net loss per common share as if the fair value-based method had been applied in measuring compensation cost of stock-based awards granted beginning in fiscal 1997.

         Reported and pro forma net loss and net loss per share amounts for the fiscal year ended January 31, 2002 and 2001, respectively, are set forth below:

                                                    2002              2001
                                                -----------       ------------
         Reported
         Net income (loss)                      $   153,872       $ (2,284,927)
         Net income (loss) per share            $      0.02       $       (.36)

         Pro forma
         Net income (loss)                      $    30,675       $ (2,335,466)
         Net income (loss) per share            $      0.01       $       (.37)

         During fiscal 2002 and 2001, the fair values of the options granted were estimated on the date of their grant using the Black-Scholes option-pricing model based on the following weighted average assumptions:

                                                   2002                  2001
                                                 --------            -----------
         Risk free interest rate                 5% - 7%             5.1% - 6.2%
         Expected life                           5 years                5 years
         Expected volatility                        128%                    99%
         Expected dividend yield                      0%                     0%

Stock option activity for 2002 and 2001 is set forth below:

                                                 2002                               2001
                                    -------------------------------   -------------------------------
                                                   Weighted Average                  Weighted Average
                                    Options         Exercise Price     Options       Exercise Price
                                    -------------------------------   -------------------------------


Outstanding at beginning of year     838,575         $ 1.00            789,266           $ 1.01
Granted                              206,000            .29            165,000             1.02
Exercised                             (7,000)           .29            (88,678)             .95
Canceled                            (287,430)           .91            (27,013)            1.60
                                    --------                           --------

Outstanding at end of year           750,145            .78            838,575             1.00
                                    ========                           =======

Exercisable at end of year           750,145            .78            550,544             1.07
                                    ========                           =======

Weighted average fair value of
  options granted during the year                     $ .16                              $  .77

Stock options outstanding at January 31, 2002:

                                 Options Outstanding                                       Options Exercisable
                            -------------------------------                           ---------------------------
                                               Weighted
     Range of                             Average Remaining       Weighted Average               Weighted Average
  Exercise Price             Options      Contractual Life         Exercise Price     Options      Exercise Price
------------------          -------------------------------       ----------------    --------   ----------------

 $ 0.38 to $ 0.76            519,100         3.8 years                 $ 0.44          519,100        $ 0.44

 $ 0.77 to $ 1.54            175,045         4.9 years                 $ 1.14          175,045        $ 1.14

 $ 1.55 to $ 3.50             56,000         1.3 years                 $ 2.67           56,000        $ 2.67
                             -------                                                   -------

                             750,145                                                   750,145
                             =======                                                   =======

Note 6 - Earnings per share

           Basic and diluted earnings per common share are computed based on the following information:

                                                            Year ended January 31, 2002
                                             ------------------------------------------------------
                                                 Net earnings          Shares           Per share
                                             ------------------------------------------------------

 Basic earnings per common share                  $153,872           6,454,034            0.02
 Effect of dilutive stock options                     -                 20,080

                                             ------------------------------------------------------
Diluted earnings per common share                 $153,872           6,474,114           $0.02
                                             ======================================================

                                                            Year ended January 31, 2001
                                             ------------------------------------------------------
                                                Net earnings          Shares             Per share
                                             ------------------------------------------------------

 Basic earnings per common share               ($2,284,927)          6,283,766           ($0.36)
 Effect of dilutive stock options                        -                  -

                                             ------------------------------------------------------
Diluted earnings per common share              ($2,284,927)          6,283,766           ($0.36)
                                             ======================================================

Note 7 - 401(k) Retirement Plan

         Under the terms of the Company's 401(k) Retirement Plan, eligible participating employees of the Company may elect to have an amount up to, but not in excess of, 15% of their regular salary or wages withheld for purposes of setting aside funds available at retirement. Amounts withheld are invested in one or more available investment alternatives as selected by the individual employee. Under current tax law, amounts withheld under the plan, subject to annual limitations, and any interest earnings thereon, are tax deferred until such time as distributions are made to the employee. The Company does not contribute to the employee's account. All costs and expenses of administering the plan are paid by the Company.

Note 8 - Related Party Transactions

             In January 2001, the Company negotiated the termination of the Chief Executive Officer's employment contract in exchange for a 6% demand note payable in the amount of $817,659. The old agreement, which was to terminate on December 31, 2002, provided for a salary of $642,196 in calendar year 2001 and $657,609 in calendar year 2002. Additionally in the event of termination, other than for cause, as defined, the old agreement provided for a termination payment of two to three times base salary, depending on termination date.

             Concurrent with termination of the old agreement, the Company and the Chief Executive Officer entered into a new employment agreement. The new agreement, which is month-to-month, provides for a monthly salary of $10,000 and has no termination payment provisions.

             During fiscal 2002, the Company paid the CEO $36,000 in interest on the note, and made principal payments totaling $200,000.

Note 9 - Commitments and Contingencies

         The Company is subject to certain legal proceedings, claims and disputes which arise in the ordinary course of its business. Although the Company cannot predict the outcomes of these legal proceedings, the Company's management does not believe these actions will have a material adverse effect on the Company's financial position, results of operations or liquidity. However, if unfavorably resolved, these proceedings could have a material adverse effect on the Company's financial position, results of operations and liquidity.

Note 10 - Proposed Merger

         On January 3, 2002, CompuTrac entered into a definitive Agreement and Plan of Merger, dated as of January 3, 2002, pursuant to which ASA International Ltd. will acquire CompuTrac. The terms of the merger agreement provide that CompuTrac will be merged into RainMaker Software, Inc., a wholly-owned subsidiary of ASA, with CompuTrac stock being converted into a right to receive a pro rata share of 1,370,679 shares of ASA common stock and approximately $1,300,000 in cash, subject to certain conditions and adjustments.

         In connection with the merger agreement, ASA and CompuTrac entered into a management agreement whereby RainMaker will manage the business of CompuTrac effective January 1, 2002. If the merger agreement is terminated, ASA will be entitled to retain the operating income of CompuTrac's business for the term of the management agreement, if any, or shall pay to CompuTrac the amount of any operating loss (excluding extraordinary items, as agreed to in writing by ASA and CompuTrac), if any, incurred during the term of the management agreement. For the year ended January 31, 2002, the management fee was $2,625.

         ASA and certain stockholders of CompuTrac also entered into a Stockholders Agreement whereby ASA obtained a proxy to vote such stockholders shares in favor of the proposed merger and an option to purchase such stockholders' shares upon certain events.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Shareholders
CompuTrac, Inc.


We have audited the accompanying balance sheets of CompuTrac, Inc. as of January 31, 2002 and 2001 and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CompuTrac, Inc. as of January 31, 2002 and 2001, and the results of its operations and its consolidated cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.




GRANT THORNTON LLP

Dallas, Texas
April 19, 2002

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

         AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of January 3, 2002, among COMPUTRAC, INC., a Texas corporation (the "Company"), ASA INTERNATIONAL LTD., a Delaware corporation (the "Parent"), and RAINMAKER SOFTWARE, INC., a Delaware corporation and wholly-owned subsidiary of the Parent (the "Purchaser"); the Company and the Purchaser sometimes being hereinafter together referred to as the "Constituent Corporations"). Capitalized terms used herein without definition shall be as defined in Section 10.2.

                                    RECITALS
                                    --------

         WHEREAS, the respective Boards of Directors of each of the Parent, the Purchaser and the Company have approved the merger of the Company with and into the Purchaser (the "Merger") and approved the Merger upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the Parent, the Purchaser and the Company intend that the Merger will qualify as a reorganization under Section 368(a)(1)(A) of the Code, and desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

         WHEREAS, as an inducement and a condition to the Parent and the Purchaser entering into this Agreement, contemporaneously with the execution and delivery of this Agreement (i) the Company has entered into a management agreement (the "Management Agreement") with Rainmaker Software, Inc. (the "Manager") pursuant to which the Manager will manage the business of the Company beginning effective January 1, 2002, upon the terms and subject to the conditions set forth in the Management Agreement and (ii) certain stockholders of the Company (the "Signatory Stockholders") have entered into a Stockholders Agreement with the Parent and the Purchaser ("Stockholders Agreement"), pursuant to which the Signatory Stockholders have, among other things, agreed with respect to the shares of Common Stock, $.01 par value per share (the "Common Stock") of the Company (the "Shares) owned by such holders (collectively, the "Signatory Shareholder Shares"), to vote in favor of the Merger, granted to the Parent a proxy with respect to the voting of the Signatory Stockholder Shares, and granted to the Parent an option to purchase the Signatory Stockholder Shares, in each case upon the terms and subject to the conditions set forth in the Stockholders Agreement; and

         WHEREAS, the Board of Directors of the Company (the "Company's Board" has approved this Agreement, and the Management Agreement and has determined that the consideration to be paid for each Share in the Merger is fair to the holders of such Shares and to recommend that the holders of such Shares approve this Agreement and the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                               THE COMPANY ACTIONS

1.1.   Approval and Recommendation.

         The Company hereby approves of and consents to the Merger and represents that the Company's Board, at a meeting duly called and held, has, subject to the terms and conditions set forth herein, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the Company and its stockholders (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, in all respects and such approval constitutes approval of this Agreement and the Merger for purposes of Articles 5.03 and
13.03 of the Texas Business Corporation Act (the "TBCA"), and (iii) resolved to recommend that the shareholders of the Company approve and adopt this Agreement and the Merger; provided, however, that such recommendation and approval may be withdrawn, modified or amended to the extent provided in Section 6.2(b). The Company also represents that the Company's Board has reviewed the opinion of Capital West Securities, Inc., financial advisor to the Company's Board (the "Financial Advisor"), that, as of the date of this Agreement, the consideration to be received pursuant to this Agreement is fair to the stockholders of the Company from a financial point of view (the "Fairness Opinion"). The Company has been authorized by the Financial Advisor to permit, subject to the prior review and consent by the Financial Advisor (such consent not to be unreasonably withheld), the inclusion of the Fairness Opinion (or a reference thereto) in the Proxy/Registration Statement (as defined below).

                                   ARTICLE II

                       THE MERGER; CLOSING; EFFECTIVE TIME

2.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 2.3), the Company shall be merged with and into the Purchaser and the separate corporate existence of the Company shall thereupon cease. The Purchaser shall be the surviving entity in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Purchaser with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Article III. At the election of the Parent, to the extent that such action would not cause a failure of a condition to the Merger, the Merger may be structured so that the Purchaser shall be merged with and into the Company with the result that the Company shall become the "Surviving Corporation." The Merger shall have the effects specified in the Delaware General Corporation Law ("DGCL"). The Parent, as the sole stockholder of the Purchaser, hereby approves the Merger and this Agreement.

2.2.   Closing.  The closing of the Merger (the "Closing") shall take place
(i) at the offices of Epstein Becker & Green, P.C., 75 State Street, Boston, Massachusetts 02109 at 9:00 a.m., Boston time, on the first Business Day after the day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or
(ii) at such other place and time and/or on such other date as the Company and the Parent may agree in writing (the "Closing Date").

2.3. Effective Time. As soon as practicable following the Closing, the Company and the Parent will cause (i) a Certificate of Merger (the "Delaware Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in Section 251 of the DGCL, and (ii) Articles of Merger (the "Texas Articles of Merger") to be executed, acknowledged and filed with the Texas Secretary of State as provided in Article 5.04 of the TBCA. The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware and the Texas Articles of Merger have been duly filed with the Secretary of State of Texas (the "Effective Time").

2.4. Options. At the Effective Time, all the Company Options (as defined in Section 5.1(b))(whether vested or unvested) that remain unexercised shall be cancelled and terminated, and shall be of no further force or effect. The Company agrees that the foregoing treatment of the Company Options will be in accordance with the terms of the Stock Option Plans (as defined in Section 5.1(b)) or interpretations thereof by the Company's Board.

2.5. The Company Employee Stock Purchase Plans. The Company's Board shall take the following actions with respect to its 1981 and 1995 Employee Stock Purchase Plans (the "Stock Purchase Plans"): (1) terminate or suspend the Stock Purchase Plans with respect to all periods after December 31, 2001 (the "Plan Termination Date") and (2) return to each participant all funds contributed to the Stock Purchase Plan by such participant which have not been used to purchase shares of Common Stock as of the Plan Termination Date. Such funds shall be returned, without interest, as soon as administratively feasible after the Plan Termination Date.

                                   ARTICLE III

                      CERTIFICATE OF INCORPORATION, BYLAWS
               AND BOARD OF DIRECTORS OF THE SURVIVING CORPORATION

3.1. Certificate of Incorporation. The certificate of incorporation of the Purchaser in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable Law (as defined in Section 5.1(i)).

3.2. Bylaws. The bylaws of the Purchaser in effect at the Effective Time shall be the bylaws of the Surviving Corporation (the "Bylaws"), until thereafter amended as provided therein or by applicable Law.

3.3. Board of Directors and Officers. The board of directors and the officers of the Purchaser at the Effective Time shall, from and after the Effective Time, be the board of directors and the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier resignation or removal in accordance with the Charter and Bylaws.

                                   ARTICLE IV

               EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF
                      CERTIFICATES FOR MERGER CONSIDERATION

4.1. Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any Capital Stock of the
Company:

(a) The Purchaser. The sole issued and outstanding capital stock of the Purchaser shall remain outstanding and constitute the sole capital stock of the Surviving Corporation.

(b) Conversion of Shares. Each issued and outstanding Share immediately prior to the Effective Time, including each Option Share, other than a Dissenting Share or an Excluded Share, each as hereinafter defined, is sometimes referred to as a "Participating Share." Each Participating Share shall be cancelled and converted into the right to receive, subject to the terms and conditions of this Agreement, a pro rata share of the Merger Consideration (as defined in Section 4.2(a)) payable to the holder thereof, without interest thereon, upon the surrender of the certificate formerly representing such Participating Share "Certificates", less any required withholding of taxes. "Excluded Share" shall mean a Share owned by the Parent or the Purchaser or any wholly-owned subsidiary thereof at the Effective Time.

(c) Treasury Shares. Each Share held in the treasury of the Company, or any direct or indirect wholly-owned subsidiary of the Company, immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

(d) Excluded Shares. Each Excluded Share shall by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist and shall not be converted into the right to receive the Merger Consideration.

(e) Company Options. At the Effective Time, each outstanding Company Option (as defined in Section 5.1(b)) as to which the holder has delivered no later than one (1) business day prior to the Closing Date a duly executed Option Exercise Agreement in form and substance reasonably satisfactory to the Company and the Purchaser, shall be exercised as of the Effective Time pursuant to and in accordance with the terms of the applicable Option Exercise Agreement and each Share issuable upon the exercise of such Company Option (an "Option Share") shall be deemed to have been issued and outstanding immediately prior to the Effective Time and to constitute a Participating Share for purposes of this Agreement. All the Company Options that are not exercised prior to the Effective Time shall be cancelled as of the Effective Time.

4.2.   Exchange of Certificates for Payment.

(a) Exchange Agent. As of the Effective Time, the Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by the Parent and acceptable to the Company in its reasonable discretion (the "Exchange Agent"), for the benefit of the holders of Shares, the merger consideration (the "Merger Consideration"), which shall consist of

     (i) 1,370,679 shares of Common Stock, $.01 par value per share, of the Parent ("ASA Common Stock"), plus

     (ii) cash in an aggregate amount to be determined by the following formula:

          (A) The amount of cash and marketable securities of the Company as of the close of business on December 31, 2001 plus an amount equal to the aggregate exercise price for all Company Options exercised after December 31, 2001; less

          (B) The sum of the following items:

               (1) The unpaid amount of the Margolis Note (as defined in Section 9.1);

               (2) The unpaid portion of a reserve for severance compensation payable to one employee in the aggregate amount of $33,605 as set forth in the Management Agreement;

               (3) An amount equal to $16,500 for prepaid annual maintenance (to the extent such amount was not previously delivered to the Manager pursuant to the Management Agreement);

               (4) An amount equal to all unpaid legal, accounting, financial advisory, printing, mailing and other expenses incurred by the Company in connection with the Merger and the transactions contemplated by this Agreement ("Transaction Expenses");

               (5) The sum of $349,000 (to the extent such amount was not previously delivered to the Manager pursuant to the Management Agreement);

               (6) The amount equal to the premium for the Tail Policy to be purchased by the Company; and

               (7) Any other amounts required to be paid by the Company pursuant to this Agreement or the Management Agreement.

The Merger Consideration shall be paid pursuant to Section 4.1(b) in exchange for outstanding Shares upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this Article IV (such shares and cash, so when deposited with the Exchange Agent, together with any cash delivered pursuant to Section 4.2(b) in lieu of fractional shares, being hereinafter referred to as the "Merger Fund").

(b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) (i) a letter of transmittal (which shall, among other matters, specify that delivery of the Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual receipt of the Certificates (or affidavits of loss in lieu thereof) by the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration due and payable to such holder. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the portion of the Merger Consideration due and payable in respect of such holder's Shares and the Certificate so surrendered shall forthwith be canceled. All shares of ASA Common Stock to be delivered to holders of Shares hereunder shall be in uncertificated book entry form unless a physical certificate is requested or is otherwise required by applicable law or regulation. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. All Merger Consideration paid upon surrender for exchange of Shares in accordance with the terms of this Agreement shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, the portion of the Merger Consideration due upon due surrender of the Certificate may be delivered to such a transferee if the Certificate is presented to the Exchange Agent, accompanied by all documents required by the Exchange Agent to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. The aggregate number of 1,370,679 shares of ASA Common Stock which the shareholders of the Company will receive as consideration for Shares shall not be affected by any change in the trading price of shares of ASA Common Stock on, before or after the Effective Time. In making the payments required by this Section 4.2, the Parent shall cause the Exchange Agent to deliver cash in lieu of any fractional shares of ASA Common Stock as set forth in Section 4.3(g) and shall deliver to the Exchange Agent cash in an amount sufficient to meet such obligation.

(c) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

(d) Termination of Merger Fund. Any portion of the Merger Fund (including the proceeds of any investments thereof) that remains unclaimed by the shareholders of the Company for 180 days after the Effective Time shall be paid to the Parent. Any shareholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to the Parent for payment of their Merger Consideration payable pursuant to Section 4.1 upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, neither the Parent, the Surviving Corporation, the Exchange Agent nor any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

(e) Return of Consideration. Any portion of the Merger Fund representing Merger Consideration payable in respect of Dissenters' Shares (as defined in Section 4.3) for which appraisal rights have been perfected shall be returned to the Parent, upon demand.

(f) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Parent, the posting by such Person of a bond in an amount determined by the Parent as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable pursuant to Section 4.1.

(g) Fractional Shares. No fraction of a share of ASA Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of Shares who would otherwise be entitled to a fraction of a share ASA Common Stock (after aggregating all fractional shares of ASA Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificate(s), receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of: (i) such fraction, multiplied by (ii) the average closing price of one share of ASA Common Stock for the ten (10) most recent trading days that ASA Common Stock has traded ending on the trading day one day prior to the Effective Time, as reported on NASDAQ.

4.3. Dissenters' Shares. Notwithstanding Section 4.1, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded payment of the fair value for such Shares in accordance with Article 5.12 of the TBCA ("Dissenters' Shares") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses such holder's right to dissent. If after the Effective Time such holder fails to perfect or withdraws or loses such holder's right to dissent, such Dissenters' Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give the Parent prompt notice of any demands received by the Company for payment of the fair value of Dissenters' Shares, and the Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of the Parent, make any payment with respect to, or settle or offer to settle, any such demands.

4.4. Withholding Rights. The Exchange Agent or the Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of such amounts as the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Exchange Agent or the Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Participating Shares in respect of which such deduction and withholding was made by the Exchange Agent or the Parent.

4.5. No Further Ownership Rights. The Merger Consideration delivered upon the surrender for exchange of Participating Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Participating Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Participating Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article IV.

4.6. Taking of Necessary Action. Each of the Parent, the Purchaser and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and the Purchaser, the officers and directors of the Company, the Parent and the Purchaser immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

5.1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Parent and the Purchaser as follows:

(a) Organization, Good Standing, Corporate Power and Qualification; Subsidiaries and Other Interests.


       (i) Each of the Company and its Subsidiaries (x) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, (y) has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and (z) is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect. The Company has made available to the Parent a complete and correct copy of the Company's and its Subsidiaries' articles of incorporation and bylaws (or comparable governing documents), each as amended to the date hereof. The Company's and its Subsidiaries' articles of incorporation and bylaws (or comparable governing documents) made available are in full force and effect.

       (ii) Schedule 5.1(a) contains a correct and complete list of each of the Company's Subsidiaries, the jurisdiction where each of such Subsidiaries is organized and the percentage of outstanding Capital Stock of such Subsidiaries that is directly or indirectly owned by the Company. The Company or another Subsidiary of the Company owns its shares of the Capital Stock of each Subsidiary of the Company free and clear of all Liens except Permitted Liens.

Schedule 5.1(a) sets forth a true and complete list of each equity investment in an amount of $10,000 or more or which represents a 1% or greater ownership interest in the subject of such investment made by the Company or any of its Subsidiaries in any other Person other than the Company's Subsidiaries ("Other Interests"). The Other Interests are owned by the Company, by one or more of the Company's Subsidiaries or by the Company and one or more of its Subsidiaries, in each case free and clear of all Liens, except for Permitted Liens and Liens that may be created by any partnership or joint venture agreements for Other Interests.

(b) Capital Structure. The authorized Capital Stock of the Company consists of (i) Thirteen Million (13,000,000) Shares, of which 6,489,118 were issued and outstanding, and 640,897 were held as treasury shares, as of the close of business on December 28, 2001, and (ii) two million (2,000,000) shares of Preferred Stock, par value $1.00 per share (the "Preferred Shares"), none of which is outstanding. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable, and are not subject to any rights of first refusal upon sale or transfer. The Company has no Preferred Shares reserved for issuance. Schedule 5.1(h) contains a correct and complete list as of the date hereof, of each outstanding purchase right or option (each, a "Company Option") to purchase Shares, including all the Company Options issued under the Company's 1990 Stock Option Plan and the 1999 Stock Option Plan, in each case as amended to the date hereof (collectively, the "Stock Option Plans"), including the holder, number of Shares issuable, the number of vested Shares, the date of expiration and the exercise price, and (ii) all rights to purchase Shares pursuant to the Stock Purchase Plans ("Purchase Rights"). The Stock Option Plans are the only plans under which any Company Options are outstanding. As of the date hereof, other than the 691,645 Shares reserved for issuance upon exercise of outstanding Company Options and the 500,000 Shares reserved for issuance under the Stock Purchase Plans, there are no Shares reserved for issuance or any commitments for the Company to issue Shares. Each of the outstanding shares of Capital Stock or other securities of each of the Company's Subsidiaries directly or indirectly owned by the Company is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect Subsidiary of the Company, free and clear of any limitation or restriction (including any restriction on the right to vote or sell the same except as may be provided as a matter of Law). Except for the Company Options and Purchase Rights, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements or commitments to issue or sell any shares of Capital Stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from the Company, any shares of Capital Stock or other securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("Voting Debt"). The Surviving Corporation will have no obligation to issue, transfer or sell any shares of Capital Stock or other securities of the Surviving Corporation pursuant to the Stock Option Plans or the Stock Purchase Plans. The Shares constitute the only class of securities of the Company or any of its Subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(c)   Corporate Authority; Approval and Fairness.

      (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject (if required by law) only to approval of this Agreement by the holders of two-thirds 2/3 of the outstanding Shares (the "Company Requisite Vote"). Assuming due execution and delivery by the Parent and the Purchaser, this Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws or creditors' rights generally or by general principles of equity.

      (ii) The Company's Board has unanimously approved this Agreement and the Merger and the other transactions contemplated hereby, has received and reviewed the Fairness Opinion and duly taken all other actions described in Sections 1.1 and 5.1(j).

(d)   Governmental Filings; No Violations.

      (i)    Other than the filings and/or notices (A) pursuant to Section 1.1,
(B) with the Delaware Secretary of State and the Texas Secretary of State, (C) under the Exchange Act, (D) to comply with state securities or "blue sky" laws and (E) with the American Stock Exchange, NASDAQ, or National Association of Securities Dealers (the "NASD"), no notices, reports or other filings are required to be made nor are any consents, registrations, approvals, permits or authorizations (collectively, "Government Consents") required to be obtained by the Company from any court or other governmental or regulatory authority, agency, commission, body or other governmental entity (a "Governmental Entity"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to result in a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

      (ii) The execution, delivery and performance of this Agreement by the Company does not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of or a default under, the articles of incorporation or bylaws of the Company or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of any Lien on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture or other obligation (a "Contract") binding upon the Company or any of its Subsidiaries or any order, writ, injunction, decree of any court or any Law or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any Contract; except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this

Agreement. Except as set forth on Schedule 5.1(d), there are no Contracts of the Company or its Subsidiaries which are material to the Company and its Subsidiaries, taken as a whole, pursuant to which consents or waivers are or may be required prior to consummation of the Merger and the other transactions contemplated by this Agreement.

(e) The Company Reports; Financial Statements. The Company has made available to the Parent each registration statement, report, proxy statement or information statement filed with the SEC by it since January 31, 2001, (the "Audit Date"), including the Company's Annual Report on Form 10-KSB for the year ended January 31, 2001 (the " Company 10-K") in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date hereof, the "Company Reports"). As of their respective dates, except as set forth on Schedule 5.1(e), the Company Reports complied, and any Company Reports filed with the SEC after the date hereof will comply, as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"), and the Company Reports did not, and any Company Reports filed with the SEC after the date hereof will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year- end audit adjustments that will not be material in amount or effect), in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein. The Company has heretofore made available or promptly will make available to the Parent a complete and correct copy of all amendments or modifications (in draft or final form) which are required to be filed with the SEC but have not yet been filed with the SEC to the Company Reports, agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Exchange Act. For purposes of this Agreement, "Balance Sheet" means the consolidated balance sheet of the Company as of January 31, 2001 set forth in the Company 10-K. Except as set forth in the Company Reports filed with the SEC prior to the date hereof or as incurred in the ordinary course of business since the date of the most recent financial statements included in the Company Reports, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required under GAAP to be set forth on a consolidated balance sheet of the Company and its Subsidiaries taken as a whole and which individually or in the aggregate would have a Company Material Adverse Effect. All accounts receivable of the Company have arisen from bona fide transactions by the Company in the ordinary course of its business. All accounts and notes receivable reflected in the Company Reports are (i) valid, genuine and existing, (ii) subject to no defenses, setoffs or counterclaims, (iii) current (not more than ninety (90) days past due) and collectible in the ordinary course of business, and (iv) will be paid in full, net of reserves, in the ordinary course of business. No customer of the Company with an account balance is involved in voluntary or involuntary bankruptcy proceedings or is otherwise insolvent or has notified the Company that such customer will not pay its account.

(f) Absence of Certain Changes. Except as disclosed in Schedule 5.1(f) or in the Company Reports filed prior to the date hereof, since the Audit Date, the Company and its Subsidiaries have conducted their respective businesses in all material respects only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practices, and without limiting the generality of the foregoing:

      (i) neither the Company nor any Subsidiary has sustained any damage, destruction, or loss by reason of fire, explosion, earthquake, casualty, labor trouble (including but not limited to any claim of wrongful discharge or other unlawful labor practice), requisition or taking of property by any government or agent thereof, windstorm, embargo, riot, act of God or public enemy, flood, accident, revocation of license or right to do business, total or partial termination, suspension, default or modification of contracts, governmental restriction or regulation, other calamity, or other similar or dissimilar event (whether or not covered by insurance) that has resulted or would result in a Company Material Adverse Effect;

      (ii) neither the Company nor any Subsidiary has issued, or authorized for issuance, any equity security, bond, note, or other security, except for Shares issued upon exercise of outstanding Company Options and the Company Options granted under the Stock Option Plans, or Shares issued pursuant to the Stock Purchase Plans, in each case listed in Schedule 5.1(f), or accelerated the vesting of any employee stock benefits (including vesting under stock purchase agreements or the exercisability of the Company Options); neither the Company nor any Subsidiary has granted or entered into any commitment or obligation to issue or sell any such equity security, bond, note or other security of the Company or such Subsidiary, whether pursuant to offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights or otherwise, except for Shares issued upon the exercise of the Company Options or pursuant to the Stock Purchase Plans;

      (iii) neither the Company nor any Subsidiary has incurred any additional debt for borrowed money, nor incurred any obligation or liability (fixed, contingent, or otherwise), except in the ordinary and usual course of business;

      (iv) neither the Company nor any Subsidiary has paid any obligation or liability (fixed, contingent, or otherwise), or discharged or satisfied any lien or encumbrance, or settled any liability, claim, dispute, proceeding, suit, or appeal, pending or threatened against it or any of its assets or properties, except for current liabilities included in the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary and usual course of business;

      (v) neither the Company nor any Subsidiary has declared, set aside for payment, or paid any dividend, payment, or other distribution on or with respect to any share of its capital stock;

      (vi) neither the Company nor any Subsidiary has purchased, redeemed, or otherwise acquired or committed itself to acquire, directly or indirectly, any shares of its Capital Stock;

      (viii) neither the Company nor any Subsidiary has mortgaged, pledged, otherwise encumbered, or subjected to Lien any of its material assets or properties, tangible or intangible, nor has it committed itself to do any of the foregoing, except for Liens for current Taxes (as defined in Section 5.1(m)) which are not yet due and payable and purchase money Liens arising out of the purchase and sale of products or services made in the ordinary and usual course of business;

      (viii) neither the Company nor any Subsidiary has disposed of, or agreed to dispose of, any material asset or property, tangible or intangible, except in the ordinary and usual course of business, nor has the Company or any Subsidiary leased or licensed to others (including officers and directors of the Company), or agreed so to lease or license, any asset or property, except for the licensing of the Company's software to customers, distributors, and resellers in the ordinary and usual course of business;

      (ix) neither the Company nor any Subsidiary has entered into any material transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business; neither the Company nor any Subsidiary has made any expenditure or commitment for the purchase, acquisition, construction, or improvement of a capital asset, except in the ordinary and usual course of business; neither the Company nor any Subsidiary has waived any right of substantial value or cancelled any material debts or claims or voluntarily suffered any extraordinary losses;

      (x) neither the Company nor any Subsidiary has sold, assigned, transferred, or conveyed, or committed itself to sell, assign, transfer or convey, any Company Intellectual Property Rights (as defined in Section 5.1(1)), except for the licensing of software to customers, distributors, and resellers in the ordinary and usual course of business, and neither the Company nor any Subsidiary has entered into any product development, technology or product sharing, or similar strategic arrangement with any other party;

      (xi) neither the Company nor any Subsidiary has effected or agreed to effect any amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement; neither the Company nor any Subsidiary has paid or committed itself to pay to or for the benefit of any of its directors, officers, employees, consultants or stockholders any compensation of any kind other than wages, salaries, and benefits at times and rates in effect prior to the date of the Balance Sheet (other than regularly scheduled increases for non-officer employees in the ordinary and usual course of business); neither the Company nor any Subsidiary has effected or agreed to effect any change, including by way of hiring or involuntary termination, in the employment or engagement terms of any of its directors, executive officers, or key employees;

      (xii) neither the Company nor any Subsidiary has effected or committed itself to effect any amendment or modification to its articles of incorporation or bylaws;

      (xiii) the Company has not changed in any way its accounting methods or practices (including any change in depreciation or amortization policies or rates, any changes in policies in making or reversing accruals, or any change in capitalization of software development costs);

      (xiv) neither the Company nor any Subsidiary has made any loan to any Person, and neither the Company nor any Subsidiary has guaranteed the payment of any loan or debt of any Person, except for (i) travel or similar advances made to non-officer employees in connection with their employment duties in the ordinary and usual course of business, consistent with past practices and (ii) accounts receivable incurred in the ordinary and usual course of business consistent with past practices;

      (xv) neither the Company nor any Subsidiary has changed in any material respect the prices or royalties set or charged by the Company or such Subsidiary;

      (xvi) neither the Company nor any Subsidiary has negotiated or agreed to do any of the things described in the preceding clauses (i) through (xv) other than negotiations with the Parent and its representatives regarding the transactions contemplated by this Agreement; and

      (xvii) there has been no Company Material Adverse Effect.

(g) Litigation and Liabilities. Except as disclosed in Schedule 5.1(g) or in the Company Reports filed prior to the date hereof, and except for matters which, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect or prevent, delay or impair the ability of the Company to consummate the transactions contemplated by this Agreement, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law (as defined in Section 5.1(k)) or any other facts or circumstances of which the Company has knowledge that are reasonably likely to result in any claims against, or material obligations or liabilities of, the Company or any of its Subsidiaries. The Company has not received any written or oral communication threatening litigation.

(h)   Employee Benefits.

      (i) For purposes of this Agreement, "Compensation and Benefit Plans" means, collectively, each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health, or other plan, agreement, policy or arrangement, whether written or oral, that covers employees or directors of the Company or any of its Subsidiaries, or pursuant to which former employees or directors of the Company or any of its Subsidiaries are entitled to current or future benefits. The Company has made available to the Parent copies of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Compensation and Benefit Plans maintained, or contributed to, by the Company or its Subsidiaries or any Person that, together with the Company and its Subsidiaries, is treated as a single employer under
Section 414(b), (c), (m) or (o) of the Code (the Company and each such other person or entity, a "Commonly Controlled Entity") for the benefit of any current employees, officers or directors of the Company or any of its Subsidiaries. The Compensation and Benefit Plans are listed on Schedule 5(h)(i). The Company has also made available to the Parent true, complete and correct copies of (1) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Compensation and Benefit Plan (if any such report was required), (2) the most recent summary plan description for each Compensation and Benefit Plan for which such summary plan description is required and (3) each trust agreement and group annuity contract related to any Compensation and Benefit Plan. Except as would not have a Company Material Adverse Effect, each Compensation and Benefit Plan has been administered in accordance with its terms. Except as would not have a Company Material Adverse Effect, all the Compensation and Benefit Plans are in compliance with applicable provisions of ERISA and the Code.

      (ii) Except as would not have a Company Material Adverse Effect, all Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any event occurred since the date of its most recent determination letter or application therefor that would adversely affect its qualification or materially increase its costs. Each Compensation and Benefit Plan is in substantial compliance with all reporting and disclosure requirements of ERISA and the Code and the Company, its Subsidiaries and each Commonly Controlled Entity is, in respect of each such plan, in compliance with the fiduciary responsibility provisions of ERISA.

      (iii) Neither the Company, nor any of its Subsidiaries, nor any Commonly Controlled Entity has maintained, contributed or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA.

      (iv) Schedule 5.1(h) lists all outstanding Company Options as of the date hereof, showing for each such option: (1) the number of Shares issuable,
(2) the number of vested Shares, (3) the date of expiration and (4) the exercise price.

      (v) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made. Neither the Company, nor any of its Subsidiaries, nor any Commonly Controlled Entity nor any officer, director or employee of any of them has, in respect of any Compensation and Benefit Plans, committed any prohibited transaction under ERISA Section 406 or 407 or Code Section 4975, or otherwise incurred excise tax liability under Chapters 43 and 47 under Subtitle D of the Code.

      (vi) Except as provided by this Agreement or in Schedule 5.1(h), no employee of the Company or any of its Subsidiaries will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

      (vii) All Compensation and Benefit Plans covering current or former non-U.S. employees of the Company or any of its Subsidiaries comply in all material respects with applicable local Laws. The Company and its Subsidiaries have no unfunded liabilities with respect to any Pension Plan that covers such non-U.S. employees.

      (viii) Each Compensation and Benefit Plan complies in all material respects with all applicable requirements of (i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder and (ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder and all other applicable laws. All amendments and actions required to bring each of the Employee Benefit Plans into conformity with all of the applicable provisions of ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

      (ix) Each group health plan as defined in Section 5000(b)(i) of the Code sponsored by the Company materially complies with the health care continuation provisions of COBRA and (ii) the Medicare Secondary Payor Provisions of Section 1826(b) of the Social Security Act, and the regulations promulgated thereunder.

      (x) Except as disclosed in Schedule 5.1(h)(i), neither the Company nor any of its Subsidiaries provides any welfare benefits including health, life, or disability insurance, pursuant to a welfare benefit plan (as defined in ERISA
Section 3(1)) or otherwise to any former employee except pursuant to Section 4980B of the Code.

(i) Compliance with Laws. Except as set forth in the Company Reports filed prior to the date hereof, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any law, ordinance, regulation, judgment, order, injunction, decree, arbitration award, license or permit of any Governmental Entity (collectively, "Laws"), except for violations or possible violations that, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Except as set forth in the Company Reports filed prior to the date hereof, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same.

(j) Takeover Statutes. No "fair price," "moratorium" or "control share acquisition" anti-takeover statute or regulation of the State of Delaware or the State of Texas (each, a "Takeover Statute") is applicable to the Company, the Shares, the Merger or any of the other transactions contemplated by this Agreement. The Company's Board of Directors has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement, and the transactions contemplated by this Agreement the provisions of Article 13.03 of the TBCA to the extent, if any, such Article is applicable to the Merger, this Agreement and the transactions contemplated by this Agreement.

(k)   Environmental Matters.

      (i) The term "Environmental Laws" means any Federal, state, local or foreign statute, treaty, ordinance, rule, regulation, policy, permit, consent, approval, license, judgment, order, decree or injunction relating to: (A) Releases (as defined in 42 U.S.C. (S) 9601(22)) or threatened Releases of Hazardous Material (as hereinafter defined) into the environment, (B) the generation, treatment, storage, presence, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material, (C) natural resources, or (D) the environment. The term "Hazardous Material" means (1) hazardous substances (as defined in 42 U.S.C. (S) 9601(14)), (2) petroleum, including crude oil and any fractions thereof, (3) natural gas, synthetic gas and any mixtures thereof, (4) asbestos and/or asbestos containing materials, (5) PCBs or materials containing PCBs, and (6) radioactive materials.

      (ii) During the period of ownership or operation by the Company and its Subsidiaries of any of their current or previously owned or leased properties, there have been no Releases of Hazardous Material by the Company or any of its Subsidiaries in, on, under or affecting such properties or any surrounding site, and neither the Company nor any of its Subsidiaries has disposed of any Hazardous Material in a manner that has led, or could reasonably be anticipated to lead to a Release, except in each case for those which individually or in the aggregate would not have a Company Material Adverse Effect, and except as disclosed in the Company Reports. Except as set forth on Schedule 5.1(k), to the knowledge of the executive officers of the Company, there have been no Releases of Hazardous Material in, on, under or affecting such properties or any surrounding site by any other party except for those which individually on in the aggregate would not have a Company Material Adverse Effect. To the knowledge of the executive officers of the Company no third party property is contaminated with any Hazardous Substances that may subject the Company or any of its Subsidiaries to liability under any Environmental Laws. The Company and its Subsidiaries have not received any written notice of, or entered into any order, settlement or decree relating to: (A) any violation of any Environmental Laws or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws, (B) the response to or remediation of Hazardous Material at or arising from any of the Company's properties or any Subsidiary's properties. The properties currently owned or operated by the Company or any of its Subsidiaries possess all material permits, licenses, authorizations and approvals required under applicable Environmental Laws with respect to the conduct of business thereat, and are in compliance with all Environmental Laws, except where instances of noncompliance would not, individually or in the aggregate, be reasonable likely to have a Company Material Adverse Effect.

      (iii) To the knowledge of the Company there are no circumstances or conditions involving the Company, any of its Subsidiaries or their respective employees that could reasonably be expected to result in any material claims, liability or investigations under any Environmental Law or relating to Hazardous Substances arising out of the ownership, operation, management of all or any portion of a facility, or out of the arrangement for the treatment, transportation, or disposal of, or ownership or possession or choice of the treatment, storage or disposal facility for, any material with respect and to the extent to which the Company or its Subsidiaries provided services before the Closing.

(l) Intellectual Property. For purposes of this Agreement, the following terms have the following definitions:

"Intellectual Property Rights" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether or not patentable), invention disclosures, improvements, trade secrets, proprietary information, know how, computer software programs (in both source code and object code form), technology, technical data and customer lists, tangible or intangible proprietary information, and all documentation relating to any of the foregoing;
(iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world;
(v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world;
(vi) all databases and data collections and all rights therein throughout the world; (vi) all moral and economic rights of authors and inventors, however, denominated, throughout the world; and (vii) any similar or equivalent rights to any of the foregoing anywhere in the world;

"Commercial Software Rights" shall mean packaged commercially available software programs generally available to the public through retail dealers in computer software which have been licensed to the Company or a Subsidiary pursuant to end-user licenses and which are used in the business of the Company and the Subsidiaries but are in no way a component of or incorporated in any products of the Company or any Subsidiary or any related Company Intellectual Property;

"Company Intellectual Property" shall mean any Intellectual Property Rights that are used in the business of the Company and the Subsidiaries as currently conducted;

"Registered Intellectual Property" shall mean all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property Rights that are the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority; and

"Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any Subsidiary.

      (i) Schedule 5.1(l) sets forth a complete list of all Registered Intellectual Property and all material Intellectual Property Rights included in the Company Intellectual Property and specifies the jurisdictions in which such Company Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all software products currently marketed by the Company and the Subsidiaries and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered;

      (ii) Schedule 5.1(l) sets forth a complete list of (i) any requests the Company or any Subsidiary has received to make any such registration, including the identity of the requestor and the item requested to be so registered and the jurisdiction for which such request has been made, (ii) all licenses, sublicenses, and other agreements to which the Company or any Subsidiary is a party and pursuant to which the Company, any Subsidiary, or any other person is authorized to use any material item of Company Intellectual Property or trade secret material to the Company or any Subsidiary, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty, and the term thereof (other than standard customer, distributor, and reseller software license agreements entered into by the Company or any Subsidiary in the ordinary course of business), and (iii) any agreement pursuant to which a third party has licensed or transferred any Intellectual Property to the Company (other than licenses of Commercial Software Rights). The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will cause neither the Company nor any Subsidiary to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement;

      (iii) Neither the Company nor any Subsidiary has been sued or charged as a defendant in any claim, suit, action, or proceeding which involves a claim of infringement of any Intellectual Property Rights of any third party and which has not been finally terminated prior to the date hereof, nor does the Company have any knowledge of any such charge or claim or any valid basis therefor, or any knowledge of any infringement liability with respect to, or infringement or violation by, the Company or any Subsidiary of any Intellectual Property Rights of another. No Company Intellectual Property or product of the Company or any of Subsidiary is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing of products by the Company and the Subsidiaries;

      (iv) Each item of the Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Registered Intellectual Property;

      (v) The Company or a Subsidiary is the sole and exclusive owner or licensee of, with all right, title, and interest in and to each item of Company Intellectual Property, free and clear of any Lien, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property is being used. Neither the Company nor any Subsidiary uses or is licensed to use and none of their products include or incorporate, any (i) software distributed free of charge on a trial basis for which a paid license would be required for commercial distribution, (ii) software whose ownership has been retained by a third party who controls its distribution, or (iii) any other code obtained from the public domain;

      (vi) To the extent that any material Intellectual Property Rights have been developed or created by a third party for the Company or any Subsidiary, the Company or a Subsidiary has a written agreement with such third party with respect thereto, and the Company or a Subsidiary thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property Rights in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so;

      (vii) Neither the Company nor any Subsidiary has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property Rights that are or were material Company Intellectual Property, to any third party;

      (viii) All contracts, licenses and agreements relating to the Company Intellectual Property are in full force and effect. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements. The Company and each of the Subsidiaries is in compliance with, and has not breached any term of such contracts, licenses and agreements and, to the knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not breached any term of, such contracts, licenses and agreements are in compliance with, and have not breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company's and the Subsidiaries' rights under such contracts, licenses and agreements to the same extent the Company or any Subsidiary would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties, or payments which the Company or any Subsidiary would otherwise be required to pay;

      (ix) No claims with respect to Company Intellectual Property have been asserted or, to the Company's knowledge, are threatened by any person, nor to the Company's knowledge are there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company and the Subsidiaries infringes on or misappropriates any Intellectual Property Rights or constitutes unfair competition or trade practices under the laws of any jurisdiction, (ii) against the use by the Company or any Subsidiary of any Intellectual Property Rights used in the business of the Company and the Subsidiaries as currently conducted or as proposed to be conducted or (iii) challenging the ownership by the Company or any Subsidiary validity or effectiveness of any Company Intellectual Property. To the Company's knowledge, the business of the Subsidiaries as currently conducted or as proposed to be conducted has not and does not infringe on any proprietary right of any third party. To the Company's knowledge, there is no unauthorized use infringement or misappropriation of any the Company Intellectual Property by any third party, including any employee or former employee of the Company or any Subsidiary;

      (x) Neither the Company nor any Subsidiary has breached or violated the terms of its license, sublicense, or other agreement relating to any Commercial Software Rights, and the Company and the Subsidiaries have a valid right to use such Commercial Software Rights under such licenses and agreements. Neither the Company nor any Subsidiary is or will be as a result of the execution and delivery of this Agreement or the performance of the Company's obligations hereunder, in violation of any license, sublicense, or agreement relating to Commercial Software Rights. No claims with respect to the Commercial Software Rights have been asserted or, to the knowledge of the Company, are threatened by any person against the Company or any subsidiary, nor to the knowledge of the Company is there any valid grounds for any bona fide claims (i) to the effect that the use of any product as now used or proposed for use by the Company and the Subsidiaries infringes on any Intellectual Property Rights, (ii) against the use by the Company or any Subsidiary of any the Company Intellectual Property, or (iii) challenging the validity or effectiveness of any of the rights of the Company, there is no material unauthorized use, infringement, or misappropriation of any of the Commercial Software Rights by the Company or any Subsidiary or any employee or former employee of the Company or any Subsidiary. To the knowledge of the Company, no Commercial Software Right is subject to any outstanding order, judgment, decree, stipulation, or agreement restricting in manner the use thereof by the Company or any Subsidiary;

      (xi) The Company has taken reasonable steps to protect the Company's and the Subsidiaries' rights in their confidential information and trade secrets or any trade secrets or confidential information of third parties provided to the Company, and, without limiting the foregoing, the Company has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to the Parent and all current and former employees and contractors of the Company have executed such an agreement, except where the failure to do so is not reasonably expected to be material to the Company.

(m)   Taxes.  Except as set forth on Schedule 5.1(m),

      (i) the Company and its Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the date hereof, taking into account any extension of time to file granted to or obtained on behalf of the Company or any of its Subsidiaries, and all such returns and reports are correct and complete in all material respects;

      (ii) all Taxes shown to be payable on such returns or reports that are due prior to the date hereof have been timely paid or are being contested in good faith;

      (iii) as of the date hereof, no deficiency for any amount of Tax has been asserted or assessed or, to the Company's knowledge, has been threatened or is likely to be assessed by a taxing authority against the Company or any of its

Subsidiaries other than deficiencies as to which adequate reserves have been provided for in the Balance Sheet;

      (iv) the Company has provided in accordance with GAAP adequate reserves in the Balance Sheet financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns;

      (v) no claim has ever been made by an authority in a jurisdiction where the Company or any of its Subsidiaries do not file Tax Returns that any of the Company or its Subsidiaries are or may be subject to taxation by that jurisdiction;

      (vi) no contract of the Company or any Subsidiary that is a long-term contract (for purposes of Section 460 of the Code) has been reported on a method of tax accounting other than the 100 percent percentage of completion method for income tax purposes;

      (vii) neither the Company nor any Subsidiary has been included in any consolidated, combined or unitary Tax Return (other than for a group of which the Company is the common the Parent) provided for under the laws of the United States, any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired; and neither the Company nor any Subsidiary has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise;

      (viii) as of the Closing Date there will be no excess loss accounts, deferred intercompany gains or losses, or other like items pertaining to the Company or any of its Subsidiaries;

      (ix) the Company and each Subsidiary as of the Effective Time (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act ("FICA"), and other Taxes required to be withheld;

      (x) neither the Company nor any Subsidiary has been delinquent in the payment of any Tax, as of the date of this Agreement, nor has the Company or any Subsidiary executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax;

      (xi) no audit or other examination of any Tax Return of the Company or any Subsidiary by any Tax authority is presently in progress, nor has the Company or any Subsidiary been notified of any request for such an audit or other examination;

      (xii) no adjustment relating to any Tax Returns filed by the Company or any Subsidiary has been proposed formally or informally by any Tax authority to the Company or any of its subsidiaries or any representative thereof;

      (xiii) the Company has provided the Parent copies of all federal, state, and foreign income and all state sales and use Tax Returns of the Company or any Subsidiary for each of the Company's last three fiscal years;

      (xiv) there are (and, as of immediately following the Effective Time, there will be) no Liens on the assets of the Company or any Subsidiary relating to or attributable to Taxes, other than liens for Taxes not yet due and payable or Liens that would not materially impair the use of the encumbered assets;

      (xv) there is no contract, agreement, plan or arrangement to which the Company is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code;

      (xvi) neither the Company nor any Subsidiary has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company;

      (xvii) neither the Company nor any Subsidiary is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement;

      (xviii)except as may be required as a result of the Merger, the Company and the Subsidiaries have not been and will not be required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or Section 263A of the Code or any comparable provision under state or foreign tax laws as a result of transactions, events or accounting methods employed prior to the Effective Time;

      (xix) none of the assets of the Company or any Subsidiary is tax exempt use property within the meaning of Section 168(h) of the Code; and

      (xx) Schedule 5.1(m) lists (A) any foreign tax holidays, (B) any intercompany transfer pricing agreements, or other arrangements that have been established by the Company or any Subsidiary with any Tax authority, and (C) any expatriate programs or policies affecting the Company or any Subsidiary.

For purposes of this Agreement, "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or other taxing authority, including taxes or other charges on or with respect to net or gross income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customs' duties, tariffs and similar charges.

(n) Labor Matters. Except as disclosed in Schedule 5.1(n), neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization, nor is there pending or, to the knowledge of the Company, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries. The Company has not failed to comply in any material respect with any applicable federal, state, and local laws, rules, and regulations relating to employment or employment termination, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, and the withholding and payment of taxes from compensation of employees.

(o) Insurance. The Company maintains insurance policies (the "Insurance Policies") against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Each Insurance Policy is listed on Schedule 5.1(o), is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. The Company and its Subsidiaries have complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion.

(p) Brokers and Finders. Neither the Company nor any of its Subsidiaries, officers, directors, or employees or other Affiliates has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated by this Agreement, except that the Company has employed the Financial Advisor, and shall be responsible for all fees and expenses of such Financial Advisor.

(q) Certain Business Practices. Neither the Company, any of its Subsidiaries nor any directors, officers, agents or employees of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other payment prohibited by applicable Law.

(r) Customers. The documents and information supplied by the Company to the Parent, the Purchaser or any of their representatives in connection with this Agreement with respect to relationships and volumes of business done with significant customers was accurate in all material respects. The Company is neither aware nor has any reason to believe that any of the Company's ten largest customers and ten largest suppliers during the twelve months ended November 30, 2001 determined on the basis of both revenues and bookings during such period has terminated, or intends to materially reduce or terminate, the amount of its business with the Company, and the Company has no reason to believe that such termination or alteration would occur as a result of the consummation of the Merger and the transactions contemplated by this Agreement.

(s)   Products.  Except as disclosed in Schedule 5.1(s):


      (i) There are no known defects in the design or technology embodied in any product which the Company currently markets, or has marketed in the past that impair or are likely to impair the intended use of the product or damage any consumer of the product or third party (their business, assets or property), except that warranty claims may arise in the normal course of business, for products shipped prior to the Closing, in an aggregate amount of no more than the warranty reserves established on the most recent balance sheet of the Company.

      (ii) None of the computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems that are used or relied on by the Company in the conduct of its business will malfunction, will cease to function, will generate incorrect data or will produce incorrect results when processing, providing or receiving (1) date related data from, into and between the Twentieth (20th) and Twenty-First (21st) centuries or (ii) date-related data in connection with any valid date in the Twentieth (20th) and Twenty-First (21st) centuries.

      (iii) None of the products and services sold, licensed, rendered, or otherwise provided by the Company in the conduct of its business will malfunction, will cease to function, will generate incorrect data or will produce incorrect results when processing, providing or receiving (1) date-related data from, into and between the Twentieth (20th) and Twenty-First
(21st) centuries or (ii) date-related data in connection with any valid date in the Twentieth (20th) and Twenty-First (21st) centuries.

      (iv) The Company has not made any representations or warranties specifically relating to the ability of any product or service sold, licensed, rendered, or otherwise provided by the Company in the conduct of its business to operate without malfunction, to operate without ceasing to function, to generate correct data or to produce correct results when processing, providing or receiving (i) date-related data from, into and between the Twentieth (20th) and Twenty-First (21st) centuries and (ii) date-related data in connection with any valid date in the Twenty (20th) and Twenty-First (21st) centuries.

      (v) The Company has delivered to the Purchaser copies of its warranty policies and all outstanding warranties or guarantees relating to any of the Company's products other than warranties or guarantees implied by law. The Company is not aware of any claim asserting (a) any damage, loss or injury caused by any product, or (b) any breach of any express or implied product warranty or any other similar claim with respect to any product made by the Company in the ordinary course of business except for those claims that, if adversely determined against the Company would not have a Material Adverse Effect.

(t) Cash Availability. As of the date hereof, the Company has cash, cash equivalents and marketable securities which are free, unencumbered and available for use (in the case of marketable securities, when liquidated), in the amount of at least $2,700,000.

(u) Restrictions on Business Activities. There is no agreement (noncompetition, field of use, or otherwise), judgment, injunction, order, or decree binding upon the Company or any Subsidiary which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company or any Subsidiary, any acquisition of property (tangible or intangible) by the Company or any Subsidiary, or the conduct of any line of business by the Company or any Subsidiary. Without limiting the foregoing, neither the Company nor any Subsidiary has entered into any agreement under which the Company or any Subsidiary is restricted from selling, licensing, or otherwise distributing any products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

(v)   Title to Properties; Absence of Liens and Encumbrances; Condition of
Assets.

      (i) Schedule 5.1(v) sets forth a list of all real property currently owned or leased by the Company and the Subsidiaries, the name of the lessor, and the date and term of the lease and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both would constitute an event of default) that would give rise to a material claim. To the knowledge of the Company, neither its operations nor the operations of the Subsidiaries on any such real property, nor such real property, including improvements thereon, violate in any material respect any applicable building code zoning requirement, or classification, and such non-violation is not dependent, in any instance, on so-called non-conforming use exceptions.

      (ii) The Company and the Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets, real, personal and mixed, used or held for use in their business, free and clear of any Liens, except as reflected in the Company Reports, except for liens created by the lessors of such properties or assets, and except for Liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

      (iii) All tangible assets and equipment of the Company other than those listed on Schedule 5.1(v) are (and at the Closing will be) in good condition and repair, reasonable wear and tear excepted, and are adequate for the uses to which they are being put or would be put in the ordinary course of business consistent with industry standards. All inventory of the Company consist of items that are (and at the Closing will be) good and merchantable and of a quality and quantity presently usable and saleable in the ordinary course of business. All such inventory is and will be valued in accordance with generally accepted accounting principles consistently applied.

(w) Compliance; Permits; Restrictions. Neither the Company nor any Subsidiary is in conflict with, or in default or in violation of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties are bound or affected, except for conflicts, violations and defaults that (individually or in the aggregate) would not cause the Company to lose any material benefit or incur any material liability. The Company and the Subsidiaries hold, to the extent legally required, all permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to and required for the operation of the business of the Company or such Subsidiary as currently conducted, each of which is listed on Schedule 5.1(w) (collectively, the "Company Permits"). The Company and the Subsidiaries are in compliance in all material respects with the terms of the Company Permits, except where the failure to be in compliance with the terms of the Company Permits would not have a Company Material Adverse Effect.

(x) Interested Party Transactions. Except as set forth in Schedule 5.1(x), no officer, director, or key employee of the Company or any Subsidiary or any holder of five percent (5%) or more of the Company's outstanding capital stock (nor any ancestor, sibling, descendant, or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has an economic interest) has, directly or indirectly, (i) an economic interest in any entity which furnishes or sells services or products that the Company or any Subsidiary furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to the Company or any Subsidiary any goods or services, or (iii) a beneficial interest in any contract or agreement of the Company or any Subsidiary; provided, however, that no officer, director, key employee, or shareholder of the Company or any Subsidiary shall be deemed to have such an economic interest solely by virtue of holding less than one percent (1%) of the outstanding voting stock of a corporation whose equity securities are traded on a recognized stock exchange in the United States or quoted on NASDAQ. There are no receivables of the Company or any Subsidiary owing by any director, officer, employee, or consultant to the Company or any Subsidiary (or any ancestor, sibling, descendant, or spouse of any such persons, or any trust, partnership, or corporation in which any of such persons has an economic interest), other than advances in the ordinary and usual course of business for reimbursable business expenses (as determined in accordance with the Company's established employee reimbursement policies and consistent with past practice).

(y) Agreements, Contracts, and Commitments. Except as set forth in Schedule 5.1(y), neither the Company nor any Subsidiary is a party to or is bound by:

      (i) any employment or consulting agreement, contract or commitment with any officer, director, higher level employee, or member of the Company's Board of Directors, other than those that are terminable by the Company or any Subsidiary on no more than thirty (30) days' notice without liability or financial obligation;

      (ii) any bonus, deferred compensation, pension, profit sharing or retirement plans;

      (iii) any agreement of indemnification or any guaranty (other than as set forth in standard customer, distributor, and reseller software license agreements entered into in connection with the sale or license of software products in the ordinary course of business);

      (iv) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business since the date of the Balance Sheet;

      (v) any distribution, joint marketing, or development agreement under which the Company or any Subsidiary has continuing obligations to jointly market any product, technology or service, or any agreement pursuant to which the Company or any Subsidiary has continuing obligations to jointly develop any Intellectual Property Rights that will not be owned, in whole or in part, by the Company or such Subsidiary;

      (vi) any agreement, contract, or commitment to provide source code to any third party for any product or technology;

      (vii) any agreement, contract or commitment currently to license any third party to manufacture or reproduce any product, service or technology (other than as set forth in standard distributor and reseller software license agreements entered into in the normal course of business); or

      (viii) any other material agreement, contract or commitment of the Company or its Subsidiaries not otherwise identified in a schedule hereto.

Neither the Company nor any Subsidiary is in breach, violation or default under, and neither the Company nor any Subsidiary has received notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts, or commitments to which the Company or any Subsidiary is a party or by which it is bound that are required to be disclosed in Schedule 5.1(y) (any such agreement, contract or commitment, a "Company Contract"). Each Company Contract is in full force and effect and, except as otherwise disclosed in Schedule 5.1(y), is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company or any Subsidiary pursuant thereto. The Company has obtained, or will obtain subsequent to the Closing Date, all necessary consents, waivers and approvals of parties to any Company Contract as are required to assign right and benefits thereunder to the Surviving Corporation as of the Closing.

(z) Change of Control Payments. Schedule 5.1(z) sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers and directors of the Company or any Subsidiary as a result of or in connection with the Merger.

(aa)  Customer Obligations.

      (i) All of the Company's implementation and software development obligations, whether arising from license agreements, maintenance agreements, implementation agreements, statements of work, purchase orders, work or services orders or other agreements ("Implementation Obligations") are listed on Schedule 5.1(aa), which sets forth each such Implementation Obligation and provides the following information for each such Implementation Obligation:

          1.   Customer name;
          2. Commencement date and estimated completion dates of implementation project;
          3. Method of fee calculation (time & materials or fixed price) and the agreed upon billing rates involved, where applicable;
          4. Amount, if any, of cash deposits received from customer in advance of work performed;
          5. Nature of any custom software development involved with the implementation, excluding normal configuration and integration with back-end accounting systems; and
          6.   Material problems, if any, in connection with the implementation;

      (ii) All of the Company's maintenance and support obligations, whether arising from license agreements, maintenance agreements, implementation agreements, statements of work, purchase orders, work or service orders or other agreements ("Maintenance Obligations") are listed on Schedule 5.1(aa) and provides the following information for each such Maintenance Obligation:

          1.   Customer Name;
          2.   Maintenance period and related maintenance fee; and
          3. Any Maintenance Obligations that are out of the ordinary course of business.

(bb)  Affiliates. There is no person other than those listed in Schedule 5.1
(bb) who, as of the date of this Agreement, may be deemed to be an "affiliate" of the Company as the term is used in Rule 145 under the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(cc) Tax Matters. The Company has not taken (or failed to have taken) or will take (or fail to take) any action that, in the reasonable judgment of the Company, would prevent the Merger from constituting a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

(dd) Representations Complete. None of the representations or warranties made by the Company nor any statement made in any exhibit or certificate furnished by the Company pursuant to this Agreement, contains or will contain at the Closing Date, any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. There is no fact, circumstance or condition of any kind or nature whatsoever known to the Company that reasonably would be expected to have a Company Material Adverse Effect that has not been set forth in this Agreement.

5.2. Representations and Warranties of the Parent and the Purchaser. The Parent and the Purchaser each hereby represents and warrants to the Company as follows:

(a) Organization, Good Standing and Qualification. The Parent is a corporation duly organized, validly existing and in good corporate standing under the laws of its jurisdiction of incorporation. The Purchaser is a corporation duly organized, validly existing and in good corporate standing under the laws of its jurisdiction of formation. Each of the Parent and the Purchaser (i) has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and (ii) is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing, individually or in the aggregate, has not had and is not reasonably likely to have a Parent Material Adverse Effect. The Parent has made available to the Company a complete and correct copy of the Parent's certificate of incorporation and bylaws, each as amended to the date hereof, and the Purchaser's Charter and Bylaws, each as amended to the date hereof. The Parent's certificate of incorporation and bylaws, and the Purchaser's Charter and Bylaws, made available are in full force and effect.

(b) Ownership of the Purchaser. The sole issued and outstanding capital stock of the Purchaser is, and at the Effective Time will be, owned by the Parent.

(c)   Corporate Authority.

      (i) Each of the Parent and the Purchaser has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject (if required by law or rule or regulation) only to approval of this Agreement by the holders of a majority of the outstanding shares of ASA Common Stock. Assuming due execution and delivery by the Company, this Agreement is a valid and binding agreement of the Parent and the Purchaser, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws or creditors' rights generally or by general principles of equity.

      (ii) The Boards of Directors of the Parent and the sole stockholder of the Purchaser have unanimously approved this Agreement and the Merger and the other transactions contemplated hereby.

(d)   Governmental Filings; No Violations.

      (i)    Other than the filings and/or notices (A) pursuant to Section 1.1,
(B) to comply with state securities or "blue sky" laws, (C) to register the ASA Shares under Federal and state securities laws and (D) required to be made with the NASD or NASDAQ, no notices, reports or other filings are required to be made by the Parent or the Purchaser with, nor are any Government Consents required to be obtained by the Parent or the Purchaser from, any Governmental

Entity, in connection with the execution and delivery of this Agreement by the Parent and the Purchaser, and the consummation by the Parent and the Purchaser of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of the Parent or the Purchaser to consummate the transactions contemplated by this Agreement.

      (ii) The execution, delivery and performance of this Agreement by the Parent and the Purchaser do not, and the consummation by the Parent and the Purchaser of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or bylaws of the Parent or the Purchaser, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of any Lien on the assets of the Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contract binding upon the Parent or any of its Subsidiaries or any order, writ, injunction, decree of any court or any Law or non-governmental permit or license to which the Parent or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any such Contract, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of the Parent or the Purchaser to consummate the transactions contemplated by this Agreement.

(e)   Capital Structure. The authorized Capital Stock of the Parent consists of
(i) six million (6,000,000) shares of ASA Common Stock, of which 2,982,397 were issued and outstanding as of November 30, 2001, and (ii) one million (1,000,000) shares of Preferred Stock, par value $.01 per share (the "ASA Preferred Shares"), none of which is outstanding. All of the outstanding shares of ASA Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. The Parent has no ASA Preferred Shares reserved for issuance. As of the date hereof, other than the 635,105 shares of ASA Common Stock reserved for issuance under the Parent's option plans, there are no shares of ASA Common Stock reserved for issuance or any commitments for the Parent to issue shares of ASA Common Stock.

(f) The Parent Reports; Financial Statements. The Parent has made available to the Company each registration statement, report, proxy statement or information statement filed with the SEC by it since December 31, 2000, including the Parent's Annual Report on Form 10-K for the year ended December 31, 2000 (the "Parent 10-K") in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Parent Reports"). As of their respective dates, the Parent Reports complied, and any Parent Reports filed with the SEC after the date hereof will comply, as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, and the Parent Reports did not, and any Parent Reports filed with the SEC after the date hereof will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Parent and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of the Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year- end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. The Parent has heretofore made available or promptly will make available to the Company a complete and correct copy of all amendments or modifications (in draft or final form) which are required to be filed with the SEC but have not yet been filed with the SEC to the Parent Reports, agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Exchange Act.

(g) Brokers and Finders. Neither the Parent nor the Purchaser, nor any of their respective officers, directors, employees or other Affiliates, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated by this Agreement.

(h) Absence of Certain Changes. Except as disclosed in the Parent Reports filed prior to the date hereof, since December 31, 2000, the Parent and its Subsidiaries have conducted their respective businesses in all material respects only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practices, and there has been no Parent Material Adverse Effect.

(i) Litigation and Liabilities. Except as disclosed in the Parent Reports filed prior to the date hereof, and except for matters which, individually or in the aggregate, have not had and are not reasonably likely to have a Parent Material Adverse Effect or prevent, delay or impair the ability of the Parent and the Purchaser to consummate the transactions contemplated by this Agreement, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Parent, threatened against the Parent or any of its Subsidiaries or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, or any other facts or circumstances of which the Parent has knowledge that are reasonably likely to result in any claims against, or material obligations or liabilities of, the Parent or any of its Subsidiaries.

(j) Compliance with Laws. Except as set forth in the Parent Reports filed prior to the date hereof, the businesses of each of the Parent and its Subsidiaries have not been, and are not being, conducted in violation of any Law, except for violations or possible violations that, individually or in the aggregate, have not had and are not reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of the Parent and the Purchaser to consummate the transactions contemplated by this Agreement. Except as set forth in the Parent Reports filed prior to the date hereof, no investigation or review by any governmental entity with respect to the Parent or any of its Subsidiaries is pending or, to the knowledge of the Parent, threatened, nor has any Governmental Entity indicated an intention to conduct the same.

(k) Certain Business Practices. Neither the Parent, any of its Subsidiaries nor any directors, officers, agents or employees of the Parent or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activities; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other payment prohibited by applicable Law.

(l) Compliance; Permits; Restrictions. Neither the Parent nor any Subsidiary is in conflict with, or in default, or in violation of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Parent or any Subsidiary is a party or by which the Parent or any Subsidiary or any of their respective properties are bound or affected, except for conflicts, violations and defaults that (individually or in the aggregate) would not cause the Parent to lose any material benefit or incur any material liability. The Parent and the Subsidiaries hold, to the extent legally required, all permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to and required for the operation of the business of the Parent or such Subsidiary as currently conducted (collectively, the "Parent Permits"). The Parent and its Subsidiaries are in compliance in all material respects with the terms of the Parent Permits, except where the failure to be in compliance with the terms of the Parent Permits would not have a Parent Material Adverse Effect.

(m) Representations Complete. None of the representations or warranties made by the Parent nor any statement made in any exhibit or certificate furnished by the Parent or the Purchaser pursuant to this Agreement, contains or will contain at the Closing Date, any untrue statement of a material fact or omits or will omit at the Closing Date to state any material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. There is no fact, circumstance or condition of any kind or nature whatsoever known to the Parent which reasonably would be expected to have a Parent Material Adverse Effect that has not been set forth in this Agreement.

(n) Proposal to Acquire the Parent. There is not pending any bonafide proposal received by the Parent regarding any merger, consolidation or reorganization of the Parent with any other Person as a result of which less than a majority of the combined voting power of the securities of the Person surviving such transaction would be held immediately after such transaction by all the holders of ASA Common Stock immediately prior to such transaction and for which transaction financing, to the extent required, is then committed.

(o) Continuity of Business Enterprise. The Purchaser will continue at least one significant historic business line of the Company or use at least a significant portion of the Company's historic business, within the meaning of Treasury Regulation Section 1.368-1(d), after the Effective Time.

                                   ARTICLE VI

                                    COVENANTS

6.1. Interim Operations. The Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless the Parent shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement):

(a) The business of the Company and its Subsidiaries shall be managed by the Manager pursuant to the Management Agreement, and shall otherwise be conducted in the ordinary and usual course consistent with past practices and, to the extent consistent therewith, it and its Subsidiaries shall use commercially reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

(b) The Company shall not (i) issue, sell or otherwise dispose of or subject to Lien (other than Permitted Liens) any of its Subsidiaries' Capital Stock owned by it; (ii) amend its charter or bylaws, except for any amendment which will not hinder, delay or make the Merger more costly to the Parent; (iii) split, combine or reclassify its outstanding shares of Capital Stock; (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any Capital Stock; (v) repurchase, redeem or otherwise acquire or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its Capital Stock or any securities convertible into or exchangeable or exercisable for any shares of its Capital Stock; or (vi) adopt a plan of complete or partial liquidation or dissolution, merger or otherwise restructure or recapitalize or consolidate with any Person other than the Purchaser or another wholly-owned Subsidiary of the Parent;

(c) neither it nor any of its Subsidiaries shall (i) authorize for issuance or issue, sell or otherwise dispose of or subject to any Lien (other than Permitted Liens) any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its Capital Stock of any class or any Voting Debt (other than Shares issuable pursuant to the Company Options outstanding on the date hereof); (ii) other than in the ordinary and usual course of business consistent with past practices, transfer, lease, license, guarantee, sell or otherwise dispose of or subject to any Lien (other than Permitted Liens) any other property or assets or incur or modify any material indebtedness or other liability; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except in the ordinary course of business consistent with past practices and except for obligations of Subsidiaries of the Company incurred in the ordinary course of business; (iv) make any loans to any other Person (other than to Subsidiaries of the Company or, customary loans or advances to non-officer employees in connection with business-related travel in the ordinary course of business consistent with past practices); or (v) make any commitments for, make or authorize any capital expenditures other than in amounts less than $5,000 individually and $25,000 in the aggregate or, by any means, make any acquisition of, or investment in, assets or stock of any other Person;

(d) except as may be required to comply with applicable law or by existing contractual commitments, neither it nor any of its Subsidiaries shall (i) enter into any new agreements or commitments for any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or employees or consultants, or (ii) terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plan or increase or accelerate the salary, wage, bonus or other compensation of any employees or directors or consultants or pay or agree to pay any pension, retirement allowance or other employee benefit not required by any existing Compensation and Benefit Plan;

(e) neither it nor any of its Subsidiaries shall, except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it;

(f) neither it nor any of its Subsidiaries shall revalue in any respect any of its material assets, including writing down the value of inventory or writing-off notes or accounts receivable;

(g) neither it nor any of its Subsidiaries shall settle or compromise any material claims or litigation or terminate or materially amend or modify any of its material Contracts or waive, release or assign any material rights or claims;

(h) neither it nor any of its Subsidiaries shall make any Tax election or permit any insurance policy naming it as a beneficiary or loss- payable payee to be canceled or terminated;

(i) neither it nor any of its Subsidiaries shall take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

(j) neither it nor any of its Subsidiaries will authorize or enter into any agreement to do any of the foregoing.

6.2.  Third Party Acquisitions.

(a) The Company agrees that neither it nor any of its Subsidiaries nor any of its or its Subsidiaries' employees or directors shall, and it shall direct and use its best efforts to cause its and its Subsidiaries' agents and representatives (including the Financial Advisor or any other investment banker and any attorney or accountant retained by it or any of its Subsidiaries (collectively, "the Company Advisors")) not to, directly or indirectly, initiate, solicit or otherwise facilitate any inquiries in respect of, or the making of any proposal for, a Third Party Acquisition (as defined in Section 6.2(b)). The Company further agrees that neither it nor any of its Subsidiaries nor any of its or its Subsidiaries' employees or directors shall, and it shall direct and use its best efforts to cause all the Company Advisors not to engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Third Party (as defined in Section 6.2(b)) relating to the proposal of a Third Party Acquisition, or otherwise attempt to make or implement a Third Party Acquisition; provided, however, that if at any time prior to the Shareholders Meeting (as defined in Section 6.5) the Company's

Board determines in good faith, after taking into consideration the written advice of its outside legal counsel, that it is required in order for its members to comply with their fiduciary duties under applicable law, the Company may, in response to an inquiry, proposal or offer for a Third Party Acquisition which was not solicited subsequent to the date hereof, (x) furnish non-public information with respect to the Company to any such person pursuant to a confidentiality agreement on terms substantially similar to the confidentiality agreement entered into between the Company and the Parent prior to the execution of this Agreement and (y) participate in discussions and negotiations regarding such inquiry, proposal or offer. The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Parties conducted heretofore with respect to any of the foregoing. The Company shall take the necessary steps to promptly inform all the Company Advisors of the obligations undertaken in this Section 6.2(a). The Company agrees to notify the Parent as promptly as reasonably practicable in writing if
(i) any inquiries relating to or proposals for a Third Party Acquisition are received by the Company, any of its Subsidiaries or any of the Company Advisors,
(ii) any confidential or other non-public information about the Company or any of its Subsidiaries is requested from the Company, any of its Subsidiaries or any of the Company Advisors, or (iii) any negotiations or discussions in connection with a possible Third Party Acquisition are sought to be initiated or continued with the Company, any of its Subsidiaries or any of the Company Advisors indicating, in connection with such notice, the principal terms and conditions of any proposals or offers, and thereafter shall keep the Parent informed in writing, on a reasonably current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. The Company also agrees promptly to request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any of its Subsidiaries, if any, to return all confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries.

(b) Except as permitted by this Section 6.2(b), the Company's Board shall not withdraw its recommendation of the Merger and the other transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition (as defined below). Notwithstanding the preceding sentence, if the Company's Board determines in its good faith judgment, after taking into consideration the written advice of its outside legal counsel, that it is required in order for its members to comply with their fiduciary duties under applicable law, the Company's Board may withdraw its recommendation of the Merger and the other transactions contemplated hereby, or approve or recommend or cause the Company to enter into an agreement with respect to a Superior Proposal (as defined below); provided, however, that the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless this Agreement is concurrently terminated by its terms pursuant to Section 8.3(c). For purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any Person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than the Parent, the Purchaser or any Affiliate thereof (a "Third Party");
(ii) the acquisition by a Third Party of 20% or more of the total assets of the Company and its Subsidiaries, taken as a whole; (iii) the acquisition by a Third Party of 20% or more of the outstanding Shares; (iv) the adoption by the Company of a plan of partial or complete liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any of its Subsidiaries of 20% or more of the outstanding Shares; or (vi) the acquisition by the Company or any of its Subsidiaries by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal to or greater than 20% of the annual revenues, net income or assets of the Company and its Subsidiaries, taken as a whole. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal to acquire directly or indirectly for consideration consisting of cash and/or securities more than 50% of the Shares then outstanding or all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, and otherwise on terms which the Company's Board by a majority vote determines in its good faith judgment (after consultation with the Financial Advisor or another financial adviser of regionally recognized reputation) to be reasonably capable of being completed (taking into account all material legal, financial, regulatory and other aspects of the proposal and the Third Party making the proposal, including the availability of financing therefor) and more favorable to the Company's shareholders from a financial point of view than the transactions contemplated by this Agreement.

6.3.  Filings; Other Actions; Notification.

(a) The Company and the Parent shall promptly, following the execution of this Agreement, prepare and file with the SEC, a combined (i) proxy statement of the Company and the Parent and (ii) Registration Statement of the Parent on Form S-4 and any required amendment or supplement thereto (the "Proxy/Registration Statement"), which shall include the recommendation of the Company's Board that shareholders of the Company vote in favor of the approval and adoption of this Agreement and the Merger and the written opinion of the Financial Advisor that the consideration to be received by the shareholders of the Company pursuant to the Merger is fair to such shareholders from a financial point of view. The Company and the Parent shall use all reasonable efforts to have the Proxy/Registration Statement declared effective under the Securities Act by the SEC as promptly as practicable after such filing, and promptly thereafter mail the Proxy/Registration Statement to the shareholders of the Company and the Parent. The Company and the Parent shall also use all reasonable efforts to obtain all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will each pay all of their respective expenses incident thereto. Each of the Parent and the Company will notify the other promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Proxy/Registration Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy/Registration Statement, the Parent or the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of the Parent and/or the Company such amendment of supplement. Each of the Parent or the Company shall cooperate and provide the other (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy/Registration Statement prior to filing such with the SEC, and will provide each other with a copy of all such filings made with the SEC. Each of the Parent or the Company will cause the Proxy/Registration Statement to be mailed to its respective stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC.

(b) Upon and subject to the terms and conditions set forth in this Agreement, the Company and the Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) all reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all permits, consents, approvals and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement; provided, however, that nothing in this Section 6.3 shall require, or be construed to require, the Parent to proffer to, or agree to, sell or hold separate and agree to sell, before or after the Effective Time, any material assets, businesses or any interest in any material assets or businesses of the Parent, the Company or any of their respective Affiliates (or to consent to any sale, or agreement to sell, by the Company of any of its material assets or businesses) or to agree to any material change in or material restriction on the operations of any such assets or businesses; provided, further, that nothing in this Section 6.3 shall require, or be construed to require, a proffer or agreement that would, in the reasonable judgment of the Parent, be likely to have a material adverse effect on the anticipated financial condition, properties, business or results of operations of the Parent and its Subsidiaries after the Merger, taken as a whole, in order to obtain any necessary or advisable consent, registration, approval, permit or authorization from any Governmental Agency. Subject to applicable Laws relating to the exchange of information, the Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement, including the Proxy/ Registration Statement. In exercising the foregoing right, the Company and the Parent shall act reasonably and as promptly as practicable.

(c) Each of the Company and the Parent shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with filings pursuant to the Proxy/Registration Statement or any other statement, filing, notice or application made by or on behalf of the Parent, the Company or any of their respective Subsidiaries to any Governmental Entity or other Person in connection with the Merger and the other transactions contemplated by this Agreement.

(d) Each of the Company and the Parent shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by the Parent or the Company, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity alleging that the consent of such third party or Governmental Entity is or may be required with respect to the Merger and the other transactions contemplated by this Agreement. Each of the Company and the Parent shall give prompt notice to the other of (i) the occurrence or non-occurrence of any fact or event which would be reasonably likely (x) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (y) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied and (ii) any failure of the Company, the Parent or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

6.4. Information Supplied. Each of the Parent and the Company agrees, as to information provided by itself and its Subsidiaries, that none of the information included or incorporated by reference in the Proxy/Registration Statement, if any, delivered to the Company's stockholders and the Parent's stockholders in connection with the Merger will, at the time the Proxy/Registration Statement is declared effective by the SEC, at the date of mailing to stockholders of the Company and the Parent, and at the time of the Shareholders Meeting and the ASA Meeting (each as defined in Section 6.5), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.5. Meetings. Each of the Company and the Parent will take, in accordance with applicable Law and their respective certificates of incorporation and bylaws, all action necessary to convene a meeting of holders of Shares (the "Shareholders Meeting") and the holders of ASA Common Stock (the "ASA Meeting"), respectively, as promptly as practicable after the Proxy/Registration Statement is declared effective by the SEC to consider and vote upon the approval of this Agreement and the Merger. The Proxy/Registration Statement shall include a statement that the Company's Board approved this Agreement and recommended that the Company's shareholders vote in favor of this Merger, and the Company shall use all reasonable and customary efforts to solicit such approval.

6.6. Access. Upon reasonable notice, and except as may otherwise be required by applicable law or relevant contractual provisions contained in such agreements, each of the Company and the Parent shall (and shall cause its respective Subsidiaries to) (i) afford the officers, employees, counsel, accountants and other authorized representatives (collectively, "Representatives") of the other party access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, (ii) furnish promptly to such party all information concerning its business, properties and personnel as may reasonably be requested; provided, however, that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty made either by the Company or the Parent. All requests for information made pursuant to this Section 6.6 shall be directed to an executive officer of the Company or the Parent, as applicable, or such Person as may be designated by such party's officers. All of the information provided or obtained pursuant to this Section 6.6 shall be treated as "Confidential Information" under, and the parties shall comply with, and shall cause their respective Representatives to comply with, all their respective obligations under, the Confidentiality Agreement, dated June 7, 2001, between the Company and the Parent (the "Confidentiality Agreement").

6.7. Publicity. The initial press release concerning the Merger has been approved by the Parent and the Company and thereafter the Company and its Subsidiaries, on the one hand, and the Parent and the Purchaser, on the other hand, shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any Governmental Entity or other Person (including the American Stock Exchange or NASDAQ) with respect hereto, except as may be required by law or by obligations pursuant to any listing agreement.

6.8.  Status of the Company Employees; the Company Stock Options.

(a) The Parent agrees that following the Effective Time, the employees of the Company and its Subsidiaries who are employed by the Surviving Corporation or its Subsidiaries or affiliates ("the Company Employees") shall become eligible to participate in the employee benefit plans and arrangements maintained by the Parent or its Subsidiaries ("the Parent Benefit Plans"). The Parent shall, and shall cause the Surviving Corporation to, honor in accordance with their terms all employee benefit obligations to current and former employees under the Compensation and Benefit Plans in existence on the date hereof (including, without limitation, the plans and agreements listed on Schedule 5.1(h)(i)) and all employment or severance agreements entered into by the Company or adopted by the Company's Board prior to the Effective Date (collectively, the "Employment and Severance Agreements"); it being understood that nothing contained herein shall limit or restrict the ability of the Parent to modify or terminate any Compensation and Benefit Plan, or to merge any Compensation and Benefit Plan with any other plan, other than the Employment and Severance Agreements, following the Effective Time. When employees of the Company transition to coverage under the Parent Benefit Plans, the Parent shall use its reasonable commercial efforts to provide that there shall be no lapses in coverage because of any actively-at-work, non-confinement, evidence of insurability or pre-existing condition requirement.

(b) From and after the date hereof, the Company agrees that, except with respect to grants in connection with offers of employment outstanding on the date hereof and disclosed in a schedule to this Agreement, it will not grant additional stock options under the Stock Option Plans.

6.9. Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article IV. Except as otherwise provided in Section 8.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement (including but not limited to legal and accounting fees incurred by either party with respect to the preparation of the Proxy/Registration Statement) shall be paid by the party incurring such expense, except that all expenses related to printing the Proxy/Registration Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy/Registration Statement shall be paid 50% by the Company and 50% by the Parent. Each of the Parent and the Company shall pay the costs of mailing the Proxy/Registration Statement to its respective shareholders.

6.10. Other Actions by the Company and the Parent. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of the Parent and the Company and their respective Boards of Directors shall grant such approvals and take such lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute, and any regulations promulgated thereunder, on such transactions.

6.11. Margolis Agreements. At the Effective Time, the Surviving Corporation and Harry Margolis ("Margolis") shall enter into an employment agreement in the form annexed hereto as Exhibit A (the "Employment Agreement") and a non-competition agreement in the form annexed hereto as Exhibit B (the "Non-Competition Agreement"). At the Effective Time, the Parent and Margolis shall enter into a stock repurchase agreement in the form annexed hereto as Exhibit C (the "Stock Repurchase Agreement"). The Employment Agreement, Non-Competition Agreement and Stock Repurchase Agreement are sometimes collectively referred to herein as the "Margolis Agreements."

6.12. Indemnification of Officers and Directors.

(a) From and after the Effective Time, the Surviving Corporation shall fulfill and honor in all respects the obligations of the Company to indemnify any of its directors and officers existing prior to the date hereof to the extent the obligations thereunder relate to the approval and adoption of the Merger. The Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification, exculpation, expense advancement and elimination of liability for monetary damages at least as favorable as are set forth in the Articles of Incorporation and Bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, are directors or officers of the Company, unless such modification is required by Law.

(b) In the event that the Surviving Corporation or any of its successors or assigns; (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers a material amount of its assets and properties to any Person in a single transaction or a series of related transactions, then, and in each such case, the Parent shall either guaranty the indemnification obligations of the Surviving Corporation under this Section 6.12, or shall make, or cause to be made, proper provision so that the successors and assigns of the Surviving Corporation assume the indemnification obligations of the Surviving Corporation under this Section 6.12 for the benefit of the parties entitled to the benefits of this Section 6.12 (the "Indemnified Parties"). The terms and provisions of this Section 6.12 are (a) intended to be for the benefit of, and shall be enforceable by, each of the indemnified Parties, and (b) in addition to, and not in substitution for, any other rights to indemnification or contribution that any of the Indemnified Parties may have by law, contract or otherwise.

(c) This section 6.12 shall survive the consummation of the Merger at the Effective Time, and shall be binding on all successors and assigns of the Surviving Corporation.

6.13 Tax Matters. For a period of one year following the Effective Time: (a) the Parent shall not cause the Purchaser or the Surviving Corporation to be dissolved, merged into another corporation or entity, or distribute substantially all of its assets; and (b) neither the Parent nor the Purchaser will take (or fail to take) any action that, in the reasonable judgment of the Parent, would prevent the Merger from constituting a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

6.14 Tail Policy. Prior to the Closing, the Company shall purchase and pay (after giving effect to any credit or refund obtained by the Company upon termination of the Company's existing directors and officers liability insurance policy) for tail coverage (the "Tail Policy") with respect to its directors and officers liability insurance policy, covering those persons who are covered by the Company's directors and officers liability insurance policy as of the date hereof and/or as of the Closing, which Tail Policy shall extend for a period of one (1) year from the Effective Time.

                                   ARTICLE VII

                                   CONDITIONS

7.1. Conditions to Each Party's Obligation to Effect Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

(a) Stockholder Approval. This Agreement shall have been duly approved by holders of the number of Shares constituting at least the Company Requisite Vote and by the holders of a majority of the number of shares of ASA Common Stock outstanding and entitled to vote thereon.

(b) Regulatory Consents. Other than filing the Delaware Certificate of Merger and the Texas Articles of Merger all filings with any Governmental Entity required to be made prior to the Effective Time by the Company or the Parent or any of their respective Subsidiaries, with, and all Government Consents required to be obtained prior to the Effective Time by the Company or the Parent or any of their respective Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company, the Parent and the Purchaser shall have been made or obtained (as the case may be), except where the failure to so make or obtain will not result in either a Company Material Adverse Effect or a Parent Material Adverse Effect.

(c) Litigation. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement (collectively, an "Order"), and no Governmental Entity shall have instituted any proceeding seeking any such Order and such proceeding remains unresolved.

(d) Proxy. The SEC shall have declared the Proxy/Registration Statement effective. No stop order suspending the effectiveness of the Proxy/Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy/Registration Statement, shall have been initiated or threatened in writing by the SEC.

(e) NASDAQ. The shares of ASA Common Stock to be issued in the Merger and the transactions contemplated hereby shall have been authorized for listing on NASDAQ, subject to official notice of issuance.

(f) Margolis Agreements. The Surviving Corporation, the Parent and Margolis shall have executed and delivered each of the Margolis Agreements to which they are parties. Any existing agreements between the Company and Margolis shall have been terminated as of immediately prior to the Effective Time with no further obligation from the Company to Margolis thereunder.

(g) Insurance. Prior to the Closing, the Company shall have purchased and paid for the Tail Policy.

(h) Payment. The Company shall have paid in full the Margolis Note (as defined in Section 9.1) as contemplated by Section 9.1.

7.2. Conditions to Obligations of the Parent and the Purchaser. The obligations of the Parent and the Purchaser to effect the Merger are also subject to the satisfaction or waiver by the Parent prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent that (i) such representations and warranties speak as of an earlier date or (ii) the representations and warranties are no longer correct because of actions taken or failure to take action by the Manager pursuant to the Management Agreement) as of the Closing Date as though made on and as of the Closing Date it being understood that such representations and warranties shall be deemed to be true and correct unless the respects in which the representations and warranties (without giving effect to any "materiality" limitations or references to "material adverse effect" set forth therein) are untrue or incorrect in the aggregate is likely to have a Company Material Adverse Effect, and the Parent shall have received a certificate to such effect signed by the President of the Company.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Parent shall have received a certificate to such effect signed by the President of the Company.

(c) Dissenters' Shares. No greater than three percent (3%) of the Shares of outstanding and entitled to vote at the Shareholders Meeting shall be Dissenters' Shares, and the Parent shall have received a certificate to such effect signed by the President of the Company.

(d) Decrees, Judgments, etc. There shall not have been any action taken, or any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger by any domestic or foreign court or other Governmental Entity that, in the reasonable judgment of the Parent, would be expected to, directly or indirectly (i) prohibit or impose any material limitations on, the Parent's ownership or operation of all or a material portion of the Company's businesses or assets, or compel the Parent to dispose of or hold separate any material portion of the business or assets of the Company or the Parent and its respective Subsidiaries, in each case taken as a whole, (ii) prohibit, or make illegal the consummation of the Merger or the other transactions contemplated by this Agreement, or (iii) impose material limitations on the ability of the Parent effectively to exercise full rights of ownership of the Shares, including the right to vote the Shares purchased by it on all matters properly presented to the Company's shareholders.

(e) Legal Opinion. The Parent shall have received the legal opinion of Winstead Sechrest & Minick, P.C., counsel to the Company, in form and substance reasonably satisfactory to the Purchaser and its counsel.

7.3. Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Parent and the Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, it being understood that such representations and warranties shall be deemed to be true and correct unless the respects in which the representations and warranties (without giving effect to any "materiality" limitations or references to "material adverse effect" set forth therein) are untrue or incorrect in the aggregate is likely to have a the Parent Material Adverse Effect, and the Company shall have received a certificate to such effect signed by the President of the Parent.

(b) Performance of Obligations of the Parent and the Purchaser. Each of the Parent and the Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate to such effect signed by the President of the Parent.

(c) Legal Opinion. The Company shall have received the legal opinion of Epstein Becker & Green, P.C., counsel to the Parent, in form and substance reasonably satisfactory to the Company and its counsel.

                                  ARTICLE VIII

                                   TERMINATION

8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after its approval by the shareholders of the Company, by mutual written consent of the Company, the Parent and the Purchaser, by action of their respective Boards of Directors.

8.2. Termination by Either the Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by either the Parent or the Company, by action of their respective Boards of Directors if (a) any Order permanently restraining, enjoining or otherwise prohibiting the Merger shall be entered (whether before or after the approval by the shareholders of the Company) and such Order is or shall have become nonappealable, provided that the party seeking to terminate this Agreement shall have used its reasonable efforts to remove or lift such Order, or (b) the Proxy/Registration Statement shall not have been declared effective by the SEC on or before July 31, 2002, provided that the party seeking to terminate this Agreement shall have used its reasonable efforts to cause the Proxy/Registration Statement to be declared effective by the SEC.

8.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after its approval by the shareholders of the Company, by the Company if:

(a) prior to the Shareholders Meeting, (i) the Company enters into a binding written agreement with respect to a Superior Proposal after fully complying with the procedures set forth in Section 6.2 and (ii) the Company concurrently with such termination pays to the Parent in immediately available funds all expense reimbursements due the Parent pursuant to Section 8.5(a) and the Termination Fee pursuant to Section 8.5(b)(ii); provided, further, that notwithstanding anything in this Agreement to the contrary, the termination of this Agreement by the Company pursuant to this subsection (a) shall not be deemed to violate or breach other obligations of the Company under this Agreement; or

(b) there has been a material breach by the Parent or the Purchaser of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured prior to twenty (20) Business Days after written notice of such breach is given by the Company to the Parent.

8.4. Termination by the Parent and the Purchaser. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after its approval by the shareholders of the Company, by the Parent and the Purchaser if:

(a) the Company's Board shall have withdrawn or modified its approval or recommendation of this Agreement in a manner materially adverse to the Parent; or

(b) there has been a material breach by the Company of any representation, warranty, covenant or agreement (not caused by the Manager's action or failure to act pursuant to the Management Agreement) contained in this Agreement that is not curable or, if curable, is not cured prior to twenty (20) Business Days after written notice of such breach is given by the Parent to the Company.

8.5.  Effect of Termination and Abandonment.

(a)   If this Agreement is terminated and the Merger abandoned pursuant to this
Article VIII, this Agreement (other than as set forth in Section 10.1) shall become void and of no further effect with no liability of any party hereto (or any of its directors, officers, employees, agents, stockholders, legal, accounting and financial advisors or other representatives); provided, however, that, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement; and provided, further, that the Company shall reimburse the Parent in the amount of $150,000 as reimbursement for all of its costs and expenses in connection with this Agreement and the Merger unless: (i) the Agreement has been terminated by the parties pursuant to Section 8.1 or by either party pursuant to
Section 8.2; or (ii) the Company has terminated this Agreement pursuant to Sections 8.3(b); and, further, the Company has not breached in any material respect its obligations under this Agreement in any manner which proximately contributed to the failure to close the Merger.

(b)   (i)    In lieu of any liability or obligation to pay damages (other than the obligation to reimburse the Parent for expenses pursuant to Section 8.5(a)), if (A) the Parent and the Purchaser shall have terminated this Agreement pursuant to Section 8.4(a) or (b), and (B) either (i) there shall be a proposal by a Third Party for a Third Party Acquisition existing at the time of termination of the Agreement by the Parent and the Purchaser, or (ii) an agreement with respect to a Third Party Acquisition is entered into by the Company within one (1) year of such termination, the Company shall pay to the Parent within two (2) Business Days after entering into an agreement with respect to such Third Party Acquisition a fee of $500,000.

      (ii) In lieu of any liability or obligation to pay damages (other than the obligation to reimburse the Parent for expenses pursuant to Section 8.5(a)),
(A) if there shall not have been a material breach of any representation, warranty, covenant or agreement on the part of the Parent or the Purchaser and
(B) the Company shall have terminated this Agreement pursuant to Section 8.3(a), the Company shall pay to the Parent concurrently with such termination a fee of $500,000. (Such amounts payable pursuant to Section 8.5(b)(i) or this Section 8.5(b)(ii) are referred to in the aggregate in this Agreement as the "Termination Fee".)

(c) The Company acknowledges that the agreements contained in Section 8.5 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parent and the Purchaser would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amounts required pursuant to Section 8.5 and, in order to obtain such payment the Parent or the Purchaser commences a suit which results in a final nonappealable judgment against the Company for such amounts, the Company shall pay to the Parent or the Purchaser its costs and expenses (including attorneys' fees) in connection with such suit and interest on the amount at the rate announced by Citibank, N.A. as its "reference rate" in effect on the date such payment was required to be made.

8.6. Procedure for Termination. A termination of this Agreement pursuant to this Article VIII shall, in order to be effective, require in the case of the Parent, the Purchaser or the Company, action by its respective Board of Directors.

                                   ARTICLE IX

                             PAYMENT BY THE COMPANY


9.1 The Margolis Note. Immediately prior to the Effective Time the Company shall pay in full the outstanding principal and accrued interest due in accordance with a promissory note of the Company dated January 31, 2001 payable to Harry Margolis (the "Margolis Note").


                                    ARTICLE X

                                  MISCELLANEOUS

10.1. Survival. This Article X and the agreements of the Company, the Parent and the Purchaser contained in Sections 6.9 (Expenses), 6.12 (Indemnification of Officers and Directors), 6.13 (Tax Matters), 6.14 (Tail Policy) and 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, agreements and covenants in this Agreement and in any certificate or schedule delivered pursuant hereto shall not survive the consummation of the Merger or the termination of this Agreement.

10.2. Certain Definitions. For the purposes of this Agreement each of the following terms shall have the meanings set forth below:

(a) "Affiliate" means a Person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned Person.

(b) "Business Day" means any day other than a day on which banks in the Commonwealth of Massachusetts are authorized to close or the New York Stock Exchange is closed.

(c) "Capital Stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof.

(d)    "Code" means the Internal Revenue Code of 1986, as amended.

(e) "Company Material Adverse Effect" means a material adverse effect on the financial condition, properties, business, or results of operations of the Company and its Subsidiaries, taken as a whole.

(f) "Knowledge" means, with respect to the Company, the Parent or the Purchaser, the actual knowledge of the executive officers of such party or information which should reasonably have been known to the executive officers of such party after due inquiry of its employees and others likely to have knowledge of the matter in question.

(g) "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance, hypothecation, title defect or adverse claim of any kind in respect of such asset.

(h)    "NASDAQ" means the Nasdaq Stock Market, Inc.

(i)    "Parent Material Adverse Effect" means a material adverse effect on
(i) the ability of the Parent or the Purchaser to consummate the Merger or any of the other material transactions contemplated by this Agreement or (ii) the financial condition, properties, business or results of operation of the Parent and its Subsidiaries taken as a whole.

(j) "Permitted Liens" means (i) Liens for Taxes or other governmental assessments, charges or claims the payment of which is not yet due or is being contested in good faith; (ii) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other liens imposed by applicable Law incurred in the ordinary course of business for sums not yet delinquent or immaterial in amount and being contested in good faith; (iii) liens specifically identified as such in the Balance Sheet or the notes thereto; (iv) liens constituting or securing executory obligations under any lease that constitutes an "operating lease" under GAAP; and (v) any other Lien arising in the ordinary course of business, the imposition of which would not constitute a the Company Material Adverse Effect; provided, however, that, with respect to each of the foregoing clauses (i) through (iv), to the extent that any such lien arose prior to the Audit Date and relates to, or secures the payment of, a liability that is required to be accrued on the Balance Sheet under GAAP, such lien shall not be a Permitted Lien unless accruals for such liability have been established therefor on the Balance Sheet in conformity with GAAP. Notwithstanding the foregoing, no lien arising under the Code or ERISA with respect to the operation, termination, restoration or funding of any Compensation and Benefit Plan sponsored by, maintained by or contributed to by the Company or any of its ERISA Affiliates or arising in connection with any excise tax or penalty tax with respect to such Compensation and Benefit Plan shall be a Permitted lien.

(k) "Person" means an individual, corporation (including not-for-profit), partnership, limited liability company, association, trust, unincorporated organization, joint venture, estate, Governmental Entity or other legal entity.

(l) "Subsidiary" or "Subsidiaries" of the Company, the Parent, the Surviving Corporation or any other Person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, the Parent, the Surviving Corporation or any such other Person, as the case may be, either alone or through or together with any other Subsidiary, owns, directly or indirectly, 50% or more of the Capital Stock, the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

10.3. No Personal Liability. This Agreement shall not create or be deemed to create any personal liability or obligation on the part of any direct or indirect stockholder of the Company, the Purchaser or the Parent, or any of their respective officers, directors, employees, agents or representatives.

10.4. Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

10.5. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon strict compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its rights to exercise any such or other right, power or remedy or to demand such compliance.

10.6. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

10.7.  Governing Law and Venue; Waiver of Jury Trial.

(a) This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Delaware without regard to the conflict of law principles thereof. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in
Section 10.8 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

(b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE INITIAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.7.

10.8. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be deemed given if in writing and delivered personally or sent by registered or certified mail (return receipt requested) or overnight courier (providing proof of delivery), postage prepaid, or by facsimile (which is confirmed):

If to the Parent or the Purchaser:
                                       ASA International Ltd.
                                       10 Speen Street
                                       Framingham, MA 01701
                                       Attention: Alfred C. Angelone,
                                       Chief Executive Officer
                                       Tel: 508-626-2727
                                       Fax: 508-626-0644


with a copy to:                        Paul D. Broude, Esq.
                                       Epstein Becker & Green, P.C.
                                       75 State Street, 27th Floor
                                       Boston, Massachusetts 02109
                                       Tel:  617-342-4000
                                       Fax:  617-342-4001

If to the Company:                     CompuTrac, Inc.
                                       222 Municipal Drive
                                       Richardson, TX 75080
                                       Attention: Harry W. Margolis, President
                                       Tel:  972-234-4241
                                       Fax:  972-669-0570
with a copy to:                        Dawn M. Douthit, Esq.
                                       Winstead Sechrest & Minick, P.C.
                                       5400 Renaissance Tower
                                       1201 Elm Street
                                       Dallas, Texas 75290
                                       Tel: 214-745-5150
                                       Fax: 214-745-5390

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

10.9. Entire Agreement. This Agreement (including any schedules, exhibits or annexes hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

10.10. No Third Party Beneficiaries. Except as set forth in Section 6.12, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

10.11. Obligations of the Company and Surviving Corporation. Whenever this Agreement requires a Subsidiary of the Company or the Parent to take any action, such requirement shall be deemed to include an undertaking on the part of the Company or the Parent, as the case may be, to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

10.12. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

10.13. Interpretation. The table of contents and Article, Section and subsection headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Schedule, Annex or Exhibit, such reference shall be to a Section of, or Schedule, Annex or Exhibit to, this Agreement, unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

10.14. Assignment. This Agreement shall not be assignable by operation of law or otherwise and any attempted assignment of this Agreement in violation of this sentence shall be void; provided, however, that the Parent may designate, by written notice to the Company, another wholly-owned, direct subsidiary to be a Constituent Corporation in lieu of the Purchaser, in the event of which, all references herein to the Purchaser shall be deemed references to such other Subsidiary except that all representations and warranties made herein with respect to the Purchaser as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation.

10.15. Tax Returns. The parties shall not take any position on any tax return that is inconsistent with the treatment of the Merger for tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

                          [Next Page is Signature Page]

       IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the parties hereto as of the date hereof.


                                          COMPUTRAC, INC.


                                          By:      ___________________________


                                          Name:    ___________________________

                                          Title:   ___________________________




                                          ASA INTERNATIONAL LTD.


                                          By:      ___________________________


                                          Name:    ___________________________

                                          Title:   ___________________________




                                          RAINMAKER SOFTWARE, INC.


                                          By:      ___________________________


                                          Name:    ___________________________

                                          Title:   ___________________________

                                                                       EXHIBIT A
                                                                       ---------

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT ("Agreement",) is made and entered into as of ________, 2002 between Rainmaker Software, Inc., a corporation organized under the laws of the State of Delaware ("ASA"), ASA International Ltd., a corporation organized under the laws of the State of Delaware and the parent of ASA (the "Parent"), and Harry W. Margolis, an individual residing at 27 Stonebrier Way, Frisco, Texas 75034 ("HWM").

         The parties hereby agree as follows:

         1.       Employment:
                  ----------

         ASA hereby employs HWM, with such duties, authority and powers as are determined from time-to-time by ASA. During the Term (as defined below) of this Agreement, HWM shall not undertake any business activities which are (a) competitive with those of ASA or (b) which would materially interfere with HWM's obligation to devote substantially all of his time and efforts to the business of ASA.

         2.       Term of Agreement:
                  ------------------

This agreement commences on the date hereof and terminates on December 31, 2002 (the "Term"). ASA shall have the right, on written notice to HWM, to terminate HWM's employment prior to the end of the Term (a) immediately at any time for Cause; or (b) at any time without Cause, provided ASA shall be obligated to continue to pay to HWM his Salary (as defined below) and benefits for the remainder of the Term. For purposes of this Agreement, "Cause" shall mean (i) the falseness of any warranty or representation by HWM herein; (ii) fraud or embezzlement involving assets of ASA, its customers, suppliers, or affiliates, or other misappropriation of the ASA's assets or funds; (iii) HWM's conviction of a criminal felony offense; (iv) the willful breach or habitual neglect of HWM's obligations under this Agreement or his duties as an employee of ASA, which breach or neglect is not cured within fifteen (15) days of notice of the breach or neglect; or (v) habitual use of drugs.

         3.       Compensation:
                  -------------

         HWM's compensation shall be the sum of $10,000 per month ("Salary"), payable in accordance with ASA's normal payroll practices. No severance pay or similar payments shall be due to HWM upon the termination of this Agreement.

         4.       Miscellaneous
                  -------------

         i.    During the Term of this Agreement ASA shall: (a) reimburse
HWM for the lease charges, gasoline and insurance costs associated with operating HWM's currently leased automobile; (b) pay all health insurance premiums for HWM and his spouse for coverage under ASA's group health insurance policy and reimburse HWM for all medical expenses incurred during the Term of this Agreement which are not covered by such health insurance policy and which are documented in writing to the reasonable satisfaction of ASA; and (c) reimburse HWM for the expenses for telephone, internet access and similar expenses reasonably necessary to permit HWM to work out of his home. During the Term of this Agreement, HWM shall be eligible to participate in all other benefit programs that are offered to employees of ASA generally.

          ii. Upon the execution of this Agreement, ASA shall deposit the sum of $74,000 into a separate interest-bearing bank account (the "Insurance Fund", which shall include any interest earned on the funds held therein). Beginning on January 1, 2003, ASA shall, at the election of HWM, either (a) reimburse HWM or (b) pay to health insurance companies or medical providers as directed by HWM, solely from the Insurance Fund, any amounts paid or payable by or on behalf of HWM for health insurance and/or medical costs that are not covered by health insurance. ASA shall provide such reimbursement or direct payment to third parties upon receipt from HWM of documentation showing the amount and nature of such costs, but ASA shall have no obligation or responsibility to determine the accuracy of such documentation. ASA's obligations hereunder shall be limited solely to reimbursing HWM or paying to third parties on behalf of HWM as he directs, documented costs from the Insurance Fund, and upon the distribution to HWM or payment to third parties of all funds in the Insurance Fund, ASA shall have no further obligations or responsibility to HWM hereunder. HWM shall have the sole right and obligation to obtain health insurance for himself and his family beginning January 1, 2003, subject to any rights HWM may have under COBRA to continue to participate in ASA's group health insurance program. Notwithstanding anything to the contrary in this Section 4(ii), HWM may at any time notify ASA to deliver to HWM all funds then remaining in the Insurance Fund, and upon such delivery ASA shall have no further obligations hereunder.

         iii. HWM has and will acquire confidential information by virtue of his employment with ASA. HWM agrees to keep such information confidential. In the event of any breach, threatened or actual, by HWM, it is expressly agreed that, as the only remedy available to ASA, ASA shall be entitled as a matter of right to an injunction to prevent such breach without the necessity of posting a bond. If HWM challenges the right of ASA to obtain an injunction and a Court of competent jurisdiction determines that as a matter of law the remedy of injunction is not available, or if HWM violates the terms of any such injunction, then ASA may then seek damages.

         iv. All inventions, tradenames, trademarks, copyrights, improvements, processes, devices and computer software made, discovered or developed by HWM during the term of his employment with ASA which may be directly or indirectly useful in or which relate to any phase of the business in which ASA is engaged, is actively planning to be engaged or in which ASA or its predecessors have been engaged, shall be the sole and exclusive property of ASA. Upon the request and at the expense of ASA, HWM shall make application in due form to any domestic or foreign registry requested by ASA for patents, trademarks, copyrights or similar protection and will assign to ASA all his rights, title and interest to said inventions, improvements, processes, devices, computer software, patents, trademarks, tradenames and copyrights, and shall execute any instruments necessary or which ASA may deem desirable and will cooperate with ASA in all respects in connection with any continuations, renewals or reissues of patents, trademarks, tradenames, copyrights or similar protection or in the conduct of any proceedings or litigation in regard thereto. Upon termination of employment with ASA, HWM agrees to deliver to ASA all records, documents, data and computer media records of ASA in his possession or custody. Notwithstanding the foregoing, upon termination of employment, HWM shall have a perpetual non-exclusive free license to use, improve, sell or license any of computer software, invention, process, device or improvement developed by or under the direction of HWM during his employment with ASA, so long as HWM's activities in this area are not competitive with the activities or planned activities of ASA at the time of the termination of this employment.

         5. Split Dollar Agreement. ASA acknowledges and agrees that ASA has, by operation of law as a result of the merger of CompuTrac, Inc. with and into ASA, succeeded to the interests of CompuTrac, Inc. under (i) that certain Agreement and Conditional Collateral Assignment by and between HWM and CompuTrac, Inc. dated as of February 1, 2001, a copy of which is attached hereto as Exhibit A (the "Split Dollar Agreement") and (ii) that certain Split Dollar Default Cure Agreement between HWM and CompuTrac, Inc. dated as of December 31, 2001, a copy of which is attached hereto as Exhibit B (the "Cure Agreement" and with the Split Dollar Agreement, the "Life Insurance Agreements"). ASA does hereby accept the terms, conditions, benefits and obligations of the Life Insurance Agreements. Each reference in the Life Insurance Agreements to CompuTrac, Inc. shall be deemed to be a reference to ASA from and after the date hereof.

         6. Assignment. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of ASA by reorganization, merger, or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of ASA, neither this Agreement nor any rights or benefits hereunder may be assigned by ASA or by HWM, except by operation of law.

         7. Notices. Any notice which ASA is required to or may desire to give HWM shall be given by personal delivery or registered or certified mail, return receipt requested, addressed to HWM at HWM's address of record with ASA, or at such other place as HWM may from time to time designate in writing. Any notice which HWM are required or may desire to give to ASA hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to ASA at its principal office, or at such other office as ASA may from time to time designate in writing. The date of personal delivery or the date of mailing any notice under this Section 7 shall be deemed to be the date of delivery thereof.

         8. Waivers. If either party should waive any breach of any provision of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         9. Complete Agreement; Amendments. The is the entire agreement of the parties with respect to the subject matter hereof, superseding any previous oral or written communications, representations, understandings, or agreements between HWM and either ASA or CompuTrac, Inc. or any officer or representative thereof. Any amendment to this Agreement or waiver by ASA of any right hereunder shall be effective only if evidenced by a written instrument executed by the parties hereto, upon authorization of ASA's Board of Directors.

         10. Headings. The headings of the Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement.

         11. Counterparts. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

         12. Governing Law. This Agreement shall be governed by and construed under Massachusetts law.


         13. Guarantee. The Parent hereby guarantees the obligations of ASA hereunder.

                          [Next Page is Signature Page]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       Rainmaker Software, Inc.


                                       By:      ____________________________


                                       Name:    ____________________________

                                       Title:   ____________________________



                                       ASA International Ltd.


                                       By:      ____________________________


                                       Name:    ____________________________

                                       Title:   ____________________________





                                       ____________________________
                                       Harry W. Margolis

                                                                       EXHIBIT B
                                                                       ---------

                            NON-COMPETITION AGREEMENT

         This NON-COMPETITION AGREEMENT (the "Agreement") is made and entered into as of ______, 2002 by and between Rainmaker Software, Inc., a Delaware corporation (the "Purchaser") and Harry W. Margolis, an individual residing at 27 Stonebrier Way, Frisco, Texas 75034 ("Margolis"). This Agreement is being entered into pursuant to Section 6.11 of that certain Agreement and Plan of Merger dated as of January 3, 2002 (the "Merger Agreement") by and among the Purchaser, ASA International Ltd. and CompuTrac, Inc. (the "Company"). For purposes of this Agreement, the business conducted by each of the Purchaser, the Company and ASA International Ltd., consisting primarily of selling software and related equipment and services to law firms and other providers of legal services, is sometimes hereinafter referred to as the "Business". Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

         Margolis agrees that for a period of three (3) years from the date hereof, Margolis shall not directly or indirectly, whether for himself or any company or entity by which he may be employed or with which he is otherwise affiliated:

         (a) Call upon, divert, influence or solicit, or attempt to call upon, divert, influence or solicit any employee or customer of the Business;

         (b) Divulge any names and addresses of or any information concerning any employee or customer of the Business, except as personal references for Margolis under such circumstances as would not reasonably be expected to have a material adverse effect on the Business;

         (c) Disclose any information or knowledge relating to the Business that is not in the public domain, including but not limited to methods of conducting the Business, to any person, persons, firms, corporations, or other entities unaffiliated with the Company or the Purchaser for any reason or for any purpose whatsoever;

         (d) Carry on, or own, manage, operate, control, be employed by, at any level, participate in or be connected in any manner with any person, firm or corporation that carries on, business in direct competition with the Business. For the purpose of this agreement, the term "in direct competition" shall mean any person, firm or corporation selling software to law firms, lawyers, in-house legal departments and other providers of legal services; or

         (e) Hire, solicit for employment, or engage as a consultant, directly or indirectly, any individual who is, or has been within the preceding twelve months, an employee of or consultant to either the Purchaser or the Company.

The restrictive covenants contained herein are intended to apply throughout the world.

         Margolis acknowledges that the restrictions contained herein, in view of the nature of the business in which the Purchaser is engaged, are reasonable and necessary in order to protect the legitimate interests of the Purchaser, and that any violation thereof could result in irreparable injuries to the Purchaser. Margolis acknowledges that, in the event of a breach or threatened breach of the restrictions herein, the Purchaser shall be entitled to obtain from any court of competent jurisdiction, preliminary and permanent injunctive relief restraining Margolis from any violation of the foregoing.

         Nothing herein shall be construed as prohibiting the Purchaser from pursuing any other remedies available for such breach or threatened breach, including recovery of damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, from Margolis.

         Margolis acknowledges its intention that the Purchaser shall have the broadest possible protection of the value of the business of Purchaser in the trade area set forth above consistent with public policy, and it will not violate the intent of the parties if any court of competent jurisdiction should determine, in an appropriate decree, that, consistent with established precedent of the forum state, the public policy of such state requires a more limited restriction in geographical area or duration of the aforesaid covenant.

         As full consideration for Margolis entering into and agreeing to be bound by the provisions of this Agreement, upon the execution hereof the Purchaser shall pay to Margolis the sum of $275,000.

         This Agreement shall be enforceable against and inure to the benefit of the successors and assigns of the Purchaser and shall be enforceable against and inure to the benefit of the successors and assigns of the Margolis. Margolis acknowledges that his execution of this Agreement is a condition precedent to the Closing of the Merger, and that the Purchaser is relying upon this Agreement in entering into and completing the transactions contemplated by the Merger Agreement.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflicts of law rules.

         This Agreement may be executed in one or more counterparts, each of which shall be an original, but which together shall constitute one and the same instrument.

                          [Next Page is Signature Page]

         IN WITNESS WHEREOF, the Purchaser and Margolis have each caused this instrument to be signed in its name by its duly authorized officer to be effective as of the date first above written.

                                       RAINMAKER SOFTWARE, INC.


                                       By:     ____________________________


                                       Name:   ____________________________

                                       Title:  ____________________________


                                       ____________________________
                                       HARRY W. MARGOLIS

                                                                       EXHIBIT C

                           STOCK REPURCHASE AGREEMENT

         AGREEMENT (the "Agreement") dated as of __________ __, 2002 by and between ASA International Ltd., a Delaware corporation (the "Company") and Harry
W. Margolis, an individual residing at 27 Stonebrier Way, Frisco, Texas 75034 (the "Stockholder"). This Agreement is being entered into in connection with that certain Agreement and Plan of Merger by and among the Company, Rainmaker Software, Inc., and CompuTrac, Inc. dated as of January 3, 2002 (the "Merger Agreement"). Capitalized terms used without definition herein shall have the meanings ascribed to them in the Merger Agreement.

                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS, the Stockholder and his children are to be issued, pursuant to the terms of the Merger Agreement, _______ (___________) shares of the Company's Common Stock, par value $.01 per share, which shares are herein referred to as the "Shares";

         WHEREAS, the parties hereto desire to enter into this Agreement to further the interests of the Company and its present and future stockholders;

         WHEREAS, the Company and the Stockholder are required to enter into this Agreement as a condition to the Closing of the Merger;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties do agree as follows:

1. Definitions. For purposes of this Agreement, the following definitions shall apply:


     (a) "Aggregate Proceeds" shall mean the gross proceeds received by the Stockholder from (i) the sale of Guaranteed Shares in a Market Sale and (ii) the sale of Shares in a Company Purchase, in each case before any deduction for commissions or other selling expenses.

     (b) "Company Purchase" shall mean the sale of any Shares by the Stockholder to the Company pursuant to Sections 2 or 3 hereof.

     (c)  "Formula Price" shall mean an amount equal to the following:


          [(Aggregate Number of Guaranteed Shares previously sold by the Stockholder in Company Purchases and Market Sales) + (Number of Shares to be Purchased) x $1.35] - Aggregate Proceeds received by the Stockholder to date from the sale of Guaranteed Shares in Company Purchases and Market Sales.

     (d) "Guaranteed Shares" shall mean all of the Shares other than Non-Guaranteed Shares as defined in Sections 4 and 6(d) hereof.

     (e) "Market Sale" shall mean the sale of any Shares by the Stockholder in a Brokers' Transaction, as such term is defined in Rule 144(g) pursuant to the Securities Act of 1933, as amended.

     (f) "Monthly Allotment" shall mean _____ Shares per calendar month commencing with the first calendar month following the Effective Time, subject to increase as contemplated by Section 3 hereof.

2. Stockholder Sale. During each calendar month commencing on the first month following the Effective Time, the Stockholder may give written notice (a "Stockholder Notice") to the Company that he proposes to sell some or all of the Monthly Allotment of Shares for such calendar month. Within five (5) business days of the Company's receipt of such notice (the "Stockholder Notice Period"), the Company shall either (a) purchase some or all of the Shares specified in the Stockholder Notice from the Stockholder or (b) provide written notice to the Stockholder (a "Market Sale Notice") that the Stockholder must first offer to sell such portion of the Shares which are the subject of the Stockholder Notice as is specified in the Market Sale Notice in a Market Sale, for a period of five
(5) business days (the "Market Sale Period"), at or above a limit price to be specified by the Company in the Market Sale Notice. Any Shares which are the subject of a Market Sale Notice and which remain unsold at the end of the Market Sale Period shall be purchased by the Company at the expiration of the Market Sale Period.

3. Company Purchase. During each calendar month commencing on the first month after the Effective Time, the Company may give written notice (a "Company Purchase Notice") to the Stockholder that the Company proposes to purchase some or all of the Monthly Allotment of Shares for such calendar month. Within five
(5) business days of the Stockholder's receipt of such notice (the "Company Purchase Notice Period"), the Stockholder shall either (a) sell all or part of the Shares specified in the Company Purchase Notice to the Company or (b) provide written notice to the Company (a "No Sale Notice") that the Stockholder declines the Company's offer to purchase such portion of the Shares which are the subject of the Company Purchase Notice as is specified in the No Sale Notice, whereupon the Shares which are the subject of the No Sale Notice shall be deemed to be "Non-Guaranteed Shares."

4. Cumulation. Any portion of any Monthly Allotment of Shares which are not the subject of either a Stockholder Sale Notice or a Company Purchase Notice shall be added to and increase the number of Shares included in any subsequent Monthly Allotments until such Shares are included in either a Stockholder Sale Notice or a Company Purchase Notice.

5. Purchase Price. With respect to any Shares that are purchased by the Company from the Stockholder pursuant to Section 2 hereof, the purchase price for such Shares shall be the lesser of (a) ($1.35) x (the number of Shares to be purchased) or (b) the Formula Price, but in no event less than zero. With respect to any Shares that are purchased by the Company from the Stockholder pursuant to Section 3 hereof, the purchase price for such Shares shall be the greater of (a) ($1.35) x (the number of Shares to be purchased) or (b) the Formula Price.

6.       Provisions Related to Market Sales.

     (a) Notwithstanding anything to the contrary set forth in Section 2(b), the Company may not require the Stockholder to offer any Shares in a Market Sale to the extent that, at the time of such proposed Market Sale, the Stockholder is not legally entitled to sell or offer such Shares for sale in a Market Sale.

     (b) In the event that the Stockholder gifts any Shares or sells any Shares in a Market Sale other than a Market Sale required by the Company pursuant to a Market Sale Notice, such Shares shall be deemed to have come first from any then unsold Non-Guaranteed Shares.

     (c) In connection with any Market Sale or gift, the Stockholder shall provide the Company with notice of such Market Sale or gift, as applicable, within five (5) business days. In the case of a gift, the notice shall provide the date, number of Shares and name of donee(s). In the case of a Market Sale, the notice shall provide sufficient information to permit the Company to determine the amount of any future payments which may be due from the Company to the Stockholder pursuant to Section 5 hereof.

     (d) Nothing in this Agreement shall prohibit the Stockholder from (i) gifting any Shares (A) free of any provisions of this Agreement to any organization qualifying under Section 501(c)(iii) of the Internal Revenue Code of 1986, as amended, or (B) to any other donee(s) who agree in writing that their Shares shall be bound by this Agreement, or (ii) selling Shares in excess of the Monthly Allotment in a Market Sale to the extent that the Stockholder is legally entitled to sell or offer such Shares for sale; provided, however, that prior to any such gift or sale pursuant to this Section 6(d), the Stockholder shall give written notice (in accordance with Section 14 hereof) to the Company of the number of Shares and, with respect to a proposed sale, the lowest price per Share (the "Limit Price") at which the Stockholder proposes to sell such Shares (an "Additional Sale Notice"). The Stockholder may amend or cancel the Additional Sale Notice any time prior to a Company Acceptance Notice (defined below). The Stockholder may gift or commence selling Shares in a Market Sale, at or above the Limit Price, at any time after delivery of the Additional Sale Notice (in accordance with Section 14 hereof). The Company shall have the right, exercisable by giving notice in accordance with Section 14 hereof (the "Company Acceptance Notice"), at any time within five (5) days of the Company's receipt of such Additional Sale Notice, to purchase from the Stockholder some or all of the Shares which are the subject of the Additional Sale Notice and which remain unsold at the time of the Company Acceptance Notice, at the Limit Price. Any Shares purchased by the Company pursuant to this Section 6(d) shall be deemed to be Guaranteed Shares for purposes of this Agreement. Any Shares gifted pursuant to Section 6(d)(i)(A) of this Agreement, and/or any Shares which are the subject of an Additional Sale Notice and which are not purchased by the Company pursuant to this Section 6(d) and are sold in accordance with the Additional Sale Notice, shall be deemed to be Non-Guaranteed Shares for purposes of this Agreement.

7. Closing. The closing of any purchase of Shares by the Company from the Stockholder shall occur within three (3) business days after the expiration of the applicable Stockholder Notice Period, Company Purchase Notice Period, Company Acceptance Notice Period or Market Sale Period, as the case may be. The Company shall designate a brokerage account to be used for the transfer of Shares from the Stockholder to the Company. If such brokerage account is maintained at the same broker where the Stockholder maintains a brokerage account holding the Shares to be transferred, any transfer costs shall be borne by the Stockholder. Otherwise, any costs of transfer shall be borne by the Company.

8. Term. This Agreement shall terminate upon the earlier of (a) the sale of all of the Guaranteed Shares or (b) the last day of the forty-eighth calendar month following the Effective Time. Upon such termination, neither the Company nor the Stockholder shall have any further obligations to the other party hereunder.

9. Security. The Company's obligations pursuant to this Agreement shall be secured by a first lien on the real estate located at 222 Municipal Drive, Richardson, Texas.

10. Adjustments. If, from time to time during the term of this Agreement there is any stock dividend or stock split or similar change in the number of outstanding securities of the Company, then, in such event, any and all new, substituted or additional securities to which Stockholder is entitled by reason of his ownership of Shares shall be immediately included in the word "Shares" for all purposes of this Agreement. The price per Share for all purposes of this Agreement shall be appropriately adjusted after each such event.

11. Legend. Any certificates representing the Shares shall be issued free of any restrictive legend.


12. Not an Employment Contract. Nothing in this Agreement is meant to constitute a contract of employment for a stated term or give rise to any other contractual rights, obligations or guarantees related to Stockholder's employment with the Company.

13. Further Actions. The parties agree to execute such further instruments and to take such further actions as may reasonably be necessary to carry out the intent of this Agreement.

14. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon (a) personal delivery, (b) transmission by electronic mail, provided that receipt is confirmed by the recipient by telephonic communication, or (c) upon the first day following deposit for next day delivery with a nationally recognized overnight delivery service, in each case as addressed to the other party hereto at its or his address hereinafter shown, or at such other address as such party may designate by ten days' advance written notice to the other party hereto.

If to Company:                              ASA International Ltd.
                                            10 Speen Street
                                            Framingham, MA 01701
                                            Attn: Alfred C. Angelone,
                                            Chief Executive Officer
                                            Tel: 508-626-2727
                                            Fax: 508-626-0644
                                            E-mail: aangelone@asaint.com

with a copy to:                             Paul D. Broude, Esquire
                                            Epstein Becker & Green, P.C.
                                            75 State Street
                                            Boston, MA 02109-1813
                                            Tel: 617-342-4000
                                            Fax: 617-342-4001
                                            Email: pbroude@ebglaw.com

If to Stockholder:                          Harry W. Margolis
                                            27 Stonebrier Way
                                            Frisco, Texas 75034
                                            Email: sonny@computrac.com

with a copy to:                             Dawn M. Douthit, Esq.
                                            Winstead Sechrest & Minick, P.C.
                                            5400 Renaissance Tower
                                            1201 Elm Street
                                            Dallas, Texas 75290
                                            Tel: 214-745-5150
                                            Fax: 214-745-5390
                                            Email: ddouthit@winstead.com

15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts (without regard to the conflict of law principles thereof).

16. Waivers; Amendments. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or of the same right with respect to any subsequent occasion for its exercise, or of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided by this Agreement are in addition to all other remedies provided by law. This Agreement may not be amended except in a writing signed by the parties hereto.

17. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; provided however, that without the consent of the other party, the Company may assign its rights, but not its obligations, under this Agreement, and the Stockholder may not assign his rights or obligations under this Agreement; provided, however, that any donee of Shares pursuant to
Section 6(d)(i)(B) who agrees in writing to be bound by the provisions of this Agreement shall be entitled to the same rights as the Stockholder with respect to any Shares received by such donee.

18. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provisions and of the entire Agreement shall not be affected thereby.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20. Prior Understandings. This Agreement represents the complete agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings.

21. Headings. Headings in this Agreement are included for reference only and shall have no effect upon the construction or interpretation of any part of this Agreement.

22. Beneficial Owners. The Company shall be entitled to deal with the Stockholder as if the Stockholder were the sole beneficial owner of all Shares.

                          [Next Page is Signature Page]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:                                ASA INTERNATIONAL LTD.


_______________________________        By:     _______________________________


                                       Name:   _______________________________

                                       Title:  _______________________________




                                       STOCKHOLDER


_______________________________       By: ____________________________________
Witness                               Harry W. Margolis


                                      [Stockholder's Children]


_______________________________       By: ____________________________________
Witness                               [Name]



_______________________________       By: ____________________________________

                                                                         ANNEX B

                    OPINION OF CAPITAL WEST SECURITIES, INC.



CONFIDENTIAL
------------

January 3, 2002

Members of the Board of Directors CompuTrac, Inc.
attn:  Harry W. Margolis, Chairman of the Board
222 Municipal Drive
Richardson, TX 75080

Gentlemen:

You have informed us, Capital West Securities, Inc., ("Capital West"), of a proposed transaction between CompuTrac, Inc., (the "Company" or "CompuTrac") and ASA International Ltd. ("ASA") whereby ASA has offered to pay merger consideration of (i) an aggregate of 1,370,679 shares of ASA common stock and
(ii) approximately $.20 per share in cash in exchange for all of the outstanding common stock of the Company ("the "Transaction"). We have assumed for the purposes of this Opinion (defined below) that the proposed transaction will close in accordance with the terms and conditions of the drafts of the Transaction documents provided us.

You have requested that Capital West provide an opinion, as investment bankers, to the Board of Directors of the Company as to whether the terms of the Transaction are fair or unfair, from a financial point of view, to the shareholders of the Company (the "Opinion"). In conducting our investigation and analysis and in arriving at our Opinion, we have reviewed such information and taken into account such financial and economic factors as we deemed relevant under the circumstances. We have, among other things:

     a. Reviewed certain publicly available financial and other data relevant to CompuTrac and the Transaction including but not limited to CompuTrac recent filings with the Securities and Exchange Commission, inclusive of the consolidated financial statements for recent years and for the most recent fiscal quarters for which published results are available and certain other relevant financial and operating data relating to CompuTrac made available to us from published sources, and from the internal records of CompuTrac and;

     b. Reviewed the financial terms and conditions of the Transaction as outlined in the initial draft of the merger agreement in the form presented to us by CompuTrac senior management;

     c. Reviewed the financial projections of CompuTrac including certain assumptions and conditions prepared and furnished to us by CompuTrac senior management;

     d. Reviewed historical market prices and trading volume for CompuTrac Common Stock;

     e. Held discussions with members of senior management of CompuTrac with respect to historic and current financial conditions and operating results as well as the business and future prospects of CompuTrac as a stand alone entity;

     f. Conducted such other studies, analyses, inquiries and investigations deemed appropriate.

During our review, we relied upon and assumed, without independent verification, the accuracy, completeness and reasonableness of the financial and other information provided, and have further relied upon the assurances of CompuTrac senior management that they are unaware of any facts that would render the information provided to us to be incomplete or misleading for the purposes of this Opinion. We have further relied upon the accuracy of publicly available financial data. We have not assumed responsibility for any independent verification of this information nor have we assumed any obligation to verify this information. We have assumed that the financial projections provided to us by CompuTrac senior management for the purpose of rendering this Opinion were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of CompuTrac senior management, at the date of this Opinion, as to the future financial performance of the companies, on both a stand-alone and business combination basis. We assume no responsibility for and express no view as to such financial projections or the assumptions on which they were based. We did not perform an independent evaluation or appraisal of the assets of CompuTrac.

Our Opinion is necessarily based upon information made available to us, and on economic, market, financial, and other conditions as they exist on the date of this letter. We disclaim any obligation to advise the Board of Directors of CompuTrac or any person of any change in any fact or matter affecting our Opinion, which may come or be brought to our attention after the date of this Opinion.

Each of the analyses conducted by Capital West was carried out to provide a particular perspective on the offer, and to enhance the total mix of information. Capital West did not form a conclusion as to whether any individual analysis, when considered in isolation, supported or failed to support an Opinion as to the fairness, from a financial point of view, of the Transaction to CompuTrac shareholders. Capital West did not place any specific reliance or weight on any individual analysis, but instead concluded that its analyses taken as a whole supported its determination. Accordingly, Capital West believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete view of the process underlying the analyses performed by Capital West in connection with the preparation of the Opinion.

The Opinion is for the information of the Board of Directors of the Company in connection with its evaluation of the offer, and it does not constitute a recommendation to the Board of Directors to proceed with the offer or the merger. Additionally, the Opinion does not constitute a recommendation to any holder of CompuTrac common stock as to how that holder should vote with respect to the merger should they have the opportunity to do so. The Opinion relates solely to the question of fairness to CompuTrac stockholders, from a financial point of view, of the Transaction as outlined in the initial draft of the merger agreement. Further, Capital West expresses no Opinion as to the structure, terms or effect of any other aspect of the merger, including, without limitation, any effects resulting from the application of any bankruptcy proceeding, fraudulent conveyance, or other international, federal or state insolvency law, or of any pending or threatened litigation affecting CompuTrac. Capital West also expresses no Opinion as to the tax consequences of the offer or merger.

No summary of or excerpt from this Opinion, and no published reference to this Opinion may be made without our prior express written approval, which approval shall not be unreasonably withheld or delayed.

Capital West, a National Association of Securities Dealers member, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. Capital West will receive a fee from CompuTrac relating to its services in providing this Opinion that is not contingent on the consummation of the proposed Transaction. CompuTrac agrees to indemnify Capital West with respect to Capital West's services as follows:

         If Capital West or any person or entity associated with Capital West becomes involved in any way in any legal, tax, or administrative proceeding related to any of the services performed hereunder, CompuTrac and the Board of Directors of CompuTrac will indemnify, defend and hold Capital West and any such person and/or entity harmless from all damage and expenses (including attorney's fees and expenses and court costs) incurred in connection therewith, except to the extent that a court having jurisdiction shall have determined in a final judgment that such loss, claim, damage or liability resulted from the gross negligence, bad faith, willful misfeasance, or reckless disregard of the obligations or duties of Capital West. Should Capital West or any person or entity associated with Capital West be called to a deposition or to testify with regard to the Opinion, CompuTrac shall pay all of Capital West's expenses (including reasonable and documented attorney's fees and expenses and court costs).

Based on the foregoing, it is our Opinion that the offer to pay merger consideration of (i) an aggregate of 1,370,679 shares of ASA common stock and
(ii) approximately $.20 per share in cash in exchange for all of the outstanding common stock of the Company as outlined in the draft AGREEMENT AND PLAN OF MERGER BETWEEN CompuTrac, Inc. and ASA International Ltd., is fair from a financial point of view, to the shareholders of the Company, as of the date hereof.


Very truly yours,




Capital West Securities, Inc.

                                                                         ANNEX C

                       Section 5.11, 5.12 and 5.13 of the
               Texas Business Corporation Act - Dissenters Rights

Art. 5.11.     Rights of Dissenting Shareholders in the Event of Certain
Corporate Actions

     A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

          (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

          (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation if special authorization of the shareholders is required by this Act and the shareholders hold shares of a class or series that was entitled to vote thereon as a class or otherwise;

          (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

     B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if:

          (1) the shares held by the shareholder are part of a class or series, shares of which are on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange:

               (a)  listed on a national securities exchange;

               (b) listed on the Nasdaq Stock Market (or successor quotation system) or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

               (c)  held of record by not less than 2,000 holders.

          (2) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) to be provided to any other holder of shares of the same class or series of shares held by such shareholder; and

          (3) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for the shareholder's shares any consideration other than:

               (a) shares of a domestic or foreign corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series, shares of which are:

                    (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange;

                    (ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

                    (iii) held of record by not less than 2,000 holders.

               (b) cash in lieu of fractional shares otherwise entitled to be received; or

               (c) any combination of the securities and cash described in Subdivisions (a) and (b) of this subsection.

Art. 5.12.    Procedure for Dissent by Shareholders as to Said Corporate Actions

     A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

          (1) (a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

               (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten
                    (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of
                    Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

          (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

          (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

     B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty
          (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

     C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

     D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

     E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

     F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

     G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

Art. 5.13             Provisions Affecting Remedies of Dissenting Shareholders

     A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

     B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles 5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under Article
          5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                                                                         ANNEX D
                                                                         -------

                              MANAGEMENT AGREEMENT
                              --------------------

     THIS MANAGEMENT AGREEMENT (the "Agreement") is made as of the 3rd day of January, 2002 by and between Rainmaker Software, Inc., a Delaware corporation (the "Purchaser") and ASA International Ltd., a Delaware corporation and the parent of the Purchaser (the "Parent"), each with offices at 10 Speen Street, Framingham, Massachusetts 01701, and CompuTrac, Inc, a Texas corporation with its principal offices at 222 Municipal Drive, Richardson, Texas 75080 (the "Company").

                              Preliminary Statement
                              ---------------------

     WHEREAS, the Company owns, licenses and supports computer software used primarily by law firms, together with certain rights and other assets related to the foregoing, as more fully described in the Agreement and Plan of Merger referenced in the next paragraph (the "Business");

     WHEREAS, subject to the terms and conditions of the Agreement and Plan of Merger by and between the Parent, the Purchaser and the Company of even date herewith (the "Merger Agreement"), the Seller will be merged with and into the Purchaser, and thereafter the Purchaser will own the Business. Capitalized terms that are used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement;

     WHEREAS, the Merger is subject to approval by the shareholders of the Company, the Purchaser and the Parent (the "Shareholder Approval");

     WHEREAS, subject to the terms and conditions of this Agreement, the Purchaser desires to acquire, and the Company desires to grant, actual possession of, operating control of, and the right to manage and operate the Business, pending the Shareholder Approval and the Closing; and

     WHEREAS, the Board of Directors of the Company has determined that the Purchaser's management of the Business prior to the Closing in accordance with this Agreement is in the best interests of the Company's shareholders.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.   Operation of Business.
     ----------------------

     1.1 Management of Business. Subject to and upon the terms and conditions of this Agreement, the Company hereby grants and conveys, and the Purchaser hereby acquires and accepts, effective as of January 1, 2002 (the "Commencement Date"), actual possession of, operating control of, and authority to manage the Business during the term of this Agreement and to integrate the activities of the Business with the business of the Purchaser. So long as the Purchaser shall comply with this Agreement, under no circumstances shall the Company participate in, control or influence the management of the Business during the term of this Agreement.

     In furtherance of the foregoing, but in each case solely in connection with the Purchaser's management of the Business, during the term of this Agreement the Purchaser shall have the sole and exclusive right to use all of the Company's assets (subject only to the provisions of Section 1.2 hereof), including but not limited to the following:

     (a) the Company hereby grants to the Purchaser a royalty free license of all of the Company Intellectual Property and Commercial Software Rights;

     (b) the Company hereby grants to the Purchaser a royalty-free license to the Purchaser's rights under the Company Contracts;

     (c) the Company hereby makes available to the Purchaser all of the employees of the Company (the "Transferred Employees");

     (d) the Company hereby authorizes the Purchaser to sell, dispose and otherwise deal with Inventory and to collect the accounts receivable generated as a result thereof for the Purchaser's own benefit;

     (e) the Company hereby grants to the Purchaser the right to generate additional inventory and accounts receivable of the Company, for its own account; and

     (f) the Company hereby grants to the Purchaser the right, at no charge to the Purchaser, to use the Company's premises located at 222 Municipal Drive, Richardson, Texas and all machinery, equipment, furniture and other assets located thereat.

     1.2 Cash and Marketable Securities; Responsibility for Certain Expenses. Effective on the Commencement Date, the Company shall make available to the custody and control of the Purchaser an amount of cash and marketable securities equal to the amounts set forth in Section 4.2(a)(ii)(B)(3) of the Merger Agreement plus $275,000.00 (collectively, the "Transferred Cash"). During the term of the Agreement, the Purchaser shall be entitled to use the Transferred Cash in the operation of the Business. The Company shall continue to be responsible for, and pay when due and in accordance with the terms of the Merger Agreement, all of its Transaction Expenses; the Margolis Note; and any claim for severance payments or other liabilities (including, without limitation, any liability for wrongful discharge) that may be due to any employee listed on Exhibit A to the extent such employee is terminated prior to the Closing (collectively, the "Company Obligations").

     1.3 Margolis Employment. During the term of this Agreement, the Purchaser shall compensate Margolis for his services as a Transferred Employee in accordance with the provisions of the agreements between Margolis and the Company annexed hereto as Exhibit B (the "Margolis Employment Agreements"), but shall not be deemed to have assumed the Margolis Employment Agreements.

     1.4 Accounting Treatment. The parties shall account for the management of the Business in accordance with United States Generally Accepted Accounting Principles ("GAAP"), to reflect the terms of this Agreement, including, but not limited to, accounting for all profits and losses of the Business during the term of this Agreement for the account of the Purchaser. Each of the Company and the Purchaser shall record all income and expenses of the Business when earned or incurred or ratably over the applicable time period, in each case in accordance with GAAP. In the event that the Closing does not occur, and this Agreement terminates, then upon such termination the Purchaser shall prepare an income statement for the Business for the Term, in accordance with GAAP and the provisions of this Agreement regarding the expenses for which the Company shall continue to be responsible during the Term, and shall pay to the Company the amount of any operating loss (excluding extraordinary items, as agreed to in writing by the Company and the Purchaser), if any, incurred by the Company during the Term, as shown by such income statement, or shall retain all operating income of the Business for the Term, as shown by such income statement.

2. Nature of Relationship. In the performance of this Agreement, it is mutually understood and agreed that the Purchaser is at all times acting and performing as an independent contractor with, and not as the employee or agent of the Company, and no act, or failure to act, by any party hereto shall be construed to make or render the other party its partner, joint venturer, employee or associate or to afford any rights to any third party other than as expressly provided herein.


3.   Term of Agreement.
     ------------------


     3.1 Termination. This Agreement shall become effective as of the date hereof and shall terminate only upon the earliest of:

     (a) the Effective Time of the Merger; or

     (b) the termination of the Merger Agreement pursuant to Article VIII thereof.

     The date of the first occurrence described in Section 3.1(a) or (b) is referred to herein as the "Termination Date."

     3.2 Effect of Termination.

     (a) Termination of this Agreement shall not release or discharge either party from any obligation, debt or liability that shall have previously accrued and remains to be performed upon the effective date of termination.

     (b) In the event of termination of this Agreement pursuant to Section 3.1(a), all right, title and interest of the Company in the Business shall vest in the Purchaser, as set forth in the Merger Agreement.

     (c) In the event of termination of this Agreement pursuant to Section 3.1(b), (i) the Purchaser and the Company shall use their respective commercial efforts to efficiently and effectively re-transfer the management of the Business from the Purchaser to the Company; (ii) the Purchaser's rights to use the Company Intellectual Property, Commercial Software Rights and Company Contracts shall cease; provided, however, that the Purchaser shall retain any rights necessary to fulfill any obligations of the Purchaser to customers or other third parties existing as of the Termination Date; and (iii) the Purchaser shall have no further responsibility for the Transferred Employees.

4.   Rights and Obligations of the Purchaser and the Company.
     --------------------------------------------------------


     4.1 Revenue of Business; Collection of Accounts Receivable. The Purchaser shall retain all revenues and cash collections from the operation of the Business during the term of this Agreement. Any such revenues or cash collections inadvertently received by the Company during the term of this Agreement shall be transferred, as promptly as is practicable, from the Company to the Purchaser.

     4.2 Operating Costs and Expenses of Business. During the term of this Agreement, the Purchaser shall be responsible for all day-to-day operating costs of the Business due to third parties, including salaries, supplies, liability and property insurance related to the assets of the Business, and all personal property lease payments, license fees, advertising and marketing costs, development costs and other costs and expenses of a similar nature related to the Business; provided, however, that no amounts shall be due from the Purchaser to the Company in connection with the Purchaser's use of any real, personal or intellectual property owned by the Company. The Purchaser shall be responsible for and pay when due all costs and expenses of the Company due to third parties, excluding the Company Obligations.

     4.3 Responsibility for Employees and Expenses.


     (a) During the term of this Agreement, the Transferred Employees shall be employed by the Company but shall, to the extent allowed by law, be subject to the complete supervision, direction and control of the Purchaser. The Purchaser shall pay for all salaries, commissions, taxes, insurance, sick leave, vacation pay, workers compensation, unemployment compensation, liabilities pursuant to Federal Insurance Contributions Act and the Federal Unemployment Trust Act, and all other claims, costs, expenses and liabilities of any nature whatsoever related to the Transferred Employees (collectively, the "Employment Expenses") arising during the period commencing on the Commencement Date and ending on the date of termination of this Agreement (the "Term") and the Purchaser shall be directly responsible for all such expenses related to all other personnel involved in the Business. Employment Expenses shall include, without limitation, all severance and salary continuation obligations of Transferred Employees whose employment is terminated (excluding those individuals listed on Exhibit A), or who voluntarily resign, during the term of this Agreement, other than Transferred Employees who are terminated by the Company pursuant to Section 4.3(d) below. During the term of this Agreement, the Company shall not, in any manner, seek to, or cause an, increase in the Employment Expenses without the Purchaser's prior written consent, which consent shall not be reasonably withheld or delayed.

     (b) The Employment Expenses shall be paid by the Purchaser either directly or through payment to the Company prior to the Company making payment of such Employment Expenses.

     (c) If, during the term of this Agreement, the Company shall, at the written request of the Purchaser, terminate the employment of one or more Transferred Employees without cause or other than pursuant to Section 4.3(d) below, the Purchaser shall be responsible for all salary continuation and severance obligations (pursuant to the Company's existing policy, a copy of which is set forth as Schedule 4.3(c) hereto) with respect to such Transferred Employees.

     (d) In the event that one or more Transferred Employees refuse to sign the offer letter provided by the Purchaser to such individuals with respect to proposed employment with the Purchaser, then the Company shall, at the request of the Purchaser, terminate the employment of such individual(s) and thereupon the Company shall be responsible for all salary continuation and severance obligations (pursuant to the Company's existing policy) with respect to such individual(s).

     (e) In the event that the Purchaser so requests, the Company shall hire, on terms specified by the Purchaser, one or more employees identified by the Purchaser as being necessary or appropriate for the operation of the Business during the term of this Agreement. For purposes of supervision, direction and control, as well as for purposes of payment of all claims, costs, expenses and liabilities of any nature whatsoever, such newly hired employees shall be treated as Transferred Employees pursuant to this Section 4.3 and all such claims, costs, expenses and liabilities of any nature whatsoever shall be included in the definition of "Employment Expenses."

     4.4 Reports, Taxes. With respect to the Business (i) the Purchaser will duly and timely file, if required or necessary, or if not so required or necessary, shall provide the Company, at the Purchaser's expense, with any assistance that the Company may reasonably require with respect to, all reports or returns required to be filed with federal, state, local and foreign authorities and will promptly pay all federal, state, local and foreign taxes, assessments and governmental charges that arise from or in connection with the operation of the Business during the term of this Agreement (unless contesting such in good faith and adequate provision has been made therefor).

     4.5 Insurance of Business. At the option of the Purchaser, the Company shall maintain, in full force and effect during the term of this Agreement, insurance protecting the Business against such hazards and in such amounts as the parties may agree, naming the Purchaser as an additional insured for such insurance. The premiums for such insurance shall be paid by the Purchaser pursuant to Section 4.2 hereof.

     4.6 Conduct of Business. During the Term, the Purchaser shall conduct the Business in the same manner as Purchaser conducts its business.

     4.7 Absence of Material Changes. Without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, the Purchaser shall not, with respect to the Business:

     (a) mortgage, pledge, or subject to any lien, charge or any other encumbrance any of the assets of the Business, except in the ordinary course of business;

     (b) sell, assign, or transfer any of the assets of the Business, except for Inventory sold in the ordinary course of business;

     (c) waive any rights of material value of the Business, except in the ordinary course of business; or

     (d) commit or agree to do any of the foregoing, except in the ordinary course of business.

     4.8 Access to Management, Properties and Records. During the term of this Agreement, the Purchaser and the Company shall afford the officers, attorneys, accountants and other authorized representatives of the other party reasonable access (subject to the terms of the Confidentiality Agreement between the Purchaser and the Company) upon reasonable notice and during normal business hours to all management personnel, offices, properties, books and records of such other party, for the sole purposes of (a) permitting the Purchaser to exercise its rights and fulfill its obligations hereunder and (b) permitting each party to confirm such other party's satisfaction of its obligations hereunder. The Purchaser shall furnish the Company with such financial and operating data and other information as to the business of the Purchaser as the Company shall reasonably request. The Company shall furnish the Purchaser with such financial and operating data and other information as to the business of the Company as the Purchaser shall reasonably request.

     4.9 Payment of Suppliers and Vendors. During the term of this Agreement, the Purchaser shall pay all of the suppliers and vendors that provided goods or services to the Business prior to the Commencement in a manner consistent with the Purchaser's payment practices with respect to its other suppliers and vendors.

5. Dispute Resolution. In the event that any dispute should arise between the parties hereto with respect to any matter covered by this Agreement, the parties hereto shall resolve such dispute by arbitration to be held in Boston, Massachusetts with respect to a proceeding filed by the Company or in Dallas, Texas with respect to a proceeding filed by the Purchaser, in accordance with the rules of the American Arbitration Association.

6.   General.
     --------


     6.1 Entire Agreement; Amendments.

     (a) This Agreement and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties.

     (b) The Purchaser, by the consent of its Board of Directors or officers authorized by such Board, on the one hand, and the Company by the consent of its Board of Directors or officers authorized by such Board, on the other hand, may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Purchaser and the Company.

     6.2 Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each party hereto irrevocably consents to the exclusive personal jurisdiction of the state courts of the State of Delaware and the federal courts of the United States resident in the State of Delaware, and waives any objection which it might have based on improper venue or forum non conveniens to the conduct of proceedings in any such court, waives personal service on it, and consents that all such service of process may be made by mail in accordance with Section 8.4 hereof.

     6.4 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered in accordance with the provisions of Section 10.8 of the Merger Agreement.

     6.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that either party may assign its obligations hereunder without the prior written consent of the other. Any assignment in contravention of this provision shall be void.

     6.6 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

     6.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     6.8 Power of Attorney. The Company hereby irrevocably constitutes and appoints the Purchaser, its successor and assigns, its true and lawful attorney, with full power of substitution, in its name or otherwise, and on behalf of the Company, for its own use, to claim, demand, collect and receive at any time and from time to time any and all assets, properties, claims, accounts and other rights, tangible or intangible, to be managed by the Purchaser hereunder, and to prosecute the same at law or in equity and, upon discharge thereof, to complete, execute and deliver any and all necessary instruments of satisfaction and release.

     6.9 Guarantee. The Parent hereby guarantees the obligations of the Purchaser hereunder.

                          [Next Page is Signature Page]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

                                            COMPUTRAC, INC.


                                            By:
                                                     --------------------------

                                            Name:
                                                     --------------------------
                                            Title:
                                                     --------------------------



                                            RAINMAKER SOFTWARE, INC.


                                            By:     ___________________________


                                            Name:   ___________________________

                                            Title:  ___________________________



                                            ASA INTERNATIONAL LTD.


                                            By:     ___________________________


                                            Name:   ___________________________

                                            Title:  ___________________________

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

         Article 8 of the Registrant's Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

         Article VII of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

         The general effect of Section 145 of the Delaware General Corporation Law and the Registrant charter documents is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed as part of this registration statement:

Number  Description

2.1         Agreement and Plan of Merger dated as of January 3, 2002 among the
            Registrant, Rainmaker Software, Inc. and CompuTrac, Inc., included as Annex A to the Proxy Statement/Prospectus which is a part of this
            Registration Statement on Form S-4.
2.2(1)      Management Agreement dated as of January 3, 2002 among the
            Registrant, Rainmaker Software, Inc. and CompuTrac, Inc.
2.3(2)      Stockholders Agreement dated as of January 3, 2002 among the
            Registrant and certain shareholders of CompuTrac, Inc. listed therein.
2.4(3)      Form of Employment Agreement between Rainmaker Software, Inc. and
            Harry W. Margolis.
2.5(4)      Form of Non-Competition Agreement between the Registrant and Harry
            W. Margolis.
2.6(5)      Form of Stock Repurchase Agreement among the Registrant, Harry W.
            Margolis and certain shareholders of CompuTrac, Inc. listed therein.
3.1*        Amended and Restated Certificate of Incorporation of Registrant.
3.1.2*      Certificate of Designation filed with the Delaware Secretary of
            State on October 22, 1998 designating 60,000 shares of Series A
            Junior Participating Preferred Stock, par value $0.01.
3.2*        Amended and Restated Bylaws of Registrant.

4.1*        Specimen Stock Certificate.
4.2(6)      Preferred Stock Rights Agreement, dated as of October 21, 1998 between the Registrant and American Securities Transfer & Trust,
            Inc., as Rights Agent, which includes as Exhibit B thereto the Form of Rights Certificate.
4.3(7)      Letter to the holders of the Registrant's Common Stock, dated
            November 4, 1998 (including summary of Rights).
5.1*        Opinion of Epstein Becker & Green, P.C. ("EBG") relating to validity of shares registered hereby.
10.1(8)     1986 Incentive Stock Option Plan of the Registrant.
10.2(9)     1988 Stock Option Plan of the Registrant.
10.3(10)    1993 Stock Option Plan of the Registrant.
10.4(11)    1995 Stock Option Plan of the Registrant.
10.5(12)    Demand Loan and Security Agreement, by and between the Registrant,
            ASA International Ventures, Inc., ASA Tire Systems Inc., ASA Legal
            Systems Inc., Khameleon Software Inc. and Eastern Bank, dated June
            4, 2001.
10.6(13)    Revolving Demand Note, dated June 4, 2001.
10.7(14)    Acknowledgement of Debt and Agreement to Pay by ASA Italy S.r.l.,
            dated September 25, 2000.
10.8(15)    Cessation of Share of Limited Company agreement by and among the
            Registrant, Alessandro Baldo, Saverio Giglio and Roberto Locatelli,
            effective as of September 25, 2000.
10.9(16)    Revolving Demand Note between the Registrant, ASA International
            Ventures, Inc. and Eastern Bank dated October 20, 1999.
10.10(17)   Acquisition Line of Credit Agreement between the Registrant, ASA
            International Ventures, Inc. and Eastern Bank dated October 20,
            1999.
10.11(18)   Asset Purchase Agreement dated November 4, 1999.
10.12(19)   Assignment and Assumption Agreement dated November 4, 1999.
10.13(20)   Bill of Sale and General Assignment of Assets dated November 4,
            1999.
10.14(21)   Assignment of Trademarks dated November 4, 1999.
10.15(22)   Assignment of Copyrights dated November 4, 1999.
10.16(23)   Asset Acquisition and Exchange Cooperation Agreement dated November
            4, 1999.
10.17(24)   Promissory Note dated November 4, 1999.
10.18(25)   Security Agreement dated November 4, 1999.
10.19(26)   Intellectual Property License Agreement dated November 4, 1999.
10.20(27)   Assignment Agreement dated November 4, 1999.
10.21(28)   Bill of Sale and General Assignment of Assets dated November 4,
            1999.
10.22(29)   Assignment of Trademarks dated November 4, 1999.
10.23(30)   Assignment of Copyrights dated November 4, 1999.
10.24(31)   Option to Purchase Agreement dated as of August 2, 1999.
10.25(32)   Asset Purchase Agreement dated as of August 2, 1999.
10.26(33)   Lease for 475 Sentry Parkway, Blue Bell, Pennsylvania, dated August
            26, 1998.
10.27(34)   Asset Purchase Agreement dated as of March 3, 1999.
10.28(35)   Shareholder Agreement dated as of March 3, 1999.
10.29(36)   Promissory Note dated as of March 3, 1999.
10.30(37)   Security Agreement dated as of March 3, 1999.
10.31(38)   Trademark Assignment dated as of March 3, 1999.
10.32(49)   Trademark Security Agreement dated as of March 3, 1999.

10.33(40)   Commercial Lease dated September 15, 1998, between 10 Speen Street,
            LLC as Lessor, and the Registrant, as Lessee, for the property located at 10 Speen Street, Framingham, Massachusetts.
10.34(41)   Indemnification Agreement made September 21, 1998, by 10 Speen
            Street, LLC and the Registrant, as Indemnitors, for the benefit of
            John Hancock Real Estate Finance, Inc., as Mortgagee.
10.35(42)   Guarantee Agreement effective September 21, 1998 by the Registrant, as Guarantor, in favor of John Hancock Real Estate Finance, Inc.
10.36(43)   Reorganization Agreement by and between the Registrant, TradePoint
            Systems LLC and Christopher J. Crane.
10.37(44)   Certificate of Incorporation of ASA International Ventures, Inc.,
            dated December 28, 1995.
10.38(45)   Bylaws of ASA International Ventures, Inc.
10.39(46)   Agreement for Purchase and Sale of Assets between ASA International
            Ventures, Inc. and ASA Incorporated, dated December 29, 1995.
10.40(47)   Agreement for Purchase and Exchange of Assets between ASA
            International Ventures, Inc. and ASA International Ltd., dated
            December 29, 1995.
10.41(48)   Agreement for Exchange of Intangibles between ASA International
            Ventures, Inc. and ASA International Ltd., dated December 29, 1995.
10.42(49)   Promissory Note between ASA Properties, Inc., and Granite State
            Development Corporation, dated December 23, 1992.
10.43(50)   Servicing Agent Agreement between ASA Properties, Inc., and Colson
            Services Corporation, dated May 12, 1993.
10.44(51)   Mortgage and Security Agreement between ASA Properties, Inc. and Sun
            Life Assurance Company of Canada.
10.45(52)   Promissory Note of ASA Properties, Inc. in favor of Sun Life
            Assurance Company of Canada.
13.1        Annual Report on Form 10-K for the fiscal year ended December 31,
            2000 as filed with the SEC on April 2, 2001.
16.1(53)    Letter of BDO Seidman, LLP.
16.2(54)    Letter of Deloitte & Touche LLP.
21.1        Subsidiaries of Registrant.
23.1        Consent of Sansiveri, Kimball & McNamee, Independent Auditors.
23.2        Consent of BDO Seidman LLP, Independent Certified Public
            Accountants.
23.3        Consent of Grant Thornton LLP, Independent Auditors.
23.4*       Consent of EBG as to legal matters (included in Exhibit 5).
23.5        Consent of Deloitte & Touche LLP, S.p.A. Independent Auditors.
24.1        Power of Attorney (see page II-__ of this Registration Statement on
            Form S-4).
99.1(55)    Text of Joint Press Release of the Registrant and CompuTrac, Inc.,
            dated January 7, 2002.
99.2        Consent of Capital West Securities, Inc.
99.3        Form of ASA International Ltd. Proxy
99.4        Form of CompuTrac, Inc. Proxy

*  To be filed by amendment

(1) Incorporated by reference to exhibit 10.2 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on January 15, 2002.

(2) Incorporated by reference to exhibit 10.3 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on January 15, 2002.
(3) Incorporated by reference to exhibit 10.1 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on January 15, 2002.
(4) Incorporated by reference to exhibit 10.1 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on January 15, 2002.
(5) Incorporated by reference to exhibit 10.1 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on January 15, 2002.
(6) Incorporated by reference to exhibit 10.1 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 4, 1998.
(7) Incorporated by reference to exhibit 10.2 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 4, 1998.
(8) Incorporated by reference to exhibit 4A previously filed with the Registrant's Form S-8 filed with the SEC on September 27, 1996.
(9) Incorporated by reference to exhibit 4B previously filed with the Registrant's Form S-8 filed with the SEC on September 27, 1996.
(10) Incorporated by reference to exhibit 4C previously filed with the Registrant's Form S-8 filed with the SEC on September 27, 1996.
(11) Incorporated by reference to exhibit 4D previously filed with the Registrant's Form S-8 filed with the SEC on September 27, 1996.
(12) Incorporated by reference to exhibit 10.1 previously filed with the Registrant's Quarterly Report on Form 10-Q filed for the fiscal quarter ended September 30, 2001 filed with the SEC on August 15, 2001.
(13) Incorporated by reference to exhibit 10.2 previously filed with the Registrant's Quarterly Report on Form 10-Q filed for the fiscal quarter ended September 30, 2001 filed with the SEC on August 15, 2001.
(14) Incorporated by reference to exhibit 99 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on October 10, 2000.
(15) Incorporated by reference to exhibit 2 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on October 10, 2000
(16) Incorporated by reference to exhibit 10.1 previously filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC on March 30, 2000.
(17) Incorporated by reference to exhibit 10.2 previously filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC on March 30, 2000.
(18) Incorporated by reference to exhibit 2 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 15, 1999.
(19) Incorporated by reference to exhibit 10.1 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 15, 1999.
(20) Incorporated by reference to exhibit 10.2 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 15, 1999.
(21) Incorporated by reference to exhibit 10.3 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 15, 1999.
(22) Incorporated by reference to exhibit 10.4 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 15, 1999.
(23) Incorporated by reference to exhibit 10.5 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 15, 1999.
(24) Incorporated by reference to exhibit 10.6 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 15, 1999.
(25) Incorporated by reference to exhibit 10.7 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 15, 1999.
(26) Incorporated by reference to exhibit 10.8 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 15, 1999.
(27) Incorporated by reference to exhibit 10.9 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 15, 1999.
(28) Incorporated by reference to exhibit 10.10 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 15, 1999.
(29) Incorporated by reference to exhibit 10.11 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 15, 1999.
(30) Incorporated by reference to exhibit 10.12 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 15, 1999.
(31) Incorporated by reference to exhibit 10.1 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on August 13, 1999.
(32) Incorporated by reference to exhibit 10.2 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on August 13, 1999.
(33) Incorporated by reference to exhibit 10 previously filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC on March 30, 1999.
(34) Incorporated by reference to exhibit 2 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on March 18, 1999.
(35) Incorporated by reference to exhibit 4.1 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on March 18, 1999.
(36) Incorporated by reference to exhibit 4.2 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on March 18, 1999.
(37) Incorporated by reference to exhibit 4.3 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on March 18, 1999.
(38) Incorporated by reference to exhibit 4.4 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on March 18, 1999.
(39) Incorporated by reference to exhibit 4.5 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on March 18, 1999.
(40) Incorporated by reference to exhibit 10.1 previously filed with the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998 filed with the SEC on November 16, 1998.
(41) Incorporated by reference to exhibit 10.2 previously filed with the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998 filed with the SEC on November 16, 1998.
(42) Incorporated by reference to exhibit 10.3 previously filed with the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998 filed with the SEC on November 16, 1998.
(43) Incorporated by reference to exhibit 2(c) previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on January 15, 1997.
(44) Incorporated by reference to exhibit 3(a) previously filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the SEC on March 28, 1996.
(45) Incorporated by reference to exhibit 3(b) previously filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the SEC on March 28, 1996.
(46) Incorporated by reference to exhibit 10.4 previously filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the SEC on March 28, 1996.
(47) Incorporated by reference to exhibit 10.5 previously filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the SEC on March 28, 1996.
(48) Incorporated by reference to exhibit 10.6 previously filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the SEC on March 28, 1996.
(49) Incorporated by reference to exhibit 10.5 previously filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 filed with the SEC on March 30, 1994.
(50) Incorporated by reference to exhibit 10.6 previously filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 filed with the SEC on March 30, 1994.

(51) Incorporated by reference to exhibit 10.4 previously filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992 filed with the SEC on March 30, 1993.
(52) Incorporated by reference to exhibit 10.5 previously filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992 filed with the SEC on March 30, 1993.
(53) Incorporated by reference to the Registrant's Current Report on Form 8-K filed with the SEC on November 30, 2001.
(54) Incorporated by reference to the Registrant's Current Report on Form 8-K filed with the SEC on August 31, 1995.
(55) Incorporated by reference to exhibit 99.1 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on January 15, 2002.

(b) Financial Statement Schedules.

Schedules have been omitted since the required information is not present, or not present in amounts sufficient to require submission of the schedule, or because the information is included in the financial statements or notes thereto.

Item 22.  Undertakings

        The undersigned Registrant hereby undertakes:

        (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

            (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (e) that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

        (f) that every prospectus (i) that is filed pursuant to paragraph (e) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (g) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

        (h) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request; and

        (i) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Framingham, Massachusetts on the 2nd day of May, 2002.

                                       ASA INTERNATIONAL LTD.



                                       By: /s/Alfred C. Angelone
                                           ------------------------------------
                                           Alfred C. Angelone,
                                           Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Alfred C. Angelone and Terrence C. McCarthy, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                          Title                           Date
---------------------    -------------------------------------      ------------

/s/Alfred C. Angelone       Chairman, Chief Executive Officer,      May 2, 2002
---------------------                  and Director
   Alfred C. Angelone        (Principal Executive Officer)


/s/Terrence C. McCarthy        Vice President, Secretary            May 2, 2002
---------------------                and Treasurer
   Terrence C. McCarthy          (Principal Financial
                                 and Accounting Officer)

/s/Alan J. Klitzner                    Director                     May 2, 2002
---------------------
   Alan J. Klitzner

/s/William A. Kulok                    Director                     May 2, 2002
---------------------
   William A. Kulok

/s/James P. O'Halloran                 Director                     May 2, 2002
---------------------
   James P. O'Halloran

/s/Robert L. Voelk                     Director                     May 2, 2002
---------------------
   Robert L. Voelk

                                  EXHIBIT INDEX

Number  Description

2.1         Agreement and Plan of Merger dated as of January 3, 2002 among the
            Registrant, Rainmaker Software, Inc. and CompuTrac, Inc., included as Annex A to the Proxy Statement/Prospectus which is a part of this
            Registration Statement on Form S-4.
2.2(1)      Management Agreement dated as of January 3, 2002 among the
            Registrant, Rainmaker Software, Inc. and CompuTrac, Inc.
2.3(2)      Stockholders Agreement dated as of January 3, 2002 among the
            Registrant and certain shareholders of CompuTrac, Inc. listed therein.
2.4(3)      Form of Employment Agreement between Rainmaker Software, Inc. and
            Harry W. Margolis.
2.5(4)      Form of Non-Competition Agreement between the Registrant and Harry
            W. Margolis.
2.6(5)      Form of Stock Repurchase Agreement among the Registrant, Harry W.
            Margolis and certain shareholders of CompuTrac, Inc. listed therein.
3.1*        Amended and Restated Certificate of Incorporation of Registrant.
3.1.2*      Certificate of Designation filed with the Delaware Secretary of
            State on October 22, 1998 designating 60,000 shares of Series A
            Junior Participating Preferred Stock, par value $0.01.
3.2*        Amended and Restated Bylaws of Registrant.
4.1*        Specimen Stock Certificate.
4.2(6)      Preferred Stock Rights Agreement, dated as of October 21, 1998 between the Registrant and American Securities Transfer & Trust,
            Inc., as Rights Agent, which includes as Exhibit B thereto the Form of Rights Certificate.
4.3(7)      Letter to the holders of the Registrant's Common Stock, dated
            November 4, 1998 (including summary of Rights).
5.1*        Opinion of Epstein Becker & Green, P.C. ("EBG") relating to validity of shares registered hereby.
10.1(8)     1986 Incentive Stock Option Plan of the Registrant.
10.2(9)     1988 Stock Option Plan of the Registrant.
10.3(10)    1993 Stock Option Plan of the Registrant.
10.4(11)    1995 Stock Option Plan of the Registrant.
10.5(12)    Demand Loan and Security Agreement, by and between the Registrant,
            ASA International Ventures, Inc., ASA Tire Systems Inc., ASA Legal
            Systems Inc., Khameleon Software Inc. and Eastern Bank, dated June
            4, 2001.
10.6(13)    Revolving Demand Note, dated June 4, 2001.
10.7(14)    Acknowledgement of Debt and Agreement to Pay by ASA Italy S.r.l.,
            dated September 25, 2000.
10.8(15)    Cessation of Share of Limited Company agreement by and among the
            Registrant, Alessandro Baldo, Saverio Giglio and Roberto Locatelli,
            effective as of September 25, 2000.
10.9(16)    Revolving Demand Note between the Registrant, ASA International
            Ventures, Inc. and Eastern Bank dated October 20, 1999.
10.10(17)   Acquisition Line of Credit Agreement between the Registrant, ASA
            International Ventures, Inc. and Eastern Bank dated October 20,
            1999.
10.11(18)   Asset Purchase Agreement dated November 4, 1999.
10.12(19)   Assignment and Assumption Agreement dated November 4, 1999.
10.13(20)   Bill of Sale and General Assignment of Assets dated November 4,
            1999.
10.14(21)   Assignment of Trademarks dated November 4, 1999.
10.15(22)   Assignment of Copyrights dated November 4, 1999.
10.16(23)   Asset Acquisition and Exchange Cooperation Agreement dated November
            4, 1999.
10.17(24)   Promissory Note dated November 4, 1999.

10.18(25)   Security Agreement dated November 4, 1999.
10.19(26)   Intellectual Property License Agreement dated November 4, 1999.
10.20(27)   Assignment Agreement dated November 4, 1999.
10.21(28)   Bill of Sale and General Assignment of Assets dated November 4,
            1999.
10.22(29)   Assignment of Trademarks dated November 4, 1999.
10.23(30)   Assignment of Copyrights dated November 4, 1999.
10.24(31)   Option to Purchase Agreement dated as of August 2, 1999.
10.25(32)   Asset Purchase Agreement dated as of August 2, 1999.
10.26(33)   Lease for 475 Sentry Parkway, Blue Bell, Pennsylvania, dated August
            26, 1998.
10.27(34)   Asset Purchase Agreement dated as of March 3, 1999.
10.28(35)   Shareholder Agreement dated as of March 3, 1999.
10.29(36)   Promissory Note dated as of March 3, 1999.
10.30(37)   Security Agreement dated as of March 3, 1999.
10.31(38)   Trademark Assignment dated as of March 3, 1999.
10.32(49)   Trademark Security Agreement dated as of March 3, 1999.
10.33(40)   Commercial Lease dated September 15, 1998, between 10 Speen Street,
            LLC as Lessor, and the Registrant, as Lessee, for the property located at 10 Speen Street, Framingham, Massachusetts.
10.34(41)   Indemnification Agreement made September 21, 1998, by 10 Speen
            Street, LLC and the Registrant, as Indemnitors, for the benefit of
            John Hancock Real Estate Finance, Inc., as Mortgagee.
10.35(42)   Guarantee Agreement effective September 21, 1998 by the Registrant, as Guarantor, in favor of John Hancock Real Estate Finance, Inc.
10.36(43)   Reorganization Agreement by and between the Registrant, TradePoint
            Systems LLC and Christopher J. Crane.
10.37(44)   Certificate of Incorporation of ASA International Ventures, Inc.,
            dated December 28, 1995.
10.38(45)   Bylaws of ASA International Ventures, Inc.
10.39(46)   Agreement for Purchase and Sale of Assets between ASA International
            Ventures, Inc. and ASA Incorporated, dated December 29, 1995.
10.40(47)   Agreement for Purchase and Exchange of Assets between ASA
            International Ventures, Inc. and ASA International Ltd., dated
            December 29, 1995.
10.41(48)   Agreement for Exchange of Intangibles between ASA International
            Ventures, Inc. and ASA International Ltd., dated December 29, 1995.
10.42(49)   Promissory Note between ASA Properties, Inc., and Granite State
            Development Corporation, dated December 23, 1992.
10.43(50)   Servicing Agent Agreement between ASA Properties, Inc., and Colson
            Services Corporation, dated May 12, 1993.
10.44(51)   Mortgage and Security Agreement between ASA Properties, Inc. and Sun
            Life Assurance Company of Canada.
10.45(52)   Promissory Note of ASA Properties, Inc. in favor of Sun Life
            Assurance Company of Canada.

13.1        Annual Report on Form 10-K for the fiscal year ended December 31,
            2001 as filed with the SEC on March 28, 2002, as amended on April
            30, 2002.
16.1(53)    Letter of BDO Seidman, LLP.
16.2(54)    Letter of Deloitte & Touche LLP.
21.1        Subsidiaries of Registrant.
23.1        Consent of Sansiveri, Kimball & McNamee, Independent Auditors.
23.2        Consent of BDO Seidman LLP, Independent Certified Public
            Accountants.
23.3        Consent of Grant Thornton LLP, Independent Auditors.
23.4*       Consent of EBG as to legal matters (included in Exhibit 5).
23.5        Consent of Deloitte & Touche LLP, S.p.A. Independent Auditors.
24.1        Power of Attorney (see page II-__ of this Registration Statement on
            Form S-4).
99.1(55)    Text of Joint Press Release of the Registrant and CompuTrac, Inc.,
            dated January 7, 2002.
99.2        Consent of Capital West Securities, Inc.
99.3        Form of ASA International Ltd. Proxy
99.4        Form of CompuTrac, Inc. Proxy

*  To be filed by amendment

(1) Incorporated by reference to exhibit 10.2 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on January 15, 2002.
(2) Incorporated by reference to exhibit 10.3 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on January 15, 2002.
(3) Incorporated by reference to exhibit 10.1 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on January 15, 2002.
(4) Incorporated by reference to exhibit 10.1 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on January 15, 2002.
(5) Incorporated by reference to exhibit 10.1 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on January 15, 2002.
(6) Incorporated by reference to exhibit 10.1 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 4, 1998.
(7) Incorporated by reference to exhibit 10.2 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 4, 1998.
(8) Incorporated by reference to exhibit 4A previously filed with the Registrant's Form S-8 filed with the SEC on September 27, 1996.
(9) Incorporated by reference to exhibit 4B previously filed with the Registrant's Form S-8 filed with the SEC on September 27, 1996.
(10) Incorporated by reference to exhibit 4C previously filed with the Registrant's Form S-8 filed with the SEC on September 27, 1996.
(11) Incorporated by reference to exhibit 4D previously filed with the Registrant's Form S-8 filed with the SEC on September 27, 1996.
(12) Incorporated by reference to exhibit 10.1 previously filed with the Registrant's Quarterly Report on Form 10-Q filed for the fiscal quarter ended September 30, 2001 filed with the SEC on August 15, 2001.
(13) Incorporated by reference to exhibit 10.2 previously filed with the Registrant's Quarterly Report on Form 10-Q filed for the fiscal quarter ended September 30, 2001 filed with the SEC on August 15, 2001.
(14) Incorporated by reference to exhibit 99 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on October 10, 2000.
(15) Incorporated by reference to exhibit 2 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on October 10, 2000
(16) Incorporated by reference to exhibit 10.1 previously filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC on March 30, 2000.
(17) Incorporated by reference to exhibit 10.2 previously filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC on March 30, 2000.

(18) Incorporated by reference to exhibit 2 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 15, 1999.
(19) Incorporated by reference to exhibit 10.1 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 15, 1999.
(20) Incorporated by reference to exhibit 10.2 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 15, 1999.
(21) Incorporated by reference to exhibit 10.3 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 15, 1999.
(22) Incorporated by reference to exhibit 10.4 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 15, 1999.
(23) Incorporated by reference to exhibit 10.5 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 15, 1999.
(24) Incorporated by reference to exhibit 10.6 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 15, 1999.
(25) Incorporated by reference to exhibit 10.7 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 15, 1999.
(26) Incorporated by reference to exhibit 10.8 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 15, 1999.
(27) Incorporated by reference to exhibit 10.9 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 15, 1999.
(28) Incorporated by reference to exhibit 10.10 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 15, 1999.
(29) Incorporated by reference to exhibit 10.11 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 15, 1999.
(30) Incorporated by reference to exhibit 10.12 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on November 15, 1999.
(31) Incorporated by reference to exhibit 10.1 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on August 13, 1999.
(32) Incorporated by reference to exhibit 10.2 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on August 13, 1999.
(33) Incorporated by reference to exhibit 10 previously filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC on March 30, 1999.
(34) Incorporated by reference to exhibit 2 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on March 18, 1999.
(35) Incorporated by reference to exhibit 4.1 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on March 18, 1999.
(36) Incorporated by reference to exhibit 4.2 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on March 18, 1999.
(37) Incorporated by reference to exhibit 4.3 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on March 18, 1999.
(38) Incorporated by reference to exhibit 4.4 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on March 18, 1999.
(39) Incorporated by reference to exhibit 4.5 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on March 18, 1999.
(40) Incorporated by reference to exhibit 10.1 previously filed with the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998 filed with the SEC on November 16, 1998.

(41) Incorporated by reference to exhibit 10.2 previously filed with the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998 filed with the SEC on November 16, 1998.
(42) Incorporated by reference to exhibit 10.3 previously filed with the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998 filed with the SEC on November 16, 1998.
(43) Incorporated by reference to exhibit 2(c) previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on January 15, 1997.
(44) Incorporated by reference to exhibit 3(a) previously filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the SEC on March 28, 1996.
(45) Incorporated by reference to exhibit 3(b) previously filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the SEC on March 28, 1996.
(46) Incorporated by reference to exhibit 10.4 previously filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the SEC on March 28, 1996.
(47) Incorporated by reference to exhibit 10.5 previously filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the SEC on March 28, 1996.
(48) Incorporated by reference to exhibit 10.6 previously filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the SEC on March 28, 1996.
(49) Incorporated by reference to exhibit 10.5 previously filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 filed with the SEC on March 30, 1994.
(50) Incorporated by reference to exhibit 10.6 previously filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 filed with the SEC on March 30, 1994.
(51) Incorporated by reference to exhibit 10.4 previously filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992 filed with the SEC on March 30, 1993.
(52) Incorporated by reference to exhibit 10.5 previously filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992 filed with the SEC on March 30, 1993.
(53) Incorporated by reference to the Registrant's Current Report on Form 8-K filed with the SEC on November 30, 2001.
(54) Incorporated by reference to the Registrant's Current Report on Form 8-K filed with the SEC on August 31, 1995.
(55) Incorporated by reference to exhibit 99.1 previously filed with the Registrant's Current Report on Form 8-K filed with the SEC on January 15, 2002.